                                                              RULE NO. 424(b)(3)
                                                       REGISTRATION NO. 33-33982


                         TUDOR FUND FOR EMPLOYEES L.P.

                  10,000 UNITS OF LIMITED PARTNERSHIP INTEREST
                           MINIMUM INVESTMENT--$1,000

Tudor  Fund For  Employees L.P.  (the "Partnership") is  a limited  partnership commodity pool formed under the  Delaware Revised Uniform Limited Partnership
  Act, and  is engaged in  speculative trading of futures  contracts, options on  futures  contracts and  on  physical  commodities, spot  and  forward
    contracts,  the  cash  items   underlying  such  contracts,  and  other
     commodity   interests   ("commodity   interest  contracts").   Second
      Management LLC is  the Partnership's general  partner (the "General
       Partner"). Tudor Investment Corporation, an affiliate of the General Partner, is the Partnership's trading advisor and makes all commodity interest contract trading decisions for the Partnership ("TIC" or the "Trading Advisor").

The Partnership  is soliciting subscriptions  for Units of  Limited Partnership
 Interest in the Partnership ("Units") on a continuing basis (the "Continuing Offering") at quarterly closings held as of January 1, April 1, July 1, and
  October 1  of each  year (the  "Quarterly Closings").  There is  no minimum offering amount. UNITS MAY ONLY BE SOLD TO AND HELD BY (I) EMPLOYEES OF THE GENERAL PARTNER, THE TRADING ADVISOR, ANY OF THEIR PRESENT OR FUTURE
    AFFILIATED ENTITIES, OR  THEIR SUCCESSORS OR  ASSIGNS, (II) THE GENERAL
    PARTNER,  THE  TRADING  ADVISOR,   ANY  OF  THEIR  PRESENT  AND  FUTURE
     AFFILIATED ENTITIES, AND THEIR  SUCCESSORS AND ASSIGNS, AND (III) THE
      TUDOR INVESTMENT CORPORATION 401(K) SAVINGS AND PROFIT-SHARING PLAN. Units are offered for sale at a purchase price equal to 100% of the
       "Net Asset Value" of a Unit (as defined herein) as of the  opening of business on the  date of the applicable Quarterly Closing. The minimum subscription per subscriber  is $1,000, and whole Units and fractions of Units  (to the fourth  decimal place) may  be subscribed for. Any subscriber may subscribe for amounts of Units in excess of the foregoing minimum in increments of $1,000.

  Units  are  offered  through  Cargill  Investor  Services,  Inc.  (in  such capacity, the "Selling  Agent") on  a best efforts  basis and without any  agreement by the  Selling Agent to  purchase Units from  the
          Partnership. No market exists for the Units, and none is likely to develop.

   The Partnership  is not  a mutual  fund or any  other type  of investment company within the meaning of the Investment Company Act of 1940 as amended, and is not subject to regulation thereunder.

 THESE  ARE SPECULATIVE SECURITIES  AND INVOLVE A HIGH  DEGREE OF RISK.  THESE
   SECURITIES ARE SUITABLE FOR INVESTMENT ONLY  BY PERSONS WHO CAN AFFORD TO
     LOSE THEIR ENTIRE INVESTMENT.  SEE "INVESTMENT REQUIREMENTS" (PAGE 1)
       AND "PRINCIPAL RISK FACTORS" (PAGE 9).

 THE  COMMODITY FUTURES TRADING COMMISSION HAS  NOT PASSED UPON THE MERITS  OF
   PARTICIPATING  IN  THIS  POOL NOR  HAS  THE COMMISSION  PASSED  UPON  THE
     ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION OR  ANY  STATE SECURITIES  COMMISSION,  NOR HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES  COMMISSION
      PASSED  UPON  THE ACCURACY  OR  ADEQUACY  OF THIS  PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

                        CARGILL INVESTOR SERVICES, INC.

                               ----------------

                  The date of this Prospectus is May 27, 1997

  An investment in the Partnership involves significant risks and expenses, including the following:

  .  Speculative and volatile nature of commodity interest contract trading

  . Volatility of Net Asset Value of Units

  . High degree of leverage employed in commodity interest contract trading

  . Illiquid nature of various commodity interest contracts

  . Illiquid nature of the Units

  . Default risk with respect to exchanges and the Partnership's counterparties and brokers.

  . Substantial charges to the Partnership

  . Conflicts of interest in the Partnership structure and operation

  . Reliance on the General Partner and the Trading Advisor

For a detailed description of the foregoing risks and other risk factors applicable to an investment in the Partnership, see "PRINCIPAL RISK FACTORS."

  TRANSFERABILITY OF THE UNITS IS RESTRICTED AND THERE IS, AND WILL BE, NO PUBLIC MARKET THEREFOR. UNITS ARE REDEEMABLE AT THE NET ASSET VALUE THEREOF AS OF THE LAST DAY OF EACH CALENDAR QUARTER--MARCH 31, JUNE 30, SEPTEMBER 30, AND DECEMBER 31--ON AT LEAST 5 BUSINESS DAYS' PRIOR WRITTEN NOTICE TO THE GENERAL PARTNER; AND A LIMITED PARTNER MAY REDEEM UNITS ONLY IN INCREMENTS OF $1,000 UNLESS SUCH PARTNER IS REDEEMING HIS ENTIRE INTEREST IN THE PARTNERSHIP. SEE "TRANSFERS AND REDEMPTIONS."

  THE PARTNERSHIP IS SUBJECT TO ACTUAL AND POTENTIAL CONFLICTS OF INTEREST. SEE "CONFLICTS OF INTEREST."

  Neither Tudor Fund For Employees L.P. nor Tudor Investment Corporation is affiliated with Tudor Fund, a mutual fund registered under the Investment Company Act of 1940 as amended, or with Tudor Management Co., Inc., a wholly-owned subsidiary of Weiss, Peck & Greer.

                            PRICE                  ORGANIZATIONAL   PROCEEDS TO
                          TO PUBLIC      SELLING    AND OFFERING    PARTNERSHIP
                       NOTES (1), (2), COMMISSIONS     COSTS      NOTES (1), (2),
                           AND (3)      NOTE (2)      NOTE (3)        AND (3)
                       --------------- ----------- -------------- ---------------
Per Unit (Minimum      Notes (1), (2), None        Note (3)       Notes (1), (2),
 $1,000)               and (3)                                    and (3)
Total Maximum (10,000  Notes (1), (2), None        Note (3)       Notes (1), (2),
 Units)                and (3)                                    and (3)

--------
(Cover continued. Notes to above table on page iii)

  The General Partner, the Trading Advisor, Bellwether Partners LLC ("BPL"), an affiliate of the General Partner and the Trading Advisor, their present and future affiliated entities, and their successors and assigns may subscribe for Units, and there is no limitation on the number of Units that may be subscribed for by such persons. Units purchased by the General Partner, the Trading Advisor, BPL, their present or future affiliated entities, or their successors or assigns will be for investment purposes only and not with the view to resell.

Notes to Table

(1) At Quarterly Closings, Units are sold at a price equal to 100% of the Net Asset Value of a Unit as of the opening of business on the date of the Quarterly Closing at which such Units are sold. The minimum subscription per subscriber is $1,000, and any subscriber may subscribe for amounts of Units in excess of such minimum in increments of $1,000. All subscriptions are irrevocable. The General Partner may in its sole discretion reject any subscription in whole or in part at any time prior to acceptance.

  A subscription received and not immediately rejected by the General Partner is held in the Partnership's non-interest-bearing escrow account maintained with United States Trust Company of New York located in New York, New York, as escrow agent, until the General Partner either rejects such subscription prior to the applicable Quarterly Closing or accepts such subscription at such Quarterly Closing. Subscriptions must be received, at least (i) 2 full business days in the case of checks drawn on New York City banks, (ii) 5 full business days in the case of checks drawn on banks located outside of New York City, or (iii) 1 full business day in the case of wire transfers, prior to the applicable Quarterly Closing in order to be accepted at such Quarterly Closing. If the General Partner does not receive a subscription within the prescribed time period prior to a Quarterly Closing, the subscription will be accepted or rejected at the next following Quarterly Closing. The General Partner may reject a subscription, in whole or in part, at any time prior to the next following Quarterly Closing.

(2) Neither the Partnership nor any investor will pay any selling commissions to the Selling Agent in connection with subscriptions for Units. However, the General Partner (out of its own funds) will reimburse the Selling Agent for certain of its out-of-pocket administrative expenses and may otherwise compensate the Selling Agent for its selling efforts, to the extent permitted by applicable law.

(3) The General Partner initially paid all of the costs incurred in connection with the organization of the Partnership and the initial offering of Units during the initial offering period (the "Initial Offering Period"). The Partnership previously reimbursed the General Partner for such costs. During the Continuing Offering, the General Partner also pays the costs of preparing registration statements and prospectuses and the costs of printing and mailing registration statements, prospectuses, and reports for solicitation purposes. The Partnership pays escrow agent costs relating to the Continuing Offering.

The Partnership receives 100% of the Net Asset Value of each Unit sold. Therefore, there is no dilution in the Net Asset Value of a Unit when additional Units are sold.

                               ----------------

NO PERSON IS AUTHORIZED BY THE PARTNERSHIP TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN, AND IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER BY ANY PERSON WITHIN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF ITS ISSUE.

THE PARTNERSHIP FURNISHES ALL LIMITED PARTNERS WITH ANNUAL AND MONTHLY REPORTS COMPLYING WITH THE REQUIREMENTS OF THE COMMODITY FUTURES TRADING COMMISSION. THE ANNUAL REPORTS CONTAIN AUDITED, AND THE MONTHLY REPORTS CONTAIN UNAUDITED, FINANCIAL INFORMATION. THE AUDITED FINANCIAL STATEMENTS ARE EXAMINED, REPORTED UPON, AND CERTIFIED BY INDEPENDENT PUBLIC ACCOUNTANTS.

ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

THE PARTNERSHIP HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IN WASHINGTON, D.C. A REGISTRATION STATEMENT ON FORM S-1 UNDER THE SECURITIES ACT OF 1933 AS AMENDED WITH RESPECT TO THE UNITS OFFERED HEREBY. THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION INCLUDED IN THE REGISTRATION STATEMENT, CERTAIN ITEMS OF WHICH ARE OMITTED IN ACCORDANCE WITH THE RULES AND REGULATIONS OF THE SEC. FOR FURTHER INFORMATION ABOUT THE PARTNERSHIP AND THE UNITS OFFERED HEREBY, REFERENCE IS MADE TO THE REGISTRATION STATEMENT AND THE EXHIBITS THERETO.

THE PARTNERSHIP IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 AS AMENDED, AND IN ACCORDANCE THEREWITH FILES REPORTS, PROXY STATEMENTS, AND OTHER INFORMATION WITH THE SEC. THESE REPORTS, PROXY STATEMENTS, AND OTHER INFORMATION CAN BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT THE SEC'S OFFICE AT 450 FIFTH STREET, N.W., ROOM 1024, WASHINGTON, D.C. 20549, AND AT ITS REGIONAL OFFICES LOCATED AT 7 WORLD TRADE CENTER, SUITE 1300, NEW YORK, NEW YORK 10048 AND 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS 60661. COPIES OF SUCH MATERIAL CAN BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE SEC AT 450 FIFTH STREET, N.W., ROOM 1024, WASHINGTON, D.C. 20549 AND AT THE REGIONAL OFFICES DESCRIBED ABOVE, AT PRESCRIBED RATES. IN ADDITION, THE PARTNERSHIP IS REQUIRED TO FILE ELECTRONIC VERSIONS OF THESE DOCUMENTS WITH THE SEC THROUGH THE SEC'S ELECTRONIC DATA GATHERING, ANALYSIS AND RETRIEVAL (EDGAR) SYSTEM. THE SEC MAINTAINS A WORLD WIDE WEB SITE AT HTTP://WWW.SEC.GOV THAT CONTAINS REPORTS, PROXY STATEMENTS AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE SEC.

THE PARTNERSHIP FIRST INTENDS TO USE THIS PROSPECTUS ON JUNE 4, 1997.

                           RISK DISCLOSURE STATEMENT

  YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN DOING SO, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

  FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY, AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL BEGINNING AT PAGE 26 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 28.

  THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT BEGINNING AT PAGE 9.

  YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Investment Requirements...........................................             1
Summary of Prospectus.............................................             1
Principal Risk Factors............................................             9
Conflicts of Interest.............................................            21
Fiduciary Responsibility..........................................            23
The Partnership...................................................            25
Description of Charges to the Partnership.........................            26
Investment Program and Use of Proceeds............................            28
Capitalization....................................................            37
Selected Financial Data...........................................            38
Management's Discussion and Analysis of Financial Condition and
 Results of Operations............................................            38
The General Partner...............................................            40
Performance Record of the Partnership.............................            41
Reporting to Pool Participants....................................            43
The Trading Advisor...............................................            43
The Management Agreement..........................................            47
Brokerage Arrangements............................................            48
The Commodities Markets...........................................            65
Distributions.....................................................            72
The Limited Partnership Agreement.................................            72
Plan of Distribution..............................................            76
Subscription Procedure............................................            77
Purchases by Employee Benefit Plans--ERISA Considerations.........            78
Transfers and Redemptions.........................................            80
Security Ownership of Certain Beneficial Owners and Management....            83
Federal Income Tax Aspects........................................            84
State and Local Income Tax Aspects................................            92
Potential Advantages of an Investment in the Partnership..........            93
Auditor...........................................................            94
Legal Matters.....................................................            94
Additional Information............................................            95
Glossary..........................................................            95
Appendix A--Additional Partnership Performance....................  Appendix A-1
Tudor Fund For Employees L.P. Financial Statements as of December
 31, 1996
 and 1995 Together with Auditors' Report and Unaudited Financial
 Statements
 as of March 31, 1997.............................................           F-1
Second Management LLC Financial Statements as of December 31, 1996
 and 1995 Together with Auditors' Report and Unaudited Statement of Financial Condition
 as of March 31, 1997.............................................          F-22
Exhibit A--Second Amended and Restated Limited Partnership
 Agreement........................................................           A-1
Annex A--Form of Request for Redemption...........................          A-36
Exhibit B--Subscription Agreement and Power of Attorney for
 Individuals......................................................           B-1
Exhibit C--Subscription Agreement and Power of Attorney for the
 Tudor Investment Corporation 401(k) Savings and Profit-Sharing
 Plan.............................................................           C-1
Exhibit D--Representations and Agreements by Plan Participants....           D-1

                            INVESTMENT REQUIREMENTS

  The minimum investment per subscriber is $1,000, and whole Units and fractions of Units (to the fourth decimal place) may be subscribed for. Any subscriber may subscribe for amounts of Units in excess of the foregoing minimum in increments of $1,000.

  UNITS MAY ONLY BE SOLD TO AND HELD BY (I) EMPLOYEES OF SECOND MANAGEMENT LLC (THE "GENERAL PARTNER"), TUDOR INVESTMENT CORPORATION (THE "TRADING ADVISOR"), ANY OF THEIR PRESENT OR FUTURE AFFILIATED ENTITIES, OR THEIR SUCCESSORS OR ASSIGNS, (II) THE GENERAL PARTNER, THE TRADING ADVISOR, ANY OF THEIR PRESENT AND FUTURE AFFILIATED ENTITIES, AND THEIR SUCCESSORS AND ASSIGNS, AND (III) THE TUDOR INVESTMENT CORPORATION 401(k) SAVINGS AND PROFIT-SHARING PLAN (THE "TIC 401(k) PLAN"). The suitability of employees desiring to purchase Units is determined at the sole discretion of the General Partner. No employee may invest in Units in an amount which exceeds 25% of the net worth of the employee or, if married, the joint net worth of the employee and spouse (in each case, exclusive of home, furnishings, and automobiles). The purchase of Units might or might not be a suitable investment for an employee benefit plan. Before proceeding with such a purchase, the person with investment discretion on behalf of an employee benefit plan must determine whether the purchase of Units is (a) permitted under the governing instruments of the plan, and (b) appropriate for the plan in view of its overall investment policy, the composition and diversification of its portfolio, and the considerations discussed under "PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS." In the case of participant directed, individual account plans (such as the TIC 401(k) Plan), the participant considering an investment in Units must make these determinations with regard to such participant's account.

  Each subscriber must represent and warrant in a Subscription Agreement, among other things, that the subscriber has received this Prospectus, including the Second Amended and Restated Limited Partnership Agreement of the Partnership annexed hereto as EXHIBIT A (the "Limited Partnership Agreement"). This warranty is required by regulations of the Commodity Futures Trading Commission (the "CFTC"). In addition, each subscriber must represent that his investment in the Partnership does not exceed 25% of his individual or joint net worth, as the case may be. Forms of Subscription Agreement and Power of Attorney to be used by subscribers are annexed hereto as EXHIBIT B and EXHIBIT C. A form of Representations and Agreements to be made by TIC 401(k) Plan participants is annexed hereto as EXHIBIT D. See "SUBSCRIPTION PROCEDURE."

  All subscriptions for Units are irrevocable, and the General Partner may in its sole discretion reject any subscription in whole or in part. There are significant restrictions on the ability of a Limited Partner to redeem Units. Although the Limited Partnership Agreement permits the transfer of Units subject to certain conditions, there is no public market for the Units and none is likely to develop. Therefore, a purchaser of Units must be able to bear the economic risks of an investment in the Partnership for a significant period of time. See "TRANSFERS AND REDEMPTIONS."

                             SUMMARY OF PROSPECTUS

  The following is a summary of this Prospectus. This Prospectus contains more detailed information under the captions referred to herein, and this summary is qualified in its entirety by the information appearing elsewhere herein and in the Partnership's Limited Partnership Agreement and forms of Subscription Agreement and related documents.

                     INVESTMENT PROGRAM AND USE OF PROCEEDS

  The business and objective of Tudor Fund For Employees L.P. (the "Partnership") is to generate substantial appreciation of its assets over time through speculative trading in commodity interest contracts (as defined below).

  The net proceeds from the sale of Units are deposited and maintained in bank accounts and trading accounts and used to meet the Partnership's margin and collateral requirements and expenses and charges. A portion of the net proceeds is deposited and maintained with the Clearing Brokers and BPL in cash, and the balance is held either in United States Treasury bills, in interest-bearing accounts at banks, or in other short-term investments. See "INVESTMENT PROGRAM AND USE OF PROCEEDS."

  The Partnership's business is primarily to trade, buy, sell (including to sell short), spread, swap, acquire, hold, dispose of, and deal in, commodities, currencies, futures contracts, forward contracts, foreign exchange commitments, currency exchanges, debt obligations and other instruments issued or guaranteed by sovereigns, governments, and supranationals and their bodies, agencies, instrumentalities, authorities, and similar issuers, swaps, swaptions, caps, floors, straddles, and collars, derivative and hybrid transactions and instruments (however designated), options on or in respect of any of the foregoing, and rights and interests in respect of, pertaining to, and in connection with, any of the foregoing, on or off exchanges and markets, on spot, current, future, forward, and when-issued start, delivery, settlement, and optional commitment bases, on secured and unsecured bases, and on margin, collateral, and partial and full payment bases (collectively "commodity interest contracts"). See "PRINCIPAL RISK FACTORS," "INVESTMENT PROGRAM AND USE OF PROCEEDS," "THE GENERAL PARTNER," and "THE COMMODITIES MARKETS."

                              BREAK-EVEN ANALYSIS

  The Partnership will need to achieve Trading Profits in an amount equal to approximately 2% of the sale price of a Unit (i.e., Net Asset Value per Unit) in order for the Net Asset Value of a Unit, one year following such sale, to equal such sale price. Based on the minimum investment of $1,000, this would amount to $20. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--BREAK-EVEN ANALYSIS."

                                THE PARTNERSHIP

  The Partnership, a limited partnership organized on November 22, 1989 under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"), was capitalized on that date with contributions of $1,000 by the General Partner and $1,000 by a principal of the General Partner (as initial Limited Partner). The Partnership commenced trading operations on July 2, 1990.

  A Limited Partner will not be liable for the Partnership's debts, losses, or other obligations in excess of his unredeemed capital contribution and undistributed profits, if any, except as provided otherwise in the Limited Partnership Agreement. See "THE LIMITED PARTNERSHIP AGREEMENT--NATURE OF THE PARTNERSHIP." The General Partner and Limited Partners may be referred to herein individually as a "Partner" and collectively as the "Partners."

  The Partnership's principal office is located at 600 Steamboat Road, Greenwich, Connecticut 06830; Telephone No. 203-863-6700; and Facsimile No. 203-863-8600. The Partnership's fiscal year is the calendar year, beginning January 1st of each year and ending on the following December 31st.

  The Partnership will terminate on the first to occur of: (1) December 31, 2010; (2) an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the outstanding Units; (3) the withdrawal, insolvency, termination, dissolution, or liquidation of the General Partner or of any successor entity thereof (unless the business of the Partnership is continued by any new, remaining, or successor general partner(s) in accordance with the Limited Partnership Agreement); (4) the termination of the Partnership by the Partners in accordance with the Limited Partnership Agreement; (5) a decline in the Net Asset Value of a Unit as of the end of any calendar month to less than $500; (6) a decline in the Partnership's aggregate Net Assets as of the end of any calendar month to less than $125,000; (7) a determination by the General Partner in its sole discretion either that the Partnership's assets in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Partnership, or that the General Partner no longer desires to make the Partnership available to, or operate the Partnership for, the persons permitted to become Limited Partners pursuant to the Limited Partnership Agreement; (8) the enactment of any law or the adoption of any rule, regulation, policy, or guideline by any regulatory authority having jurisdiction over the Partnership which makes it unlawful, unreasonable, or imprudent at the sole discretion of the General Partner for the principal business of the Partnership to be continued; or (9) the occurrence of any event requiring termination of the Partnership. See "THE LIMITED PARTNERSHIP AGREEMENT--TERMINATION OF THE PARTNERSHIP."

                              THE GENERAL PARTNER

  The Partnership's general partner is Second Management LLC (the "General Partner"), a Delaware limited liability company and an affiliate of the Trading Advisor and BPL, whose office address and telephone number are the same as that of the Partnership. The General Partner, to the exclusion of the Limited Partners, conducts and manages the business of the Partnership. The General Partner currently serves as commodity pool operator only for the Partnership. See "CONFLICTS OF INTEREST," "FIDUCIARY RESPONSIBILITY," "THE GENERAL PARTNER," "PERFORMANCE RECORD OF THE PARTNERSHIP," and "THE LIMITED PARTNERSHIP AGREEMENT--MANAGEMENT OF PARTNERSHIP AFFAIRS."

                              THE TRADING ADVISOR

  The Partnership trades commodity interest contracts pursuant to trading instructions provided by Tudor Investment Corporation ("TIC" or the "Trading Advisor"), a Delaware corporation and an affiliate of the General Partner and BPL. The Trading Advisor and its affiliates currently manage and advise other customer accounts as well as their proprietary accounts. See "CONFLICTS OF INTEREST," "THE TRADING ADVISOR," and "PERFORMANCE RECORD OF THE PARTNERSHIP."

                           CHARGES TO THE PARTNERSHIP

       RECIPIENT             NATURE OF CHARGE                AMOUNT OF CHARGE
       ---------             ----------------                ----------------
Trading Advisor......... Management fee            1/12 of 2% per calendar month (a 2%
                                                   annual rate) of the Partnership's
                                                   adjusted Net Assets (as defined in
                                                   the "GLOSSARY").
                         Incentive fee             12% of Trading Profits (as defined
                                                   in the "GLOSSARY") earned by the
                                                   Partnership as of the end of each
                                                   calendar quarter.
Clearing Brokers........ Brokerage fees            Brokerage commissions at rates of
                                                   between $9 and $15 plus National
                                                   Futures Association ("NFA")
                                                   transaction fees of $0.14, per
                                                   roundturn for futures and options
                                                   trades on United States exchanges
                                                   (such rates include all transaction
                                                   costs in connection with trading
                                                   activities, including floor
                                                   brokerage, exchange, clearing, and
                                                   clearinghouse fees). For trades
                                                   effected on exchanges and markets
                                                   located outside the United States,
                                                   rates per transaction are generally
                                                   higher than the rates for
                                                   transactions on United States
                                                   exchanges.
Others.................. Ordinary operating        Actual expenses incurred.
                         expenses (including
                         escrow agent costs) and
                         extraordinary expenses.

  MANAGEMENT FEE. The Partnership pays the Trading Advisor a monthly management fee equal to 1/12 of 2% of the Partnership's adjusted Net Assets (as defined in the "GLOSSARY"). As described under "FEES FOR PLAN INVESTOR PARTNERS" below, the Trading Advisor does not receive management fees attributable to Units held by Plan Investor Partners. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP -- MANAGEMENT FEE."

  INCENTIVE FEE. The Partnership pays the Trading Advisor a quarterly incentive fee equal to 12% of the "Trading Profits" (as defined in the "GLOSSARY") earned on the Partnership's assets as of the end of each calendar quarter. As described under "FEES FOR PLAN INVESTOR PARTNERS" below, the Trading Advisor does not receive incentive fees attributable to Units held by Plan Investor Partners. The term "Trading Profits" generally means the net commodity interest contract trading profits (realized and unrealized) earned on the Partnership's assets. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--INCENTIVE FEE."

  BROKERAGE COMMISSIONS. The Partnership pays Bear Stearns Securities Corp. ("Bear Stearns"), BZW Futures ("BZW"), Cargill Investor Services, Inc. (in such capacity, "CIS"), Credit Suisse First Boston Corporation ("CSFB"), Daiwa Securities America Inc. ("Daiwa"), E.D. & F. Man International Inc. ("EDF"), Goldman, Sachs & Co. ("Goldman"), J.P. Morgan Futures Inc. ("Morgan Futures"), Lehman Brothers Inc. ("Lehman"), Merrill Lynch Futures Inc. ("Merrill Lynch"), Morgan Stanley & Co., Incorporated ("Morgan Stanley"), Morgan Stanley & Co. International Limited ("MSIL"), Prudential Securities Incorporated ("Prudential"), Salomon Brothers Inc ("Salomon Brothers"), and Smith Barney Inc. ("Smith Barney"), as the Partnership's clearing brokers (individually a "Clearing Broker", and collectively the "Clearing Brokers"), brokerage commissions for trades on United States exchanges at rates of between $9 and $15 per roundturn for futures and options trades (such rates include floor brokerage, exchange, clearing, clearinghouse, and NFA fees). For trades effected on exchanges and markets located outside the United States, the Partnership pays the Clearing Brokers brokerage commissions at rates per transaction which are generally higher than the rates for transactions on United States exchanges, and commissions for trades on foreign exchanges and markets are subject to fluctuations in exchange rates and additional regulatory fees and charges.

  The foregoing commissions and fees are subject to change from time to time as mutually agreed between the General Partner and the applicable broker or dealer. The General Partner has negotiated competitive brokerage commission rates. The Partnership anticipates that it will pay annually up to approximately 2% of its average annual Net Assets in brokerage commissions and other transaction fees and charges. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--BROKERAGE COMMISSIONS" and "BROKERAGE ARRANGEMENTS."

  OTHER EXPENSES. The Partnership pays its ordinary operating expenses. Such expenses include legal, accounting, escrow, auditing, record keeping, administration, computer, and clerical expenses, expenses incurred in preparing, printing, and mailing reports and tax information to Limited Partners and regulatory authorities, expenses of printing and mailing registration statements, prospectuses, and reports to Limited Partners (but not for solicitation purposes and not the expenses of preparing such registration statements and prospectuses, all of which are paid by the General Partner), expenses for specialized administrative services, other printing and duplication expenses, other mailing costs, and filing fees. Such fees and expenses have historically amounted, per annum, to approximately 0.5% to 2% of the Partnership's average annual Net Assets. The Partnership will also pay any extraordinary expenses it may incur. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--OTHER EXPENSES" and "TUDOR FUND FOR EMPLOYEES L.P. FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995 TOGETHER WITH AUDITOR'S REPORT AND UNAUDITED FINANCIAL STATEMENTS AS OF MARCH 31, 1997."

  FEES FOR PLAN INVESTOR PARTNERS. Because of constraints under the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and the Internal Revenue Code of 1986 as amended

(the "Code"), TIC has irrevocably waived, disclaimed, and renounced its right to receive management fees and incentive fees attributable to Units held by the TIC 401(k) Plan or any pension, retirement, or other employee benefit plan established for employees of TIC or its present or future affiliates, successors, or assigns ("Plan Investor Partners"). As a consequence of such waiver, disclaimer, and renunciation, and pursuant to the terms of the Limited Partnership Agreement, the capital accounts of Plan Investor Partners will not be charged for management fees or incentive fees payable to TIC, and the number of Units held by each Plan Investor Partner will be restated as necessary to equate the per Unit value of such Plan Investor Partner's capital account with the per Unit value of a non-Plan Investor Partner's capital account.

                                     RISKS

  An investment in the Partnership is speculative and involves substantial risks, including the risk of loss of a Limited Partner's entire investment. Other risks and considerations of an investment in the Partnership include: the speculative and volatile nature of trading in commodity interest contracts; the volatility of the Net Asset Value of Units as compared to investments in certain other types of trading vehicles; the high degree of leverage employed in commodity interest contract trading with its concomitantly high level of loss (or gain) from a relatively small change in the price of the underlying commodity; the illiquid nature of various commodity interest contracts; the illiquid nature of the Units due to restrictions on assignment, transfer, pledge, encumbrance, and redemption; the potential default of or delay by any of the parties with which the Partnership trades, its brokers, or the exchanges on which they trade; the substantial charges to the Partnership regardless of whether any profits are earned; the presence of actual and potential conflicts of interest in the Partnership's structure and operation; and the Partnership's reliance on the Trading Advisor. For a discussion of certain risks, see "RISK DISCLOSURE STATEMENT," "PRINCIPAL RISK FACTORS," "DESCRIPTION OF CHARGES TO THE PARTNERSHIP," and "THE COMMODITIES MARKETS."

                                 DISTRIBUTIONS

  The Limited Partnership Agreement, which does not provide for regular or periodic cash distributions, grants the General Partner sole discretion in determining the amount and frequency of distributions (other than on voluntary redemptions of Units), if any, the Partnership will make to its Partners. Any distributions made by the Partnership will be pro rata in accordance with the interests owned by all Partners. As of the date hereof, the Partnership has never made any distribution to Limited Partners other than in connection with a Limited Partner's redemption. See "PRINCIPAL RISK FACTORS--PARTNER'S TAX LIABILITY MAY EXCEED DISTRIBUTIONS," "DISTRIBUTIONS," and "TRANSFERS AND REDEMPTIONS."

                           TRANSFERS AND REDEMPTIONS

  A Limited Partner may only transfer, assign, pledge, or encumber his Units for the benefit of (i) another person who is an employee of the General Partner, the Trading Advisor, any of their present or future affiliated entities, or their successors or assigns, (ii) the General Partner, the Trading Advisor, any of their present or future affiliated entities, or their successors or assigns, or (iii) such other person or entity as the General Partner at its sole discretion may determine. A Limited Partner's transferee, assignee, pledgee, or secured creditor may become a substituted Limited Partner, provided that there is compliance with the transfer provisions of the Limited Partnership Agreement. A Limited Partner will bear all costs (including attorneys' and accountants' fees and expenses) related to any transfer, assignment, pledge, or encumbrance of his Units.

  A Limited Partner may require the Partnership to redeem all or a portion of such Partner's Units as of the last day of each calendar quarter--March 31, June 30, September 30, and December 31. A Limited Partner may redeem Units only in $1,000 increments, unless such Limited Partner is redeeming his entire interest in the Partnership. The amount received by a Limited Partner upon redemption will equal 100% of the Net Asset Value of a Unit as of the redemption date, less any amount owed by such Partner to the Partnership or the General Partner as provided in the Limited Partnership Agreement or any amount owed by such Partner to the Partnership for expenses incurred by the Partnership in respect of such Partner's obligations or liabilities unrelated to the Partnership pursuant to the indemnification provisions of the Limited Partnership Agreement. Limited Partners are not charged any redemption fee. The right to obtain payment on redemption is contingent upon the Partnership having assets sufficient to discharge its liabilities on the redemption date, the timely receipt by the General Partner of a Request for Redemption (a form of which is attached as ANNEX A to the Limited Partnership Agreement), and the satisfaction of the other conditions set forth in the Limited Partnership Agreement. The General Partner endeavors to pay redemptions within 20 business days after the applicable redemption date, subject to certain exceptions set forth in the Limited Partnership Agreement.

  The Limited Partnership Agreement also contains a mandatory redemption provision. The General Partner may at its discretion require a Limited Partner to withdraw entirely from the Partnership or to redeem a portion of such Limited Partner's Units, upon 5 business days' notice to the affected Limited Partner. The General Partner intends generally to require the withdrawal of a Limited Partner who ceases to be an employee or affiliate of the General Partner, the Trading Advisor, any of their present or future affiliated entities, or their successors or assigns. Also, affiliates of the General Partner have in the past required mandatory redemptions of funds managed by them in order to reduce the assets under their management or to distribute trading profits, and they (and the General Partner) may do so again in the future. See "DISTRIBUTIONS" and "TRANSFERS AND REDEMPTIONS."

                             CONFLICTS OF INTEREST

  Significant actual and potential conflicts of interest exist in the structure and operation of the business of the Partnership. See "PRINCIPAL RISK FACTORS," "CONFLICTS OF INTEREST," and "FIDUCIARY RESPONSIBILITY."

                               SECURITIES OFFERED

  Up to 2,549 unsold Units of Limited Partnership Interest were available for purchase as of the date of this Prospectus. A total of 10,000 Units were initially registered and offered for sale. See "THE LIMITED PARTNERSHIP AGREEMENT--ADDITIONAL PARTNERS."

                              MINIMUM SUBSCRIPTION

  The minimum investment per subscriber is $1,000, and whole Units and fractions of Units (to the fourth decimal place) may be subscribed for. Any subscriber may subscribe for amounts of Units in excess of the foregoing minimum in increments of $1,000.

  At each Quarterly Closing at which subscriptions are accepted by the General Partner, the Partnership issues to each subscriber whose subscription is accepted the appropriate number of whole Units and/or fractions of Units as may be determined in accordance with the price of 100% of the Net Asset Value of the Units sold. See "INVESTMENT REQUIREMENTS," "SUMMARY OF PROSPECTUS," "PLAN OF DISTRIBUTION," and "SUBSCRIPTION PROCEDURE."

                              PLAN OF DISTRIBUTION

  The Units are offered and sold by the Partnership through Cargill Investor Services, Inc. (in such capacity, the "Selling Agent"), a Delaware corporation, an SEC-registered broker-dealer, and a member of the National Association of Securities Dealers, Inc. (the "NASD"), on a best efforts basis without any firm underwriting commitment. The Selling Agent is not affiliated with the General Partner, the Trading Advisor, BPI, or any of their affiliates. The Selling Agent also acts as a Clearing Broker for the Partnership, and acts as a selling agent and clearing broker for certain other investment funds sponsored and/or advised by the Trading Advisor and its affiliates. Neither the Partnership nor any investor will pay any selling commissions to the Selling Agent in connection with subscriptions for Units. However, the General Partner (out of its own funds) will reimburse the Selling Agent for certain of its out-of-pocket administrative expenses and may otherwise compensate the Selling Agent for its selling efforts, to the extent permitted by applicable law. See "PLAN OF DISTRIBUTION."

  Units and fractions of Units (to the fourth decimal place) are offered for sale on a continuing basis (the "Continuing Offering") at quarterly closings held as of January 1, April 1, July 1, and October 1 of each year or at such other times as the General Partner may at its sole discretion determine (the "Quarterly Closings"). There is no minimum offering amount. Units are sold at a price per Unit equal to 100% of the Net Asset Value of a Unit as of the opening of business on the date of the Quarterly Closing at which such Units are sold. Because the Partnership receives 100% of the Net Asset Value of each Unit sold, there will be no dilution in the Net Asset Value of a Unit purchased during the Continuing Offering. The Continuing Offering will continue for as long as there are registered Units (or fractions thereof) which have not been subscribed for, unless the General Partner at its sole discretion at any time or from time to time withdraws or discontinues the Continuing Offering.

  During the Continuing Offering, the Net Asset Value of a Unit may increase or decrease substantially between the date of a subscription and the date of the Quarterly Closing at which such subscription is accepted by the General Partner. Consequently, a subscriber may receive at a Quarterly Closing more or fewer Units than would be received if the Quarterly Closing were held on the date of receipt of the subscription by the General Partner. See "SUBSCRIPTION PROCEDURE."

                             SUBSCRIPTION PROCEDURE

  All subscriptions for Units are irrevocable. The General Partner, at its sole discretion, may reject any subscription in whole or in part at any time prior to acceptance. In order to subscribe for Units, a subscriber must: (1) complete, date, sign, and deliver to the Selling Agent a Subscription Agreement and other subscription documentation annexed hereto as EXHIBIT B, EXHIBIT C, and/or EXHIBIT D as applicable; and (2) either (a) deliver a check for the full amount of the subscription payable to "UNITED STATES TRUST COMPANY OF NEW YORK, AS ESCROW AGENT FOR TUDOR FUND FOR EMPLOYEES L.P.", maintained with the United States Trust Company of New York located in New York, New York (the "Escrow Agent"), or (b) wire transfer Federal Funds for the full amount of the subscription payable to the Partnership's escrow account designated as "CHASE MANHATTAN BANK, NEW YORK, NEW YORK, ABA NO. 021000021, FOR CREDIT TO ACCOUNT NO. 9201073195, UNITED STATES TRUST COMPANY OF NEW YORK, FOR FURTHER CREDIT TO SUBSCRIPTION ACCOUNT NO. 098791, TUDOR FUND FOR EMPLOYEES L.P., REFERENCE:
[SUBSCRIBER'S NAME]".

  Subscriptions must be received at least (i) 2 full business days in the case of checks drawn on New York City banks, (ii) 5 full business days in the case of checks drawn on banks located outside of New York City, or (iii) 1 full business day in the case of wire transfers, prior to the applicable Quarterly Closing in order to be accepted at such Quarterly Closing. If the General Partner does not receive a subscription within the prescribed time period prior to a Quarterly Closing, the subscription will be accepted or rejected at the next following Quarterly Closing. A subscription received and not immediately rejected by the General Partner is held in the Partnership's non-interest-bearing escrow account maintained with the Escrow Agent until the General Partner either rejects such subscription prior to the applicable Quarterly Closing or accepts such subscription at such Quarterly Closing. See "INVESTMENT REQUIREMENTS," "SUMMARY OF PROSPECTUS," "PLAN OF DISTRIBUTION," and "SUBSCRIPTION PROCEDURE."

                                    TAXATION

  In the opinion of the General Partner's legal counsel, the Partnership will be classified as a partnership for United States federal income tax purposes, and not as an association taxable as a corporation. Accordingly, the Partnership will not be subject to United States federal income tax. Each Limited Partner in computing his federal income tax liability for a taxable year will be required to take into account his distributive share of all items of Partnership income, gain, loss, deduction, or credit for the taxable year of the Partnership ending within or with the taxable year of the Limited Partner, regardless of whether such Limited Partner has received any distributions from the Partnership. Such items of Partnership gain or loss retain their character (e.g., capital or ordinary) when allocated to the Limited Partners. Moreover, all such allocations will increase or decrease each Limited Partner's tax basis in his Units. The allocation provisions of the Limited Partnership Agreement are designed to reconcile tax allocations to economic allocations; however, no assurance can be given that the Internal Revenue Service will not challenge such allocation, especially in light of recently issued final regulations. See "FEDERAL INCOME TAX ASPECTS."

  Taxes payable by Partners with respect to Partnership profits may exceed the amount of Partnership distributions, if any, for a taxable year. Based upon the current and contemplated activities of the Partnership, the General Partner has been advised by its legal counsel that, in such counsel's opinion, expenses incurred by the Partnership should not be subject to the limitations on the deductibility of certain miscellaneous itemized expenses, except to the extent the Internal Revenue Service promulgates regulations that so provide.

  Cash distributions by the Partnership and amounts received or deemed received upon the partial or complete redemption of a Limited Partner's Units that do not exceed the Limited Partner's aggregate tax basis in his Units are not taxable. However, to the extent cash distributions and amounts received or deemed received upon the partial redemption of a Limited Partner's Units exceed the Limited Partner's aggregate tax basis in his Units, the excess will be taxable to the Limited Partner as though it were gain on the sale of his Units. Loss will generally be recognized on a redemption of Units only if a Limited Partner redeems all of his Units in the Partnership and, following the complete redemption, such Limited Partner has remaining tax basis in the Partnership. In such case, the Limited Partner will recognize loss to the extent of the remaining basis. Subject to an exception for certain types of Partnership assets, such gain or loss (assuming that the Units constitute capital assets) will be either short-term capital gain or loss or long-term capital gain or loss, depending upon the length of time that Units were held prior to the distribution or redemption. See "FEDERAL INCOME TAX ASPECTS."

  The General Partner has been advised that, in the opinion of its legal counsel, a Limited Partner who is a nonresident alien natural person, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") should not be deemed to be engaged in a trade or business in the United States, and should not be subject to United States federal income tax, solely because such Foreign Limited Partner is a Limited Partner in the Partnership, provided that such Foreign Limited Partner is not a dealer in commodities. In the event the Partnership's activities should in the future not fall within certain safe harbors from United States trade or business status, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership would be treated as effectively connected with the conduct of a trade or business in the United States. In that event, the Foreign Limited Partner would be taxed at regular rates applicable to United States taxpayers, and if a foreign corporation could be subject to a 30% branch profits tax. See "FEDERAL INCOME TAX ASPECTS." As regards tax-exempt Limited Partners, see "PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS."

                             PRINCIPAL RISK FACTORS

  In addition to the Risk Disclosure Statements appearing at the beginning of this Prospectus and the other disclosures of risks and charges set forth herein, prospective investors should consider the following before subscribing for Units.

  COMMODITY INTEREST CONTRACT TRADING IS SPECULATIVE AND VOLATILE. Commodity interest contract prices are highly volatile. Price movements of contracts are influenced by, among other things: changing supply and demand relationships; weather; agricultural, trade, fiscal, monetary, and exchange control programs and policies of governments; political and economic events and policies; changes in interest rates and rates of inflation; currency devaluations and revaluations; and emotions of the marketplace. Currency prices may be influenced by, among other things: political events (including restrictions on local exchanges or markets, limitations on foreign investment in a country or on investment by residents of a country in other countries, and restrictions on currency flows); changes in balances of payments and trade; rates of inflation; trade restrictions; and currency devaluations and revaluations. Metals prices can be affected by all such factors and by the effects of production. Governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies and gold. Such intervention is often intended to influence prices directly. See "THE COMMODITIES MARKETS."

  COMMODITY INTEREST CONTRACT TRADING IS HIGHLY LEVERAGED. Because of the low margin deposits normally required in commodity interest contract trading (typically between 2% and 15% of the value of the contract purchased or sold), an extremely high degree of leverage is typical of a commodity interest contract trading account. As a result, a relatively small price movement in a commodity interest contract may result in immediate and substantial losses to the investor. For example, if at the time of purchase 10% of the price of a contract is deposited as margin, a 10% decrease in the price of the contract would, if the contract were then closed out, result in a total loss of the margin deposit (before taking into account any transaction costs). A decrease of more than 10% would result in a loss of more than the total margin deposit. Thus, like other leveraged investments, any purchase or sale of a commodity interest contract may result in losses in excess of the amount invested. See "THE COMMODITIES MARKETS--MARGINS," and "THE LIMITED PARTNERSHIP AGREEMENT-- NATURE OF THE PARTNERSHIP."

  COMMODITY INTEREST CONTRACT TRADING MAY BE ILLIQUID. It is not always possible to execute a buy or sell order at the desired price or to close out an open position, due to market illiquidity. Such illiquidity can be caused by intrinsic market conditions, the interrelationship between or among markets, or extrinsic factors like the imposition of daily price fluctuation limits.

  Most United States commodity exchanges limit fluctuations in certain commodity interest contract prices by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day (or part thereof), no trades may be executed at prices beyond the daily limits. Once the price of a particular commodity interest contract has increased or decreased by an amount equal to the daily limit, positions in such contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Prices in various commodity interest contracts have occasionally moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent the Trading Advisor from promptly liquidating unfavorable positions and subject the Partnership to substantial losses. While daily limits may reduce or effectively eliminate the liquidity of a particular market, they do not limit ultimate losses, and may in fact substantially increase losses because they may prevent the liquidation of unfavorable positions. There is no limitation on daily price movements in trading spot, forward, swap, or over-the-counter commodity option contracts.

  In addition, the Partnership may not be able to execute trades at favorable prices if little trading in the particular commodity interest contract is taking place. Under some circumstances, the Partnership might be required to accept or make delivery of the commodity underlying a particular contract if the position cannot be liquidated prior to its expiration date. In addition, if the Trading Advisor deems it to be in the

Partnership's best interest, the Partnership may make or take delivery of an underlying commodity. In the case of commodity interest contracts that provide for cash settlement in lieu of physical delivery, the Trading Advisor may routinely allow contracts to expire without entering into an offsetting transaction to liquidate the position. It is also anticipated that, if BPL establishes credit and settlement and delivery lines for the physical delivery of currencies, the Trading Advisor will cause the Partnership to make and take actual delivery of currencies in settlement of spot and forward contracts.

  It is also possible that an exchange or the CFTC may suspend or limit trading in a particular contract, order immediate liquidation and settlement of a particular contract, or order that trading in a particular contract be conducted for liquidation only. Similarly, trading in options on a particular futures contract may become restricted if trading in the underlying futures contract has become restricted. During periods in October 1987 and 1988, for example, trading in certain stock index futures contracts and options was too illiquid for markets to function efficiently and was for a short time actually suspended.

  The Chicago Mercantile Exchange, which is the commodity exchange on which the Standard & Poor's 500 Stock Index futures contract is traded, and other commodity exchanges which trade stock index futures contracts have adopted rules referred to as "circuit breakers"--procedures for an automatic halt in trading for a period of time that will be triggered whenever the Dow Jones Industrial Average declines by a certain number of points. There has been limited experience with the effect of circuit breakers on liquidity and prices in the stock index futures contract markets; thus the full impact of these rules cannot be determined at this time.

  Such market conditions could cause the Net Asset Value of a Unit to decline below $500 as of the end of a month or the aggregate Net Assets of the Partnership to decline below $125,000 as of the end of a month, which in either case would cause the Partnership to terminate and dissolve. However, the Partnership's Net Asset Value of a Unit or Net Assets, as the case may be, could decline to zero, either prior to such termination or thereafter. See "THE COMMODITIES MARKETS."

  UNITS ARE ILLIQUID. Because of the limitations on redemptions and the fact that Units are not tradeable, an investment in the Partnership is a relatively illiquid investment and involves a high degree of risk. A subscription for Units should be considered only by investors financially able to maintain their investment and who can afford to lose all or a substantial part of their investment. Units cannot be assigned, transferred, pledged, encumbered, or otherwise disposed of except under the terms and conditions set forth in the Limited Partnership Agreement, and there is and will be no public market for Units. The General Partner may, after proper notice has been given, require Limited Partners to redeem all or part of their Units as of the last day of any calendar month at the Net Asset Value thereof on such date, subject to certain limitations. See "TRANSFERS AND REDEMPTIONS."

  TRADING OF SPOT AND FORWARD CONTRACTS. The Partnership enters into spot and forward contracts for the trading of certain commodity interests (such as currencies and metals) with United States and foreign banks and dealers in the spot, forward, and interbank markets. Based on the Partnership's trading during the past two years, spot and forward contracts are expected to comprise, on average, between 20% and 50% of the Partnership's annual trading activities. A spot contract is a cash market contractual obligation to purchase or sell immediately a specified quantity of a commodity, usually with a two-day settlement date. The Partnership may at times extend the settlement date of a spot contract position by "rolling" the contract over into a new spot or forward contract before the settlement date. "Rollover" trading enables the Partnership to maintain an ongoing position in the spot market in order to take better advantage of favorable price movements. A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at a specified date in the future at a specified price, and therefore is similar to a futures contract. Spot and forward contracts are not traded on exchanges, and as a consequence investors in such contracts do not benefit from the regulatory protections of such exchanges or the CFTC or other governmental or regulatory authorities in any jurisdiction; rather, banks and broker-dealers act as principals in these markets. See "THE COMMODITIES MARKETS--SPOT AND FORWARD CONTRACTS."

  Trading in the spot and forward markets presents certain risks in addition to those found in the futures and options contract markets.

  1. The interbank markets are not generally regulated by any United States or foreign governmental authorities. Although banks and broker-dealers, which are participants in these markets, are regulated in various ways by United States and foreign banking and securities authorities, they generally do not regulate the interbank markets.

  2. There are no limitations on daily price movements in spot and forward contracts.

  3. Speculative position limits are not applicable to spot and forward contract trading, although BPL or the principals with which BPL deals may limit the positions available to BPL or the Partnership as a consequence of credit considerations.

  4. Participants in the spot and forward contract markets are not required to make continuous markets in the contracts they trade. There have been periods during which certain participants in these markets have refused to quote prices for spot or forward contracts or have quoted prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.

  5. The Partnership principally trades spot and forward contracts with and through BPL. As a result, liquidity problems might be greater in the Partnership's trading than would be the case if trades were placed through a larger number of market participants. Moreover, because of the relative size of BPL's available lines of credit, the Partnership could experience liquidity difficulties from time to time. However, the General Partner does not anticipate that any such liquidity difficulties will arise.

  6. Trading in the spot and forward markets involves the extension of credit by a participant to its counterparty. The counterparties with which BPL trades have traditionally required collateral deposits with respect to BPL's trading of currencies. Consequently, BPL has required the Partnership to deposit and maintain collateral with BPL in amounts up to 20% of the Partnership's Net Assets, which may be a collateral obligation greater than that required of some other affiliated customers of BPL. In order to satisfy this requirement, the Partnership deposits and maintains cash with BPL and receives interest based upon the monthly average of the then-prevailing weekly 90-day United States Treasury bill auction rate. BPL has unrestricted use of such funds deposited as collateral.

  7. The General Partner and the Trading Advisor may in the future modify the manner in which the Partnership and the other clients of the Trading Advisor and its affiliates conduct their trading of spot and forward contracts for currencies. Historically, the Partnership has not made or taken actual delivery of currencies underlying spot and forward contracts.

  8. Because the Partnership enters into spot and forward contract transactions directly with a counterparty (be it BPL or another party) and because the performance of spot and forward contracts is not guaranteed by any exchange or clearinghouse, the Partnership is subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with or through which BPL and the Partnership trade and of BPL itself. In addition, the Partnership's spot and forward contract transactions generally do not benefit from other safeguards which are applicable to intermediaries in certain exchange-traded markets, including clearinghouse guarantees, daily mark-to-market valuation and settlement of positions, segregation of monies and property, and minimum capital requirements. Because BPL has limited capital, the risk of the inability of BPL to perform with respect to contracts with the Partnership also may be higher than with respect to other market participants. Any such failure or refusal, whether due to insolvency, bankruptcy, default, or other cause, could subject the Partnership to substantial losses. BPL and the Partnership will not be excused from the performance of any spot or forward contracts into which they have entered due to the default of third parties (or BPL) in respect of spot or forward contracts or other transactions which were to have substantially offset such contracts. Thus, the Partnership is exposed to the risk of its counterparties' default in its trading of spot and forward contracts. The Partnership and BPL trade spot and forward contracts only with banks and dealers that the General Partner believes to be creditworthy.

  9. Trading in the spot and forward markets includes a number of "exotic" currencies, like the Malaysian Ringett, not designated for trading on United States commodity exchanges. The markets in exotic currencies tend to be less liquid than those in the major currencies. As a result, significant mispricings may occur and give rise to opportunities for profit. However, this same illiquidity may make it difficult for the Partnership to liquidate a position without substantial losses.

  10. The CFTC has published for comment a statement concerning its jurisdiction over transactions in the foreign currency markets, including transactions of the type which are engaged in by the Partnership. In the future, the CFTC could assert that the forward contracts traded by the Partnership constitute off-exchange futures contracts subject to the CFTC's jurisdiction, and attempt to prohibit the Partnership from participating in transactions in such contracts. If the Partnership were restricted in its ability to trade in the currency forward markets, the activities of the Trading Advisor, to the extent that it trades in such markets on behalf of the Partnership, might be materially adversely affected. See "INVESTMENT PROGRAM AND USE OF PROCEEDS--INVESTMENT PROGRAM--REGULATION."

  TRADING ON FOREIGN EXCHANGES. The Partnership trades commodity interest contracts on exchanges located outside of the United States, such as the Singapore International Monetary Exchange, the Tokyo Stock Exchange, the Osaka Securities Exchange, the Tokyo International Financial Futures Exchange, the London International Financial Futures and Options Exchange, the International Petroleum Exchange, the Sydney Futures Exchange, the Deutsche Terminboerse (German Futures and Options Exchange) and the Marche a Terme d'Instruments Financiers (French Futures Exchange), where CFTC regulations do not apply. Based on the Partnership's trading during the past two years, trading on foreign exchanges is expected to comprise, on average, between 10% and 40% of the Partnership's annual trading activities. Some foreign commodity exchanges, in contrast to United States commodity exchanges, are "principals' markets" in which performance with respect to a contract is the responsibility only of the individual member with whom the trader has entered into a contract, and not of the exchange or clearinghouse, if any. In the case of trading on foreign exchanges, the Partnership may be subject to the risk of the inability or refusal of counterparties to perform with respect to contracts. In the past, certain members of the tin market on the London Metal Exchange failed to perform their obligations under outstanding tin contracts, resulting in a prolonged suspension of trading and, ultimately, a closing of that market and settlement of outstanding positions at an artificial price level dictated by the London Metal Exchange. As a result of such failure, a number of commodity traders suffered substantial losses and others suffered substantial reductions of the profits which they would otherwise have realized. Failure to require sufficient margin and to monitor the financial soundness of clearing members contributed to a similar suspension of trading on the Hong Kong Futures Exchange following the stock market decline in October 1987. Due to the absence of a clearinghouse system on certain foreign exchanges, such markets are significantly more susceptible to disruptions than on United States exchanges, such as that on the London Metal Exchange. The London Metal Exchange has now instituted a clearinghouse system in an attempt to avoid a recurrence of such difficulties.

  Since the Partnership determines its Net Assets in United States dollars, the Partnership's trading on foreign markets is subject to the risk of fluctuation in the exchange rate between the local currency and dollars and to the possibility of exchange controls. Unless the Partnership hedges itself against fluctuations in exchange rates between the United States dollar and the foreign currencies in which the foreign commodity interest contracts are denominated, any profits which the Partnership might realize in such trading could be eliminated as a result of adverse changes in exchange rates, and the Partnership could even incur losses as a result of any such changes. See "INVESTMENT PROGRAM AND USE OF PROCEEDS--INVESTMENT PROGRAM--REGULATION."

  Trading on foreign exchanges may involve certain other risks not applicable to trading on United States exchanges, such as the risks of exchange controls, expropriation, burdensome or confiscatory taxation, moratoriums, or political or diplomatic events. In addition, certain foreign exchanges are newly formed and may lack personnel experienced in floor trading as well as in monitoring floor trades for compliance with exchange rules. See "THE COMMODITIES MARKETS-- EXCHANGES."

  TRADING OF SWAPS. The Partnership infrequently enters into swap and similar transactions involving or relating to interest rates, currencies, securities interests, commodities interests, indices, prices, or other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows (and sometimes principal amounts) measured by different interest rates, exchange rates, indices, or prices, with payments generally calculated by reference to a principal ("notional") amount or quantity. Swap contracts are not traded on exchanges, and as a consequence investors in such contracts do not benefit from the regulatory protections of such exchanges or the CFTC, the Securities and Exchange Commission (the "SEC"), or other governmental or regulatory authorities in any jurisdiction; rather, affiliates of banks and broker-dealers generally act as principals in these markets. Transactions in these markets present certain risks in addition to those in the futures, spot, forward, and option contract markets.

  1. The swap markets are generally not regulated by any United States or foreign governmental authorities. Although banks and broker-dealers, which are participants in these markets (either directly or through affiliates), are regulated in various ways by United States and foreign banking and securities authorities, such authorities generally do not regulate swap transactions.

  2. There are no limitations on daily price movements in swap transactions.

  3. Speculative position limits are not applicable to swap transactions, although the counterparties with which the Partnership deals may limit the size or duration of positions available to the Partnership as a consequence of credit considerations.

  4. Participants in the swap markets are not required to make continuous markets in the swap contracts they trade. Participants could refuse to quote prices for swap contracts or quote prices with an unusually wide spread between the price at which they are prepared to buy and the price at which they are prepared to sell.

  5. Trading in the swap markets usually involves the extension of credit by a participant to its counterparty. In general, the counterparties with which the Partnership trades do not require collateral deposits, although from time to time such deposits may be required of the Partnership. Similarly, the Partnership generally does not hold collateral from its counterparties.

  6. The swap markets are "principals' markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the participant has entered into a contract, and not of any exchange or clearinghouse. Such transactions generally do not benefit from clearinghouse guarantees, daily mark-to-market valuation and settlement of positions, segregation of monies and property, and minimum capital requirements applicable to intermediaries in certain exchange-traded markets. As a result, the Partnership is subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the counterparties with which the Partnership trades. Any such failure or refusal, whether due to insolvency, bankruptcy, default, or other cause, could subject the Partnership to substantial losses. The Partnership will not be excused from the performance of any swap contracts into which it has entered due to the default of third parties in respect of swap or other transactions which were to have substantially offset such swap contracts. The Partnership trades swap contracts only with counterparties that the General Partner believes to be creditworthy.

  7. In January 1993, the CFTC adopted regulations which provide an exemption from regulation under the Commodity Exchange Act as amended (the "CEAct") for swap transactions that meet certain specified criteria, over which the CFTC will not assert its jurisdiction or regulate such transactions as futures or commodity option contract transactions. The General Partner believes that the Partnership should be able to rely upon the exemption with regard to swap transactions entered into by it. Alternatively, the General Partner believes that the Partnership should be able to rely upon the CFTC's Statement of Policy Concerning Swap Transactions which provides a non-exclusive safe harbor for swap transactions meeting certain conditions from regulation under the CEAct, which was issued in July 1989 and remains in effect. However, the CFTC or a court could conclude in the future that swap transactions entered into by the Partnership constitute off-exchange futures contracts or commodity option contracts subject to the CFTC's jurisdiction or attempt to prohibit the Partnership from engaging in, performing, or enforcing, such transactions. If the Partnership were restricted in its ability to trade in the swap markets, the activities of the Trading Advisor, to the extent that it trades in such markets on behalf of the Partnership, might be materially adversely affected.

  TRADING OF OPTIONS. An option on a futures contract or on a physical commodity (a "commodity option") is the right (but not the obligation), purchased for a certain price (the "premium"), to either buy (a "call") or sell (a "put") the underlying futures contract or commodity on or until a certain date (the "expiration date") for a fixed price (the "strike price"). The Partnership trades commodity options. Successful commodity options trading requires many of the same skills as does successful futures contract trading. However, since specific market movements of the underlying futures contract or commodity must be predicted accurately, the risks involved are somewhat different. For example, if the Partnership buys an option (either to sell or buy a futures contract or commodity), it will pay a "premium" representing the market value of the option. Unless the price of the futures contract or commodity underlying the option changes and it becomes profitable to exercise or offset the option before it expires, the Partnership may lose the entire amount of the premium. Conversely, if the Partnership sells an option (either to sell or buy a futures contract or commodity), it will be credited with the premium but will have to deposit margin due to its contingent liability to take or make delivery of the underlying futures contract or commodity in the event the option is exercised. Traders who sell options are subject to the entire loss which occurs in the underlying futures contract or commodity (less any premium received). The ability to trade in or exercise options may be restricted in the event that trading in the underlying futures contract or commodity becomes restricted. See "THE COMMODITIES MARKETS--OPTIONS." Based on the Partnership's trading during the past two years, commodity options are expected to comprise, on average, between 5% and 30% of the Partnership's annual trading activities.

  The Partnership also periodically trades over-the-counter options with respect to United States and foreign government obligations, currencies, and other commodities. Over-the-counter options present certain additional risks to those found in exchange-traded options, similar to those risks involved in trading spot, forward, and swap contracts. These risks include lack of governmental regulation, no limitations on daily price movements, no speculative position limits, no daily mark-to-market valuation and settlement of positions, no minimum capital requirements, and because the performance of over-the-counter options is not guaranteed by a clearinghouse, the risk that counterparties will be unable to perform with respect to such options. In addition, the over-the-counter options market is a "principals' market," in which performance with respect to an option contract is the responsibility only of the counterparty with which the participant has entered into a contract, and not of any exchange or clearinghouse. As a result, the Partnership is subject to the risk of the inability or refusal to perform with respect to contracts on the part of the counterparties with whom the Partnership trades. Any such failure or refusal, whether due to insolvency, bankruptcy, default, or other cause, could subject the Partnership to substantial losses. The Partnership will not be excused from the performance of any option contract into which it has entered due to the default of third parties in respect of option or other transactions which were to have substantially offset such option contracts. The Partnership trades over-the-counter options only with banks and dealers that the General Partner has determined to be creditworthy.

  FAILURE OF BROKER OR EXCHANGE. Under CFTC regulations, futures commission merchants ("FCMs"), such as the domestic Clearing Brokers, are required to maintain customer assets in segregated accounts. If one or more of the Partnership's FCMs fails to do so, the Partnership may be subject to the risk of loss of the funds on deposit with such FCM in the event of such FCM's insolvency. In addition, under certain circumstances, such as the inability of another customer of an FCM or the FCM itself to satisfy substantial deficiencies in such other customer's account, the Partnership may be subject to the risk of loss of the funds on deposit with such FCM. In the case of any such insolvency or other customer loss, the Partnership might recover, even in respect of property specifically traceable to it, only a pro rata share of all property available for distribution to all of such FCM's customers.

  Because the Partnership may trade on foreign exchanges with or through foreign brokers or dealers, the failure or default of a foreign broker or dealer could result in the loss of Partnership funds or property on deposit with such brokers or dealers depending on the applicable laws and regulatory rules.

  BPL, as a dealer in the spot and forward contract markets, is not subject to the CEAct or similar state laws in its capacity as a dealer, and is neither registered nor required to be registered with the CFTC or any self-regulatory organization in such capacity. Moreover, no legal restrictions with regard to segregation of funds or property exist for BPL, and BPL has unrestricted use of the Partnership's funds and property on deposit with it as collateral for the Partnership's spot and forward contract trading. BPL has internal guidelines with respect to the treatment of customer funds and property. In addition, the Partnership may be subject to the risk of loss of the full value of the contracts as well as property on deposit with BPL in the case of a default by or insolvency of BPL or a counterparty of BPL, or the failure by any of them to return funds or property. See "INVESTMENT PROGRAM AND USE OF PROCEEDS."

  The Partnership is also subject to the risk of the failure of, or delay by, any of the exchanges and markets and their clearinghouses, if any, on which commodity interest contracts are traded. See "INVESTMENT PROGRAM AND USE OF PROCEEDS--INVESTMENT PROGRAM--REGULATION" and "BROKERAGE ARRANGEMENTS."

  FEES AND CHARGES. The Partnership pays brokerage commissions, option premiums, and other transaction costs to the Clearing Brokers, pays management fees to the Trading Advisor, and pays ordinary, recurring administrative, operational, legal, accounting, and auditing fees and any extraordinary expenses. In addition, the Trading Advisor is paid incentive fees based on Trading Profits earned by the Partnership. The foregoing expenses (other than incentive fees) are payable by the Partnership regardless of whether the Partnership realizes any profits. For fiscal year 1996, the Partnership paid fees and expenses of approximately $596,000 from revenues of approximately $1,417,000. The Trading Advisor was paid approximately $166,000 in incentive fees in 1996.

  The foregoing expenses (other than the incentive fee paid to the Trading Advisor) are payable by the Partnership regardless of whether the Partnership realizes any profits. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP."

  THE PARTNERSHIP MAY EXPERIENCE A HIGH TURNOVER IN INVESTMENTS. The Trading Advisor's trading strategy involves certain short-term market considerations. Accordingly, the turnover rate of the Partnership's portfolio is substantial and involves correspondingly high transaction costs. See "THE TRADING ADVISOR," and "INVESTMENT PROGRAM AND USE OF PROCEEDS."

  CONFLICTS OF INTEREST. Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership, particularly in view of the affiliation of the General Partner, Paul Tudor Jones, II, the controlling principal of the General Partner, and BPL. See "CONFLICTS OF INTEREST."

  EXPERIENCE OF AND RELIANCE ON THE GENERAL PARTNER AND THE TRADING
ADVISOR. The General Partner (and its predecessor) have operated only the Partnership and one other commodity pool. The General Partner is the key participant in the administration of the Partnership. If the General Partner were to become unable to continue as general partner, the Partnership would be terminated and dissolved, unless the Limited Partners elected another general partner and such remaining general partner elected to continue the business of the Partnership. The General Partner may withdraw from the Partnership on 90 days' written notice to the Limited Partners, and the Limited Partners may not be able to replace the General Partner prior to its withdrawal. See "THE GENERAL PARTNER" and "PERFORMANCE RECORDS OF THE PARTNERSHIP AND THE GENERAL PARTNER."

  Mr. Jones and his affiliated companies have served as pool operator and trading advisor to commodity pools, investment funds, and managed accounts since July 1984. Trading decisions made by the Trading Advisor are based on a combination of technical and fundamental analysis. The Trading Advisor plays the key role in the Partnership's trading operations. Pursuant to the Limited Partnership Agreement, the General Partner has delegated complete trading authority to the Trading Advisor. Trading decisions by the Trading Advisor do not adhere rigidly to any particular trading formula or system, but rather rely to a large extent on the knowledge, judgment, and experience of Mr. Jones and other employee traders of the Trading Advisor. If Mr. Jones were to become unavailable, there is no other person at the Trading Advisor who is designated to carry out his functions as the Partnership's principal trader. Certain employees of the Trading Advisor have been designated to liquidate all open commodity interest contract positions in all accounts (including the Partnership's account) managed or controlled by the Trading Advisor, Mr. Jones, and their affiliates upon Mr. Jones's death or disability. Such liquidation could, in the case of unprofitable positions, result in realized losses and, in the case of profitable positions, result in positions being liquidated prior to the best price being attained. If the Trading Advisor were to become unable to render trading advice to the Partnership and in the absence of any other trading advisors, open commodity interest contract positions of the Partnership would be liquidated as soon as practicable and substantial losses could be incurred.

  The profitability of technical or fundamental analysis depends upon the accurate forecasting of major price moves or trends in commodity interest contracts. However, there is no assurance that trends will develop in the markets followed by the Trading Advisor or that they will be forecast accurately. In the past, there have been periods without discernible trends, and presumably such periods will occur in the future. Even where major trends develop, their course may be shortened by outside factors, like governmental intervention. Furthermore, a limiting factor in the use of technical analysis is that such an approach requires price movement data which can be translated into price trends sufficient to dictate a market entry or exit decision. In a trendless or erratic market, a technical method may fail to identify a trend on which action should be taken or the method may react to minor price movements and thus establish a position contrary to overall price trends, which may result in losses. In addition, a technical trading method may underperform other trading methods when fundamental factors dominate price moves within a given market. A limiting factor in the use of fundamental analysis is that the analyst may not have knowledge of all of the pertinent factors affecting supply and demand of a particular commodity interest, and prices may be affected by factors which the analyst did not consider.

  The calculations which underlie the Trading Advisor's trading methods and strategies involve many variables and are determined in part by information generated by computers and charts. The use of a computer in collating information or in developing and operating a trading method does not ensure the success of the method, because a computer is merely an aid in compiling and organizing trade information. See "INVESTMENT PROGRAM AND USE OF PROCEEDS."

  INCREASED USE OF OTHER TREND-FOLLOWING SYSTEMS. Commodity interest contract trading systems, methods, and strategies employing trend-following timing signals, based either exclusively on technical analysis or on a combination of fundamental and technical analyses, are not new. There has been an increase in both the use of trend-following trading approaches in recent years and in the overall volume of trading and liquidity of the commodities markets. While the precise effect of any increase in the proportion of funds traded pursuant to trend-following trading approaches in recent years cannot be determined, any such increase could alter trading patterns or affect execution of trades to the detriment of the Partnership. See "THE TRADING ADVISOR."

  TYPES OF COMMODITY INTEREST CONTRACTS PRIMARILY TRADED BY THE TRADING ADVISOR ARE LIMITED. The Trading Advisor historically has focused the substantial majority of its trading in stock index futures contracts, interest rate futures contracts, cash currencies and currency futures contracts, precious metals futures contracts, and energy futures contracts. The Trading Advisor's style of trading is most likely to succeed in volatile markets having substantial liquidity. In the event that all or any of these markets lose their volatility or liquidity, the trading methods and strategies employed by the Trading Advisor on behalf of the Partnership may not be as successful as they have been in the past. Moreover, the concentration of investments in particular commodity interest contracts or groups of related contracts may result in larger overall losses (or gains) to the Partnership from a loss (or gain) in the trading of a particular commodity interest contract or group of related contracts than might be realized by a trading vehicle with a lesser concentration of its investments in particular commodity interest contracts or groups of related contracts. See "THE TRADING ADVISOR."

  THE PARTNERSHIP'S MARKET POSITIONS MAY LACK DIVERSITY. Because of the Trading Advisor's trading methods and strategies, the Partnership may at times have an unusually high concentration in certain types of positions. Such lack of diversification could result in greater losses than otherwise might be anticipated. See "THE TRADING ADVISOR."

  EXISTENCE OF SPECULATIVE POSITION LIMITS MAY RESTRICT THE FULL APPLICATION OF THE TRADING ADVISOR'S TRADING STRATEGIES. The CFTC and United States exchanges have established regulations referred to as "speculative position limits" or "position limits" on the maximum net long or net short speculative position which any person or group of persons may hold, own, or control in particular commodity interest contracts. Insofar as such limits exist, all commodity interest accounts owned, held, managed, and controlled (including the account of the Partnership) by the Trading Advisor, the General Partner, their principals, and their affiliates are aggregated for speculative position limit purposes. The Trading Advisor, the General Partner, their principals, and certain of their affiliates currently manage and/or advise trading accounts for other commodity pools, investment funds, and accounts which they own or control, and they intend to manage additional client and proprietary accounts in the future. Mr. Jones may allocate up to 40% of applicable speculative position limits to his own and his affiliates' proprietary accounts and the remainder among all other accounts managed or controlled by Mr. Jones, the Trading Advisor, and their affiliates, pursuant to a neutral allocation system that is designed, over time, not to favor any account managed or controlled by them.

  The Trading Advisor believes that established position limits will not adversely affect the Partnership's trading. However, it is possible that from time to time the trading decisions of the Trading Advisor may have to be modified and positions held or controlled by the Trading Advisor may have to be liquidated in order to avoid exceeding applicable position limits. Such modification or liquidation, if required, could adversely affect the performance of the Partnership. If the application of speculative position limits were to affect the Trading Advisor's trading decisions, the Trading Advisor would attempt to modify its recommendations in such a manner so as not to affect disproportionately the performance of any one customer account compared with that of any other account managed or controlled by the Trading Advisor and its affiliates. See "CONFLICTS OF INTEREST" and "THE COMMODITIES MARKETS--SPECULATIVE POSITION LIMITS."

  Speculative position limits are not applicable to spot, forward, swap, or over-the-counter commodity option contract trading or to foreign commodity interest contract trading, although the principals with which the Partnership may trade in such markets may impose such limits as a matter of credit policy.

  LIMITED OPERATING HISTORY OF THE PARTNERSHIP. The Partnership has been trading since July 2, 1990. See "THE PARTNERSHIP," "PERFORMANCE RECORD OF THE PARTNERSHIP" and "TUDOR FUND FOR EMPLOYEES L.P. FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995 TOGETHER WITH AUDITOR'S REPORT AND UNAUDITED FINANCIAL STATEMENTS AS OF MARCH 31, 1997."

  LIMITED PARTNERS DO NOT PARTICIPATE IN MANAGEMENT. Limited Partners do not participate in the management of the Partnership or in the conduct of its business. Any such participation could subject a Limited Partner to unlimited liability as a general partner or adversely affect the status of the Partnership as a partnership for federal income tax purposes. See "THE LIMITED PARTNERSHIP AGREEMENT--MANAGEMENT OF PARTNERSHIP AFFAIRS." The Limited Partnership Agreement provides that certain actions may be taken upon the affirmative vote of Limited Partners owning more than 50% of outstanding Units then owned by Limited Partners, provided that no such action may be taken unless independent counsel approved by Limited Partners owning more than 50% of outstanding Units then owned by Limited Partners has rendered an opinion to the effect that the action to be taken will not adversely affect the classification of the Partnership as a partnership under the federal income tax laws or the status of the Limited Partners as limited partners under the Partnership Act and is permitted thereunder (or, in lieu of such an opinion, a court of competent jurisdiction renders a final order to such an effect). See "THE LIMITED PARTNERSHIP AGREEMENT--AMENDMENTS."

  LIMITED PARTNERS MAY BE REQUIRED TO WITHDRAW. Under the Limited Partnership Agreement, the General Partner may, at its sole discretion at any time upon 5 business days' written notice, require any Limited Partner to withdraw all or a portion of such Limited Partner's capital from the Partnership at any month-end. In this regard, the General Partner intends generally to require the withdrawal of a Limited Partner who ceases to be an employee of the General Partner, the Trading Advisor, any of their present or future affiliated entities, or their successors or assigns. Furthermore, the General Partner intends to require redemption in whole or in part of Units held by Plan Investor Partners if the value of such Units, when considered against pending redemptions by non-Plan Investor Partners, would equal or exceed 25% of the value of all Units then outstanding, or because such Units may be deemed to constitute assets of Plan Investor Partners under ERISA and the Code. Upon mandatory redemption, a Limited Partner will receive an amount equal to the Net Asset Value of each Unit redeemed as of the applicable redemption date, less any amount owed to the General Partner or the Partnership pursuant to the Limited Partnership Agreement.

  Such mandatory redemption may create adverse tax and/or economic consequences to the Limited Partner depending on the timing thereof. Affiliates of the General Partner have in the past required mandatory redemptions of funds managed by them in order to reduce the assets under their management, and they (and the General Partner) may do so again in the future. See "DISTRIBUTIONS" and "TRANSFERS AND REDEMPTIONS."

  INVESTMENT BY THE GENERAL PARTNER, THE TRADING ADVISOR, THEIR AFFILIATES, AND PRINCIPALS AND EMPLOYEES THEREOF. Certain principals and employees of the General Partner, the Trading Advisor, and their affiliated entities have previously subscribed for Units, and such entities and/or their principals and employees are expected to subscribe for Units during the Continuing Offering. Significant redemptions of Units held by such entities and/or their principals and employees would reduce the amount of capital available for trading, which could affect the Partnership's ability to earn profits in excess of the fees and expenses payable by the Partnership.

  PARTNERSHIP MAY BE TAXED AS A CORPORATION. The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that under current United States federal income tax (herein "federal income tax") law and regulations, the Partnership will be classified as a partnership and not as an association taxable as a corporation. This status has not been confirmed by a ruling from, and such opinion is not binding upon, the Internal Revenue Service (the "IRS"). No such ruling has been or will be requested. The facts and authorities relied upon by counsel in its opinion may change in the future. If the Partnership were taxed as a corporation for federal income tax purposes, income or loss of the Partnership would not be passed through to the Partners, and the Partnership would be subject to tax on its income at the rates of tax applicable to corporations, without any deductions for distributions to the Partners. In addition, all or a portion of distributions made to the Partners could be taxable to the Partners as dividends or capital gains. See "FEDERAL INCOME TAX ASPECTS--PARTNERSHIP STATUS."

  PARTNERS' TAX LIABILITY MAY EXCEED DISTRIBUTIONS. If the Partnership has profits for a taxable year, such profits will be taxable to the Partners in accordance with their respective distributive shares of the Partnership's profits, whether or not the profits actually have been distributed to the Partners. Accordingly, taxes payable by the Partners with respect to the Partnership's profits may exceed the amount of Partnership distributions, if any, for a taxable year. Further, the Partnership may sustain losses offsetting such profits in a succeeding taxable year, so that the Partners may never receive the profits on which they were taxed in prior years. See "THE LIMITED PARTNERSHIP AGREEMENT--SHARING OF PROFITS AND LOSSES: FEDERAL TAX ALLOCATIONS," "FEDERAL INCOME TAX ASPECTS," and "DISTRIBUTIONS."

  REDEMPTION OF UNITS MAY PRODUCE NEGATIVE TAX CONSEQUENCES. The Partnership allocates taxable gains and losses to a Limited Partner who redeems a Unit generally to the extent such Partner's capital account allocable to such Unit differs from the federal income tax basis allocable to such Unit. Because of this allocation of Partnership gain or loss upon a redemption of Units, amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not be taxable to the Partner. Apart from the special allocation upon a redemption of Units, when a Limited Partner redeems less than all of his Units, amounts received or deemed received are normally not taxable to the Partner. However, if such amounts exceed the Partner's adjusted tax basis for his Units, the excess will be taxable to him as though it were gain from the sale of his Units. A Limited Partner who redeems all of his Units will recognize gain or loss, if any, equal to the difference between the amount realized upon redemption (i.e., the Net Asset Value of the Units redeemed) and the adjusted tax basis of the Units redeemed. If all amounts reflected in the Net Asset Value of the Units redeemed have been recognized for tax purposes, a Partner's tax basis in his Units will equal the amount realized upon redemption. However, because Net Asset Value takes into account both realized and unrealized gains and losses, it is possible that the Net Asset Value of the Units redeemed will be greater or less than the Partner's tax basis in his Units, and that a Partner redeeming all of his Units will recognize gain or loss equivalent to the difference. Unlike gain or loss allocable to a Partner as his distributive share of Partnership gain or loss (including such distributive share arising from a special allocation upon redemption of Units), which retains the same character as in the hands of the Partnership, any such gain or loss (assuming the Units were held as capital assets) will generally be either long-term capital gain or loss (if the Units redeemed were held more than one year) or short-term capital gain or loss (if the Units redeemed were held for one year or less). Accordingly, this special allocation of Partnership gain or loss upon a redemption of Units may alter or modify the character of such Partner's income arising from a redemption of Units. Further, no assurance can be given that the IRS will not challenge the tax allocations (including the allocation upon redemption of Units); and if such allocations are successfully challenged, the amount of income or loss allocated to Partners may be increased or reduced, or the character of such income or loss may be modified. See "THE LIMITED PARTNERSHIP AGREEMENT--SHARING OF PROFITS AND LOSSES: FEDERAL TAX ALLOCATIONS" and "FEDERAL INCOME TAX ASPECTS."

  TAX LAWS ARE SUBJECT TO CHANGE. It is possible that the current federal income tax treatment accorded an investment in the Partnership will be modified by legislative, administrative, or judicial action in the future. The nature of additional changes in federal income tax law, if any, cannot be determined prior to enactment of any new tax legislation or administrative or judicial action. However, such legislation could significantly alter the tax consequences and decrease the after-tax rate of return of an investment in the Partnership. Prospective subscribers should seek, and must rely on, the advice of their own tax advisers with respect to the possible impact on their investments of any future proposed tax legislation or administrative or judicial action.

  DEDUCTIBILITY OF PASSIVE LOSSES MAY BE LIMITED. Losses from a passive activity ("passive losses") are generally disallowed to the extent that such losses exceed income from all passive activities ("passive income"). Pursuant to proposed and temporary United States Treasury regulations, the Partnership will not be treated as a passive activity. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction, or loss from the Partnership will not be characterized as passive income or loss, and Partnership gains allocable to the Limited Partners will not be available to offset passive losses from other investments. However, Partnership gains allocable to the Limited Partners will be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to the Limited Partners will be available to offset other income, regardless of source. See "FEDERAL INCOME TAX ASPECTS-- TAXATION OF LIMITED PARTNERS: LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES."

  DEDUCTIONS BY INDIVIDUALS FOR INVESTMENT EXPENSES MAY BE LIMITED. Certain miscellaneous itemized deductions, such as expenses incurred to maintain property held for investment, are deductible only to the extent they exceed 2% of the adjusted gross income of an individual, trust, or estate. In addition, a portion of certain itemized deductions of an individual whose adjusted gross income exceeds certain threshold amounts is disallowed. Based upon the activities of the Partnership, the General Partner has been advised by its legal counsel that expenses incurred in the commodities trading business of the Partnership should not be subject to limitations except to the extent that the IRS promulgates regulations that so provide. See "FEDERAL INCOME TAX ASPECTS--TAXATION OF LIMITED PARTNERS: LIMITED DEDUCTION OF CERTAIN EXPENSES."

  THE PARTNERSHIP'S TAX RETURNS MAY BE AUDITED. There can be no assurance that the Partnership's tax returns will not be audited by the IRS or that adjustments to such returns will not be made as a result of such an audit. If an audit results in an adjustment, the Limited Partners may be required to file amended returns (which may themselves also be audited) and to pay back taxes, plus interest. See "FEDERAL INCOME TAX ASPECTS--TAX AUDITS."

  NO ASSURANCE THAT UNITS WILL BE SOLD. Since the Continuing Offering of Units is being made by the Partnership through the Selling Agent on a best efforts basis without any firm commitment by the Selling Agent to purchase any Units, no assurance is given that any or all of the unsold Units will be sold. See "PLAN OF DISTRIBUTION."

  STATUTORY REGULATION. The Partnership is not registered as an investment company or mutual fund under the Investment Company Act of 1940 as amended (or any similar state laws), and neither the General Partner nor the Trading Advisor is registered as an investment adviser under the Investment Advisers Act of 1940 as amended (or any similar state laws). Investors, therefore, will not generally benefit from the protective measures provided by such legislation. However, in accordance with the provisions of the CEAct, the regulations of the CFTC thereunder, and the NFA rules, the General Partner is registered as a commodity pool operator (a "CPO") and a commodity trading advisor (a "CTA"), the Trading Advisor is registered as a CPO and a CTA, and the domestic Clearing Brokers are registered as FCMs, each subject to regulation by the CFTC and each a member of the NFA in its respective capacities. If the CFTC registration or NFA membership of the General Partner as a CPO were terminated, suspended, revoked, or not renewed, the General Partner would not be able to continue to operate the Partnership until such registration and membership were reinstated or until a new general partner could be admitted and registered. If the CFTC registration or NFA membership of the Trading Advisor as a CTA were terminated, suspended, revoked, or not renewed, the Trading Advisor would not be able to continue to make trading decisions for the Partnership, and the Partnership would be required to cease trading commodity interest contracts until such registration and membership were reinstated or until a new trading advisor could be retained. If the CFTC registration or NFA membership of any domestic Clearing Broker as an FCM were terminated, suspended, revoked, restricted, or not renewed, such Clearing Broker would not be permitted to effect brokerage transactions for the Partnership on United States exchanges until its registration and membership were reinstated. See "INVESTMENT PROGRAM AND USE OF PROCEEDS--INVESTMENT PROGRAM--REGULATION."

  The Partnership is not registered, by reason of an exemption, as an investment company under the Investment Company Act of 1940 as amended or similar state laws, and the Trading Advisor is not registered, by reason of an exemption, as an investment adviser under the Investment Advisers Act of 1940 as amended or similar state laws. Investors, therefore, are not accorded the protective measures provided by such legislation.

  BPL, as spot and forward contract dealer, is not registered in such capacity under the CEAct (or similar state laws). Investors, therefore, are not afforded the protective measures provided by the CEAct. See "INVESTMENT PROGRAM AND USE OF PROCEEDS--REGULATION."

  THE FOREGOING RISK FACTORS DO NOT PURPORT TO BE A COMPLETE EXPLANATION OF ALL OF THE RISKS INVOLVED IN THE OFFERING OF UNITS. PROSPECTIVE INVESTORS SHOULD READ THIS PROSPECTUS IN ITS ENTIRETY BEFORE DETERMINING WHETHER TO SUBSCRIBE FOR UNITS.

                             CONFLICTS OF INTEREST

1. RELATIONSHIP AMONG THE GENERAL PARTNER, THE TRADING ADVISOR, AND PAUL TUDOR JONES, II.

  Both the Trading Advisor and the General Partner are controlled, directly or indirectly, by Mr. Jones. The General Partner has a conflict of interest between its fiduciary duty to the Partnership to select a trading advisor in the Partnership's best interests and to monitor trading in the Partnership's account, and its interest in engaging TIC as the Partnership's Trading Advisor. As a result of the General Partner's decision to delegate complete trading authority to the Trading Advisor, the terms upon which the Trading Advisor renders services to the Partnership were not negotiated at arm's length. However, the rates for management and incentive fees paid by the Partnership are approximately one-half the rates normally charged to other customer accounts managed by the Trading Advisor and its affiliates. In addition, the Partnership does not have available an independent CPO to monitor the trading conducted for its account or to make an impartial determination whether, in certain circumstances, the engagement of an independent trading advisor or advisors would be in the best interests of the Partnership.

2. RELATIONSHIP AMONG THE GENERAL PARTNER, THE TRADING ADVISOR, BPL, PAUL TUDOR JONES, II, AND THEIR AFFILIATES.

  BPL has historically effected currency spot and forward contract transactions for the Partnership and its other customers by entering into transactions with its counterparties and corresponding back-to-back transactions with the Partnership and such other customers. Since this trading can involve the extension of credit by BPL's counterparties, BPL has required the Partnership to deposit and maintain collateral with BPL in amounts up to 20% of the Partnership's Net Assets.

3. RELATIONSHIP AMONG THE GENERAL PARTNER, THE TRADING ADVISOR, BPL, AND OTHER BROKERS.

  The Trading Advisor effects substantially all of the Partnership's spot and forward contract transactions through the execution facilities of BPL, an affiliate of the General Partner and the Trading Advisor.

  The Partnership may deposit and maintain collateral (in the form of cash or United States Government obligations) with BPL in amounts up to 20% of the Partnership's Net Assets. BPL has unrestricted use of the funds and property deposited and maintained with it as collateral. See "INVESTMENT PROGRAM AND USE OF PROCEEDS."

  Many of the employee traders of TIC who trade small portions of certain customer assets are dual employees of BPL, and thus are responsible for managing their own customer accounts as well as executing transactions for TIC's, Mr. Jones's, and their customer and proprietary accounts. There are conflicts of interest as a result of these traders having knowledge of customer and proprietary orders when they are also managing their own customer accounts. In addition, although they do not conduct such trading currently, employees of BPL have in the past, and may again in the future, trade for their own proprietary accounts or for the proprietary accounts of BPL, the General Partner, the Trading Advisor, other affiliates, or their respective principals. There are conflicts of interest as a result of such employees having knowledge of customer orders when such dual employees engage in such trading. The improper use of trading information or orders by BPL employees and TIC traders would be contrary to BPL and TIC internal guidelines and policies.

  Neither the General Partner, the Trading Advisor, nor their affiliates participate in any brokerage commissions received by the Clearing Brokers in connection with executing and clearing the Partnership's commodity interest contract transactions. Consequently, no additional conflicts of interest exist with regard to the generation of commissions for the Clearing Brokers and the fiduciary responsibilities of the General Partner and the Trading Advisor. See "BROKERAGE ARRANGEMENTS."

4. TIC AS TRADING ADVISOR.

  The Trading Advisor has a conflict of interest between its duty to maximize profits from trading and hence maximize its incentive fee, and the possible desire of the Trading Advisor to avoid taking risks which might reduce the assets of the Partnership and consequently reduce the management fee payable to it. In addition, by reason of payment to the Trading Advisor of a lower management fee and incentive fee that is payable from Trading Profits and only approximately one-half the rate normally charged to its customers, the Trading Advisor has a conflict of interest between its obligation to manage the Partnership's trading prudently, and the incentive created by such a fee for the Trading Advisor to make investments that are riskier or more speculative than would be the case in the absence of a low management fee or a low incentive fee.

5. PROPRIETARY TRADING BY THE GENERAL PARTNER, TRADING ADVISOR, MR. JONES, AND THEIR PRINCIPALS, AFFILIATES, AND EMPLOYEES.

  The General Partner, Trading Advisor, Mr. Jones, and certain of their principals, employees, and affiliates (collectively, the "Proprietary Traders") have in the past traded, currently trade, or may in the future trade, commodity interest contracts for their proprietary accounts. Mr. Jones trades extensively for proprietary accounts. In such proprietary trading, the Proprietary Traders may trade proprietary accounts aggressively and thus may assume more risks than the Trading Advisor normally assumes on behalf of the Partnership. Also, such proprietary trading may be conducted at brokerage commission and advisory fee rates which are substantially lower than the rates which the Partnership is charged. Accordingly, such proprietary accounts may produce trading results which are substantially different from those experienced by the Partnership. Limited Partners will not be permitted to inspect the proprietary trading records or any written policies related to such trading. See "THE TRADING ADVISOR--PROPRIETARY TRADING."

6. PRIORITY ALLOCATION OF SPECULATIVE POSITION LIMITS.

  Mr. Jones may allocate up to 40% of the applicable speculative position limits in futures contracts to his own and his affiliates' proprietary accounts and the balance among all other accounts managed or controlled by Mr. Jones, the Trading Advisor, and their affiliates, pursuant to a neutral allocation system that is designed, over time, not to favor any account managed or controlled by them.

7. MANAGEMENT OF CUSTOMER ACCOUNTS BY THE GENERAL PARTNER, THE TRADING ADVISOR, AND THEIR AFFILIATES.

  The Trading Advisor and its affiliates currently manage, and may in the future manage, the accounts of various customers other than the Partnership. Although the General Partner presently serves as commodity pool operator only to the Partnership, the General Partner may in the future serve as commodity pool operator to other pools, and may in the future manage the accounts of customers other than the Partnership. Limited Partners will not be permitted to inspect the trading records of the General Partner, the Trading Advisor, or their affiliates, or any written policies related to such trading. The trading methods and strategies that the Trading Advisor generally utilizes in managing the account of the Partnership is utilized by the Trading Advisor and its affiliates in managing the trading for certain other commodity interest-only customer accounts. Accordingly, all such accounts may be competing for the same or similar positions and, depending upon whose order is placed first, the difference in timing may result in some accounts receiving better prices than others. However, different types of accounts may be traded pursuant to different trading policies. Also, some accounts may be limited in trading in foreign markets. In addition, legal, authorization, and credit considerations may preclude certain accounts from participating in certain transactions, such as swap transactions.

  Certain employees of the Trading Advisor and its affiliates (other than Mr. Jones) manage other customer accounts. The records of such trading or any written policies related to such trading will not be available for inspection by the Limited Partners. The trading methods and strategies that such employees utilize and the markets in which they trade may be similar to, or different from, the trading methods, strategies, and markets utilized by Mr. Jones, and the trading performance of such accounts may differ significantly from the performance of the customer accounts managed by Mr. Jones. All such accounts may be competing for the same or similar positions and, depending on whose order is placed first, the difference in timing may result in some accounts receiving better prices than others. Alternatively, such accounts may be taking opposite positions to one another.

8. OTHER ACCOUNTS CARRIED BY BROKERS.

  The Clearing Brokers utilized by the Partnership also serve as brokers, dealers, or counterparties for other customers of the Trading Advisor and its affiliates and for proprietary accounts of the Trading Advisor, Mr. Jones, and their affiliates, principals, and employees. In addition, the Clearing Brokers and their respective principals, directors, officers, employees, and affiliates may from time to time trade commodity interest contracts for their proprietary accounts or for customer accounts which they control or manage. In addition, the Clearing Brokers are large commodities brokers handling substantial customer business in commodity interest contracts, including other commodity pools and investment funds. Thus, each Clearing Broker may execute transactions for the account of the Partnership in which the other parties to the transactions are the Clearing Broker's principals, directors, officers, employees, affiliates, customers, or correspondents. Such persons might also compete with the Partnership in bidding on purchases or sales of commodity interest contracts without knowing that the Partnership is also bidding. Transactions for the principals, directors, officers, employees, affiliates, customers, and correspondents of a Clearing Broker might be executed when similar trades for the Partnership are not executed or are executed at less favorable prices. The operating policies of each Clearing Broker generally require that orders be transmitted in the sequence received regardless of customer size or identity, and consequently an order placed before an order for the Partnership may be executed at a better price than the Partnership's order due to market changes. Also, an order placed for a small number of positions may be executed at a better price than a larger order for the Partnership. For these reasons, it is possible that transactions might be executed for other persons, including parties related to a Clearing Broker, when similar orders for the Partnership are not executed or are executed at less favorable prices. See "CONFLICTS OF INTEREST--RELATIONSHIP AMONG THE GENERAL PARTNER, THE TRADING ADVISOR, BPL, AND THE OTHER BROKERS."

  Neither the General Partner, the Trading Advisor, nor their affiliates participate in any brokerage commissions received by the Clearing Brokers in connection with executing and clearing the Partnership's commodity interest contract transactions. See "BROKERAGE ARRANGEMENTS."

9. DUTIES TO MARKETS AND INDUSTRY ASSOCIATIONS.

  Certain principals of the General Partner and its affiliates currently serve, and may in the future serve, on various committees and boards of commodity exchanges, the Futures Industry Association, the NFA, and other related associations. In such capacity, they assist in establishing rules and policies and have a fiduciary duty to the exchanges and associations on which they serve and are required to act in the best interests of such organizations. Such rules and policies, while generally enacted for the betterment of the commodities industry as a whole, on occasion may be adverse to the interests of the Partnership.

                            FIDUCIARY RESPONSIBILITY

  In evaluating the foregoing conflicts of interest, prospective investors should be aware that the General Partner has a responsibility to the Limited Partners to exercise good faith and fairness in all dealings affecting the Partnership. The responsibility of a general partner to limited partners is an evolving area of the law, and Limited Partners who have questions concerning the responsibilities of the General Partner should consult their own legal counsel. In the event that a Limited Partner believes that the General Partner has violated its responsibilities, he may seek legal relief for himself and other similarly situated Limited Partners or on behalf of the Partnership under applicable law to recover damages from, or to require an accounting by, the General Partner.

  Limited Partners should be aware that the performance by the General Partner of its fiduciary duty to the Partnership will be measured by the terms of the Limited Partnership Agreement as well as by applicable law. Limited Partners also are afforded certain rights to institute reparations proceedings under the CEAct against the General Partner, the Trading Advisor, or the Clearing Brokers for violations of the CEAct or any rule, regulation, or order of the CFTC. A Limited Partner also may institute legal proceedings in court against the General Partner, the Trading Advisor, or the Clearing Brokers for certain violations of the CEAct or the rules, regulations, or orders of the CFTC. Excessive trading of the Partnership's account may constitute a violation of the antifraud provisions of the CEAct. Limited Partners should be aware that it may be difficult to establish that excessive trading has occurred due to the broad trading authority given to the Trading Advisor under the Management Agreement, the broad discretion given to the General Partner in the Limited Partnership Agreement to enter into the Management Agreement, exculpatory provisions in the Management Agreement and the Limited Partnership Agreement, and the relative dearth of judicial decisions providing standards defining excessive trading. See "THE MANAGEMENT AGREEMENT" and "THE LIMITED PARTNERSHIP AGREEMENT."

  Under the exculpatory provisions of the Limited Partnership Agreement, neither the General Partner nor its affiliates will be liable to the Partnership or any of the Limited Partners except for any act, omission, conduct, or activity (i) not taken in good faith, in a manner reasonably believed to be within the scope of the authority granted to such person by the Limited Partnership Agreement or by law or by the consent of the Limited Partners, or in the best interests of the Partnership, or (ii) which constituted negligence, misconduct, or breach of fiduciary duty.

  The Partnership has agreed to indemnify the General Partner and its affiliates from and against any loss, liability, damage, cost, and expense resulting from any demand, claim, or lawsuit (other than actions brought by a Limited Partner in the right of the Partnership) relating to the business or activities undertaken by them on behalf of the Partnership or acts, omissions, conduct, or activities by the General Partner in its capacity as such, provided that the acts, omissions, conduct, or activities of such person did not constitute misconduct, negligence, or breach of fiduciary responsibility and was done in good faith, in the reasonable belief that it was within the scope of the authority granted by the Limited Partnership Agreement or by law or by consent of the Limited Partners, and in the best interests of the Partnership. In any action brought by a Limited Partner in the name of the Partnership to which the General Partner or any other person indemnified pursuant to the foregoing provisions are party defendants, any such person will be indemnified by the Partnership only to the extent and subject to the conditions specified in the Partnership Act. Also, no indemnification of the General Partner or its affiliates by the Partnership will be permitted for any loss, liability, damage, cost, or expense resulting from liabilities incurred for violation of federal or state securities laws.

                                THE PARTNERSHIP

  The Partnership was formed as a limited partnership on November 22, 1989 pursuant to the Partnership Act and was capitalized on that date with the contributions of $1,000 by the General Partner and $1,000 by a principal of the General Partner (as initial Limited Partner).

  During the Initial Offering Period (June 22, 1990 through June 30, 1990), the Partnership solicited subscriptions for up to 10,000 Units at an offering price of $1,000 per Unit. At the initial closing held on July 2, 1990 (the "Initial Closing"), the Partnership sold 421 Units to qualified employees for an aggregate purchase price of $421,000. At the Initial Closing, the General Partner contributed to the Partnership an additional $399,000 (which with the General Partner's initial capital contribution of $1,000 aggregated a capital contribution of $400,000), which exceeded the minimum capital contribution requirement applicable to it. Accordingly, the Partnership commenced trading operations on July 2, 1990 with Net Assets of $821,000, or $1,000 Net Asset Value per Unit.

  Following the Initial Closing, a total of 9,579 of the 10,000 registered Units remained unsold. In July 1990, the Partnership commenced the Continuing Offering of the unsold Units, at an offering price equal to 100% of the Net Asset Value of a Unit as of the opening of business on the date of the Quarterly Closing at which such Units are sold. Following the April 1, 1997 closing, 3,108 Units of Limited Partnership Interest were outstanding, with 7,451 Units having been sold, 2,549 of the 10,000 registered Units remaining unsold, 4,351 of the sold Units having been redeemed, and 9 Units having been allocated to the TIC 401(k) Plan as a consequence of the Trading Advisor's waiver of management fees and incentive fees attributable to Units held by the TIC 401(k) Plan. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--FEES FOR PLAN INVESTOR PARTNERS." In addition, as of that date and the date of this Prospectus, the General Partner held an aggregate of 197 Units of General Partnership Interest. (For purposes of the foregoing, the number of Units has been rounded to the nearest whole unit.) The Continuing Offering will continue until the maximum of 10,000 Units is sold, unless the General Partner sooner withdraws or otherwise discontinues the offering of Units.

  The Units purchased and paid for pursuant to the Continuing Offering will be fully paid and non-assessable. The liability of a Limited Partner is limited to his unredeemed capital contribution, undistributed profits, if any, and under certain circumstances any distributions and redemptions received together with interest thereon. See "SUMMARY OF PROSPECTUS--INVESTMENT REQUIREMENTS," "THE LIMITED PARTNERSHIP AGREEMENT--NATURE OF THE PARTNERSHIP," and "SUBSCRIPTION PROCEDURE."

  The actual performance record of the Partnership from January 1, 1992 through March 31, 1997 is set forth under "PERFORMANCE RECORD OF THE PARTNERSHIP." APPENDIX A hereto sets forth the complete actual performance record of the Partnership from July 2, 1990 (commencement of trading) through March 31, 1997. See also, "CAPITALIZATION" and "TUDOR FUND FOR EMPLOYEES L.P. FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995 TOGETHER WITH AUDITOR'S REPORT AND UNAUDITED FINANCIAL STATEMENTS AS OF MARCH 31, 1997."

                   DESCRIPTION OF CHARGES TO THE PARTNERSHIP

  The Partnership is subject to substantial charges which are described below.

    RECIPIENT          NATURE OF CHARGE               AMOUNT OF CHARGE
    ---------          ----------------               ----------------
Trading Advisor... Management fee            1/12 of 2% per calendar month (a
                                             2% annual rate) of the
                                             Partnership's adjusted Net Assets
                                             (as defined in the "GLOSSARY").
                   Incentive fee             12% of Trading Profits (as defined
                                             in the "GLOSSARY") earned by the
                                             Partnership as of the end of each
                                             calendar quarter.
Clearing Brokers.. Brokerage fees            Rates of between $9 and $15 per
                                             roundturn for futures and options
                                             trades on United States exchanges
                                             (such rates include all
                                             transaction costs in connection
                                             with trading activities, including
                                             floor brokerage, exchange,
                                             clearing, clearinghouse, and NFA
                                             fees). For trades effected on
                                             exchanges and markets located
                                             outside the United States, rates
                                             per transaction are generally
                                             higher than the rates for
                                             transactions on United States
                                             exchanges.
Others............ Ordinary operating        Actual expenses incurred.
                   expenses (including
                   escrow agent costs) and
                   extraordinary expenses.

  1. Management Fee. The Partnership pays the Trading Advisor a monthly management fee equal to 1/12 of 2% of the Partnership's adjusted Net Assets (as defined in the "GLOSSARY") as of the end of each calendar quarter (a 2% annual rate), without regard to the profitability of the Partnership. As described under "Fees For Plan Investor Partners" below, the Trading Advisor does not receive management fees attributable to Units held by Plan Investor Partners. For purposes of calculating the management fee, the Partnership's month-end Net Assets are determined before any incentive fees are accrued to the Trading Advisor as of such month-end and before any distributions and redemptions are accrued as of such month-end. In 1996, the Partnership paid approximately $206,000 in management fees.

  If the Management Agreement with the Trading Advisor is terminated on a date other than the end of a calendar month, the management fee payable to the Trading Advisor will be determined as if such termination date were the end of a month, but such fee will be prorated based on the ratio that the number of calendar days in the month through the termination date bears to the total number of calendar days in the month.

  2. Incentive Fee. The Partnership pays the Trading Advisor a quarterly incentive fee equal to 12% of "Trading Profits," if any, earned on the Partnership's assets as of the end of each calendar quarter. As described under "Fees For Plan Investor Partners" below, the Trading Advisor does not receive incentive fees attributable to Units held by Plan Investor Partners. The term "Trading Profits" is defined in the Management Agreement with the Trading Advisor and in the "GLOSSARY." Because incentive fees are paid to the Trading Advisor on a quarterly basis, the Trading Advisor could receive substantial fees during a year even though the Partnership incurs a net loss for the year. In 1996, the Partnership paid approximately $166,000 in incentive fees.

  3. Brokerage Commissions. Commodity brokerage commissions for trades on exchanges which are generally paid on the completion or liquidation of a trade are referred to as "roundturn commissions," and cover both the initial purchase (or sale) of a commodity interest contract and the subsequent offsetting sale (or purchase) of such contract. If a trader closes out a position which involves, for example, 50 futures contracts, he is charged for 50 roundturn commissions, irrespective of whether or not the position is closed out in a single transaction. In the case of options contracts, a "halfturn" brokerage commission is generally charged for the establishment of a position, and another halfturn commission is charged for the liquidation of such position.

  The Partnership pays the Clearing Brokers brokerage commissions for trades on United States exchanges at rates of between $9 and $15 per roundturn for futures and options trades (such rates include floor brokerage, exchange, clearing, clearinghouse, and NFA fees). For trades effected on exchanges and markets located outside the United States, the Partnership pays the Clearing Brokers brokerage commissions at rates per transaction which are generally higher than the rates for transactions on United States exchanges, and commissions for trades on foreign exchanges and markets are subject to fluctuations in exchange rates and additional regulatory fees and charges.

  Brokerage commissions and fees are subject to change from time to time as mutually agreed between the General Partner and the applicable broker or dealer. The General Partner anticipates that the Partnership will normally pay annually up to approximately 2% of its average annual Net Assets in brokerage commissions and other transaction costs and charges. In 1996, the Partnership paid approximately $123,000 in brokerage commissions and fees and other transaction costs and charges.

  4. Other Expenses. The Partnership pays its ordinary operating expenses, including expenses for services provided to the Partnership by third parties (whether or not affiliated with the General Partner) selected by the General Partner. Such expenses include legal, accounting, escrow, auditing, record keeping, administration, computer, and clerical expenses, expenses incurred in preparing, printing, and mailing reports and tax information to Limited Partners and regulatory authorities, expenses of printing and mailing registration statements, prospectuses, and reports to Limited Partners (but not for solicitation purposes and not the expenses of preparing such registration statements and prospectuses, all of which are paid by the General Partner), expenses for specialized administrative services, other printing and duplication expenses, other mailing costs, and filing fees. In 1996, the Partnership paid approximately $101,000 in such other expenses.

  The Partnership will also pay any extraordinary expenses it may incur. The General Partner is not reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for the Partnership's operations and the administration of the sale and redemption of Units, nor for the Continuing Offering costs paid by the General Partner. All expenses of the Partnership are billed directly to and paid directly by the Partnership. See "PERFORMANCE RECORD OF THE PARTNERSHIP" and "TUDOR FUND FOR EMPLOYEES L.P. FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995 TOGETHER WITH AUDITOR'S REPORT AND UNAUDITED FINANCIAL STATEMENTS AS OF MARCH 31, 1997."

  5. Fees For Plan Investor Partners. Because of constraints under ERISA and the Code, TIC has irrevocably waived, disclaimed, and renounced its right to receive management fees and incentive fees attributable to Units held by the TIC 401(k) Plan, or any pension, retirement, or other employee benefit plan established for employees of TIC or its affiliates or their present or future affiliates, successors, or assigns ("Plan Investor Partners"). As a consequence of such waiver, disclaimer, and renunciation, and pursuant to the terms of the Limited Partnership Agreement, the capital accounts of Plan Investor Partners will not be charged for management fees or incentive fees payable to TIC, and the number of Units held by each Plan Investor Partner will be restated as necessary to equate the per Unit value of such Plan Investor Partner's capital account with the per Unit value of a non-Plan Investor Partner's capital account.

  6. Breakeven Analysis.

Initial Selling Price per Unit(1)................................... $1,000.00
Trading Advisor's Management Fee(2).................................     20.00
Fund Operating Expenses(3)..........................................     10.00
Brokerage Commissions and Trading Fees(4)...........................     20.00
Less Interest Income(5).............................................    (30.00)
Amount of Trading Profits required for the Net Asset Value of a
 Unit, at the end of one year, to equal the Initial Selling Price
 per Unit(6)........................................................ $   20.00
Percentage of Initial Selling Price per Unit........................      2.00%

--------
(1) Investors initially purchased Units at $1,000.00 per Unit. Units are currently purchased at the Partnership's month-end Net Asset Value per Unit.
(2) The Trading Advisor is paid a monthly management fee of 1/12 of 2% of the adjusted Net Assets of the Partnership (a 2% annual rate).
(3) The Partnership's annual operating expenses are expected to amount to approximately 1% of the average annual Net Assets of the Partnership.
(4) Annual brokerage commissions and trading fees are estimated at up to 2% of the average annual Net Assets of the Partnership.
(5) The Partnership earns interest estimated at 3% on margin deposited with its brokers and dealers.
(6) Trading Profits are net of all of the expenses described above. Therefore, there is no Trading Advisor incentive fee at the break-even point.

                               ----------------

  Except as described herein, the Partnership does not make payments to the Trading Advisor or the General Partner in respect of fees, commissions, or other expenses. As a result of the General Partner's ownership interest in the Partnership, the General Partner receives its pro rata share of allocations of items of Partnership income, loss, deduction, and credit, and of distributions. The General Partner's pro rata share of such allocations and distributions is based on its relative capital account. See "DISTRIBUTIONS" and "THE LIMITED PARTNERSHIP AGREEMENT--SHARING OF PROFITS AND LOSSES: MONTHLY ALLOCATIONS."

  The General Partner is required to furnish to each Limited Partner monthly statements of account describing the performance of the Partnership and setting forth management and incentive fees, brokerage commissions and fees, and other expenses incurred or accrued by the Partnership during the month, and certain other information. In addition, the General Partner is required to furnish an annual report of the Partnership, certified by an independent public accountant and including financial statements, within 90 days of the close of each fiscal year. See the annexed Annual Report of the Partnership for the 1995 and 1996 fiscal years, beginning on Page F-1. See also "THE LIMITED PARTNERSHIP AGREEMENT--REPORTS TO LIMITED PARTNERS."

                     INVESTMENT PROGRAM AND USE OF PROCEEDS

INVESTMENT PROGRAM

  Description Of Commodities Traded. TIC monitors virtually all commodities actively traded on organized exchanges throughout the world. TIC normally trades at any given time contracts for between 5 and 30 types of commodities, although this number may vary substantially from time to time based on the various factors described below. TIC trades contracts involving and relating to financial instruments, currencies, precious metals, energy products, money market instruments, government and government agency debt obligations, stock, financial and economic indices, agricultural and tropical items, and energy and industrial items. Historically, however, TIC has concentrated its commodity interest contract trading in currencies and futures contracts thereon, financial futures, stock index futures, energy futures and precious metals and futures contracts thereon.

  TIC may trade for the Partnership any of the commodity interest contracts which are now, or may hereafter be, offered for trading on United States, foreign, and international exchanges and markets. At any time in its sole discretion, TIC may add or drop commodity interest contracts from the portfolio it trades. In addition, TIC in its sole discretion may trade newly-designated commodity interest contracts for the Partnership's accounts.

  TIC trades the world's commodities markets (particularly currencies, stock index futures contracts, interest rate futures contracts, and metals) on a 24-hour basis, and may trade on foreign exchanges and markets when United States exchanges are closed. From time to time, TIC converts cash transactions into futures contract positions.

  TIC continuously reviews the volatility, liquidity, and risk associated with the various commodities markets and, based upon its judgment, determines the commodities that it will trade and the quantity of contracts it will buy or sell of each. TIC normally attempts to maintain balance in an account among the different commodity interest contracts traded, although diversification of a portfolio is not a primary factor in TIC's trading approach. However, if TIC believes that a particular commodity interest or group of related commodity interests has significant profit potential, TIC may concentrate assets in that area. For example, during 1987 TIC invested up to 90% of customer portfolios in contracts relating to currencies, United States Treasury bonds, and the S&P 500 Stock Index.

  Description Of Commodity Interest Contract Trading Methods And
Strategies. TIC employs the trading methods and strategies developed by Mr. Jones, who is and has always been the principal commodity interest trader for TIC's futures related customer accounts. TIC's trading decisions do not adhere rigidly to any particular trading formula or system devised by TIC or Mr. Jones, but rather rely on the knowledge, judgment, and experience of Mr. Jones and the other employee traders of TIC. TIC's trading methods are generally discretionary and subjective. In arriving at trading decisions, TIC and its employee traders may use a combination of trend-following techniques and technical and fundamental analyses. However, regardless of the method or strategy used, all trading decisions are governed by a disciplined system of risk management. Since the trading methods utilized by TIC are proprietary and confidential, the discussion that follows is of a general nature and not intended to be exhaustive.

  Generally, TIC and its affiliates attempt to trade all commodity interest only customer accounts based on similar trading methods, strategies, and policies. However, various factors affecting different types and sizes of accounts may require strategies or methods for some accounts to be adjusted. For example, some accounts may be precluded from trading in foreign markets. Also, legal, authorization, and credit considerations may preclude certain accounts from participating in certain transactions, such as swap transactions.

  TIC, from time to time at its sole discretion, may refine or change its trading methods and strategies (including technical and fundamental trading factors or analyses, commodity interest contracts traded, and money management principles utilized) without prior notice to, or approval by, the Partners. There can be no assurance that TIC's approach to trading will yield the same results as it has in the past.

  TIC and its affiliates actively trade proprietary capital in the financial markets, engage in investment management and advisory activities for customers, and serve as general partner of and/or advisor to different investment vehicles. Each proprietary and customer account may have different investment goals, objectives, strategies, parameters, and levels of aggressiveness, leverage, and risk. In some cases, it will be appropriate for TIC or its affiliates to employ comparable trading approaches for a number of different accounts. For example, the trading approaches which TIC or its affiliates may employ in trading proprietary or other customer accounts may include employing investment strategies which are even more speculative, aggressive, or leveraged than those employed on behalf of the Partnership, engaging in experimental trading and investment strategies, or testing the price movement in certain markets. TIC and its affiliates have adopted guidelines and procedures relating to all accounts managed or controlled by them which are designed, subject to different trading approaches being employed for different accounts due to differences in investment objectives and risk tolerances, not to favor any account managed or controlled by them over any other account.

  Trading results experienced by the Partnership may be substantially different from trading results experienced in proprietary and other customer accounts, including for the reasons set forth above. Limited Partners will not be permitted to inspect trading records pertaining to proprietary or other customer accounts or any written policies related to such trading.

  Goal Of Trading. TIC's trading objective for the Partnership is the gradual and consistent appreciation of assets through the speculative trading of commodity interest contracts. The success of TIC's trading depends largely on the ability of the trading methods and strategies utilized by it to anticipate market trends and effect the purchase and sale of commodity interest contracts accordingly. The trading strategy utilized by TIC is premised on two factors integral to any consistently profitable trading strategy:

    1. a higher than average probability that a commodity interest contract price move can be anticipated, measured, and captured; and

    2. the assignment of realistic risk definition and control upon initiating a commodity interest contract position.

TIC recognizes that a profitable commodity interest contract transaction depends on accurate price prediction in conjunction with a practical system of risk management.

  Use Of Technical And Fundamental Analyses. There are generally two ways of attempting to forecast price behavior in the commodities markets--"technical" and "fundamental" analysis. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting supply and demand for a particular commodity. Consequently, only a detailed analysis of, among other things, actual daily, weekly, and monthly price fluctuations, volume variations, and changes in open interest are of predictive value when determining the future course of price movements. Trading recommendations are generally based on computer-generated signals, chart interpretation, mathematical measurements, or a combination of such items. As an example with respect to a financial commodity interest, one set of technical procedures might evaluate the following factors, among others, on a daily basis: (1) the price trends of the financial commodity interest and the levels at which to initiate new positions and terminate old positions; (2) the volatility that the financial commodity interest has displayed in the past; (3) the condition of the financial commodity interest market being traded in terms of whether it is a trending market or an erratic and non-trending market; and
(4) the state of the financial commodity interest market in terms of determining the proper points for initiating new positions and allowing increases in existing commitments.

  Fundamental analysis, on the other hand, is based upon the study of the external factors that affect the supply and demand of a particular commodity interest in order to predict future prices. Such factors might include interest rates, weather, crops, the economics of a particular commodity interest, governmental policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect, that information is not assimilated or disseminated, and that econometric models can be constructed that generate equilibrium prices that may indicate current prices are unsustainable. As an example with respect to an agricultural commodity interest, some of the fundamental factors that affect the supply of soybeans include the acreage planted, crop conditions (drought, flood, disease, etc.), labor disputes affecting planting, harvesting, and distribution, and the previous year's crop carryover. The demand for soybeans consists of usage and exports, which are affected by general world economic conditions and the cost of soybeans in relation to the cost of competing food products.

  TIC utilizes aspects of both technical and fundamental analyses in its approach to trading the commodities markets. Fundamentals are assessed to determine the likely price direction of a particular commodity interest, while computer studies in conjunction with chart interpretation and mathematical measurements are used for market timing. All available information on a particular commodity interest is collated, its relative importance weighed, and situations targeted where the relevant fundamental and technical factors tend to collectively indicate price movement in the same direction. Each commodity interest monitored by TIC is graded informally based on a continually evolving model of critical price determining factors which TIC has selected over the years and which it believes have a relevant or controlling influence on current markets. Positions normally are taken only when very bullish or very bearish trends are registered, but trade initiation is at the sole discretion of Mr. Jones and the other employee traders and may be at odds with any trading strategy to which TIC historically has adhered. See "PRINCIPAL RISK FACTORS-- EXPERIENCE OF AND RELIANCE ON THE GENERAL PARTNER AND THE TRADING ADVISOR."

  Use Of Trend-Following Analysis. TIC's trading strategy attempts to detect trends in price movements for the commodity interests it monitors. TIC's trading strategy normally seeks to establish positions and maintain such positions while the particular market moves in favor of the position, and to exit the particular market and/or establish reverse positions when the favorable trend either reverses or does not materialize. TIC's trading strategy normally is not successful if a particular market is moving in an erratic and non-trending manner or if a market moves in a direction opposite to that predicted by TIC.

  Subject to the foregoing, TIC normally initiates positions only when the price of a particular market and/or a particular commodity interest is moving in the direction predicted by it. A corollary of this approach is that TIC normally avoids initiating positions in flat or trendless markets, and from time to time may liquidate all existing positions in and withdraw from a particular market or all markets. However, when TIC's analysis of the fundamentals of a particular market indicates a change in the price trend of the market, TIC may initiate positions that are counter to the trend then in effect. However, given the importance placed on participating in sustained trends, a large countertrend position is normally initiated only when clear stop-loss chart points exist to limit losses and when the charts and price movement indicate strong signs of a reversal in prices.

  Emphasis On Risk Management. Risk control is a very important aspect of TIC's trading methods. Risk control is sometimes exercised by limiting the overall number of trades in each market and across all markets. However, TIC is an aggressive trader and more often controls risks through the use of close protective stops than through broad diversification--i.e., TIC identifies a predetermined level of loss at which point it will liquidate a position to limit losses if the market moves in the direction contrary to TIC's expectations. TIC's normal policy is that, when positions are initiated, protective stops are identified simultaneously and held by TIC's trading desk to limit losses in case of adverse price movement, although TIC may at times deviate from that policy.

  Use Of Risk Units. TIC initiates, adds, and exits positions in terms of risk units. A risk unit is defined as the number of commodity interest contracts that would result in realization of a 1% loss in the value of the portfolio in the event of an average worst-case scenario in either intraday or overnight price volatility. The number of risk units used depends on the average volatility of the market, which is determined by computing the average daily dollar net difference from either the high-to-low price intraday, or the maximum net change interday from the previous day's close, whichever is the greater. This average volatility is calculated over a variety of time periods. Mr. Jones determines the optimal time period and thus the actual volatility measure used.

  Limits On Daily Exposure. TIC determines the size of any particular position based on the amount of capital under management and the recent volatility of the commodity interest contract traded. Daily exposure is normally limited to 1% of equity, but may range from .25% to 6% of the beginning equity for the month for any one commodity interest on an intraday or overnight position. In extraordinarily volatile markets, daily exposure could range materially higher. Under certain market conditions, including but not limited to an abrupt increase in margins required by an exchange or its clearinghouse or an inability to liquidate open positions because of daily price fluctuation limits, TIC may commit a significant amount of equity as margin for a given commodity interest contract.

  TIC estimates that on average approximately 20% to 50% of the Partnership's Net Assets have normally been committed as margin for commodity interest contracts, although this percentage may vary widely.

  Tendency For Active Trading. TIC is a very active trader with an intentionally short-term approach to the markets. Accordingly, TIC's trading often results in high account activity and total transaction charges commensurate with such activity. In the past, annual brokerage commissions for TIC's customer accounts have averaged approximately 5% of the average annual net asset value of such accounts. However, neither TIC, Mr. Jones, nor any of their affiliates has any interest (financial or otherwise) in the generation of brokerage commission revenue by the Partnership. See "CONFLICTS OF INTEREST."

  At times, TIC initiates positions in a series of trades in respect of a commodity interest contract, each one linked to the preceding one. Normally, after an initial position is taken, a second or subsequent position is not added unless the preceding position is profitable. Liquidating stop-loss orders normally are placed at the entry point of the first position. If a trade is profitable, profits normally are accepted on most positions at a predetermined price objective, with the remaining positions left open to track some trend-following strategy. Usually, trades by TIC are initiated and closed out in one to five days.

  As described above, trading decisions by TIC rely to a great extent on the knowledge, judgment, and experience of Mr. Jones. If Mr. Jones were to become unavailable, there is no other person designated to carry out his functions as the Partnership's principal trader. Certain employees of TIC have been designated to liquidate all open commodity interest contract positions in all accounts (including the Partnership's accounts) managed or controlled by TIC upon Mr. Jones' death or disability. Such liquidation could result in realized losses (in the case of unprofitable positions) or result in positions being liquidated prior to the best price being attained (in the case of profitable positions).

  Description Of Orders And Order Placement. Mr. Jones determines the timing and method by which orders are placed by TIC with brokers. Mr. Jones also selects the types of orders placed. Executions for a customer's account may be made during the day: (1) on a "stop" basis, where an order becomes a market order when the specified stop price is reached; (2) on an "at market" basis, where the order is executed as soon as possible after being received on the floor of the exchange; (3) on a "limit" basis, where an order is placed to buy or sell at a specified price or better than the specified price; or (4) on a "closing price" basis, which is a contingent order based on the closing range of the market. Order placement varies in accordance with the type of market encountered and the type of order that can be used on the exchange on which a particular commodity interest contract is traded, and is not limited to those described above.

  Normally, Mr. Jones' or TIC's execution desks place orders for customer accounts, as well as for proprietary accounts directly with exchange floor brokers. When an order for proprietary accounts is placed at the same time as an order for customer accounts, the filled order is allocated among all such accounts, including proprietary accounts, in a neutral manner that is designed, over time, not to favor any account managed or controlled by Mr. Jones, TIC, or their affiliates. Thus, proprietary account orders are filled in the same manner as customer orders.

  Trading Policies. The General Partner requires the Trading Advisor to follow, and monitors its compliance with, such trading policies as the General Partner may determine in its sole discretion from time to time, as well as the following trading policies (the "Trading Policies"):

    (1) The Partnership will not borrow or lend money to any Partner or other person, except that the foregoing does not prohibit: (A) depositing margin with respect to the initiation and maintenance of commodity interest contract positions; (B) obtaining and utilizing lines of credit for the trading of spot and forward contracts, currency contracts, swaps, and related contracts and entering into guarantees, arrangements, and agreements in connection therewith; or (C) guaranteeing obligations of any person or entering into any other arrangement or agreement as contemplated in the Limited Partnership Agreement.

    (2) The Partnership will not permit "churning" of the Partnership's assets.

    (3) The Partnership will not employ the trading technique commonly known as "pyramiding," in which the speculator uses unrealized profits on existing positions in a given commodity interest contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related commodity interest contract. However, open trade equity (i.e., the profit or loss on an open commodity contract position) may be taken into account when determining the size of positions to be taken in all commodity interest contracts, and the Partnership may add to existing commodity interest contract positions in its portfolio provided that such action is consistent with the foregoing restriction.

  The General Partner will not approve any material change in the foregoing three Trading Policies without obtaining the prior written approval of Limited Partners owning more than 50% of the Units then owned by the Limited Partners.

  Regulation. Commodity exchanges in the United States are subject to regulation under the Commodity Exchange Act as amended (the "CEAct") by the Commodity Futures Trading Commission (the "CFTC"), the governmental agency having responsibility for the regulation of commodity exchanges and futures and option contract trading conducted thereon. The function of the CFTC is to implement the objectives of the CEAct of preventing price manipulation and excessive speculation and promoting orderly and efficient markets. Such regulations, among other things, provide that trading in futures contracts must be on exchanges designated as "contract markets," and that all trading on such exchanges must be done by or through exchange members. In addition, the various exchanges themselves exercise regulatory and supervisory authority over their member firms.

  The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators ("CPOs") and commodity trading advisors ("CTAs"), and has adopted regulations with respect to certain of such persons' activities. Under the CEAct, a registered CPO, such as the General Partner, is required to make annual filings with the CFTC describing its organization, capital structure, management, and controlling persons. In addition, the CEAct authorizes the CFTC to require and review books and records of, and documents prepared by, a registered CPO. Pursuant to such authority, the CFTC requires a registered CPO to keep accurate, current, and orderly records with respect to each pool it operates. The CFTC may suspend the registration of a CPO (i) if the CFTC finds that the CPO's trading practices tend to disrupt orderly market conditions, (ii) if any controlling person of the CPO is subject to an order of the CFTC denying such person trading privileges on any exchange, and (iii) in certain other circumstances. Suspension, restriction, or termination of the General Partner's registration as a CPO would prevent the General Partner from operating the Partnership until such time, if any, as such registration was reinstated or until a new or successor general partner was elected and registered, and might result in the termination of the Partnership. The Partnership itself is not registered with the CFTC in any capacity. The CEAct gives the CFTC similar authority with respect to the activities of CTAs, such as the Trading Advisor. If the registration of the Trading Advisor as a CTA were terminated, restricted, or suspended, the Trading Advisor would be unable, until such time, if any, as such registration was reinstated, to render trading advice to the Partnership, which would have to cease trading activities until such time, if any, as such registration was reinstated or until another CTA was retained.

  The CEAct requires all futures commission merchants ("FCMs"), such as the domestic Clearing Brokers, to meet and maintain specified fitness and financial requirements, segregate customer funds from proprietary funds, account separately for customers' funds and positions, and maintain specified books and records open to inspection by the CFTC staff. (The CFTC has similar authority over "introducing brokers" ("IBs"), i.e., persons who solicit or accept orders for trades, but who do not accept margin deposits for the execution of trades.) The CEAct authorizes the CFTC to regulate trading by FCMs and their principals, officers, directors, and employees, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEAct. The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC. See "PRINCIPAL RISK FACTORS--STATUTORY REGULATION."

  Limited Partners are afforded certain rights for reparations under the CEAct. Limited Partners may also be able to maintain a private right of action for certain violations of the CEAct. The CFTC has adopted rules implementing the reparations provisions of the CEAct which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEAct against a floor broker or an FCM, IB, CTA, CPO, or their respective associated persons.

  The CFTC has adopted rules designed to regulate option trading on United States commodity exchanges. Under these rules, an exchange is permitted, upon application to and qualification by the CFTC, to trade options on futures contracts and/or on a limited number of physical items. The exchange has primary regulatory responsibility for policing option "retailing," and is required to establish rules, procedures, and safeguards for such trading. Such requirements may vary from exchange to exchange. See "PRINCIPAL RISK FACTORS-- TRADING OF OPTIONS" and "THE COMMODITIES MARKETS--OPTIONS."

  Pursuant to authority in the CEAct, the National Futures Association (the "NFA") has been formed and registered with the CFTC as a "registered futures association." At the present time, the NFA is the only non-exchange, self-regulatory organization for commodity professionals. The CFTC has delegated to the NFA responsibility for registration of CTAs, CPOs, FCMs, IBs, and their respective associated persons, as well as floor brokers. The General Partner, the Trading Advisor, and the domestic Clearing Brokers are all members of the NFA. (The Partnership itself is not required to become a member of the NFA.) As members, they are subject to NFA standards relating to fair trade practices, financial condition, and consumer protection. As the self-regulatory body of the commodities industry, the NFA promulgates rules governing the conduct of commodities professionals, and disciplines those professionals who do not comply with such standards. The NFA also arbitrates disputes between members and their customers, conducts registration and fitness screening of applicants for membership, and conducts audits of its existing members.

  The regulations of the CFTC and the NFA prohibit any person who is registered with the CFTC or a member of the NFA, respectively, from representing that such registration or membership in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed such person or such person's commodity pool, trading program, or objectives. The registrations and memberships described above must not be considered as constituting any such approval or endorsement. Likewise, no commodity exchange has given or will give any such approval or endorsement.

  Pursuant to their emergency powers, the CFTC and the commodity exchanges may take extraordinary actions in the event of a market emergency, including for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price fluctuation limits, and the suspension of trading. Certain emergency actions have been taken in the past, as for example with respect to certain stock index futures and options contracts in response to the extraordinary declines of stock prices. In addition, the regulation of futures and options trading in the United States and other countries is an evolving area of law. The various statements made herein are subject to modification by judicial decisions, legislative actions, and changes in the rules and regulations of the CFTC, NFA, commodity exchanges, or other regulatory authorities. In the future, emergency actions by the CFTC or the exchanges or changes in the regulation of commodity interest contract trading could have a detrimental effect on the Partnership's trading performance.

  The CFTC does not regulate the spot and forward contract markets, and the Trading Advisor engages in a significant amount of spot and forward trading in currencies. Although banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency, and other federal and state banking authorities, banking authorities do not regulate spot and forward trading, and spot and forward dealers (such as BPL) are not subject to any registration or similar regulatory requirements. The CFTC may in the future seek to assert jurisdiction over forward contracts on currencies, such as those traded by the Partnership, and attempt to prohibit certain United States entities, including the Partnership, from engaging in transactions in such contracts. The Trading Advisor believes, however, that it is unlikely that the forward trading in which the Partnership engages will be prohibited by the CFTC. However, the availability to the Unites States public of "off-exchange instruments" such as forward contracts is a matter of ongoing debate in the industry, and any prohibition or restriction on the Partnership's use of the forward markets could have a materially adverse effect on the ability of the Trading Advisor to trade on behalf of the Partnership. See "PRINCIPAL RISK FACTORS--TRADING OF SPOT AND FORWARD CONTRACTS," "INVESTMENT PROGRAM AND USE OF PROCEEDS-- INVESTMENT PROGRAM--TRADING POLICIES," and "THE COMMODITIES MARKETS--SPOT AND FORWARD CONTRACTS."

  While the United States Government does not currently impose any restrictions on the movement of currency prices, it could choose to do so in the future. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions' currencies. Trading in the interbank market also exposes the Partnership to the risk of default or delay since the failure or delay of a bank or dealer with which BPL had forward contracted would likely result in a default or delay in respect of the forward contract, and thus possibly substantial losses to BPL and in turn the Partnership. See "PRINCIPAL RISK FACTORS--TRADING OF SPOT AND FORWARD CONTRACTS" and "THE COMMODITIES MARKETS--SPOT AND FORWARD CONTRACTS." Swap transactions and swap market participants likewise are generally not regulated in connection with such activities, similar to the forward contract market. See "PRINCIPAL RISK FACTORS--TRADING OF SWAPS" and "--TRADING OF OPTIONS."

  The CFTC has no authority to regulate trading on foreign commodity exchanges and markets. The CFTC has, however, adopted regulations relating to the marketing of foreign futures contracts and options in the United States. These regulations permit commodity options traded on certain foreign exchanges to be offered and sold in the United States. For a discussion of trading on foreign commodity exchanges and the risks associated with such trading, see "PRINCIPAL RISK FACTORS--TRADING ON FOREIGN EXCHANGES."

  The CEAct also gives the states certain powers to enforce its provisions and the regulations of the CFTC.

  The United Kingdom Financial Services Act as amended (the "FSA") provides a comprehensive scheme for regulating the conduct of the investment business in the United Kingdom, including the formation of the United Kingdom Securities and Investments Board, the body with authority to oversee the self-regulatory organizations of the financial services industry in the United Kingdom. The FSA may also apply to persons located outside the United Kingdom who are engaged in investment business therein. The FSA authorized the establishment of a number of self-regulatory organizations with responsibility for regulating specific types of investment activity, including the United Kingdom Securities and Futures Authority Limited (the "SFA"). The SFA functions in a manner similar to the CFTC, NFA, SEC, and NASD, and deals, among other things, with a multitude of commodities related regulatory issues, including without limitation minimum capital, segregation of funds, risk disclosure, dispute resolution, and self-dealing.

USE OF PROCEEDS

  A portion of the Partnership's assets is deposited and maintained in cash with the Partnership's Clearing Brokers and segregated or secured pursuant to CFTC regulations, and is used to engage in commodity futures and options trading. Additional assets reserved primarily for currency spot and forward contract trading are deposited and maintained with BPL. At the direction of the General Partner, such Clearing Brokers and BPL either invest the Partnership's assets in United States Treasury bills for the account of the Partnership, or periodically credit all or a portion of the Partnership's assets with interest at a rate equivalent to the monthly average of the then-prevailing weekly 90-day United States Treasury bill auction rate, or do a combination of both.

  The balance of the Partnership's assets normally is held in accounts identified to it and, except as described in the next sentence, invested in short-term investments, including interest-bearing accounts at United States and foreign money center banks, certificates of deposit, time deposits, United States Treasury bills and notes held at a Federal Reserve Bank or Clearing Broker, and repurchase transactions. The General Partner endeavors to earn interest on all of the Partnership's assets, although balances denominated in certain foreign currencies may not earn interest.

  The General Partner estimates that approximately 20% to 50% of the Partnership's Net Assets normally have been committed as initial margin for commodity interest contracts, but from time to time the percentage of assets committed as initial margin may be more or less than such range. In addition, collateral deposited with BPL in connection with spot and forward contract transactions normally constitutes up to 20% of the Net Assets of the Partnership.

  To the extent the Partnership trades in futures contracts on United States exchanges, the assets deposited by the Partnership with FCMs as margin are required to be segregated pursuant to the CEAct and the regulations of the CFTC. Such segregated funds may only be invested in a limited range of essentially "risk-free" instruments--principally United States Government obligations. The Partnership utilizes United States Government securities and cash as margin for trading United States exchange-traded futures and options on futures positions. The General Partner anticipates that from time to time up to 50% of the Partnership's assets will be segregated pursuant to CFTC regulations.

  To the extent the Partnership trades in futures contracts on markets other than regulated United States futures exchanges, funds deposited to margin positions held on such exchanges are invested in bank deposits or in instruments of a credit standing generally comparable to those authorized by the CFTC for investment of customer segregated funds, although applicable CFTC rules do not require funds employed in trading on foreign exchanges to be deposited in customer segregated fund accounts.

  BPL maintains separate accounts on its books and records in the name of the Partnership with respect to its trading activities and the collateral deposited and maintained by the Partnership. In turn, BPL's counterparties require BPL to deposit and maintain collateral with them to engage in trading and to ensure payment by BPL in respect of its spot and forward contracts. Accordingly, when BPL enters into spot and forward contract transactions with its counterparties, which as described herein mirror transactions between BPL and the Partnership, BPL normally deposits all or substantially all of the Partnership's collateral deposits held by BPL (which are separately identified on BPL's books and records in the name of the Partnership) with BPL's counterparties, all of which are banks or broker-dealers or their affiliates. Pursuant to the direction of BPL, typically a small percentage of the collateral deposited by BPL with its counterparties is maintained in the form of cash, with the balance invested in United States Treasury bills. The balance of the Partnership's assets held by BPL and not deposited with BPL's counterparties is deposited by BPL in accounts at a money center bank.

  The Partnership is assigned an account number by BPL, and receives daily and monthly account statements which detail realized and unrealized profits and losses as well as equity balances in the Partnership's account, and provide information about the Partnership's collateral on deposit with BPL. The requirement of counterparties to have collateral on hand prior to the commencement of a transaction could prevent BPL, and in turn the Partnership, from engaging in such trading during Tokyo or London trading hours because of the delays in wire transfers of funds until New York business hours the following day. In addition, annually BPL furnishes the Partnership with its annual audited financial statements and the independent public accountants' report and opinion relating thereto. See "PRINCIPAL RISK FACTORS," "CONFLICTS OF INTERESTS," and "BROKERAGE ARRANGEMENTS."

  The General Partner and its affiliates do not make any inter-company or inter-fund loans using the assets or other property of the Partnership.

                                 CAPITALIZATION

  The capitalization of the Partnership as of December 31, 1995, December 31, 1996, and March 31, 1997, respectively, is set forth under "TUDOR FUND FOR EMPLOYEES L.P. FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995 TOGETHER WITH AUDITOR'S REPORT AND UNAUDITED FINANCIAL STATEMENTS AS OF MARCH 31, 1997."

  The following table sets forth (1) the actual capitalization of the Partnership as of April 1, 1997, reflecting the Units of Limited Partnership Interest and Units of General Partnership Interest outstanding as of that date, and (2) the pro forma capitalization of the Partnership adjusted to reflect (i) the sum of the Net Asset Value of the outstanding Units as of April 1, 1997 plus the gross proceeds from the sale of the 2,549 unsold Units of Limited Partnership Interest offered by the Partnership at a price equal to 100% of the Net Asset Value of a Unit as of April 1, 1997 (i.e., $3,673.19 per Unit), and
(ii) the capital contribution required of the General Partner based on such capitalizations. (For purposes of this discussion, the numbers of Units and dollar amounts have been rounded to the nearest whole Unit or whole dollar, respectively.) There is no difference insofar as sharing of profits or losses is concerned between a Unit of Limited Partnership Interest and a Unit of General Partnership Interest.

                                                    ACTUAL         PRO FORMA
                                                 ------------- -----------------
                                                                 AMOUNT IF THE
                                                               MAXIMUM NUMBER OF
                                                 AMOUNT AS OF    UNSOLD UNITS
      TITLE OF CLASS                             APRIL 1, 1997      IS SOLD
      --------------                             ------------- -----------------
Units of Limited Partnership Interest(1)........  $11,417,223     $20,781,820
Units of General Partnership Interest(2)........      722,078         722,078
                                                  -----------     -----------
    TOTAL.......................................  $12,139,301     $21,503,898
                                                  ===========     ===========

--------
(1) The actual amount shown reflects the Net Asset Value of Units of Limited Partnership Interest outstanding as of April 1, 1997 (3,108 Units). During the Continuing Offering, Units and fractions of Units (to the fourth decimal place) are offered for sale at Quarterly Closings held as of the first day of the applicable calendar quarter, at a purchase price per Unit equal to 100% of the Net Asset Value of a Unit as of the opening of business on the date of the applicable Quarterly Closing at which such Unit is sold. The proceeds from such sales depend upon the Net Asset Value of a Unit at the time of sale. See "PLAN OF DISTRIBUTION."
(2) The actual amount shown reflects the Net Asset Value of Units of General Partnership Interest outstanding as of April 1, 1997 (197 Units). The Net Asset Value of a Unit of General Partnership Interest is equivalent to the Net Asset Value of a Unit of Limited Partnership Interest. The General Partner has agreed to contribute such amounts to the Partnership as are necessary from time to time to make the General Partner's capital contribution equal to the greater of (i) $200,000 and (ii) the sum of (a) the lesser of $100,000 or 3% of the first $10,000,000 in aggregate capital contributions to the Partnership by all Partners and (b) 1% of the aggregate capital contributions to the Partnership by all Partners in excess of $10,000,000.

                            SELECTED FINANCIAL DATA

  The following is a summary of selected financial data of the Partnership for the periods indicated. Certain reclassifications have been made to prior year balances to conform with current year presentations. For the complete audited financial statements for the periods indicated, see "TUDOR FUND FOR EMPLOYEES L.P. FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995 TOGETHER WITH AUDITOR'S REPORT AND UNAUDITED FINANCIAL STATEMENTS AS OF MARCH 31, 1997." For performance information with respect to the Partnership, see "PERFORMANCE RECORD OF THE PARTNERSHIP" and APPENDIX A--"ADDITIONAL PARTNERSHIP PERFORMANCE." (For purposes of this discussion, the numbers of Units and dollar amounts have been rounded to the nearest whole Unit or whole dollar, respectively.)

                         THREE MONTHS
                            ENDED                    YEARS ENDED DECEMBER 31,
                          MARCH 31,   -------------------------------------------------------
                             1997        1996        1995       1994       1993       1992
                         ------------ ----------- ---------- ---------- ---------- ----------
Revenues................ $ 1,898,046  $ 1,417,232 $2,657,575 $1,028,281 $  532,032 $2,842,603
Expenses................ $   219,795  $   596,480 $  608,851 $  502,809 $  367,647 $  682,491
                         -----------  ----------- ---------- ---------- ---------- ----------
Net Income.............. $ 1,678,251  $   820,752 $2,048,724 $  525,472 $  164,385 $2,160,112
                         -----------  ----------- ---------- ---------- ---------- ----------
Total Assets............ $12,484,031  $12,138,706 $9,323,890 $7,383,887 $9,995,662 $9,540,911
                         -----------  ----------- ---------- ---------- ---------- ----------
Partners' Capital (see
 "REDEMPTIONS")......... $11,294,985  $ 8,526,366 $8,113,393 $6,711,510 $8,177,786 $7,088,708
                         -----------  ----------- ---------- ---------- ---------- ----------
Units Outstanding.......       3,075        2,718      2,833      3,053      3,975      3,510
                         -----------  ----------- ---------- ---------- ---------- ----------
Net Asset Value Per
 Unit................... $     3,673  $     3,136 $    2,864 $    2,199 $    2,057 $    2,019
Change In Net Asset
 Value Per Unit......... $       537  $       273 $      665 $      142 $       38 $      512
Net Income Per Unit..... $       540  $       246 $      690 $      149 $       40 $      529

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  LIQUIDITY. The assets of the Partnership are deposited and maintained with BPL, banks, and the Clearing Brokers in trading accounts, and are used by the Partnership as margin and collateral to engage in futures, option, cash, spot, and forward contract trading. The Partnership invests in United States Government obligations approved by the various contract markets to fulfill original margin and collateral requirements. As of March 31, 1997, United States Government obligations maturing prior to December 1997 represented approximately 59% of the total assets of the Partnership. The percentage that Government obligations bears to total assets varies each day and from month to month, as the market value of commodity interest contracts changes and as the Partnership sells or redeems Units. Since the Partnership's sole purpose is to trade in futures, option, cash, spot, forward, and similar contracts, it is anticipated that the Partnership will continue to maintain substantial liquid assets for margin and collateral purposes. Interest income for the three months ended March 31, 1997 was $135,818, compared to $118,595 for the three months ended March 31, 1996. Interest income for the years ended December 31, 1996, 1995, and 1994 was $545,860, $409,148, and $274,503, respectively. The increase in 1996 was due to both higher rates on United States Treasury investments available in 1996 and an increase in the Partnership's assets. See "PRINCIPAL RISK FACTORS," "INVESTMENT PROGRAM AND USE OF PROCEEDS," and "BROKERAGE ARRANGEMENTS."

  In addition, cash and cash equivalents are part of the Partnership's inventory. Cash and cash equivalents deposited with banks and the Clearing Brokers represented approximately 11% and 18% of the Partnership's assets as of March 31, 1997 and December 31, 1996, respectively. The cash and United States Government obligations held at banks and the Clearing Brokers at quarter-end satisfy the Partnership's need for cash on a short-term and long-term basis.

  Since futures contract trading generates a large percentage of the Partnership's income, any restriction or limit on that trading may render the Partnership's investment in futures contracts illiquid. Most United States commodity exchanges limit fluctuations in certain commodity futures and options contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Pursuant to such regulations, during a single trading day, no trade may be executed at a price beyond the daily limit. If the price for a contract has increased or decreased by an amount equal to the "daily limit," positions in such contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity interest contract prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Partnership from promptly liquidating its commodity interest contract positions and impose restrictions on redemptions. See "PRINCIPAL RISK FACTORS--COMMODITY INTEREST CONTRACT TRADING MAY BE ILLIQUID."

  CAPITAL RESOURCES. The Partnership does not have, nor does it expect to have, any fixed assets. Redemptions and additional sales of Units in the future will affect the amount of funds available for investment in commodity interest contracts in subsequent periods. See "PRINCIPAL RISK FACTORS," "INVESTMENT PROGRAM AND USE OF PROCEEDS," "CAPITALIZATION," "PLAN OF DISTRIBUTION," and "TRANSFERS AND REDEMPTIONS."

  RESULTS OF OPERATIONS

  As of December 31, 1996, 1995, and 1994, the Net Asset Value per Unit was $3,136.46, $2,863.75, and $2,198.53, respectively. This represents an increase of 9.52%, or $272.71 per Unit for the year ended December 31, 1996, an increase of 30.26% or $665.22 per Unit for the year ended December 31, 1995 and an increase of 6.87% or $141.32 per Unit for the year ended December 31, 1994. As of March 31, 1997 and 1996, the Net Asset Value per Unit was $3,673.19 and $3,223.33, respectively. This represents an increase of 17.11% or $536.73 per Unit for the three months ended March 31, 1997, and an increase of 12.55% or $359.58 per Unit for the three months ended March 31, 1996.

  Net trading gains and losses from strategies that use a variety of derivative financial instruments are recorded in the statements of operations. The following table summarizes the components (in thousands) of net trading gains and losses, net of commissions, for the three months ended March 31, 1997 and 1996, respectively, and for the years ended December 31, 1996, 1995, and 1994, respectively.

                                FOR THE THREE MONTHS       FOR THE YEAR
                                   ENDED MARCH 31,      ENDED DECEMBER 31,
                                ----------------------  ---------------------
                                   1997        1996     1996    1995    1994
                                ----------  ----------  -----  ------  ------
   Interest Rate Futures and
    Option Contracts
     Domestic.................  $      322  $      167  $ 726  $  (48) $  267
     Foreign..................        (129)         93   (450)     18   1,160
   Foreign Exchange Contracts.         338         539    591   1,077      23
   Equity Index Futures Con-
    tracts
     Domestic.................         178        (117)  (544)   (266)   (158)
     Foreign..................         279         602    399     865    (301)
   Over the Counter Contracts.         (23)        (72)   131     414    (280)
   Non-Derivative Financial
    Instruments...............         738          (6)  (105)     29    (145)
                                ----------  ----------  -----  ------  ------
     Total....................  $    1,703  $    1,206  $ 748  $2,089  $  566
                                ==========  ==========  =====  ======  ======

  Since the Partnership is a speculative trader in the commodities markets, current year results are not comparable to the previous years' results. The Partnership's net trading gain or loss represents a return on average Net Assets of 15.9%, 12.3%, 6.8%, 27.4%, and 7.6% for the three months ended March 31, 1997 and 1996 and for the years ended 1996, 1995, and 1994, respectively. Brokerage commissions and fees were 0.4%, 0.4%, 1.1%, 2.1%, and 3.5% of average Net Assets for the three months ended March 31, 1997 and 1996 and for the years ended 1996, 1995, and 1994, respectively. In general, commission rates have remained stable during the past three years.

  Incentive fees are paid quarterly based on Trading Profits. For the years ended December 31, 1996, 1995, and 1994, incentive fees were 22.2%, 9.3%, and 11.8% of Trading Profits, respectively. For the three months ended March 31, 1997 and 1996, incentive fees were 5.0% and 10.9% of Trading Profits, respectively. For the year ended December 31, 1996, incentive fees were greater than 12% of Trading Profits due to losses incurred in the second half of 1996. These trading losses also resulted in lower incentive fees as a percentage of Trading Profits during the first three months of 1997 because trading losses need to be recouped by the Partnership prior to the Partnership's payment of incentive fees to the Trading Advisor.

  Professional fees and other expenses increased during each of the past three years due to increases in legal, audit, and bank charges.

  Inflation is not expected to be a major factor in the Partnership's operations, except that traditionally the commodities markets have tended to be more active and thus potentially more profitable during times of high inflation. Since the commencement of the Partnership's trading operations in July 1990, inflation has not been a major factor in the Partnership's operations.

  (For purpose of this discussion, except where indicated otherwise, the numbers of Units and dollar amounts have been rounded to the nearest whole Unit or whole dollar, respectively.)

  See also "CAPITALIZATION" and "TUDOR FUND FOR EMPLOYEES L.P. FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995 TOGETHER WITH AUDITOR'S REPORT AND UNAUDITED FINANCIAL STATEMENTS AS OF MARCH 31, 1997."

                              THE GENERAL PARTNER

  Second Management LLC, a Delaware limited liability company formed in April 1996 ("SML" or the "General Partner"), is the general partner of the Partnership. Prior to April 1996, Second Management Company, Inc., a Delaware corporation ("SMCI"), was the general partner of the Partnership. SML is the successor-in-interest to SMCI by virtue of a merger with SMCI. The General Partner's principal office is located at 600 Steamboat Road, Greenwich, Connecticut 06830; Telephone No. 203-863-6700; and Facsimile No. 203-863-8600. Prior to the merger, SMCI had been continuously registered with the CFTC as a CPO and CTA since November 25, 1987 and a member of the NFA in such capacity. Upon the merger of SMCI into SML on April 4, 1996, SML succeeded to SMCI's registrations with the CFTC and membership in the NFA.

  The principals of the General Partner are Paul Tudor Jones, II, Mark F. Dalton, Andrew S. Paul, and Mark Pickard. Messrs. Jones, Dalton, Paul, and Pickard are officers and employees of the General Partner and its domestic affiliates. Mr. Jones is Chairman and Chief Executive Officer and indirect controlling equity owner, Mr. Dalton is President and Chief Operating Officer, Mr. Paul is a Vice President and General Counsel and Secretary, and Mr. Pickard is a Vice President and Chief Financial Officer. The business backgrounds of Messrs. Jones, Dalton, Paul, and Pickard are described under "THE TRADING ADVISOR--TRADING ADVISOR AND PRINCIPALS." Mr. Jones is the only principal of the General Partner who makes trading decisions for the Partnership. Mr. Jones makes such decisions in his capacity as Chief Executive Officer of the Trading Advisor. Other employee traders of the Trading Advisor, none of whom is a principal of the General Partner, may make trading decisions with respect to a portion of the Partnership's accounts.

  While the General Partner does not presently trade commodity interest contracts for its own account, it may do so in the future. Mr. Jones has in the past traded, currently trades, and intends to continue to trade, commodity interest contracts extensively for his and his affiliated entities' proprietary accounts. It is possible that Mr. Jones may from time to time take positions either similar or opposite to positions taken by the Partnership, and that the Partnership and Mr. Jones may from time to time be competing for similar positions in the commodities markets. Neither the records of such proprietary trading nor any written policies relating to such trading will be available to Limited Partners for inspection. See "CONFLICTS OF INTEREST" and "INVESTMENT PROGRAM AND USE OF PROCEEDS."

  There has been no material administrative, civil, or criminal action against the General Partner or its principals within the last five years, whether pending or concluded. See "THE TRADING ADVISOR--MATERIAL ACTIONS."

  The General Partner does not currently own any Units of Limited Partnership Interest. However, the General Partner has made capital contributions to the Partnership and has received Units of General Partnership Interest. The General Partner may subscribe for additional Units of General Partnership Interest as well as Units of Limited Partnership Interest during the Continuing Offering (for investment purposes only and not with the view to resell). As of April 1, 1997 and as of the date of this Prospectus, the General Partner owned 196.5807 Units of General Partnership Interest. In addition, principals, employees, and affiliates of the General Partner have previously purchased Units, and it is expected that they will purchase Units during the Continuing Offering. As of April 1, 1997, the principals of the General Partner owned 43.6913 Units of Limited Partnership Interest. There is no limitation on the number of Units that may be subscribed for by the General Partner, its affiliates, and their principals and employees. See "PRINCIPAL RISK FACTORS--INVESTMENT BY THE GENERAL PARTNER, THE TRADING ADVISOR, THEIR AFFILIATES, AND PRINCIPALS AND EMPLOYEES THEREOF," "CAPITALIZATION," and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                     PERFORMANCE RECORD OF THE PARTNERSHIP

  The General Partner and, prior to its formation, SMCI have operated the Partnership and one other commodity pool, Tudor Select Futures Fund, L.P. ("Tudor Select"), a multi-advisor Delaware limited partnership commodity pool, which ceased operation in November 1991. Since the assets of Tudor Select were managed by several different trading advisors, only one of whom (TIC) manages the assets of the Partnership, and since the fees and commissions charged to Tudor Select were higher than the fees and commissions charged to the Partnership, the performance of Tudor Select is not comparable to the performance of the Partnership.

  The actual performance record of the Partnership from January 1, 1992 through March 31, 1997 is set forth below. APPENDIX A hereto sets forth the complete actual performance record of the Partnership from July 2, 1990 (commencement of trading) through March 31, 1997. The information included below and in APPENDIX A reflects the actual trading performance of the Partnership during the period shown, reflects all additions and withdrawals, and is net of all advisory fees, Trading Profits allocations, transaction costs, and other expenses and costs. The rates of return shown below and in APPENDIX A are representative of the rates of return experienced by each investor holding a Unit of Limited Partnership Interest in the Partnership during the period shown.

  The information below and in APPENDIX A has not been audited. However, the General Partner believes that such information is accurate and fairly presented.

  PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH BELOW IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY THE PARTNERSHIP OR THE GENERAL PARTNER IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY INTEREST CONTRACT TRADING.

           ACTUAL PERFORMANCE RECORD OF TUDOR FUND FOR EMPLOYEES L.P.
                             RATES OF RETURN (1)(2)

                                        1997   1996   1995   1994   1993   1992
                                       ------ ------ ------ ------ ------ ------
January...............................  2.69%  9.92%  4.12%  4.61% -2.80%  9.61%
February..............................  8.65%  0.69%  3.59% -2.24% -0.83%  6.07%
March.................................  4.96%  1.70% 12.14% -0.23% -1.45%  8.13%
April.................................         7.93%  0.53% -1.28% -1.39%  3.02%
May...................................        -2.50% -3.96% -1.64% -2.99% -4.03%
June..................................        -1.42% -3.19%  5.62%  0.98% -6.88%
July..................................         0.54%  0.18% -4.37%  1.59% -4.30%
August................................        -0.99%  5.50%  1.04%  0.05%  1.11%
September.............................        -3.67%  1.49%  8.29%  1.23% 13.23%
October...............................        -0.34%  4.73% -3.58%  2.57% 10.13%
November..............................        -2.26%  0.50%  2.04%  1.02% -3.10%
December..............................         0.42%  2.08% -0.79%  4.12% -0.98%
                                       ------ ------ ------ ------ ------ ------
  Annual (Period) Rate of Return...... 17.11%  9.52% 30.26%  6.87%  1.88% 34.01%
                                       ====== ====== ====== ====== ====== ======

Name of Fund:                             Tudor Fund For Employees L.P.
Type of Fund:                             Publicly Offered
Inception of Trading:                     July 2, 1990
Aggregate Subscriptions Since Inception:  $14,554,938
Aggregate Redemptions Since Inception:    $10,990,475
Current Net Assets:                       $11,294,985
Largest Monthly Percentage Draw-down(3):  June 1992 (-6.88%)
Worst Peak to Valley Percentage Draw-
 down(4):                                 May 1, 1992 - July 31, 1992 (-14.50%)

         THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE.

                               FOOTNOTES TO TABLE

The performance data presented above has been calculated on an accrual basis of accounting in accordance with United States generally accepted accounting principles.

(1) Monthly rate of return ("Monthly Rate of Return") is calculated by dividing Net Performance by Beginning Net Assets plus Additions (as such terms are defined below). Monthly Rate of Return does not take into account Withdrawals (as such term is defined below). Because Withdrawals occur only at the end of a month, their effect on the calculation of Monthly Rate of Return is not material.

  "Additions" represents all additional capital contributed during a month.

  "Beginning Net Assets" represents the sum of cash and cash equivalents and the equity in the Partnership accounts, less accrued and paid expenses as of the beginning of a month.

  "Net Performance" represents the change in Net Assets, net of Additions and Withdrawals. For a description of the term "Net Assets" see "GLOSSARY."

  "Withdrawals" represents all withdrawals of capital during a month.

(2) Yearly (Period) Rate of Return is calculated by determining the rate of return for each month during the relevant period and compounding such returns by subsequent monthly rates of return achieved during such period.

(3) Largest Monthly Percentage Draw-down represents the greatest cumulative percentage decline in month-end Net Assets due to losses sustained by the Partnership during any one month period shown in the table.

(4) Worst Peak to Valley Percentage Draw-down represents the greatest cumulative percentage decline in month-end Net Assets due to losses sustained by the Partnership during any period shown in the table in which the prior month-end Net Assets were not equaled or exceeded by subsequent Net Assets.

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         REPORTING TO POOL PARTICIPANTS

  The General Partner is required to provide all Limited Partners with monthly statements of account and with a certified annual report of financial condition. The General Partner reports monthly to the Limited Partners on such performance, financial, and other information with respect to the Partnership as the CFTC and the NFA from time to time require in such periodic reports to Limited Partners. In addition, if any of the following events occurs, notice of such event will be mailed to each Limited Partner within seven business days of the occurrence of the event: (1) a decrease in the Net Asset Value of a Unit to or below 50% of the Net Asset Value of a Unit for the fiscal year-end most recently reported to the Limited Partners; (2) any change in general partner(s); (3) any change in the Partnership's fiscal year; or (4) any amendment to the Limited Partnership Agreement.

  The General Partner is required to distribute to the Limited Partners, not more than 90 days after the close of each fiscal year, a certified annual report of financial condition for the Partnership for such fiscal year containing audited financial statements prepared in accordance with United States generally accepted accounting principles and certified by an independent public accountant (including a statement of income and a statement of financial condition). The General Partner endeavors to furnish to the Limited Partners tax information relating to the Partnership necessary for the preparation of the Limited Partners' income tax returns within 90 days after the close of each fiscal year.

                              THE TRADING ADVISOR

  TRADING ADVISOR AND PRINCIPALS. Tudor Investment Corporation ("TIC") is a Delaware corporation having its principal office located at 600 Steamboat Road, Greenwich, Connecticut 06830; Telephone No. 203-863-6700; and Facsimile No. 203-863-8600. TIC is the Trading Advisor for the Partnership, and makes all trading decisions for the Partnership. TIC was incorporated in November 1980 for the principal purpose of providing commodity floor brokerage services to customers of Paul Tudor Jones, II. In July 1984, TIC also began providing trading advice to, and managing accounts for, investors in the commodity interest markets. Since April 17, 1984, TIC has been continuously registered with the CFTC as a CPO and CTA, and since May 24, 1984 has been a member of the NFA in such capacities. In October 1993, TIC began providing trading advice to certain investment funds, and managing accounts for certain investors, engaged primarily in trading the equity securities markets.

  In addition to being the Trading Advisor for the Partnership, TIC is the sole general partner and trading advisor of two United States limited partnerships, one of which is engaged in the speculative trading of commodities interests and the other is primarily engaged in the speculative trading of equity securities interests. TIC is also the sole trading advisor of two Cayman Islands companies which are primarily engaged in the speculative trading of equity securities interests. In addition, TIC and its United Kingdom affiliate, Tudor Capital (U.K.), L.P. ("Tudor Capital"), are the trading advisor and sub-advisor, respectively, of a British Virgin Islands company which trades commodities and securities interests. Tudor Capital is also the investment manager of a Cayman Islands company that primarily trades securities and derivatives; pursuant to a sub-advisory agreement between Tudor Capital and TIC, TIC manages a portion of the assets of such company.

  TIC previously operated floor brokerage operations on certain New York commodity exchanges in order to improve order executions for TIC's and Mr. Jones's customer and proprietary accounts and to gain a valuable source of market trend information. Bellwether Partners Inc. ("BPI") was formed in July 1986 for the principal purpose of providing commodity floor brokerage services to Mr. Jones, his affiliates, and their customers. In June 1988, BPI expanded its operations to include currency trading operations for Mr. Jones, his affiliates, and their customers, and shortly thereafter transferred its floor brokerage operations to

Bellwether Futures Corporation, a Delaware corporation ("BFC") and an affiliate of TIC. BFC terminated substantially all of its floor brokerage operations as of January 1992. Both BPI and BFC were registered as FCMs while engaged in floor brokerage activities.

  The currency trading operations of BPI are currently conducted by BPL, and BPL serves as the Partnership's principal counterparty in the purchase and sale of currency spot and forward contracts. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP," "CONFLICTS OF INTEREST," and "BROKERAGE ARRANGEMENTS."

  The Trading Advisor does not currently own any Units, although it may subscribe for Units during the Continuing Offering (for investment purposes only and not with a view to resell). Principals and employees of the Trading Advisor have previously purchased Units, and it is expected that they will purchase Units during the Continuing Offering. There is no limitation on the number of Units that may be subscribed for by the Trading Advisor, its affiliates, and their principals and employees. See "PRINCIPAL RISK FACTORS-- INVESTMENT BY THE GENERAL PARTNER, THE TRADING ADVISOR, THEIR AFFILIATES, AND PRINCIPALS AND EMPLOYEES THEREOF."

  The principals of the Trading Advisor are Paul Tudor Jones, II, Mark F. Dalton, Mark A. Heffernan, James J. Pallotta, Andrew S. Paul, Mark Pickard, and Richard L. Fisher. Messrs. Jones, Dalton, Heffernan, Pallotta, Paul, and Fisher comprise the Board of Directors of the Trading Advisor. Messrs. Jones, Dalton, Pallotta, Paul, and Pickard are also officers and employees of the Trading Advisor and are generally officers and/or employees of the Trading Advisor's domestic affiliates. Mr. Heffernan is an executive manager and officer of certain of the Trading Advisor's affiliated entities which maintain principal offices in Surrey, England. Mr. Fisher, Senior Vice President of Dunavant Enterprises, Inc. (Memphis, Tennessee), is an outside Director and is not otherwise employed by, or affiliated with, the Trading Advisor or its affiliates. Mr. Jones is the only principal of the Trading Advisor who makes trading decisions for the Partnership. Other employee traders of the Trading Advisor, none of whom is a principal of the Trading Advisor, may make trading decisions with respect to a portion of the Partnership's accounts.

BUSINESS BACKGROUNDS

  PAUL TUDOR JONES, II. Since its incorporation, the Trading Advisor has been continuously controlled by Mr. Jones. A staff of stockholders, directors, officers, employees, and employee traders assists Mr. Jones in the Trading Advisor's and its affiliates' business activities.

  Mr. Jones, age 42, is Chairman and Chief Executive Officer and controlling stockholder of the Trading Advisor, which serves as trading advisor to, and/or pool operator of, several commodity pools and investment funds. Mr. Jones has traded commodity interests for his proprietary accounts since September 1977 and for customer accounts since January 1981. Mr. Jones is a member of the Commodity Exchange, Inc., the Coffee, Sugar & Cocoa Exchange, Inc., the New York Cotton Exchange, the Chicago Board of Trade, and the Chicago Mercantile Exchange. In addition, Mr. Jones is a member of the Board of Managers of the New York Cotton Exchange and served as Chairman of that exchange from August 1992 through June 1995. Mr. Jones is First Vice Chairman of the Financial Instruments Exchange, a division of the Cotton Exchange. Mr. Jones is the Founder and a Director of The Robin Hood Foundation, a charitable foundation.

  MARK F. DALTON. Mr. Dalton, age 46, is President and Chief Operating Officer of the Trading Advisor. Prior to joining the Trading Advisor as President in September 1988, Mr. Dalton was employed by Kidder, Peabody & Co. Incorporated where he served in various senior positions, including Chief Financial Officer. Mr. Dalton is also a director of Cathay Investment Fund Limited and various private companies in the United States, Europe and Asia. Mr. Dalton does not participate in the trading of commodity interest contracts for customer accounts of the Trading Advisor or its affiliates.

  MARK A. HEFFERNAN. Mr. Heffernan, age 33, is a Vice President of the affiliated entities of the General Partner and Trading Advisor which maintain offices in Surrey, England. From June 1985 until January 1992, Mr. Heffernan was employed by Goldman Sachs International in London as a Vice President-Foreign Exchange. In January 1992, Mr. Heffernan resigned his post to form his own company, Alwyne Investment Corporation Ltd. In July 1992, Mr. Heffernan joined the New York office of the General Partner and Trading Advisor as a proprietary funds manager where he worked until May 1993, at which time he joined the London office of an affiliate of the General Partner and Trading Advisor in the same capacity. Mr. Heffernan has primary responsibility for the trading of the Upper Mill Fund. The Upper Mill Fund commenced operations in May 1996.

  JAMES J. PALLOTTA. Mr. Pallotta, age 39, has been a Vice President of the Trading Advisor since August 1995 and the Director-Equities Group of the Trading Advisor since November 1996. Mr. Pallotta was previously a principal portfolio manager at Essex Investment Management, Inc. ("Essex"). He joined Essex in 1983 as a Vice President, became a Senior Vice President and the Director of Research in 1989 and commenced actively directing the management of client funds in January 1989. He became a member of the Board of Directors of Essex in 1990. Mr. Pallotta joined the Trading Advisor in August 1993. Mr. Pallotta does not participate in the trading of customer accounts for the General Partner.

  ANDREW S. PAUL. Mr. Paul, age 44, has been a Vice President, the General Counsel and the Secretary of the Trading Advisor since July 1989. Mr. Paul graduated from Windham College and received a J.D. from the College of William & Mary School of Law. Mr. Paul does not participate in the trading of customer accounts for the Trading Advisor or its affiliates.

  RICHARD L. FISHER. Mr. Fisher, age 43, is a Director of the Trading Advisor. Mr. Fisher received a B.S. with Distinction and a Master of Science in Accounting from the University of Virginia. Since September 1983, Mr. Fisher has been a Senior Vice President of Dunavant Enterprises, Inc. Mr. Fisher has been a Director of the Trading Advisor since June 1991. Mr. Fisher does not participate in the trading or day-to-day management of the Trading Advisor or its affiliates.

  MARK PICKARD. Mark Pickard, age 42, is a Vice President and the Chief Financial Officer of the Trading Advisor. From May 1995 until June 1996, Mr. Pickard was a Managing Director of Tudor Software, L.L.C., and prior thereto was Chief Operating Officer of Jacobson Capital Partners L.P. from February 1994 until May 1995. From January 1993 until February 1994, Mr. Pickard was a Vice President and the Treasurer of the Trading Advisor. Mr. Pickard was Chief Operating Officer of Buffalo Partners from April 1992 until December 1992. Mr. Pickard does not participate in the trading of customer accounts for the Trading Advisor or its affiliates.

  The Trading Advisor does not currently own any Units although it may subscribe for Units during the Continuing Offering (for investment purposes only and not with a view to resell). Principals, employees, and affiliates of the Trading Advisor have previously purchased Units, and it is expected that they will purchase Units in the Continuing Offering. See "THE GENERAL PARTNER" and "CONFLICTS OF INTEREST."

  PROPRIETARY TRADING. The General Partner, TIC, Mr. Jones, and certain of their affiliates, principals, and employees have in the past traded, currently trade, and may in the future trade, commodity interest contracts for proprietary accounts. In his proprietary trading, Mr. Jones generally has followed the same basic trading methods and strategies developed, modified, and refined by him since 1976. Although Mr. Jones generally trades proprietary accounts in parallel with customer accounts, there are various times and circumstances in which the trading of customer and proprietary accounts may not be parallel. For example, in trading for proprietary accounts, Mr. Jones may trade a larger number of contracts, utilize a higher degree of leverage, pay lower commission rates, pay lower or no advisory fees, concentrate assets in one or a few commodity interests, and conduct a significant amount of intraday trading. Consequently, Mr. Jones generally assumes more risks when trading proprietary accounts than he normally assumes when trading customer accounts.

  Limited Partners will not be permitted to inspect the trading records of Mr. Jones, the General Partner, the Trading Advisor, or their affiliates, principals, or employees or any written policies related to such trading. See "CONFLICTS OF INTEREST."

  MATERIAL ACTIONS. There has been no material administrative, civil, or criminal action against the Trading Advisor, its affiliated entities (including the General Partner or BPL), or their principals within the last five years, with the exception of the following:

  On September 12, 1996, TIC settled a proceeding with the SEC relating to alleged violations of the "uptick rule" in connection with certain sales of stock over a two day period in March 1994. Without admitting or denying the SEC's findings, TIC paid a civil penalty of $800,000, and agreed not to violate the uptick rule in the future. This settlement will not have a material adverse effect on TIC's business, financial condition or results of operations.

                            THE MANAGEMENT AGREEMENT

  The Trading Advisor has entered into a management agreement (the "Management Agreement") with the Partnership, which provides that the Trading Advisor has sole responsibility (except in certain limited situations and as otherwise provided below) for directing the investment and reinvestment of the Partnership's assets in commodity interest contracts.

  Term. The Management Agreement continued in effect for a period of one year following the end of the month in which the Partnership initially began to receive trading advice from the Trading Advisor, and thereafter has been, and will be, renewed automatically for additional one-year terms unless either party, upon written notice given not less than 30 days prior to any extended termination date, notifies the other party of its intention not to renew.

  Either the Partnership or the Trading Advisor may terminate the Management Agreement upon 24 hours prior written notice to the other party. The Management Agreement will terminate immediately if the Partnership terminates or is dissolved in accordance with the Limited Partnership Agreement or otherwise. In addition, the Management Agreement will terminate immediately upon the occurrence of any of the following events: (i) if the Trading Advisor merges or consolidates with, or sells or otherwise transfers its advisory business, any portion of its trading systems or methods, or its goodwill to, any individual or entity; (ii) if the Trading Advisor becomes bankrupt or insolvent; (iii) if the Trading Advisor is unable to use all or any portion of its trading systems or methods as in effect on the date of the Management Agreement or as refined or modified in the future in accordance with the Management Agreement for the benefit of the Partnership for any reason whatsoever; (iv) if the registration of the Trading Advisor with the CFTC as a CTA or its membership in the NFA in such capacity expires or is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; (v) if the General Partner, upon receipt of notice from the Trading Advisor, sends written notice to the Trading Advisor stating that any change proposed by the Trading Advisor in its trading systems or methods or the manner in which trading decisions are to be made or implemented is unacceptable to the General Partner; (vi) if the Trading Advisor materially violates any of the Trading Policies or any administrative policy of the Partnership; (vii) if the Partnership or Trading Advisor fails to perform any of its respective material obligations under the Management Agreement;
(viii) if Mr. Jones ceases to be the majority stockholder of the Trading Advisor or dies or becomes disabled or incapacitated; or (ix) if the General Partner's registration with the CFTC as a CPO or its membership in the NFA in such capacity expires or is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect.

  No assurance is given that the Partnership will be able to retain the services of the Trading Advisor once the term of the Management Agreement is completed or, if such services are available, that they will be available on the same or similar terms as those of the Management Agreement. Further, no assurance is given that the Partnership will be able to retain the services of a new trading advisor once the Management Agreement is terminated. The compensation payable by the Partnership to the Trading Advisor for its services under the Management Agreement is described under "DESCRIPTION OF CHARGES TO THE PARTNERSHIP--MANAGEMENT FEE" and "--INCENTIVE FEE."

  Liability And Indemnification. The Management Agreement provides that the Trading Advisor and its stockholders, directors, officers, employees, principals, affiliates, agents, and their respective successors and assigns will not be liable to the Partnership, the General Partner, the General Partner's stockholders, directors, officers, employees, principals, affiliates, and agents, the Limited Partners, and their respective successors and assigns except for an act, omission, conduct, or activity in respect of the Partnership which is found (i) to have constituted willful misconduct, gross negligence, a breach of a warranty, covenant, or agreement, or a material misrepresentation in the Management Agreement by the Trading Advisor, and (ii) to have not been done in good faith and in the reasonable belief that such act, omission, conduct, or activity was in, or not opposed to, the best interests of the Partnership.

  The Management Agreement provides that the Partnership will indemnify, hold harmless, and defend the Trading Advisor and its stockholders, directors, officers, employees, and principals, and their respective successors and assigns from and against any and all loss, liability, claim, demand, damage, cost, and expense, joint and several, to which any of them may become subject arising out of or based upon an act, omission, conduct, or activity by any of them in respect of the Partnership unless such act, omission, conduct, or activity is found (i) to have constituted willful misconduct, gross negligence, a breach of a warranty, covenant, or agreement, or a misrepresentation in the Management Agreement by the Trading Advisor, and (ii) to have not been done in good faith and in the reasonable belief that such act, omission, conduct, or activity was in, or not opposed to, the best interests of the Partnership.

  The Management Agreement also provides that the Trading Advisor will indemnify, hold harmless, and defend the Partnership from and against any and all loss, liability, claim, demand, damage, cost, and expense, joint and several, to which the Partnership may become subject arising out of or based upon an act, omission, conduct, or activity by the Trading Advisor or any of its stockholders, directors, officers, employees, principals, affiliates, agents, or their respective successors or assigns which is found (i) to have constituted willful misconduct, gross negligence, a breach of a warranty, covenant, or agreement, or a misrepresentation in the Management Agreement by the Trading Advisor, and (ii) to have not been done in good faith and in the reasonable belief that such act, omission, conduct, or activity was in, or not opposed to, the best interests of the Partnership.

  In addition, the Trading Advisor and the Partnership have agreed to indemnify each other against certain other liabilities, including other liabilities under federal and state securities and commodities laws.

                             BROKERAGE ARRANGEMENTS

  The Clearing Brokers. Bear Stearns Securities Corp. ("Bear Stearns"), BZW Futures ("BZW"), Cargill Investor Services, Inc. (in such capacity, "CIS"), Credit Suisse First Boston Corporation ("CSFB"), Daiwa Securities America Inc. ("Daiwa"), E.D. & F. Man International Inc. ("EDF"), Goldman, Sachs & Co. ("Goldman"), J.P. Morgan Futures Inc. ("Morgan Futures"), Lehman Brothers Inc. ("Lehman"), Merrill Lynch Futures Inc. ("Merrill Lynch"), Morgan Stanley & Co., Incorporated ("Morgan Stanley"), Morgan Stanley & Co. International Limited ("MSIL"), Prudential Securities Incorporated ("Prudential"), Salomon Brothers Inc ("Salomon Brothers"), and Smith Barney Inc. ("Smith Barney") (individually a "Clearing Broker", and collectively the "Clearing Brokers") currently carry the Partnership's trading accounts and execute and clear the Partnership's transactions. The Clearing Brokers are responsible for holding and maintaining the Partnership's funds, securities, commodity interest contracts, and other property, the execution and/or clearance of trades for the Partnership's account, the record keeping and preparation and transmittal to the Partnership of daily confirmations of transactions and monthly statements of account, the calculation of the equity balances and margin requirements for the Partnership's account, and similar administrative functions.

  The Clearing Brokers and BPL have been selected by the Trading Advisor (in consultation with the General Partner) based on the combined review of their respective financial stability, execution capability, quality of research and information flow, and fee structure. The financial criteria are reviewed regularly by the Trading Advisor's internal Credit Committee, which adjusts the Partnership's maximum permitted exposure to each Clearing Broker and BPL and modifies relationships to reflect the judgment of the Credit Committee.

  Typically, the Partnership's order placement, execution, and clearance is effected in the following manner. The Trading Advisor normally places commodity interest contract orders for the Partnership's account directly with exchange floor brokers selected by it. If a floor broker other than one employed by the Clearing Brokers is used to execute the Partnership's orders on the floor of the relevant exchange, such floor broker gives up the trade to one or more of the Clearing Brokers for clearance by it. See "INVESTMENT PROGRAM AND USE OF PROCEEDS--DESCRIPTION OF ORDERS AND ORDER PLACEMENT."

  The services provided to the Partnership by the Clearing Brokers are limited to those described above and those described below under "BROKERAGE ARRANGEMENTS--DESCRIPTION OF CUSTOMER AGREEMENTS." The Clearing Brokers do not act as underwriters of the offering of Units and have not determined the adequacy or accuracy of this Prospectus, nor do the Clearing Brokers act in any supervisory role with respect to the Partnership, the General Partner, or the Trading Advisor. Similarly, the Clearing Brokers do not participate in any way in the management of the affairs of the Partnership. The furnishing of brokerage services to the Partnership does not constitute an endorsement or recommendation by the Clearing Brokers of an investment in the Partnership. Therefore, a subscriber for Units should not rely on the reputation or expertise of the Clearing Brokers or on the brokerage arrangements in making a decision to invest in the Partnership.

  Description Of Customer Agreements. The Partnership has entered into non-exclusive customer agreements with the Clearing Brokers (each a "Customer Agreement"), pursuant to which the Clearing Brokers execute and/or clear trades in commodity interest contracts on behalf of the Partnership. Each Customer Agreement may be terminated at any time by the Partnership or the relevant Clearing Broker by giving notice of termination to the other. If so terminated, the General Partner may have to negotiate a new customer agreement with a broker. The General Partner is also authorized under the Limited Partnership Agreement to retain other brokers for the Partnership's trading at any time. The terms and conditions of such other customer agreements and related transaction charges cannot now be determined and may not be as favorable to the Partnership as the current brokerage arrangements. However, the General Partner will endeavor to negotiate transaction charges and other terms that are competitive and similar to those applicable to similar investment pools in the industry at the relevant time.

  Each Clearing Broker is obligated to follow the instructions of the Trading Advisor with respect to the investment of the Partnership's assets on deposit with or under the control of such Clearing Broker. In general, a sufficient portion of the Partnership's assets are deposited and maintained with the Clearing Brokers to effect the Trading Advisor's trading strategies. The General Partner endeavors to maximize the amount of interest it earns on the balance of the Partnership's funds not allocated to trading consistent with the preservation of capital. See "INVESTMENT PROGRAM AND USE OF PROCEEDS."

  The Partnership has opened separate trading accounts with each of the Clearing Brokers. Under each of the Customer Agreements, all of the Partnership's funds and all commodity interest contract positions and credits carried for the Partnership are held as security for the Partnership's obligations to the relevant Clearing Broker. The margins required to initiate or maintain open positions are established from time to time by each Clearing Broker and applicable regulatory authorities. A Clearing Broker may close out positions, purchase commodity interest contracts, or cancel orders for the Partnership's account at any time it deems necessary for its protection, generally without the consent of or notice to the Trading Advisor or the General Partner.

  Generally, the Customer Agreements provide that each Clearing Broker, in performing the services required by its Customer Agreement, will not be liable to the Partnership, the General Partner, the Limited Partners, or their respective successors or assigns except for any loss, damage, liability, and expense to which the Partnership may become subject arising out of, or based upon, an act, omission, conduct, or activity by the Clearing Broker in respect of the Partnership which constitutes misconduct or negligence.

  Generally, the Customer Agreements provide that the Partnership will indemnify, defend, and hold harmless each Clearing Broker from and against any loss, claim, damage, liability, cost, and expense (including attorneys' fees) to which the Clearing Broker may become subject in respect of the Partnership, provided that such loss, claim, damage, liability, cost, or expense did not arise out of, or was not based upon, an act, omission, conduct, or activity of such Clearing Broker which constituted misconduct or negligence.

  Description Of Clearing Brokers

  Bear, Stearns Securities Corp. Bear Stearns, a Delaware corporation, has its main business office located at 245 Park Avenue, New York, New York 10167; Telephone No. 212-272-2000. Bear Stearns is registered with the CFTC as an FCM and is a member of the NFA in such capacity, and is registered with the SEC as a broker-dealer and is a member of the NASD in such capacity. Bear Stearns is a wholly-owned and guaranteed subsidiary of Bear, Stearns & Co. Inc. Hereinafter, Bear, Stearns & Co. Inc. and Bear Stearns may be collectively referred to as "Bear Stearns."

  At any given time, Bear Stearns is involved in numerous legal actions, some of which seek significant damages. During the five years preceding the date of this Prospectus, neither Bear Stearns nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded, except as follows.

  There was one administrative and no criminal actions against Bear, Stearns & Co. Inc. in its capacity as an FCM in the past five years. There was one civil action against Bear, Stearns & Co. Inc. in its capacity as an FCM in the past five years which arose out of a broker's activity in a cattle hedge program. There is now pending in the United States District Court for the Southern District of New York a complaint against Bear Stearns alleging breach of fiduciary duty, negligence, fraud (including fraud in violation of the CEAct), negligent misrepresentation, breach of contract and certain other violations of the CEAct in connection with the handling and liquidation of certain foreign currency futures and over-the-counter foreign currency transactions; Bear Stearns believes the claim is entirely without merit. There are also pending against Bear Stearns two lawsuits filed in Lebanon alleging breach of contractual obligations and other claims in connection with the purported wiring of certain funds by the plaintiffs to Bear Stearns on the understanding that such funds were to be invested on behalf of the plaintiffs by Bear Stearns. Bear Stearns has no record of any such funds or accounts and believes the claims to be without merit. Although the ultimate outcome of legal proceedings cannot be predicted with certainty, it is the opinion of the management of Bear Stearns that the resolution of the pending actions will not have a material adverse effect on the financial condition or the results of operations of Bear Stearns.

  As noted above, Bear Stearns, in addition to being a registered FCM, is also a registered broker-dealer, and as such has been and continues to be subject to various disciplinary inquiries and actions, none of which have or are expected by Bear Stearns to have a material adverse effect on business.

  On July 16, 1996, Bear Stearns entered into a stipulation and order resolving a civil complaint for equitable relief filed by the United States Department of Justice alleging that Bear Stearns and 23 other NASDAQ market makers violated
Section 1 of the Sherman Act in connection with certain market making practices unrelated to FCM activity. In entering into the stipulation and order, the parties agreed, without admitting or denying the allegations, that the defendants would not engage in certain types of market making activities, and the defendants undertook steps to assure compliance with their agreement. The stipulation and order was entered by the United States District Court for the Southern District of New York on April 23, 1997.

  In re Nasdaq Market-Makers Antitrust Litigation, 94 Civ. 3996 (RWS), M.D.L. No. 1023 (S.D.N.Y.). Beginning in May 1994, several class action suits were filed in various state and federal courts against more than 30 broker-dealers, including Bear Stearns, which make markets in NASDAQ securities. Pursuant to an order issued by the Judicial Panel on Multidistrict Litigation on October 14, 1994, these actions were consolidated and assigned to the United States District Court for the Southern District of New York. Plaintiffs filed a Consolidated Amended Complaint on December 16, 1994, which on defendants' motion was dismissed without prejudice on August 3, 1995. Plaintiffs filed a Refiled Consolidated Complaint on August 22, 1995. The Refiled Consolidated Complaint claims that NASDAQ market makers wrongfully colluded to maintain wide spreads in the prices quoted for some 1,600 securities ("Class Securities") during various periods of time. It alleges violations of the federal antitrust laws, and seeks injunctive relief and unspecified damages (to be trebled in accordance with the antitrust laws). Bear Stearns filed an Answer to the Refiled Consolidated Complaint on or about December 18, 1995, denying liability and asserting numerous affirmative defenses. The District Court has certified a class consisting of certain purchasers and sellers of Class Securities through defendants during the period from May 1, 1989 to May 27, 1994. Initial document discovery in the matter has been completed and additional discovery is being pursued by all parties.

  Neither Bear Stearns nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. Bear Stearns and its principals do not own, and will not be permitted to purchase, any Units.

  BZW Futures. BZW, a division of Barclays Bank PLC, has its main business office located at Ebbgate House, 2 Swan Lane, London EC4R 3TS, England; Telephone No. 171-623-2323. BZW provides execution and clearing services for global futures and options transactions on 33 exchanges. BZW has offices in ten countries.

  During the five years preceding the date of this Prospectus, neither BZW nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded, except as follows.

  On April 29, 1994, the Administrators of British & Commonwealth Holdings Plc ("B & C"), appointed under the United Kingdom Insolvency Act 1986, issued proceedings against an affiliate of BZW, Barclays de Zoete Wedd Limited, for alleged breaches of duty in connection with B & C's acquisition of Atlantic Computers Plc in 1988. B & C is claiming damages, which it calculates at up to some (Pounds)500 million, plus interest. These proceedings are continuing and are being vigorously defended.

  BZW or its affiliates are parties to various other legal proceedings, the ultimate resolution of which are not expected to have a material adverse effect on the financial position of BZW or such affiliates.

  Neither BZW nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. BZW and its principals do not own, and will not be permitted to purchase, any Units.

  Cargill Investor Services, Inc. CIS is a Delaware corporation, formed in October 1972, having its main business office located at Sears Tower, 233 South Wacker Drive, Suite 2300, Chicago, Illinois 60606; Telephone No. 312-460-4000. CIS is registered with the CFTC as an FCM and is a member of the NFA in such capacity, and is registered with the SEC as a broker-dealer and is a member of the NASD member in such capacity. In addition to acting as a Clearing Broker for the Partnership, CIS acts as Selling Agent for the Partnership, and acts as clearing broker and selling agent for certain other investment funds sponsored and/or traded by the Trading Advisor and its affiliates.

  CIS is a wholly-owned, but separately managed, subsidiary of Cargill, Incorporated, a privately-owned Delaware corporation. Cargill, Incorporated is an international trader, processor, and transporter of a wide variety of goods and commodities. CIS provides commodity brokerage services to numerous individual, corporate, and institutional clients through its ten offices on a worldwide basis. CIS is a member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange, Inc., and all other major United States commodity exchanges.

  In the ordinary course of its business, CIS is engaged in civil litigation and subject to administrative proceedings which in the aggregate are not expected to have a material effect on its condition, financial or otherwise. During the five years preceding the date of this Prospectus, neither CIS nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded.

  Neither CIS nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. CIS and its principals do not own, and will not be permitted to purchase, any Units.

  Credit Suisse First Boston Corporation. CSFB, a Massachusetts corporation, and its affiliate, CS First Boston Futures, Inc. ("CSFB Futures"), a Delaware corporation, have their main business offices located at 11 Madison Avenue, New York, New York 10010; Telephone No. 212-325-2000. CSFB is registered with the SEC as a broker-dealer and is a member of the NASD in such capacity. CSFB and CSFB Futures are registered with the CFTC as FCMs and are members of the NFA in such capacity. CSFB is a clearing member of the Chicago Board of Trade and CSFB Futures is a member of the Chicago Mercantile Exchange, and they have access to many other domestic and foreign futures exchanges through affiliated and unaffiliated entities.

  In the ordinary course of its business, CSFB is involved in various legal actions, some of which seek significant damages. During the five years preceding the date of this Prospectus, neither CSFB nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded, except as follows.

  On November 20, 1996, the SEC brought a civil action in federal court in California, unrelated to FCM activity, against CSFB and two former employees of its public finance department relating to CSFB's role as lead underwriter of a September 1994 Orange County pension obligation bond ("POB") financing, which the County completed 10 weeks prior to its bankruptcy. The POB's were divided into an A series ($210 million) which paid a fixed interest rate, and a B series ($110 million) which paid a floating interest rate. The B series included a remarketing feature for which the Orange County Investment Pool served as the stand-by liquidity provider. The SEC alleges that the Official Statement misrepresented and omitted material facts about the Orange County Investment Pool, including the Pool's investment strategy, the risks of that strategy and the Pool's investment losses, and it seeks to hold CSFB responsible for the alleged omissions and misrepresentations. The complaint alleges violations of certain antifraud provisions, including Section 17(a) of the Securities Act of 1933 as amended, Section 10(b) of the Securities Exchange Act of 1934 as amended (the "Securities Exchange Act") and Rule 10b-5 thereunder, Section 15(c)(1) of the Securities Exchange Act and Rule 15c1-2 thereunder, Section 15B(c)(1) of the Securities Exchange Act and MSRB Rule G-
17. CSFB filed its answer to the complaint on January 13, 1997, in which it denied all allegations of misconduct and asserted twelve affirmative defenses. On April 7, 1997, the court set a discovery cut-off date of January 15, 1998, and announced that it intended to schedule a trial date for May 1998. Pretrial discovery is proceeding.

  On July 16, 1996, CFSB entered into a stipulation and order resolving a civil complaint for equitable relief filed by the United States Department of Justice alleging that CSFB and 23 other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices unrelated to FCM activity. In entering into the stipulation and order, the parties agreed, without admitting or denying the allegations, that the defendants would not engage in certain types of market making activities, and the defendants undertook steps to assure compliance with their agreement. The stipulation and order was entered by the United States District Court for the Southern District of New York on April 23, 1997.

  In November 1995, the New York Stock Exchange (the "NYSE") initiated a proceeding, unrelated to FCM activity, alleging violations of NYSE Rule 342(a) and (b) in 1991 and 1992 by failing to appropriately supervise certain business activities and certain employees engaged in trading equity securities for institutional customers and proprietary accounts and alleged violation of certain recordkeeping laws and rules. In February 1996, without admitting or denying the allegations, CSFB consented to a censure, a fine of $200,000 and a requirement to comply with an undertaking to cause a review to be performed and a report prepared in respect of CSFB's systems and procedures to ensure compliance with federal securities laws and NYSE rules.

  In August 1995, a joint proceeding conducted by the NYSE and the Chicago Board Options Exchange (the "CBOE"), unrelated to FCM activity, alleged that a former trader of CSFB had entered and then canceled orders to purchase 34 million shares of a NYSE-listed stock. In August 1995, without admitting or denying the allegations, CSFB consented to a fine of $450,000, and a censure for allegedly failing to supervise and for certain alleged technical and recordkeeping violations. At no time were customer orders involved.

  In re Nasdaq Market-Makers Antitrust Litigation, 94 Civ. 3996 (RWS), M.D.L. No. 1023 (S.D.N.Y.). Beginning in May 1994, several class action suits were filed in various state and federal courts against more than 30 broker-dealers, including CSFB, which make markets in NASDAQ securities. Pursuant to an order issued by the Judicial Panel on Multidistrict Litigation on October 14, 1994, these actions were consolidated and assigned to the United States District Court for the Southern District of New York. Plaintiffs filed a Consolidated Amended Complaint on December 16, 1994, which on defendants' motion was dismissed without prejudice on August 3, 1995. Plaintiffs filed a Refiled Consolidated Complaint on August 22, 1995. The Refiled Consolidated Complaint claims that NASDAQ market makers wrongfully colluded to maintain wide spreads in the prices quoted for some 1,600 securities ("Class Securities") during various periods of time. It alleges violations of the federal antitrust laws, and seeks injunctive relief and unspecified damages (to be trebled in accordance with the antitrust laws). CSFB filed an Answer to the Refiled Consolidated Complaint on or about December 18, 1995, denying liability and asserting numerous affirmative defenses. The District Court has certified a class consisting of certain purchasers and sellers of Class Securities through defendants during the period from May 1, 1989 to May 27, 1994. Initial document discovery in the matter has been completed and additional discovery is being pursued by all parties.

  Neither CSFB, CSFB Futures, nor any of their principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. Neither CSFB nor CSFB Futures owns, nor will they be permitted to purchase, any Units.

  Daiwa Securities America, Inc. Daiwa is a wholly-owned, indirect subsidiary of Daiwa Securities Co. Ltd. of Tokyo, Japan, and has its main business office at Financial Square, 32 Old Slip, New York, New York 10005; Telephone No. 212-612-7000. Daiwa is registered with the SEC as a broker-dealer and is a member of the NASD in such capacity, and is registered with the CFTC as an FCM and CPO and is a member of the NFA in such capacities. Daiwa is a member of the major United States securities and commodities exchanges and a primary dealer in United States Government securities. As an integral constituent of the Daiwa group of companies, the firm offers its clients a worldwide, integrated network of financial services.

  During the five years preceding the date of this Prospectus, neither Daiwa nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded, except as follows.

  Daiwa is among the defendants in class action litigation pending in federal court in Brooklyn, New York relating to securities of MTC Electronic Technologies Ltd. ("MTC"). Daiwa was the managing underwriter of a public offering of MTC securities in July 1993. The complaints principally allege violations of Section 10(b) of the Securities Exchange Act and Rule 10b-5 thereunder, and seek damages in unspecified amounts.

  On February 25, 1993, in two unrelated administrative proceedings brought by the SEC, Daiwa, for the purpose of settlement and without admitting or denying liability or any finding, consented to entry of orders finding that it violated
(i) Section 17(a) of the Securities Exchange Act and Rule 17a-3 thereunder in connection with the recording of a payment received from a customer to compensate Daiwa for a loss resulting from a customer error, and with practices arising from a failure to comply with certain registration requirements of self-regulatory organizations, and (ii) Section 17(a) of the Securities Exchange Act and Rules 17a-3 and 17a-4 thereunder and Section 10(b) of the Securities Exchange Act and Rule 10b-5 thereunder in connection with Daiwa's accommodation of another broker-dealer's improper request to submit a bid in an auction of government bonds on the other firm's behalf. In each proceeding, Daiwa was censured and ordered to cease and desist from future violations of the relevant sections of the Securities Exchange Act and the rules promulgated thereunder. Daiwa also agreed to pay a civil penalty of $200,000, to comply with certain undertakings, including the retention of outside consultants to review certain of Daiwa's policies, procedures, and practices, and to make a disgorgement payment of $249,340.

  Neither Daiwa nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. Daiwa and its principals do not own, and will not be permitted to purchase, any Units.

  E.D.& F. Man International Inc. EDF has its main business office located at Two World Financial Center, 27th Floor, New York, New York 10281-2700; Telephone No. 212-566-9000. EDF is registered with the CFTC as an FCM and CPO and is a member of the NFA in such capacities, and is registered with the SEC as a broker-dealer and is a member of the NASD in such capacity. EDF, which is part of the E.D.& F. Man Group of companies, is a member of all major United States futures and securities exchanges.

  During the five years preceding the date of this Prospectus, neither EDF nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded.

  Neither EDF nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. EDF and its principals do not own, and will not be permitted to purchase, any Units.

  Goldman, Sachs & Co. Goldman has its main business office located at 85 Broad Street, New York, New York 10004; Telephone No. 212-902-1000. Goldman is registered with the SEC as a broker-dealer and is a member of the NASD in such capacity, and is registered with the CFTC as an FCM and is a member of the NFA in such capacity. Goldman or one of its affiliates is a member of most major commodities and securities exchanges in the United States, as well as a member of a number of foreign exchanges.

  During the five years preceding the date of this Prospectus, neither Goldman nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded, except as follows.

  On July 16, 1996, Goldman entered into a stipulation and order resolving a civil complaint for equitable relief filed by the United States Department of Justice alleging that Goldman and 23 other NASDAQ market makers violated
Section 1 of the Sherman Act in connection with certain market making practices unrelated to FCM activity. In entering into the stipulation and order, the parties agreed, without admitting or denying the allegations, that the defendants would not engage in certain types of market making activities, and the defendants undertook steps to assure compliance with their agreement. The stipulation and order was entered by the United States District Court for the Southern District of New York on April 23, 1997.

  In re Nasdaq Market-Makers Antitrust Litigation, 94 Civ. 3996 (RWS), M.D.L. No. 1023 (S.D.N.Y.). Beginning in May 1994, several class action suits were filed in various state and federal courts against more than 30 broker-dealers, including Goldman, which make markets in NASDAQ securities. Pursuant to an order issued by the Judicial Panel on Multidistrict Litigation on October 14, 1994, these actions were consolidated and assigned to the United States District Court for the Southern District of New York. Plaintiffs filed a Consolidated Amended Complaint on December 16, 1994, which on defendants' motion was dismissed without prejudice on August 3, 1995. Plaintiffs filed a Refiled Consolidated Complaint on August 22, 1995. The Refiled Consolidated Complaint claims that NASDAQ market makers wrongfully colluded to maintain wide spreads in the prices quoted for some 1,600 securities ("Class Securities") during various periods of time. It alleges violations of the federal antitrust laws, and seeks injunctive relief and unspecified damages (to be trebled in accordance with the antitrust laws). Goldman filed an Answer to the Refiled Consolidated Complaint on or about December 18, 1995, denying liability and asserting numerous affirmative defenses. The District Court has certified a class consisting of certain purchasers and sellers of Class Securities through defendants during the period from May 1, 1989 to May 27, 1994. Initial document discovery in the matter has been completed and additional discovery is being pursued by all parties.

  During January 1994, Goldman, without admitting or denying liability, settled an SEC administrative proceeding involving alleged books and records and supervisory violations unrelated to FCM activities. The allegations relate to certain trades in the secondary markets for United States Treasury securities in 1985 and 1986, which include five trades in 1985 and six trades in 1986 in which Goldman realized losses aggregating $36.6 million, and four trades in 1986 in which losses were realized by Salomon Brothers. All the trades were done at prevailing market prices, and thus the losses reflected actual economic declines in the value of Goldman's positions in the securities it held. The SEC charged that Goldman's books and records nonetheless should have reflected that the trades were subject to alleged understandings with the counterparties that the original positions would be re-established through reversing transactions, also effected at market prices. The SEC also cited Goldman with failing to maintain written procedures sufficient to prevent and detect the record keeping deficiencies, and failing to make records of certain unexecuted customer orders for the purchase and sale of United States Treasury securities. Goldman cooperated with the SEC's investigation and settled the administrative charges by consenting to entry by the SEC of a cease and desist order and payment of an administrative penalty of $250,000.

  Neither Goldman nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. Goldman and its principals do not own, and will not be permitted to purchase, any Units.

  J.P. Morgan Futures, Inc. J.P. Morgan is a Delaware corporation having its main business office located at 60 Wall Street, New York, New York 10260; Telephone No. 212-648-6560. J.P. Morgan is registered with the CFTC as an FCM and is a member of the NFA in such capacity.

  From time to time, J.P. Morgan may be the subject of certain actions. During the five years preceding the date of this Prospectus, neither J.P. Morgan nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded.

  Neither J.P. Morgan nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. J.P. Morgan and its principals do not own, and will not be permitted to purchase, any Units.

  Lehman Brothers Inc. Lehman is a wholly-owned subsidiary of Lehman Brothers Holdings Inc. with its main business office located at Three World Financial Center, New York, New York 10285; Telephone No. 212-526-7000. Lehman is registered with the SEC as a broker-dealer and is a member of the NASD in such capacity, and is also registered with the CFTC as an FCM and is a member of the NFA in such capacity. Lehman is a global investment bank which serves institutional, corporate, government and high net worth individual clients in major financial centers worldwide. The firm's businesses include capital raising, such as securities underwriting and direct placements, corporate finance, advisory services, merchant banking, securities sales and trading, institutional asset management, research services, and the trading of foreign exchange, commodities, and derivative products.

  Lehman has been known by various names since its organization, and has been known by its present name since August 1993.

  During the five years preceding the date of this Prospectus, neither Lehman nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded, except as follows.

  On July 16, 1996, Lehman entered into a stipulation and order resolving a civil complaint for equitable relief filed by the United States Department of Justice alleging that Lehman and 23 other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices unrelated to FCM activity. In entering into the stipulation and order, the parties agreed, without admitting or denying the allegations, that the defendants would not engage in certain types of market making activities, and the defendants undertook steps to assure compliance with their agreement. The stipulation and order was entered by the United States District Court for the Southern District of New York on April 23, 1997.

  In re Nasdaq Market-Makers Antitrust Litigation, 94 Civ. 3996 (RWS), M.D.L. No. 1023 (S.D.N.Y.). Beginning in May 1994, several class action suits were filed in various state and federal courts against more than 30 broker-dealers, including Lehman, which make markets in NASDAQ securities. Pursuant to an order issued by the Judicial Panel on Multidistrict Litigation on October 14, 1994, these actions were consolidated and assigned to the United States District Court for the Southern District of New York. Plaintiffs filed a Consolidated Amended Complaint on December 16, 1994, which on defendants' motion was dismissed without prejudice on August 3, 1995. Plaintiffs filed a Refiled Consolidated Complaint on August 22, 1995. The Refiled Consolidated Complaint claims that NASDAQ market makers wrongfully colluded to maintain wide spreads in the prices quoted for some 1,600 securities ("Class Securities") during various periods of time. It alleges violations of the federal antitrust laws, and seeks injunctive relief and unspecified damages (to be trebled in accordance with the antitrust laws). Lehman filed an Answer to the Refiled Consolidated Complaint on or about December 18, 1995, denying liability and asserting numerous affirmative defenses. The District Court has certified a class consisting of certain purchasers and sellers of Class Securities through defendants during the period from May 1, 1989 to May 27, 1994. Initial document discovery in the matter has been completed and additional discovery is being pursued by all parties.

  Neither Lehman nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. Lehman and its principals do not own, and will not be permitted to purchase, any Units.

  Merrill Lynch Futures Inc. Merrill Lynch is a Delaware corporation with its main business office located at 250 Vesey Street, 23rd Floor, New York, New York 10281-1323; Telephone No. 212-449-1000. Merrill Lynch is registered with the CFTC a an FCM and is a member of the NFA in such capacity. Merrill Lynch is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange and all other principal United States futures exchanges.

  During the five years preceding the date of this Prospectus, neither Merrill Lynch nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded.

  Neither Merrill Lynch nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. Merrill Lynch and its principals do not own, and will not be permitted to purchase, any Units.

  Morgan Stanley & Co. Incorporated. Morgan Stanley has its main business office located at 1585 Broadway, New York, New York 10036; Telephone No. 212-761-4000. Morgan Stanley is registered with the SEC as a broker-dealer and is a member of the NASD in such capacity, and is registered with the CFTC as an FCM and is a member of the NFA in such capacity.

  In the ordinary course of its business, Morgan Stanley is involved in numerous legal actions, some of which seek significant damages. During the five years preceding the date of this Prospectus, neither Morgan Stanley nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded, except as follows.

  On October 25, 1996, the Market Surveillance Committee of the NASD filed a formal complaint against Morgan Stanley alleging violations of certain NASD rules relating to manipulative and deceptive practices, locked and crossed markets, and failure to supervise. Morgan Stanley believes that the NASD allegations are meritless and intends to contest them vigorously.

  On July 16, 1996, Morgan Stanley entered into a stipulation and order resolving a civil complaint for equitable relief filed by the United States Department of Justice alleging that Morgan Stanley and 23 other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices unrelated to FCM activity. In entering into the stipulation and order, the parties agreed, without admitting or denying the allegations, that the defendants would not engage in certain types of market making activities, and the defendants undertook steps to assure compliance with their agreement. The stipulation and order was entered by the United States District Court for the Southern District of New York on April 23, 1997.

  In re Nasdaq Market-Makers Antitrust Litigation, 94 Civ. 3996 (RWS), M.D.L. No. 1023 (S.D.N.Y.). Beginning in May 1994, several class action suits were filed in various state and federal courts against more than 30 broker-dealers, including Morgan Stanley, which make markets in NASDAQ securities. Pursuant to an order issued by the Judicial Panel on Multidistrict Litigation on October 14, 1994, these actions were consolidated and assigned to the United States District Court for the Southern District of New York. Plaintiffs filed a Consolidated Amended Complaint on December 16, 1994, which on defendants' motion was dismissed without prejudice on August 3, 1995. Plaintiffs filed a Refiled Consolidated Complaint on August 22, 1995. The Refiled Consolidated Complaint claims that NASDAQ market makers wrongfully colluded to maintain wide spreads in the prices quoted for some 1,600 securities ("Class Securities") during various periods of time. It alleges violations of the federal antitrust laws, and seeks injunctive relief and unspecified damages (to be trebled in accordance with the antitrust laws). Morgan Stanley filed an Answer to the Refiled Consolidated Complaint on or about December 18, 1995, denying liability and asserting numerous affirmative defenses. The District Court has certified a class consisting of certain purchasers and sellers of Class Securities through defendants during the period from May 1, 1989 to May 27, 1994. Initial document discovery in the matter has been completed and additional discovery is being pursued by all parties.

  Neither Morgan Stanley nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. Morgan Stanley and its principals do not own, and will not be permitted to purchase, any Units.

  Morgan Stanley & Co. International Limited. MSIL is a subsidiary of Morgan Stanley UK Group which is ultimately owned by Morgan Stanley Group Inc. Its main business office is located at 25 Cabot Square, Canary Wharf, London E14 4QA, England; Telephone No. 171-425-8000. MSIL is regulated by the United Kingdom Securities and Futures Authority Limited (the "SFA") as a member firm.

  In the ordinary course of its business, MSIL is involved in numerous legal actions, some of which seek significant damages. During the five years preceding the date of this Prospectus, neither MSIL nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded, except as follows.

  On May 30, 1995, the SFA published Board Notice 256, recording an agreed settlement of disciplinary proceedings against MSIL. MSIL admitted breaches of United Kingdom Securities and Investments Board Principles 2 (failure to exercise skill, care, and diligence) and 9 (lack of appropriate systems) and other related breaches in connection with foreign exchange business on five private client accounts during 1992. MSIL was fined (Pounds)240,000 and made a contribution to the SFA's costs.

  Neither MSIL nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. MSIL and its principals do not own, and will not be permitted to purchase, any Units.

  Prudential Securities Incorporated. Prudential has its main business office at One Seaport Plaza, New York, New York 10292; Telephone No. 212-214-1000. Prudential is registered with the SEC as a broker-dealer and is a member of the NASD in such capacity, and is registered with the CFTC as an FCM and is a member of the NFA in such capacity. Prudential is a major securities firm with a large commodity brokerage business. It has over 270 offices in 43 states, the District of Columbia, and 18 foreign countries. Prudential is a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the Commodity Exchange, Inc., and all other major United States commodity exchanges.

  From time to time Prudential (in its respective capacities as an FCM and as a broker-dealer) and its principals are involved in numerous legal actions, some of which individually, and all of which in the aggregate, seek significant or indeterminate damages. During the five years preceding the date of this Prospectus, neither Prudential nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded, except as follows.

  On May 20, 1997, the CFTC filed a complaint against Prudential, a former Prudential advisor, and two of his sales assistants. The complaint alleges that during the period from May 1993 through March 1994 (i) the former advisor fraudulently allocated trades among his personal account and certain customer accounts, (ii) Prudential did not properly supervise the former advisor by failing to have policies and procedures in place to detect and deter the alleged allocation scheme, and (iii) Prudential failed to maintain and produce records with respect to transactions during the relevant time period. The complaint seeks several forms of relief against Prudential, including a cease and desist order, suspension or revocation of registration, restitution, and civil penalties of up to $100,000 for each alleged violation. Prudential has denied the operative allegations against it.

  On July 16, 1996, Prudential entered into a stipulation and order resolving a civil complaint for equitable relief filed by the United States Department of Justice alleging that Prudential and 23 other NASDAQ market makers violated
Section 1 of the Sherman Act in connection with certain market making practices unrelated to FCM activity. In entering into the stipulation and order, the parties agreed, without admitting or denying the allegations, that the defendants would not engage in certain types of market making activities, and the defendants undertook steps to assure compliance with their agreement. The stipulation and order was entered by the United States District Court for the Southern District of New York on April 23, 1997.

  On February 29, 1996, the State of New Mexico Securities Division issued a final order, subject to a settlement, whereby Prudential neither admitted nor denied any allegations that Prudential failed to supervise two former employees and a Branch Office Manager of its Phoenix branch. The allegations included misrepresentation, fraud, unsuitability, failure to properly register and failure to report a suspected forgery. Prudential consented to the imposition of a censure and paid a fine in the amount of $15,000 and investigative fees in the amount of $2,000.

  On June 19, 1995, Prudential entered into a settlement with the CFTC in which, without admitting or denying the allegations of the complaint, Prudential consented to findings by the CFTC of certain record-keeping violations and failure to supervise in connection with the commodity trading activities of a former broker of Prudential in 1990 and early 1991. Pursuant to the settlement, Prudential agreed to (i) pay a civil penalty of $725,000, (ii) the entry of a cease and desist order with respect to the violations charged, and (iii) an undertaking directing the Prudential Compliance Committee that a review of certain of the firm's commodity compliance and supervisory policies and procedures be conducted and a report be submitted to the CFTC, as well as a report to the CFTC on the actions taken as a result of the review.

  On October 27, 1994, Prudential and Prudential Securities Group entered into an agreement with the Office of the United States Attorney for the Southern District of New York (the "U.S. Attorney") deferring prosecution of charges contained in a criminal complaint. The complaint alleged that Prudential committed fraud in connection with the sale of certain oil and gas limited partnership interests between 1983 and 1990 in violation of federal securities laws. The agreement requires that Prudential deposit an additional $330,000,000 into an account established by the SEC to pay restitution to the investors who purchased oil and gas limited partnership interests. Prudential further agreed to appoint a mutually acceptable outsider to sit on the Board of Directors of Prudential Securities Group and the Compliance Committee of Prudential. The outside director will serve as an "ombudsman" whom Prudential's employees can contact anonymously with complaints about ethics or compliance. Prudential will report any allegations or instances of criminal conduct and material improprieties to the new director. The new director will submit compliance reports of his findings every three months for a three year period. Upon completion of a three year period, if Prudential has complied with the terms of the agreement, then the U.S. Attorney will not pursue the charges in the complaint. If Prudential does not comply with the agreement, then the U.S. Attorney may elect to pursue the charges.

  On September 19, 1994, Prudential consented to the entry of an agreement and order issued by the State of Idaho, Department of Finance, Securities Bureau (the "Department"). The allegations against Prudential were that the firm failed to supervise certain employees in connection with securities and options trading activities entered into on behalf of Idaho clients, in violation of the Idaho Securities Act (the "Idaho Act"). It was alleged that Prudential failed to amend the Forms U-4 for certain employees. Prudential agreed to a number of sanctions and remedial measures, including but not limited to, the following:
(a) to install a new branch manager in the Prudential Boise branch office, who is to function in a supervisory capacity only; (b) to designate a regional quality review officer to review all securities option accounts and option trading activities of Idaho customers in three Prudential offices; (c) to implement procedures reasonably designed to ensure compliance with regulations concerning the timely delivery of prospectuses; and (d) to cooperate in the Department's ongoing investigation and to comply with all provisions of the Idaho Act. In addition, Prudential agreed to pay a fine to the State of Idaho in the amount of $300,000, and Prudential voluntarily reimbursed certain customers for losses suffered in their accounts in the amount of $797,518.49.

  On June 8, 1994, the Business Conduct Committee of the New York Mercantile Exchange ("NYMEX") accepted an offer of settlement submitted by Prudential concerning allegations that Prudential violated NYMEX rules regarding pre-arranged trades and wash trades. Without admitting or denying the allegations, Prudential consented to a finding by NYMEX that it had violated NYMEX Rule 8.55(A)(18) relating to conduct substantially detrimental to the interest and welfare of NYMEX, agreed to cease and desist from future violations of Rule 8.55, and agreed to pay a fine in the amount of $20,000.

  In re Nasdaq Market-Makers Antitrust Litigation, 94 Civ. 3996 (RWS), M.D.L. No. 1023 (S.D.N.Y.). Beginning in May 1994, several class action suits were filed in various state and federal courts against more than 30 broker-dealers, including Prudential, which make markets in NASDAQ securities. Pursuant to an order issued by the Judicial Panel on Multidistrict Litigation on October 14, 1994, these actions were consolidated and assigned to the United States District Court for the Southern District of New York. Plaintiffs filed a Consolidated Amended Complaint on December 16, 1994, which on defendants' motion was dismissed without prejudice on August 3, 1995. Plaintiffs filed a Refiled Consolidated Complaint on August 22, 1995. The Refiled Consolidated Complaint claims that NASDAQ market makers wrongfully colluded to maintain wide spreads in the prices quoted for some 1,600 securities ("Class Securities") during various periods of time. It alleges violations of the federal antitrust laws, and seeks injunctive relief and unspecified damages (to be trebled in accordance with the antitrust laws). Prudential filed an Answer to the Refiled Consolidated Complaint on or about December 18, 1995, denying liability and asserting numerous affirmative defenses. The District Court has certified a class consisting of certain purchasers and sellers of Class Securities through defendants during the period from May 1, 1989 to May 27, 1994. Initial document discovery in the matter has been completed and additional discovery is being pursued by all parties.

  On March 10, 1994, Prudential agreed to the entry of a consent order issued by the State of Missouri, Commissioner of Securities. The allegations against Prudential were that the firm failed to supervise a former registered representative, in violation of Missouri securities laws. Without admitting or denying the allegations, Prudential agreed to the following: (a) to maintain and make available to the Missouri Division of Securities all customer and regulatory complaints concerning any Prudential employee working in a branch located in Missouri or any security sold by such employees; (b) beginning 30 days from the date of the consent order and continuing for a period of three years, to include at least one public service information piece selected by the Commissioner of Securities in all of Prudential's new account packages mailed to Missouri residents; (c) for a period of three years from the date of the consent order, to provide a notice annually to Prudential's Missouri customers which details the procedures for filing a complaint with Prudential and the applicable regulatory authorities. In addition, Prudential agreed to pay a fine in the amount of $175,000.

  On January 25, 1994, Prudential agreed to the entry of a consent order issued by the Banking Commissioner (the "Commissioner") of the State of Connecticut, Department of Banking. The allegations against Prudential were that, from January 1992 through at least July 1993, Prudential employed investment adviser agents who solicited investment advisory business in Connecticut without being registered to do so. This conduct was found by the Commissioner to be in violation of the Connecticut Uniform Securities Act (the "Act") and in violation of the terms and conditions of a stipulation and agreement entered into between the Commissioner and Prudential on February 20, 1992. It was further alleged, with respect to Prudential's investment advisory business, that certain Prudential agents held themselves out to the public in Connecticut under a business name other than Prudential. Without admitting or denying the allegations, Prudential agreed to be censured by the Department of Banking, to cease and desist from violation of the provisions of the Act, and agreed to pay a civil penalty to the Department of Banking in the amount of $150,000. Further, Prudential agreed to be subject to a period of administrative probation which will conclude upon Prudential's completion of certain remedial actions, including, but not limited to, the following: (a) Prudential will review, implement, and maintain supervisory procedures designed to ensure its compliance with the provisions of the Act; and (b) commencing on April 1, 1994 and continuing until April 1, 1996, Prudential will file quarterly reports with the Securities and Business Investments Division of the Department of Banking (the "Division") relating to its investment advisory business. In addition, Prudential agreed to pay the Department of Banking the cost of two or more examinations of any of its offices by the Division, such amount not to exceed $10,000.

  On January 18, 1994, Prudential agreed to the entry of a final consent order and a parallel consent order by the Texas State Securities Board. Prudential also entered into a related agreement with the Texas State Securities Commissioner. The allegations against Prudential were that the firm had engaged in improper sales practices and other improper conduct resulting in pecuniary losses and other harm to investors residing in Texas with respect to purchases and sales of limited partnership interests during the period from January 1, 1980 through December 31, 1990. Without admitting or denying the allegations, Prudential consented to a reprimand, agreed to cease and desist from further violations, and agreed to provide voluntary donations to the State of Texas in the aggregate amount of $1,500,000. Prudential agreed to suspend the creation of new customer accounts, the general solicitation of new accounts, and the offering for sale of securities in or from Prudential's North Dallas office, irrespective of the place of residence of such new customers, during a period of 20 consecutive business days. Prudential further agreed to suspend the creation of new customer accounts, the general solicitation of new customer accounts, and offering for sale of securities into or from the State of Texas to any new customers, irrespective of the place of residence of such new customers, during a period of five consecutive business days. Prudential also agreed to comply with the terms of the administrative order entered by the SEC on October 21, 1993 (as discussed below), and to institute training programs for its securities salesmen in Texas.

  On December 17, 1993, Prudential agreed to the entry of a consent order issued by the State of Rhode Island, Department of Business Regulation, Division of Securities (the "Department of Business Regulation"). The allegations against Prudential were that ten employees of Prudential engaged in investment advisory activities with clients in Rhode Island although these employees were neither licensed as investment adviser representatives nor exempt from the licensing requirements of Section 203 of the Rhode Island Uniform Securities Act (the "Rhode Island Act"). Prudential consented to the payment of a civil penalty in the amount of $33,000 and agreed to cease and desist from further violations of Section 203 of the Rhode Island Act. Prudential also agreed to modify relevant internal marketing and training materials distributed to its sales force. Prior to the entry of the consent order discussed above, Prudential entered into a series of consent agreements with the Department of Business Regulation involving similar allegations concerning the registration of Prudential investment advisor representatives.

  On October 21, 1993, Prudential entered into an omnibus settlement with the SEC, state securities regulators in 51 jurisdictions (49 states, the District of Columbia, and Puerto Rico), and the NASD to resolve allegations that had been asserted against Prudential with respect to the sale of interests in more than 700 limited partnerships generated by Prudential's Direct Investment Group and sold from January 1, 1980 through December 31, 1990. The partnerships principally involved real estate, oil and gas producing properties, and aircraft leasing ventures.

  The allegations against Prudential were set forth in a complaint filed by the SEC on October 21, 1993 and in an administrative order issued by the SEC also on October 21, 1993. It was alleged that federal and state securities laws had been violated through sales of the limited partnership interests (and a limited number of certain other securities) to persons from whom such securities were not suitable in light of their investment objectives, financial status, or investment sophistication. It was also alleged that the safety, potential returns, and liquidity of the investments had been misrepresented. Prudential neither admitted nor denied the allegations asserted against it. The administrative order included findings that Prudential's conduct violated the federal securities laws and that Prudential had not complied with an order issued by the SEC in 1986 requiring Prudential to adopt, implement, and maintain certain supervisory procedures. The administrative order, to which Prudential consented without admitting or denying the SEC's findings, directed Prudential to cease and desist from violating the federal securities laws and imposed a $10 million civil penalty. The administrative order also required Prudential to adopt certain remedial measures, including the establishment of a Compliance Committee of its Board of Directors.

  Prudential's settlement with the state securities regulators included an agreement to pay a penalty of $500,000 per jurisdiction. In settling the NASD disciplinary action, Prudential consented to a censure and to the payment of a $5 million fine to the NASD.

  In connection with the settlement of the allegations asserted against it, and pursuant to a Final Order and Judgment entered on October 21, 1993 in the action commenced by the SEC, Prudential deposited $330 million in a fund to be used for the resolution of claims for compensatory damages asserted by persons who purchased the limited partnership interests from Prudential, and has agreed to provide additional funds, if necessary, for that purpose. The fund is to be administered by a court-approved Claims Administrator who is a former SEC Commissioner. Prudential also consented to the establishment of court-supervised expedited claims resolution procedures with respect to such claims.

  On July 22, 1993, Prudential entered into a Settlement Agreement with the Office of the Secretary of State of the State of South Carolina. Without admitting or denying the allegations, Prudential agreed to pay $225,000 in settlement of all administrative inquiries, investigations, and other proceedings against Prudential and its agents in South Carolina relating to the supervisory and retail sale activities of Prudential and certain of its registered representatives.

  On September 29, 1992, Prudential entered into a settlement with the CFTC in which, without admitting or denying the allegations of the complaint, Prudential consented to findings by the CFTC that it failed to supervise employees in connection with the commodity trading activities of a customer of Prudential-Bache Securities Inc. (the predecessor of Prudential), who was indicted and convicted of fraud, and the trading practices of two account executives formerly employed by Prudential-Bache Securities Inc. Prudential further admitted to findings of record keeping violations and for employing an unregistered associated person in connection with this matter. Pursuant to the settlement, Prudential agreed to pay a $240,000 civil penalty and to cease and desist from engaging in further violations of the rules and regulations with which it had been charged.

  Neither Prudential nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. Prudential and its principals do not own, and will not be permitted to purchase, any Units.

  Salomon Brothers Inc. Salomon Brothers is a Delaware corporation with its principal place of business at Seven World Trade Center, New York, New York 10048; Telephone No. 212-783-7000. Salomon Brothers is registered with the CFTC as an FCM and is a member of the NFA in such capacity, and is registered with the SEC as a broker-dealer and is a member of the NASD in such capacity. Salomon Brothers and its affiliates engage in securities and futures trading for their customers and themselves on major markets, and are members of major securities and futures exchanges throughout the world. Salomon Brothers and its affiliates also engage in investment banking and act as financial advisors for companies on a worldwide basis.

  During the five years preceding the date of this Prospectus, neither Salomon Brothers nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded, except as follows.

  On July 16, 1996, Salomon Brothers entered into a stipulation and order resolving a civil complaint for equitable relief filed by the United States Department of Justice alleging that Salomon Brothers and 23 other NASDAQ market makers violated Section 1 of the Sherman Act in connection with certain market making practices unrelated to FCM activity. In entering into the stipulation and order, the parties agreed, without admitting or denying the allegations, that the defendants would not engage in certain types of market making activities, and the defendants undertook steps to assure compliance with their agreement. The stipulation and order was entered by the United States District Court for the Southern District of New York on April 23, 1997.

  In re Nasdaq Market-Makers Antitrust Litigation, 94 Civ. 3996 (RWS), M.D.L. No. 1023 (S.D.N.Y.). Beginning in May 1994, several class action suits were filed in various state and federal courts against more than 30 broker-dealers, including Salomon Brothers, which make markets in NASDAQ securities. Pursuant to an order issued by the Judicial Panel on Multidistrict Litigation on October 14, 1994, these actions were consolidated and assigned to the United States District Court for the Southern District of New York. Plaintiffs filed a Consolidated Amended Complaint on December 16, 1994, which on defendants' motion was dismissed without prejudice on August 3, 1995. Plaintiffs filed a Refiled Consolidated Complaint on August 22, 1995. The Refiled Consolidated Complaint claims that NASDAQ market makers wrongfully colluded to maintain wide spreads in the prices quoted for some 1,600 securities ("Class Securities") during various periods of time. It alleges violations of the federal antitrust laws, and seeks injunctive relief and unspecified damages (to be trebled in accordance with the antitrust laws). Salomon Brothers filed an Answer to the Refiled Consolidated Complaint on or about December 18, 1995, denying liability and asserting numerous affirmative defenses. The District Court has certified a class consisting of certain purchasers and sellers of Class Securities through defendants during the period from May 1, 1989 to May 27, 1994. Initial document discovery in the matter has been completed and additional discovery is being pursued by all parties.

  On May 20, 1992, Salomon Brothers and its parent Salomon Inc settled various actions arising out of alleged misconduct in auctions of United States Treasury securities and government securities trading brought by the SEC and the United States Department of Justice. Salomon Brothers consented, without admitting or denying any allegations, to among other things, an injunction against federal securities law violations, an SEC administrative order, forfeiture to obtain dismissal of an antitrust complaint, and payment of a total of $290 million in civil penalties and forfeitures, including $100 million for a fund for the payment of private compensatory damage claims. On the same day, The Federal Reserve Bank of New York announced the continuation of Salomon Brothers' primary dealer designation but a cessation of its trading activity with Salomon Brothers commencing June 1, 1992, with full trading resuming on August 3, 1992, and the United States Department of Treasury announced that Salomon Brothers would be permitted to resume bidding for customers in United States Treasury auctions on August 3, 1992, having restricted Salomon Brothers to purchasing securities for its own account in United States Treasury auctions since August 18, 1991. In January and February of 1993, Salomon Brothers and Salomon Inc settled with 42 states and the District of Columbia certain claims regarding Salomon Brothers' role in the United States Treasury auctions and related matters. Under the accords, Salomon Brothers placed $2 million in a multistate Investor Protection Trust Fund and paid $2.15 million to the jurisdictions that were parties to the accords. These settlements do not affect certain investigations by governmental and self-regulatory authorities into United States Treasury auctions and related matters. Numerous private actions have been commenced against Salomon Brothers and Salomon Inc and certain present and former directors, officers, and employees of Salomon Brothers with respect to the United States Treasury auctions and related matters.

  Neither Salomon Brothers nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. Salomon Brothers and its principals do not own, and will not be permitted to purchase, any Units.

  Smith Barney Inc. Smith Barney has its main business office located at 388 Greenwich Street, New York, New York, 10013; Telephone number (212) 816-6000. Smith Barney is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, and other principal United States commodity exchanges. Smith Barney is registered with the CFTC as an FCM and is a member of the NFA in such capacity, and is registered with the SEC as a broker-dealer and is a member of the NASD in such capacity. Smith Barney is a member of major securities exchanges, including the NYSE.

  During the five years preceding the date of this Prospectus, neither Smith Barney nor any of its principals has been subject to any material administrative, civil, or criminal action, whether pending or concluded except as follows.

  On July 16, 1996, Smith Barney entered into a stipulation and order resolving a civil complaint for equitable relief filed by the United States Department of Justice alleging that Smith Barney and 23 other NASDAQ market makers violated
Section 1 of the Sherman Act in connection with certain market making practices unrelated to FCM activity. In entering into the stipulation and order, the parties agreed, without admitting or denying the allegations, that the defendants would not engage in certain types of market making activities, and the defendants undertook steps to assure compliance with their agreement. The stipulation and order was entered by the United States District Court for the Southern District of New York on April 23, 1997.

  In re Nasdaq Market-Makers Antitrust Litigation, 94 Civ. 3996 (RWS), M.D.L. No. 1023 (S.D.N.Y.). Beginning in May 1994, several class action suits were filed in various state and federal courts against more than 30 broker-dealers, including Smith Barney, which make markets in NASDAQ securities. Pursuant to an order issued by the Judicial Panel on Multidistrict Litigation on October 14, 1994, these actions were consolidated and assigned to the United States District Court for the Southern District of New York. Plaintiffs filed a Consolidated Amended Complaint on December 16, 1994, which on defendants' motion was dismissed without prejudice on August 3, 1995. Plaintiffs filed a Refiled Consolidated Complaint on August 22, 1995. The Refiled Consolidated Complaint claims that NASDAQ market makers wrongfully colluded to maintain wide spreads in the prices quoted for some 1,600 securities ("Class Securities") during various periods of time. It alleges violations of the federal antitrust laws, and seeks injunctive relief and unspecified damages (to be trebled in accordance with the antitrust laws). Smith Barney filed an Answer to the Refiled Consolidated Complaint on or about December 18, 1995, denying liability and asserting numerous affirmative defenses. The District Court has certified a class consisting of certain purchasers and sellers of Class Securities through defendants during the period from May 1, 1989 to May 27, 1994. Initial document discovery in the matter has been completed and additional discovery is being pursued by all parties.

  Neither Smith Barney nor any of its principals is affiliated with the General Partner, the Trading Advisor, BPL, or any of their principals, affiliates, officers, or directors. Smith Barney and its principals do not own and will not be permitted to purchase, any Units.

  Description Of Customer Foreign Exchange Agreement. The Partnership has entered into a non-exclusive customer foreign exchange agreement with BPL (the "CFE Agreement"), pursuant to which BPL acts as intermediary for, and principal to, the Partnership in the purchase and sale of spot and forward contracts for currencies. BPL may also act as intermediary for, and principal to, the Partnership in the purchase and sale of other commodity interests. Pursuant to the CFE Agreement, BPL acts as intermediary

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

in executing a portion or all of the Partnership's foreign exchange spot and forward contracts in the interbank market. BPL, as principal, further contracts with the Partnership and, through the use of credit and settlement and delivery lines proposed to be established with certain of its counterparties, will settle such contracts by making and taking physical delivery of specified quantities of currencies at prices mutually agreed upon by BPL and the Partnership.

  The Partnership deposits and maintains collateral with BPL in order to engage in some trading activity without settling contracts by physical delivery. Accordingly, the Partnership deposits and maintains with BPL such collateral as BPL in its absolute discretion requires. Normally, the Partnership deposits collateral with BPL in amounts up to 20% of the Partnership's Net Assets. BPL may, in its sole discretion, use any collateral in the ordinary course of its business, including without limitation the pledging by BPL of the collateral to secure the trading obligations of BPL to third parties. In addition, the Partnership pledges, assigns, conveys, and transfers to BPL a first and prior security interest in and to, a general first lien upon, and a right of set-off against, all of the Partnership's right, title, and interest in and to the collateral as security for the punctual payment and satisfaction of all of the Partnership's obligations under the CFE Agreement. BPL pays interest to the Partnership on any cash collateral at a rate equivalent to the monthly average of the then-prevailing weekly 90-day United States Treasury bill auction rate, which for any day means, under the terms of the CFE Agreement, the rate set forth for such day in the weekly statistical release designated as H.15(519) published by the Board of Governors of the Federal Reserve System. Such interest is credited to the Partnership monthly. The Partnership may also deposit and maintain as collateral with BPL interest-bearing obligations, such as United States Treasury bills, and the interest earned thereon is credited to the Partnership's own account.

  Pursuant to the CFE Agreement, the Partnership has agreed to back-to-back purchase and sale of spot and forward contracts by BPL with respect to every transaction executed by BPL as principal and/or intermediary to the Partnership. Certain employees of an affiliate of the Trading Advisor located in the United Kingdom are permitted to deal directly with BPL's counterparties to arrange spot and forward contract transactions between BPL and such counterparties, and between BPL and its customers (including the Partnership).

  BPL may close out spot and forward positions, buy the underlying items, cancel orders, and sell collateral at any time it deems necessary for its protection and upon the occurrence of other specified events. The Partnership has agreed to indemnify and hold harmless BPL and its principals, employees, and affiliates from, and to pay BPL promptly upon demand, any and all loss, cost, indebtedness, and liability arising from the purchase and/or sale of spot and forward contracts by BPL as intermediary for the Partnership. See "RISK FACTORS--TRADING OF SPOT AND FORWARD CONTRACTS," "THE COMMODITIES MARKETS--SPOT AND FOREIGN CONTRACTS" and "--MARGIN."

  The General Partner is authorized under the Limited Partnership Agreement to retain other brokers and dealers for the Partnership's trading of spot and forward contracts.

  Bellwether Partners LLC. BPL is a Delaware limited liability company and an affiliate of the General Partner and the Trading Advisor, having its main business office located at 600 Steamboat Road, Greenwich, Connecticut 06830. Mr. Jones is the Chairman and Chief Executive Officer of BPL. The other principal officers of BPL are the same as the principal officers of TIC.

  There has been no material administrative, civil, or criminal action against BPL or its principals within the last five years, whether pending or concluded. See "THE TRADING ADVISOR--MATERIAL ACTIONS."

  BPL does not currently own any Units, although it may subscribe for Units during the Continuing Offering (for investment purposes only and not with a view to resell). Principals, employees, and affiliates of BPL have previously purchased Units, and it is expected that they will purchase Units in the Continuing Offering. See "THE GENERAL PARTNER" and "CONFLICTS OF INTEREST."

                            THE COMMODITIES MARKETS

FUTURES CONTRACTS

  Commodity futures contracts are standardized contracts made on domestic or foreign commodity exchanges which call for the future delivery of specified quantities of various agricultural and tropical commodities, industrial commodities, currencies, financial instruments, metals, or other items at a specified time and place. The size and term of futures contracts on a particular commodity are identical and are not subject to any negotiation between the buyer and seller. Standardization of futures contracts generally makes the exchange market more liquid than the forward contract and interbank markets, at least for smaller positions, because exchange-traded contracts are interchangeable. The contractual obligations, depending upon whether one is a buyer or a seller, may be satisfied either by taking or making, as the case may be, physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same exchange prior to the designated date of delivery. As an example of an offsetting transaction where the underlying commodity is not delivered, the contractual obligation arising from the sale of one contract of December 1998 gold on a commodity exchange may be fulfilled at any time before delivery of the commodity is required by the purchase of one contract of December 1998 gold on the same exchange. The difference between the price at which the futures contract is sold or purchased and the price paid for the offsetting purchase or sale, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Certain futures contracts, such as a futures contract linked to a stock or other financial or economic index approved by the CFTC or Eurodollar contracts, settle in cash (irrespective of whether any attempt is made to offset such contracts) rather than delivery of any physical item.

  In market terminology, a trader who purchases a futures contract is "long" in the market, and a trader who sells a futures contract is "short" in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as "open trades" or "open positions." The aggregate amount of open positions held by traders in a particular contract is referred to as the "open interest" in such contract.

SPOT AND FORWARD CONTRACTS

  Contracts for future delivery of certain commodities may also be made off established exchanges. Currencies may be purchased or sold for current delivery through banks or dealers pursuant to "spot contracts," or for future delivery pursuant to "forward contracts." A forward contract is a contractual right to purchase or sell a specified quantity of an item at or before a specified date in the future at a specified price, and therefore is similar to a futures contract. In forward contract trading, a bank or dealer generally acts as principal in the transaction and includes its anticipated profit (i.e., the "spread" between the "bid" and the "asked" prices) and in some instances a "mark-up" in the prices it quotes for spot and forward contracts. A spot contract is either settled within two days or rolled over (i.e., converted) into a new spot contract or into a forward contract. Unlike futures contracts, spot and forward contracts are not standardized contracts; rather, spot and forward contracts for a given item are generally available in any size (and, in the case of forward contracts, maturity) and are subject to individual negotiation between the parties involved. Moreover, historically there has not been a direct means of "offsetting" or closing out a spot or forward contract by taking an offsetting position, as one would a futures contract on an exchange. When a trader desires to close out a futures position, he establishes an equivalent but opposite position in the contract and settles and recognizes the profit or loss on the two positions at the time that the offsetting position is established. However, if a trader desires to close out a spot or forward contract position, he cannot contract through an exchange but must enter into an offsetting contract with the same counterparty. An offsetting position may not be available at a competitive price. Consequently, a trader may offset a position by establishing an equivalent but opposite position in the contract with another counterparty and settle by making and taking delivery of the underlying items and recognize the profit or loss on both positions simultaneously on the delivery date. As a result, the trader is subject to the risk of default and non-performance of a counterparty. Where the contract is settled by physical delivery, these risks are accentuated by the exposure to the full value of the contract. Thus, unlike in the futures contract market where a trader who has offset positions recognizes profit or loss immediately, in the spot and forward contract market a trader with a position that has been offset at a profit generally does not receive from the counterparty such profit until the delivery date, and likewise a trader with a position that has been offset at a loss generally does not have to pay money to the counterparty until the delivery date. In recent years, the terms of spot and forward contracts have become more standardized, and in many instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking physical delivery of the underlying item. The spot and forward contract markets provide what has typically been a highly liquid market for currency trading, and in certain cases, particularly for large trades, the prices quoted for currency spot and forward contracts may be more favorable than the prices for currency futures contracts on exchanges.

  Spot and forward contracts on currencies are traded primarily in the interbank market. The interbank market is not a formally organized exchange; it is an informal network of trading relationships among world participants which include primarily major commercial banks and also investment banks, securities and commodities brokers and dealers, pension funds, insurance companies, investment companies, hedge funds, commodity pools, multinational corporations, and sophisticated individuals. In this market, transactions may be conducted in United States dollars or in most other currencies. Virtually all major currencies are traded in the interbank market. The role of banks in this market is particularly important because they maintain active currency trading operations and offer to buy and sell currencies to and from their customers and correspondent banks. Participants in the interbank market can also include any business or institution which buys or sells goods or services abroad and, as a result, has a need for currencies in making or receiving payment for those goods or services.

  The interbank market is a 24-hour worldwide market, with participants maintaining instantaneous communications with one another through telecommunications devices (e.g., telephones, computers, and telexes) which provide participants with access to the current prices at which other participants are willing to buy or sell currencies. Trading is generally conducted by telephone, with orders confirmed later by written confirmations. Centralization of the marketplace in time and location has generally tended to make the currency markets more liquid, and the volume and size of trades in the interbank market are both much greater than on commodity exchanges. Thus, whereas the futures market may be more liquid for smaller trades, the interbank market may more easily accommodate large trades and offers substantially more flexibility. Indeed, the existence of a 24-hour currency market is essential for commercial hedgers of foreign exchange risks. Neither the interbank market nor participation therein is subject to regulation by the United States Government or by any international agency. While banks and broker-dealers in the United States are subject to federal and/or state regulation, foreign banks, brokers, and dealers may not be subject to similar regulation. See "PRINCIPAL RISK FACTORS--TRADING OF SPOT AND FORWARD CONTRACTS."

  The term or maturity of a spot or forward contract is established by agreement between the two parties to the contract, and may range from several days to several years. Similarly, the quantity of a spot or forward trade is established by the parties themselves; there are no fixed contract quantities. Also, the price at which the agreed-upon quantity of an item is to be bought or sold is established at the time the spot or forward contract is entered into. Prices in a currency spot or forward contract generally are expressed in terms of the amount of currency to be exchanged per one foreign currency unit (e.g., U.S. $1.60 per one British pound).

  Currency forward contracts are frequently used to protect the price at which goods or services are to be bought or sold against fluctuations in the value of a foreign currency between the time a commitment to buy or sell is made and the time the required payment is to be made. Thus, forward contract transactions of commercial users generally are made as part of a broader business transaction, and are not entered into for the purpose of profiting from the forward contract transaction. See "PARTICIPANTS" below.

  Unlike certain commercial users of the forward markets, the Partnership engages in spot and forward contract trading for speculative purposes--making a profit from the relative movements of the prices of the commodity that is the subject of the contract between the time a position is taken in a contract (e.g., a sale)

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and the time the position matures or is offset by an opposite contract (e.g., a purchase) for the identical quantity of commodity at the identical maturity date. For example, the Partnership would sell a spot or forward contract for a given foreign currency (i.e., take a short position) if the Trading Advisor anticipates a decline in the price of that currency, and it would purchase a spot or forward contract for a foreign currency (i.e., take a long position) if the Trading Advisor anticipates an increase in the price of that currency. At the maturity of a spot or forward contract, the Partnership will make or take delivery of the underlying currency, or prior to the maturity the Trading Advisor may enter into another spot or forward contract that offsets its existing position or roll over the contract into another contract. The offsetting contract would have the same maturity date and would be for the same quantity of the foreign currency as the original contract. Subject to obtaining the prior consent of the requisite number of Partners, the Partnership intends to reduce the level of trading currency spot and forward contracts on margin or collateral, and will rely primarily on the use of BPL's credit and settlement and delivery lines to settle currency spot and forward contracts. The Trading Advisor might also buy and sell spot and forward contracts in two different foreign currencies at or about the same time, similar to a spread position, in order to take advantage of potential profit in the price relationship between the two currencies. Profits and losses then generally accrue as the price relationship changes between the two currencies.

  The interbank market consists of a direct dealing market and a brokers' market. In the direct dealing market, a participant trades directly with another participating bank, dealer, or financial institution. The Partnership trades in the direct dealing market. Generally, when the Trading Advisor determines that the Partnership will either sell or buy a particular currency, BPL does back-to-back principal trades with the Partnership and its counterparties. BPL, as principal, arranges bank lines of credit and settlement and delivery lines and contracts with banks and dealers to make or take future deliveries of specified quantities of currencies at negotiated prices. BPL, again as principal, in turn contracts with the Partnership to make or take future deliveries of the same specified quantities of currencies. BPL does not charge the Partnership any commissions or other fees for its services.

  In the brokers' market, brokers generally do not buy or sell currencies for their own accounts (although affiliates of brokers may be engaged in such trading) and do not guarantee performance by the parties to transactions they help to arrange. In the brokers' market, brokers may add a commission to the prices that they communicate to their customers, or they may incorporate a fee into the quotations they provide to the customer. See "PRINCIPAL RISK FACTORS-- TRADING OF SPOT AND FORWARD CONTRACTS."

  Swap transactions involving or relating to interest rates, currencies, commodity interests, securities interests, indices, prices, or other items have many of the same, if not identical, attributes as forward contracts. See "PRINCIPAL RISK FACTORS--TRADING OF SWAPS."

OPTIONS

  An option on a futures contract or on a physical commodity (a "commodity option") gives the buyer of the option the right to take a position at a specified price (i.e., the "striking," "strike," or "exercise" price) in the underlying futures contract or commodity. The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount of a specified commodity) in the underlying futures contract or commodity, and the buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount of a specified commodity) in the underlying futures contract or commodity.

  The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a futures position or physical commodity at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to take a short position in the underlying futures contract or commodity at the strike price if the buyer exercises the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying futures contract or commodity at the strike price if the buyer exercises the option.

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

  A call option is said to be "in-the-money" if the strike price is below the current market price of the underlying futures contract or physical commodity, and "out-of-the-money" if the strike price is above the current market price. Similarly, a put option is said to be "in-the-money" if the strike price is above the current market price of the underlying futures contract or commodity, and "out-of-the-money" if the strike price is below the current market price.

  Options have limited life spans, usually tied to the delivery or settlement date of the underlying futures contract or commodity. Some options, however, expire in advance of such date. An option that is out-of-the-money and not offset by the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others unexercised options simply become worthless after their expiration date. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying futures contract or commodity and the strike price) because the option trader is speculating on (or hedging against) future movements in the price of the underlying futures contract or commodity. As an option nears its expiration date, the market and intrinsic value typically move into parity. The difference between an option's intrinsic value and market value is referred to as the "time value" of the option.

  The use of interrelated options and futures positions can provide an additional means of risk management and permit a trader to retain a futures contract position in the hope of additional appreciation in that position, while at the same time allowing the trader to limit the possible adverse effects of a decline in the position's value.

  Selling options creates additional risks. The seller of a call option who does not have a long position in the underlying futures contract or physical commodity is subject to risk of loss should the price of the futures contract or commodity be higher than the strike price upon exercise or expiration of the option by an amount greater than the premium received for selling the option. The seller of a call option who has a long position in the underlying futures contract or commodity is subject to the full risk of a decline in price of the contract or commodity reduced by the premium received for selling the option. In exchange for the premium received for selling a call option, the option seller gives up all of the potential gain resulting from an increase in the price of the underlying futures contract or commodity above the strike price upon exercise or expiration of the option.

  The seller of a put option who does not have a short position in the underlying futures contract or physical commodity is subject to risk of loss should the price of the contract or commodity decrease below the strike price upon exercise or expiration of the option by an amount in excess of the premium received for selling the option. The seller of a put option on a futures contract or commodity who has a short position in the underlying futures contract or commodity is subject to the full risk of a rise in the price in the futures contract or commodity reduced by the premium received for selling the option. In exchange for the premium received for selling a put option, the option seller gives up all of the potential gain resulting from a decrease in the price of the futures contract or commodity below the strike price upon exercise or expiration of the option. See "PRINCIPAL RISK FACTORS--TRADING OF OPTIONS" and "INVESTMENT PROGRAM AND USE OF PROCEEDS--INVESTMENT PROGRAM-- REGULATION."

PARTICIPANTS

  The two broad classes of persons who trade commodity interest contracts are "hedgers" and "speculators." Commercial interests (including farmers) that market or process commodities and financial institutions that market or deal in commodities (including, for example, interest rate sensitive instruments, currencies, and stock portfolios), and which are exposed to exchange, interest rate, and stock market risks, may use the commodities markets primarily for hedging. Hedging is a protective procedure designed to minimize losses that may occur because of price fluctuations occurring, for example, between the time a merchandiser or processor makes a contract to buy or sell a commodity at a certain price and the time it must perform the contract. In such case, at the time the hedger contracts to buy the commodity at a future date, it will simultaneously buy futures or forward contracts for the necessary equivalent quantity of the

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commodity. At the time for performance of the contract, the hedger may accept delivery under its futures or forward contracts or it may buy the actual commodity and close out its position by making an offsetting sale of its futures or forward contracts. A hedger also may wish to protect against the risk of adverse interest rate shifts, and thus may purchase futures contracts for United States Government obligations to offset its interest rate liabilities.

  In the foreign exchange context, the need to hedge currency exposures arises because of the volatility of exchange rates. Such exposures include "translation exposures," which occur because of certain accounting rules when an entity must translate its foreign currency-denominated assets and liabilities into domestic currency on its financial statements. Such exposures also include "transaction exposures," which occur in connection with a transaction when an entity expects to receive payment or make payment in a foreign currency.

  The futures markets enable the hedger to shift the risk of price fluctuations to the speculator. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, processing, other business operations, or investment activities rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.

  The speculator risks its capital with the hope of making profits from price fluctuations in commodity interest contracts. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely take delivery of physical commodities but generally close out their positions by entering into offsetting purchases or sales of contracts. Since the speculator may take either a long or short position in the commodities markets, it is possible for it to make profits or incur losses regardless of whether prices go up or down.

  All trades made by the Partnership are for speculative, rather than for hedging, purposes. There are always two parties to a commodity interest contract; consequently, for any gain achieved by one party on a contract, a corresponding loss is suffered by the other. At most, only 50% of commodity interest contracts can experience gain at any one time, without reference to brokerage commissions and other transaction costs which may reduce or eliminate any gain that would otherwise be achieved.

EXCHANGES

  Commodity exchanges provide centralized market facilities for trading futures contracts and options (but not spot and forward contracts) relating to specified commodities. Members of, and trades executed on, a particular exchange are subject to the rules of that exchange. Among the principal exchanges in the United States are the Chicago Board of Trade, the Chicago Mercantile Exchange (including the International Monetary Market division thereof), the Commodity Exchange, Inc., and the New York Mercantile Exchange.

  Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades between members of an exchange have been confirmed, the clearinghouse becomes substituted for each buyer and each seller of contracts traded on the exchange, and in effect becomes the other party to each trader's open position in the market. Thereafter, each party to a trade looks only to the clearinghouse for performance. The clearinghouse normally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer which enables the clearinghouse, at least to a large degree, to meet its obligations with regard to the "other side" of an insolvent clearing member's contracts. Furthermore, clearinghouses require margin deposits and continuously mark positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearinghouse is to ensure the integrity of trades, and members effecting transactions on an exchange need not worry about the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their FCMs and the clearinghouse. The exchanges also impose speculative position limits and other restrictions on customer positions to help ensure that no single trader can amass a position that would have a major impact on market prices. See "PRINCIPAL RISK FACTORS--FAILURE OF BROKER OR EXCHANGE."

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

  The commodity exchanges in the United States and their clearinghouses are given reasonable latitude in promulgating rules to control and regulate their members. Examples of rules of exchanges and clearinghouses include the establishment of initial margin levels, size of trading units, contract specifications, speculative position limits, and daily price fluctuation limits. The CFTC reviews all such rules (other than those relating to specific margin levels for futures contracts, as opposed to options) and can disapprove or, with respect to certain of such rules, require the amendment or modification thereof.

  Some foreign exchanges differ in certain respects from their United States counterparts. In contrast to United States exchanges, many foreign exchanges are "principals' markets," where trades remain the liability of the individual traders involved, and the exchange does not become substituted for any party. The participants must satisfy themselves as to the individual creditworthiness of each entity with whom they enter into contracts. See "PRINCIPAL RISK FACTORS--TRADING ON FOREIGN EXCHANGES."

SPECULATIVE POSITION LIMITS

  The CFTC and the United States commodity exchanges have established regulations referred to as "speculative position limits" or "position limits" on the maximum net long or net short speculative position which any person or group of persons (other than a hedger, which the Partnership is not) may hold, own, or control in certain futures or options contracts. Among the purposes of speculative position limits is to prevent a "corner" on a market or undue influence on prices by any single trader or group of traders. The CFTC has jurisdiction to establish position limits with respect to all commodities. The speculative position limits established by the CFTC apply to certain agricultural commodities, such as grains, soybeans, cotton, eggs, rye, corn, wheat, and potatoes. Certain exchanges or their clearinghouses also set limits on the total net positions that may be held by an FCM, such as the domestic Clearing Brokers. Speculative position limits are not applicable to bank or dealer forward contract, swap, or over-the-counter option trading or foreign commodity exchange trading, although the principals with which the Partnership may trade in such markets may impose such limits as a matter of credit policy. The commodity interest contract positions of the Partnership will not be attributable to Limited Partners in their own commodities trading, if any, for purposes of position limits. See "PRINCIPAL RISK FACTORS--EXISTENCE OF SPECULATIVE POSITION LIMITS MAY RESTRICT THE FULL APPLICATION OF THE TRADING ADVISOR'S TRADING STRATEGIES."

DAILY PRICE FLUCTUATION LIMITS

  Most United States commodity exchanges (but generally not foreign exchanges or banks or dealers in the case of spot, forward, or swap contract trading) normally limit the amount of fluctuation in futures and option contract prices during a single trading day (or part thereof) by regulations referred to as "daily price fluctuation limits" or "daily limits." The daily limits establish the maximum amount that the price of a futures or option contract may vary either up or down from the previous day's settlement price (or from the price earlier in the same trading day). Once the daily limit has been reached in a particular commodity interest contract, no trades may be made at a price beyond the limit. This can create liquidity problems. See "PRINCIPAL RISK FACTORS-- COMMODITY INTEREST CONTRACT TRADING MAY BE ILLIQUID."

PRICES

  Commodity interest prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and assessments of future world and economic events. See "PRINCIPAL RISK FACTORS--COMMODITY INTEREST CONTRACT TRADING IS SPECULATIVE AND VOLATILE."

REGULATION

  For a discussion of the regulations applicable to the trading of futures contracts and commodity options, see "INVESTMENT PROGRAM AND USE OF PROCEEDS-- INVESTMENT PROGRAM--REGULATION."

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

MARGINS

  "Initial" or "original" margin is the minimum amount of funds that must be deposited by a trader with his FCM in order to initiate futures contract trading or to maintain an open position in futures contracts. "Maintenance" margin is the amount (generally less than initial margin) to which a trader's account may decline before he must deliver additional margin. A margin deposit is like a cash performance bond. It helps ensure the trader's performance on the futures contracts he purchases or sells. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the purchase price of the underlying contract being traded. Because of such low margins, price fluctuations occurring in the futures markets may create profits and losses that are greater, in relation to the amount invested, than are customary in other forms of investment or speculation. The minimum amount of margin required in connection with a particular futures contract is set from time to time by the exchange on which such contract is traded, and may be modified from time to time by the exchange during the term of the contract. See "PRINCIPAL RISK FACTORS--COMMODITY INTEREST CONTRACT TRADING IS HIGHLY LEVERAGED."

  Brokerage firms carrying accounts for traders in futures contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy in order to afford further protection for themselves. The Clearing Brokers require the Partnership to make margin deposits equal to the exchange minimum levels for all futures contracts. This requirement may be changed from time to time at the discretion of the Clearing Brokers.

  Trading in the spot and forward contract markets generally does not require margin, but generally does require the extension of credit by a bank or dealer with which a person trades. Since the Partnership's spot and forward contract trading is conducted with and through BPL, the Partnership is able to take advantage of BPL's credit lines with market participants, and is able to take advantage of BPL's credit and settlement and delivery lines with market participants. Most participants with which BPL and the Partnership trade require adequately secured credit and settlement and delivery lines or collateral with respect to their trading of currencies.

  BPL requires good faith collateral deposits with it in amounts approximately equivalent to those required for trading foreign currency futures contracts on the Chicago Mercantile Exchange. The Partnership generally deposits such amounts with BPL in the forms of cash (and BPL pays the Partnership interest at a rate equivalent to the monthly average of the then-prevailing weekly 90-day United States Treasury bill auction rate) or interest-bearing obligations, such as United States Treasury bills (and the interest earned thereon accrues for the Partnership's account). BPL, in turn, normally is required to deposit all or a portion of such cash or securities with the dealers and banks with which BPL conducts back-to-back trades, as collateral in respect of such trades.

  Because performance of spot and forward contracts on currencies is not guaranteed by any exchange or clearinghouse, the Partnership is subject to the risk of the inability or refusal to perform with respect to such contracts on the part of the principals or agents with and through which the Partnership and other customers of BPL trade. In its spot and forward contract trading with and through BPL, the Partnership generally contracts directly with BPL. Accordingly, any failure or refusal by BPL, or any dealer or bank with which BPL contracts, to perform with respect to a contract, whether due to the insolvency, bankruptcy, default, delay, or other cause relating to BPL or any dealer or bank with which BPL contracts, could subject the Partnership to the risk of loss with respect to its good faith deposits and the full value of the underlying contracts.

  When a trader purchases an option, there is no margin requirement. When a trader sells an option, on the other hand, it is required to deposit margin in an amount determined by the margin requirements established for the futures contract or physical commodity underlying the option and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the selling of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin

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

requirements apply to "spreads" and "conversions," which are complex trading strategies in which a trader acquires a mixture of related futures and options contract positions.

  Margin requirements are computed each day by a trader's FCM. When the market value of a particular open futures contract position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a "variation" margin call is made by the FCM. If the margin call is not met within the required time, the FCM may close out the trader's position. With respect to the Partnership's trading, the Partnership (and not the Limited Partners personally) is subject to margin calls.

  Major United States exchanges have certain combined margining arrangements involving procedures pursuant to which the futures and option contract positions held in an account would, in the case of certain accounts, be aggregated and margin requirements assessed on a portfolio basis, measuring the total risk of the combined positions. See "PRINCIPAL RISK FACTORS--COMMODITY INTEREST CONTRACT TRADING IS HIGHLY LEVERAGED," "INVESTMENT PROGRAM AND USE OF PROCEEDS," and "BROKERAGE ARRANGEMENTS."

                                 DISTRIBUTIONS

  The Limited Partnership Agreement, which does not provide for regular or periodic cash distributions, grants the General Partner sole discretion in determining the frequency and amount of distributions (other than on voluntary redemption of Units), if any, the Partnership will make to its Partners. However, no Partner will receive a distribution to the extent that, after giving effect to such distribution, all liabilities of the Partnership (other than liabilities to the Partners on account of their Partnership interests) will exceed the fair market value of the Partnership's assets. Any distributions made by the Partnership will be pro rata in accordance with the respective capital accounts of all Partners. See "PRINCIPAL RISK FACTORS-- PARTNER'S TAX LIABILITY MAY EXCEED DISTRIBUTIONS," "PERFORMANCE RECORDS OF THE PARTNERSHIP," and "TRANSFERS AND REDEMPTIONS."

                       THE LIMITED PARTNERSHIP AGREEMENT

  This Prospectus contains an explanation of the material terms and provisions of the Limited Partnership Agreement, a copy of which is annexed hereto as EXHIBIT A and is incorporated herein by this reference. The following description is a summary only, is not intended to be complete, and is qualified in its entirety by such reference.

  Nature Of The Partnership. The Partnership was formed on November 22, 1989 as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"). Units purchased and paid for pursuant to the Continuing Offering of Units will be fully paid and non-assessable. The Partnership may have a claim against a Limited Partner after his redemption of Units or receipt of distributions from the Partnership for liabilities of the Partnership that arose before the date of such redemption or distribution, but such claim will not exceed the sum of such Limited Partner's unredeemed capital contribution, undistributed profits, if any, and any redemptions and distributions received together with interest thereon. The Partnership will not make a claim against Limited Partners with respect to amounts distributed to them, paid to them in violation of the Partnership Act or the Limited Partnership Agreement, received by them upon redemption of Units, or otherwise paid to them unless the assets of the Partnership (including the General Partner's capital contribution) are insufficient to discharge liabilities of the Partnership that arose before the return of such amounts. The General Partner will be liable for all obligations of the Partnership to the extent that the assets of the Partnership (including amounts contributed by Limited Partners and paid out as distributions, redemptions, or otherwise to Limited Partners) are insufficient to discharge such obligations.

  The Limited Partnership Agreement provides that, if the Partnership is made a party to any claim, demand, dispute, or litigation or otherwise incurs any loss, liability, damage, cost, or expense as a result of,

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

or in connection with, any Partner's (or his assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) will be obligated to indemnify, defend, hold harmless, and reimburse the Partnership for all loss, liability, damage, cost, and expense incurred, including attorneys' and accountants' fees and expenses.

  The Limited Partnership Agreement provides that the death, disability, legal incompetency, withdrawal, insolvency, termination, liquidation, or dissolution of a Limited Partner will not terminate or dissolve the Partnership, and that the legal representative of such Limited Partner has no right to withdraw or value his interest, except by redemption of Units. Each Limited Partner waives on behalf of himself and in the event of his death, on behalf of his estate the furnishing of any inventory, accounting, or appraisal of the Partnership's assets or any right to an audit or examination of the books of the Partnership.

  The Limited Partnership Agreement provides that the General Partner may, in its sole discretion at any time, require any Limited Partner to withdraw all or a portion of such Limited Partner's unredeemed capital contribution and undistributed profits, if any, from the Partnership at any month-end on 5 business days' written notice.

  Management Of Partnership Affairs. The Limited Partners do not participate in the management or operations of the Partnership. Any participation by a Limited Partner in the management of the Partnership may jeopardize the limited liability of such Limited Partner. Under the Limited Partnership Agreement, responsibility for managing the Partnership is vested solely in the General Partner. The General Partner may delegate complete trading authority to one or more trading advisors and has done so (except for the ability of the General Partner to override trading instructions that violate the Partnership's trading policies and to the extent necessary to fund distributions or redemptions, to effect the allocation or reallocation of the Partnership's assets among trading advisors, or to pay the Partnership's expenses) in the Management Agreement with TIC. However, the General Partner may make trading decisions at any time at which a trading advisor becomes incapacitated or some other emergency arises as a result of which such trading advisor is unable or unwilling to act or no trading advisor is then retained by the Partnership and the General Partner has not yet retained a successor trading advisor. In addition, the General Partner is authorized and directed to manage the trading of the Partnership's assets itself. Although the General Partner does not presently contemplate doing so, the General Partner is also authorized to delegate trading authority with respect to all or a portion of the Partnership's assets to other trading advisors, and may do so in the future. See "THE TRADING ADVISOR."

  Other responsibilities of the General Partner include, but are not limited to, the following: determining whether the Partnership will make distributions; administering redemptions of Units; preparing monthly and annual reports to the Limited Partners; preparing reports, filings, registrations, and other documents required by applicable regulatory authorities; depositing the Partnership's assets in accounts at banks, brokers, and other depositories selected by the General Partner; borrowing money (but only in connection with depositing margin with respect to the initiation and maintenance of commodity interest contract positions or obtaining and utilizing lines of credit for the trading of spot and forward contracts, currency contracts, swaps, and related contracts); directing the investment of the Partnership's assets; negotiating, executing, delivering, and performing agreements necessary or desirable to carry out the purposes, business, and objectives of the Partnership, and executing various documents on behalf of the Partnership and the Limited Partners pursuant to the power of attorney described below. To facilitate the execution of various documents by the General Partner on behalf of the Partnership and the Limited Partners, each Limited Partner appoints the General Partner, with full power of substitution, such Limited Partner's agent and attorney-in-fact by executing the Subscription Agreement and Power of Attorney annexed hereto as EXHIBIT B or EXHIBIT C, as applicable.

  Sharing Of Profits And Losses: Monthly Allocations. Each Partner, including the General Partner, has a capital account with an initial balance equal to the amount such Partner paid for his interest in the Partnership. The Partnership's Net Assets are determined monthly at the close of business on the last day of

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

each calendar month, and any increase or decrease from the end of the preceding month is added to or subtracted from the accounts of the Partners as follows:
(1) the Partnership's Net Assets, before accrual of management and incentive fees for such month is determined (the "Adjusted Net Assets"); (2) any increase or decrease in Adjusted Net Assets as compared to the next previous determination of Net Assets is then credited or charged to the capital account of each Partner in the ratio that the balance of each Partner's capital account bears to the balance of all Partners' capital accounts; (3) accrued management fees and accrued incentive fees, if any, are then charged to the capital account of each non-Plan Investor Partner in the ratio that the balance of each such Partner's capital account bears to the balance of all Partners' capital accounts other than Plan Investor Partners' capital accounts; (4) the number of Units held by each Plan Investor Partner is then restated in order to equate the value of each Unit held by such Partner with the value of each Unit held by a non-Plan Investor Partner; and (5) the amount of any distribution to a Partner, any amount paid to a Partner upon redemption of Units, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership is charged to that Partner's capital account.

  Sharing Of Profits And Losses: Federal Tax Allocations. As of the end of each calendar month, the Partnership's recognized profit and loss are allocated among the Partners, and each Partner is required to include in such Partner's personal federal income tax return such Partner's share of such items. Allocation of recognized gains or recognized losses will consist of pro rata shares of each item of capital or ordinary gain or loss.

  Any management fees or incentive fees payable to any affiliate of the General Partner and any brokerage commissions, transaction fees, or other fees or expenses payable to any affiliate of the General Partner are allocated pro rata among the Units of Partners, other than any Plan Investor Partners, based on the Units outstanding as of the beginning of the calendar month in which such items accrued. Items of ordinary income (such as interest) and ordinary expense not allocated pursuant to the preceding sentence are allocated pro rata among the Units of Partners based on the Units outstanding as of the beginning of the calendar month in which the items of ordinary income and ordinary expense accrued.

  For the purpose of allocating the Partnership's net realized capital gain and loss among the Partners, an allocation account is established with respect to each Unit, the initial balance of which is generally the amount paid by the Partner for the Unit. The initial balance of the allocation account for a restated Unit of a Plan Investor Partner is an amount equal to a pro rata portion of the aggregate allocation accounts of the other Units owned by such Plan Investor Partner immediately before such Unit restatement, and the allocation accounts of the pre-existing Units held by such Plan Investor Partner are correspondingly reduced pro rata. As of the end of each calendar month, each outstanding Unit's allocation account is increased by the amount of income and gain allocated to the Partner holding the Unit, and decreased by the amount of loss and expense allocated to such Partner and by the amount of distributions made to such Partner. The allocation account with respect to a redeemed Unit is eliminated.

  Net recognized capital gain is allocated first to each Partner who has redeemed a Unit during the month up to the excess, if any, of the amount such Partner received on redemption over the allocation account as of the date of redemption with respect to the Unit redeemed. Net recognized capital gain remaining after the allocation to the Partners who redeemed Units is allocated among the Partners whose capital accounts are in excess of their Units' allocation accounts in the ratio that each such Partner's excess bears to all Partners' excesses. Any remaining net recognized capital gain is allocated among all Partners in proportion to their capital accounts.

  Net recognized capital loss is allocated first to each Partner who redeemed a Unit during the month up to the excess, if any, of the allocation account as of the date of redemption with respect to the Unit redeemed over the amount such Partner received on redemption. Net recognized capital loss remaining after the allocation to Partners who redeemed Units is allocated among the Partners who hold Units with allocation accounts which are in excess of the Partners' capital accounts in the ratio that each such Partner's excess bears to all such Partners' excesses. Any remaining net recognized capital loss is allocated among all Partners in proportion to their capital accounts.

  If a Unit has been assigned as permitted by the Limited Partnership Agreement, the above-described tax allocations are made with respect to the Unit without regard to the assignment, except that in the month of assignment the tax allocations are divided between the assignor and assignee based on the number of calendar days each held the assigned Unit during such month.

  Upon termination and dissolution of the Partnership, the assets of the Partnership will be distributed to each Partner in the ratio that each Partner's capital account bears to the capital accounts of all Partners.

  Additional Partners. The General Partner may at any time admit additional Limited Partners who purchase Units. Such newly-admitted Limited Partners may not pay less than the then-current Net Asset Value for the Units acquired. Additional general partners will not be admitted to the Partnership except by vote of the Limited Partners; provided, however, that at any time and from time to time in its sole discretion, the General Partner may admit additional general partners that are affiliated with the General Partner, the Trading Advisor, any of their present or future affiliated entities, or their successors or assigns.

  Restrictions On Transfers Or Assignments. For a description of the restricitons on the ability of a Limited Partner to transfer, assign pledge, or encumber his Units, see "TRANSFERS AND REDEMPTIONS--TRANSFERS."

  Termination Of The Partnership. The affairs of the Partnership will be wound up and the Partnership liquidated as soon as practicable upon the first to occur of the following: (1) December 31, 2010; (2) the receipt by the General Partner of a notice setting forth an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units then outstanding, which notice is delivered to the General Partner at least 90 days prior to the effective date of such dissolution; (3) the withdrawal, insolvency, termination, dissolution, or liquidation of the General Partner or of any successor entity thereof, unless the business of the Partnership is continued by any new, remaining, or successor general partner(s); (4) a decline in the Net Asset Value of a Unit as of the end of any calendar month to less than $500; (5) a decline in the Partnership's aggregate Net Assets as of the end of any calendar month to less than $125,000; (6) upon the enactment of any law or the adoption of any rule, regulation, policy, or guideline by any regulatory authority having jurisdiction over the Partnership which would make it unlawful, unreasonable, or imprudent at the sole discretion of the General Partner for the principal business of the Partnership to be continued; (7) the Partners terminate the Partnership in accordance with the Limited Partnership Agreement; (8) a determination by the General Partner at its sole discretion either that the Partnership's assets in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Partnership, or the General Partner no longer desires to make the Partnership available to, or operate the Partnership for, the persons permitted to become Limited Partners; or (9) the occurrence of any event requiring termination of the Partnership.

  The General Partner may not withdraw from the Partnership unless it has given the Limited Partners at least 90 days prior written notice of its intention to withdraw.

  Amendments. The Limited Partnership Agreement may be amended only if the amendment is approved (in person or by proxy) and embodied in an instrument signed (personally or by an attorney-in-fact) by the General Partner and by Limited Partners owning more than 50% of outstanding Units and only if the amendment is made in accordance with and to the extent permissible under the Partnership Act. Any amendment to the Limited Partnership Agreement which is approved by Limited Partners owning the percentage of outstanding Units prescribed above will be deemed to have been approved by all Limited Partners and all outstanding Units.

  Notwithstanding the foregoing, the General Partner is authorized to amend the Limited Partnership Agreement without the consent of Limited Partners in order
(1) to change the name of the Partnership, (2) to clarify any ambiguity, (3) to supplement or clarify any inconsistent provisions, (4) to effect the intent of the allocation provisions to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations,
(5) to attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes, (6) to attempt to ensure that the Partnership is not classified as a "publicly traded partnership" for federal income tax purposes, (7) to make any other amendment that is not adverse to the Limited Partners, or (8) to make any amendment that the General Partner deems advisable or considers necessary to comply with any applicable law, rule, regulation, or interpretation, provided that such amendment is not adverse to the Limited Partners.

  Upon the affirmative vote (in person or by proxy) of Limited Partners owning more than 50% of outstanding Units (excluding any Units owned by the General Partner), the following actions may be taken without the consent of the General
Partner: (1) the Limited Partnership Agreement may be amended in accordance with, and to the extent permissible under, the Partnership Act and the Limited Partnership Agreement; (2) the Partnership may be dissolved; (3) the General Partner may be removed and a new general partner or partners may be elected to replace the General Partner; (4) a new general partner or partners may be elected prior to the withdrawal of the General Partner from the Partnership;
(5) any contracts with the General Partner or any of its affiliates may be terminated without penalty on 60 days' prior written notice; or (6) the sale of all or substantially all of the assets of the Partnership may be approved.

  Without the consent of all Partners, no amendment to the Limited Partnership Agreement may reduce the capital account of any Partner, modify the percentage of profits, losses, or distributions to which any Partner is entitled, or modify the provisions of the Limited Partnership Agreement relating to amendments requiring the consent of all Partners.

  Books And Records. The books and records of the Partnership are maintained at its principal office. The Limited Partners have the right at all times during normal business hours to have access to and copy such books and records, upon at least 24 hours' prior written notice to the General Partner, in person or by their authorized attorney or agent, and upon request copies of such books and records will be sent to any Limited Partner if reasonable reproduction and distribution costs are paid by such Limited Partner.

                              PLAN OF DISTRIBUTION

  Units are offered and sold by the Partnership through Cargill Investor Services, Inc. (in such capacity, the "Selling Agent"), a Delaware corporation, an SEC-registered broker-dealer, and an NASD member firm, on a best efforts basis pursuant to a Selling Agreement. The Selling Agent is not affiliated with the General Partner, the Trading Advisor, BPL, or any of their affiliates. The Selling Agent also acts as a Clearing Broker for the Partnership, and acts as a selling agent and clearing broker for certain other investment funds sponsored and/or advised by the Trading Advisor and its affiliates. The Selling Agent is under no obligation to purchase Units, but is only required to use its best efforts to sell Units to investors.

  With the approval of the General Partner, the Selling Agent may appoint any broker-dealer, which is registered as such with the SEC and is a member as such of the NASD, to make offers or sales of Units. Additionally, with the approval of the General Partner, the Selling Agent may appoint, under certain circumstances, any foreign bank, dealer, institution, or individual which is ineligible for, or not subject to, SEC registration or NASD membership to make offers or sales of Units outside of the United States and its possessions and territories.

  The Selling Agent has agreed, under circumstances described in the Selling Agreement, to indemnify the Partnership against certain liabilities, including certain liabilities under the Securities Act of 1933 as amended, the Securities Exchange Act of 1934 as amended, and the CEAct arising from specific conduct by the Selling Agent.

  UNITS MAY ONLY BE SOLD TO AND HELD BY (I) EMPLOYEES OF THE GENERAL PARTNER, THE TRADING ADVISOR, ANY OF THEIR PRESENT OR FUTURE AFFILIATED ENTITIES, OR THEIR SUCCESSORS OR ASSIGNS, (II) THE GENERAL PARTNER, THE TRADING ADVISOR, ANY OF THEIR PRESENT AND FUTURE AFFILIATED ENTITIES, AND THEIR SUCCESSORS AND ASSIGNS, AND (III) THE TUDOR INVESTMENT CORPORATION 401(K) SAVINGS AND PROFIT-SHARING PLAN. See "TRANSFERS AND REDEMPTIONS--TRANSFERS."

  Units and fractions of Units (to the fourth decimal place) are offered for sale on a continuing basis (the "Continuing Offering") at quarterly closings held in the sole discretion of the General Partner as of January 1, April 1, July 1, and October 1 of each year or at such other times as the General Partner may at its sole discretion determine (the "Quarterly Closings"). There is no minimum offering amount. Units are sold at a price equal to 100% of the Net Asset Value of a Unit as of the opening of business on the date of the Quarterly Closing at which such Units are sold. During the Continuing Offering, the Net Asset Value of a Unit may increase or decrease substantially between the date of the submission of a subscription and the date of the Quarterly Closing at which such subscription is accepted by the General Partner. Consequently, a subscriber may receive at a Quarterly Closing more or fewer Units and/or fractions of Units than would be received if the Quarterly Closing were held on the date of the submission of the subscription.

  The Continuing Offering will continue for as long as there are registered Units which have not been subscribed for, unless the General Partner in its sole discretion at any time or from time to time withdraws or discontinues the Continuing Offering.

  A subscription received and not immediately rejected by the General Partner is held in a non-interest bearing escrow account (the "Escrow Account") maintained with United States Trust Company of New York, located in New York, New York (the "Escrow Agent"), until the General Partner either rejects such subscription prior to the applicable Quarterly Closing or accepts such subscription at such Quarterly Closing.

  Neither the Partnership nor any investor will pay any selling commissions to the Selling Agent in connection with subscriptions for Units. However, the General Partner (out of its own funds) may reimburse the Selling Agent for certain of its out-of-pocket administrative expenses and may otherwise compensate the Selling Agent for its selling efforts, to the extent permitted by applicable law. Historically, the Selling Agent has not requested, and has not received, reimbursement for its expenses.

                             SUBSCRIPTION PROCEDURE

  The minimum subscription per subscriber is $1,000, and whole Units and fractions of Units (to the fourth decimal place) may be subscribed for. Any subscriber may subscribe for amounts of Units in excess of the foregoing minimum in increments of $1,000.

  To subscribe for Units, a subscriber must complete, date, and sign a Subscription Agreement and other subscription documentation annexed hereto as EXHIBIT B, EXHIBIT C, and/or EXHIBIT D, as applicable (the "Subscription Agreement"), and must deliver the Subscription Agreement to the Selling Agent. Subscription funds are due upon delivery of the Subscription Agreement. As provided in the Subscription Agreement, a subscriber must pay for his subscription by either (1) delivering to the Selling Agent a check payable to "UNITED STATES TRUST COMPANY OF NEW YORK, AS ESCROW AGENT FOR TUDOR FUND FOR EMPLOYEES L.P.", or (2) wire transferring Federal Funds to the Partnership's escrow account designated as "CHASE MANHATTAN BANK, NEW YORK, NEW YORK, ABA
NO. 021000021, FOR CREDIT TO ACCOUNT NO. 9201073195, UNITED STATES TRUST COMPANY OF NEW YORK, FOR FURTHER CREDIT TO SUBSCRIPTION ACCOUNT NO. 098791, TUDOR FUND FOR EMPLOYEES L.P., REFERENCE: [SUBSCRIBER'S NAME]". Upon receipt of subscription funds, the Selling Agent promptly delivers the subscription funds to the Escrow Agent.

  All subscriptions for Units are irrevocable. The General Partner, in its sole discretion, may reject any subscription in whole or in part at any time prior to acceptance. Subscriptions must be received at least (i) two full business days in the case of checks drawn on New York City banks, (ii) five full business days in the case of checks drawn on out-of-town banks, or (iii) one full business day in the case of wire transfers, prior to any Quarterly Closing. If the General Partner does not receive a subscription within the prescribed time period prior to a Quarterly Closing, the subscription will be accepted or rejected at the next following Quarterly Closing.


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

  All Units subscribed for are issued subject to the collection of good funds. If at any time good funds representing payment for Units are not made available to the Partnership because a subscriber has failed to provide good funds, the General Partner will cancel the Units issued to the subscriber, and the subscriber's name will be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with the Partnership's trading allocable to such cancelled Units will be deemed a decrease or increase in Net Assets and allocated among the remaining Limited Partners. Each Limited Partner will reimburse the Partnership for any expense and loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Limited Partner.

           PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS

  Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974 as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986 as amended (the "Code") or fiduciaries of Individual Retirement Accounts under Section 408 of the Code ("IRAs") (singularly an "ERISA Plan", and collectively "ERISA Plans"), in consultation with their advisors, should carefully consider the impact of ERISA, the Code, and the regulations, rules, procedures, and judicial decisions thereunder in respect of an investment in the Partnership. Among other matters, a fiduciary of an ERISA Plan should consider: (i) whether the investment is prudent and in accordance with the documents and instruments governing the ERISA Plan; (ii) the composition of the ERISA Plan's portfolio with respect to diversification;
(iii) the cash flow needs of the ERISA Plan and the effect thereon of the illiquidity of the investment; (iv) the ERISA Plan's funding objectives; (v) the tax effects of the investment; (vi) the fact that the Limited Partners may consist of a diverse group of investors, and that the General Partner will not take the particular objectives of any investor or class of investors into account; (vii) the risks, conflicts of interest, and charges relating to the investment discussed in this document; and (viii) the fact that, as discussed below, it is expected that the investment by Benefit Plan Investors (as defined below) will not be significant, and that neither the Partnership, the General Partner, nor any of their principals, employees, affiliates, agents, or consultants will be acting as a fiduciary under ERISA or the Code to the ERISA Plan, either with respect to the ERISA Plan's purchase or retention of the investment or with respect to the management of the business and investments of the Partnership. Neither the Partnership, the General Partner, nor any of their principals, employees, affiliates, agents, or consultants makes any representation with respect to whether an investment in the Partnership is a suitable investment for any ERISA Plan.

  As discussed below, it is expected that the Partnership will not be deemed to hold plan assets of ERISA Plans that own Units. If, however, the Partnership were deemed to hold plan assets, ERISA's prudence and other fiduciary standards would apply to, and might materially affect, the operations of the Partnership. Furthermore, any transaction involving the Partnership would be deemed to be a transaction with each ERISA Plan investor, and the General Partner and other persons with discretionary authority with respect to the management of the Partnership or the management and disposition of the Partnership's assets would be a fiduciary of each such ERISA Plan under ERISA and Section 4975 of the Code. Such treatment would subject the actions of the General Partner and such persons to the conflict of interest and other restrictions applicable to fiduciaries under ERISA and the Code. In addition, unless an administrative exemption were available, such treatment would generally prohibit the Partnership from entering into transactions with parties in interest to an ERISA Plan investor.

  If the Partnership were deemed to hold plan assets of ERISA Plans that own Units and any actions of the General Partner or other such persons with respect to the Partnership were deemed to constitute a breach of fiduciary duty, then other fiduciaries, including fiduciaries of such ERISA Plans, could be held liable, either directly or as co-fiduciaries of the General Partner or other such persons if, for example, such fiduciaries had knowledge of the breach or failed to act in accordance with the standards of care applicable to fiduciaries under ERISA in causing the ERISA Plans to invest in the Partnership. In addition, if the Partnership were deemed to hold plan assets, IRA investors could lose their tax-exempt status under Section 408(e)(2) of the Code if the Partnership were to engage in certain transactions with the IRA beneficiaries.

  Depending upon the percentage of Units held by Benefit Plan Investors, relative to Units held by other permitted investors, the underlying assets of the Partnership may be considered to be assets of ERISA Plans which invest in the Partnership. "Benefit Plan Investors", as defined in Department of Labor ("DOL") Regulation (S) 2510.3-101(f)(2), include: (i) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA (which includes governmental plans as well as private sector plans, whether such plans are maintained inside or outside the United States);
(ii) any plan described in Section 4975(e)(1) of the Code (which includes a trust described in Section 401(a) of the Code which forms a part of a plan, or a plan described in Section 403(a) of the Code, which trust or plan is exempt from tax under Section 501(a) of the Code, an IRA, or an individual retirement annuity described in Section 408(b) of the Code); and (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity. Under a regulation of the DOL, when an ERISA Plan acquires an equity interest in an entity such as the Partnership, which interest is not a publicly offered security (as is the case with the Units), the underlying assets of the Partnership will not be deemed plan assets if, in the aggregate, less than 25 percent of the Units outstanding are held by Benefit Plan Investors. If Benefit Plan Investors own 25 percent or more of the outstanding Units, the underlying assets of the Partnership will constitute plan assets. The DOL regulation provides that the 25 percent ownership test is applied when a person acquires a Unit. Based on this language, it is unclear whether a redemption of Units by an investor would trigger application of the 25 percent test. However, an advisory opinion of the DOL takes the position that a redemption of an equity interest by an investor constitutes the acquisition of an equity interest by the remaining investors (through an increase in their percentage ownership of the remaining outstanding Units), thus triggering an application of the 25 percent test at the time of the redemption if such redemption is other than by a Benefit Plan Investor.

  The General Partner intends to restrict investments in, and transfers of, Units so that investment by Benefit Plan Investors is not significant and the assets of the Partnership are not deemed to constitute plan assets under the DOL regulation. Accordingly, the General Partner will not accept subscriptions from a Benefit Plan Investor, will require a Benefit Plan Investor to which a transfer of Units has been made to redeem part or all of its Units, or will require a Benefit Plan Investor to otherwise redeem part or all of its Units, if such a subscription, transfer, or holding would cause 25 percent or more of the value of all Units outstanding to be held by Benefit Plan Investors. For purposes of the 25 percent standard, the value of equity interests held by the General Partner and its affiliates will be disregarded.

  Pursuant to the Limited Partnership Agreement, the General Partner at its sole discretion may, upon five business days' prior written notice, require a Limited Partner to withdraw part or all of its investment in the Partnership for any reason whatsoever, such as because the value of Units held by Benefit Plan Investors equals or exceeds 25 percent of the value of all Units outstanding. See "PRINCIPAL RISK FACTORS--LIMITED PARTNERS MAY BE REQUIRED TO WITHDRAW."

  Units may not be purchased with the assets of an ERISA Plan if the General Partner or any of its affiliates either: (a) has investment discretion with respect to the investment of such plan assets; (b) has authority or responsibility to give or regularly gives investment advice with respect to such plan assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the ERISA Plan; or (c) is an employer maintaining or contributing to the ERISA Plan. However, as authorized under the Limited Partnership Agreement, the General Partner has determined that, unless and until it decides to the contrary, the TIC 401(k) Plan (and no other ERISA Plans) will be allowed to invest in Units. Participants in the TIC 401(k) Plan should review this Prospectus carefully before directing that any portion of their accounts be invested in Units. Such participants should consider, among other factors, the discussion set forth herein under "DESCRIPTION OF CHARGES TO THE PARTNERSHIP."

  A governmental plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or Section 4975 of the Code. However, such a plan may be subject to a federal, state, or local law that is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code ("Similar Law"). In addition, a governmental plan constitutes a Benefit Plan Investor for purposes of the DOL regulation discussed above. Before purchasing a Unit, a fiduciary of a governmental plan should consider the effect of such a purchase on the level of investment in the Partnership by Benefit Plan Investors and the potential consequences thereof, and should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

  Tax Considerations. Federal income tax consequences to employee benefit plans that subscribe for Units differ from those consequences pertaining to other types of Limited Partners based upon the Code and the rules and regulations promulgated thereunder and existing interpretations thereof, any of which could be changed at any time.

  Pension, profit sharing, and stock bonus plans qualified under Section 401(a) of the Code should consider the special tax rules relating to such plans before investing in the Partnership. Such employee benefit plans are generally exempt from federal income taxation except to the extent that their "unrelated business taxable income" under Section 512 of the Code exceeds $1,000 for any taxable year. Interest as well as gains or losses from the sale, exchange, or other disposition of property (including commodity interest contracts), other than inventory or property held primarily for sale in the ordinary course of trade or business, are excluded from the computation of unrelated business taxable income. The person with investment discretion on behalf of an employee benefit plan who is considering the purchase of Units should consult a professional tax adviser with regard to whether the purchase of Units might give rise to "unrelated business taxable income" under Section 512 of the Code. Although the IRS has issued favorable private letter rulings to taxpayers in somewhat similar circumstances, and there exists a favorable memorandum by the General Counsel of the IRS, other taxpayers may not use or cite such rulings or memorandum as precedent. See "FEDERAL INCOME TAX ASPECTS" and "STATE AND LOCAL INCOME TAX ASPECTS--CONNECTICUT."

  ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF EMPLOYEE BENEFIT PLANS IS IN NO RESPECT A REPRESENTATION BY THE GENERAL PARTNER OR THE PARTNERSHIP THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY SUCH PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                           TRANSFERS AND REDEMPTIONS

TRANSFERS

  A Limited Partner may only transfer, assign, pledge, or encumber his Units for the benefit of (i) another person who is an employee of the General Partner, the Trading Advisor, any of their present or future affiliated entities, or their successors or assigns, (ii) the General Partner, the Trading Advisor, any of their present or future affiliated entities, or their successors or assigns, or (iii) such other person or entity as the General Partner in its sole discretion may determine, which to date has only been the TIC 401(k) Plan. No transferee, assignee, pledgee, or secured creditor of Units may become a substituted Limited Partner unless the General Partner first consents to such substitution in writing, which consent the General Partner may withhold in its sole discretion. A Limited Partner's transferee, assignee, pledgee, or secured creditor may become a substituted Limited Partner, provided that there is compliance with the transfer provisions of the Limited Partnership Agreement, which provide, among other things, that: (a) any transfer, assignment, pledge, or encumbrance of Units which is permitted thereunder will be effective as of the last day of the calendar month in which such transaction occurs, provided that the Partnership need not recognize any transfer, assignment, pledge, or encumbrance until the General Partner has received at its principal office at least 30 days' prior written notice of such proposed transaction from the transferring Limited Partner; (b) such notice is signed by the transferring Limited Partner and sets forth the name, residence address, and social security or taxpayer identification number of the proposed transferee, assignee, pledgee, or secured creditor, the number of Units that are proposed to be transferred, assigned, pledged, or encumbered, and a certification that the proposed transferee, assignee, pledgee, or secured creditor is a person permitted by the Limited Partnership Agreement to own and hold Units; and (c) the transferring Limited Partner's signature is guaranteed by a commercial bank, a trust company, or a member of either a United States registered national securities exchange or the NASD, other than a sole proprietor.

  A transfer, assignment, pledge, or encumbrance of Units will not be effective and the General Partner need not recognize the transferee, assignee, pledgee, or secured creditor as a substituted Limited Partner if such transaction: (1) would be in violation of the Partnership Act; (2) would be in violation of applicable federal or state securities law or any applicable foreign law; (3) would adversely affect the classification of the Partnership as a partnership for United States federal income tax purposes; (4) would cause the transfer, assignment, pledge, or encumbrance to or for the benefit of a minor, an incompetent, a person who will become insolvent after such transaction, or a person not permitted to own and hold Units; (5) would adversely affect the status of Limited Partners as limited partners under the Partnership Act; or
(6) would otherwise violate the Partnership Act or the transfer provisions of the Limited Partnership Agreement. Any transferee, assignee, pledgee, or secured creditor of Units who has not been admitted to the Partnership as a substituted Limited Partner will not have any of the rights of a Limited Partner, except that such person will receive the share of capital and profits and will have the right of redemption to which his transferor, assignor, pledgor, or debtor would otherwise have been entitled and will remain subject to the other terms of the Limited Partnership Agreement binding upon Limited Partners. A Limited Partner will bear all costs (including attorneys' and accountants' fees and expenses) related to any transfer, assignment, pledge, or encumbrance of his Units.

  A Limited Partner and his assignee, transferee, pledgee, personal representative, or estate may not withdraw any capital or profits from the Partnership except by redemption of Units. The General Partner, without notice to or consent of the Limited Partners, may withdraw any portion of its interest in the Partnership which is in excess of the interest required of it under the Limited Partnership Agreement.

REDEMPTIONS

  Except as limited below, a Limited Partner may redeem all or part of his Units as of the last day of any calendar quarter--March 31, June 30, September 30, and December 31--at the Net Asset Value thereof on such date. A Limited Partner may redeem only in $1,000 increments and not in fractions of Units, unless he is redeeming his entire interest in the Partnership. Moreover, a Limited Partner may not make a partial redemption of Units which would reduce the Net Asset Value of the Units retained by such Partner (after giving effect to such redemption) to less than the amount of the minimum investment then required of new Limited Partners by the Partnership, and any request for partial redemption will be honored (to the nearest whole Unit) only to the extent it complies with such limitation. Notwithstanding the foregoing, the General Partner may, in its sole discretion, waive any of the foregoing restrictions.

  Redemptions are effective as of the close of business on the last day of the calendar quarter during which a Request for Redemption in proper form is received by the General Partner. A "Request for Redemption" is a letter in the form specified by the General Partner, sent by a Limited Partner (or an assignee thereof) and received by the General Partner at least 5 business days prior to the end of the quarter in which redemption is to be effective. A form of Request for Redemption is annexed to the Limited Partnership Agreement as ANNEX A. Additional forms of Request for Redemption may be obtained by written or telephone request to the General Partner.

  Upon Redemption, a Limited Partner receives, for each full or partial Unit redeemed, an amount equal to the Net Asset Value of such Unit as of the redemption date, less any amount which is owed by such Partner to the General Partner or the Partnership in accordance with the Limited Partnership Agreement. For example, if, pursuant to applicable law, the Partnership has been required to pay or withhold tax on certain income of the Partnership allocable to a Limited Partner and the General Partner has paid such tax out of its own funds (which the General Partner is not obligated to do), upon redemption of Units by such Limited

Partner the amount of the tax paid may be deducted from the Net Asset Value of the redeemed Units. In addition, upon redemption of Units, all amounts which are owed to the Partnership under the indemnification provisions of the Limited Partnership Agreement or otherwise will be deducted from the Net Asset Value of such Units. Limited Partners are not charged any redemption fee.

  The General Partner endeavors to pay redemptions no later than 20 business days after the applicable redemption date, and the Partnership's commodity interest contract positions will be liquidated to the extent necessary to effect redemptions. Under certain circumstances (including but not limited to the inability on the part of Partnership to liquidate positions or the default or delay in payments due the Partnership from banks, brokers, dealers, or other persons), the Partnership may delay payment to Limited Partners requesting redemption of the proportionate part of the Net Asset Value of the Units represented by the sums which are the subject of such default or delay. The right to obtain payment on redemption is contingent upon (1) the Partnership having assets on the redemption date sufficient to discharge its liabilities,
(2) the receipt by the General Partner of a Request for Redemption in a timely manner as described above, and (3) otherwise satisfying the terms and conditions set forth in the Limited Partnership Agreement.

  The Limited Partnership Agreement also contains a mandatory redemption provision. The General Partner may, in its sole discretion, require a Limited Partner to withdraw entirely from the Partnership or to withdraw a portion of the Limited Partner's unredeemed capital contribution and undistributed profits, if any, as of the end of any month. The General Partner must give written notice to the affected Limited Partner, which notice must be mailed at least 5 business days prior to the applicable month-end. The Limited Partner will be obligated to redeem his Units from the Partnership as of the end of the month specified in such notice. The Limited Partner will receive an amount equal to the Net Asset Value of the redeemed Units less any amounts owed by the Limited Partner to the General Partner or the Partnership. The General Partner intends generally to require the withdrawal of a Limited Partner who ceases to be an employee or affiliate of the General Partner, the Trading Advisor, any of their present or future affiliated entities, or their successors or assigns. Also, affiliates of the General Partner have in the past required mandatory redemptions of funds managed by them in order to reduce assets under the management of the General Partner or its affiliates or to distribute trading profits, and they (and the General Partner) may do so again in the future. See "DISTRIBUTIONS."

  The liability of Limited Partners (including the possible liability of a Limited Partner who has redeemed Units, for liabilities of the Partnership which arose before such redemption) is described under "THE LIMITED PARTNERSHIP AGREEMENT--NATURE OF THE PARTNERSHIP."

  Federal income tax aspects of redemptions are described under "FEDERAL INCOME TAX ASPECTS."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Security Ownership of Certain Beneficial Owners. As of April 1, 1997, the only persons who owned more than five percent (5%) of the outstanding interests in the Partnership were:

NAME(1)                        ADDRESS                        NO. UNITS PERCENT
-------                        -------                        --------- -------
Tudor Investment Corporation                                              9.2%
 401(k) Savings and            600 Steamboat Road              304.443
 Profit-Sharing Plan.......... Greenwich, Connecticut 06830
Christian J. Hore............. Eastdale East Road              243.047    7.4%
                               St. Georges Hill
                               Weybridge Surrey KT13OLF
                               England
Filomena DiSisto.............. 29 Hathaway Road                215.418    6.5%
                               Bronxville, New York 10708
Mark A. Heffernan(2).......... 98 Frognal                      208.496    6.3%
                               Hampstead NW3 England
Second Management LLC......... 600 Steamboat Road              196.581    5.9%
                               Greenwich, Connecticut 06830
James J. Pallotta(2).......... 61 Bristol Road                 178.754    5.4%
                               Wellesley, Massachusetts 02181


  Security Ownership of Management. As of April 1, 1997, the General Partner and the executive officers of the General Partner collectively owned 6.8% of the outstanding interests in the Partnership. As of April 1, 1997, in addition to the persons identified in the table above, Mark Pickard, a principal of both the General Partner and the Trading Advisor, owned 43.691 Units (1.3%).
--------
(1) The persons named in this table have sole voting and investment power with respect to all interests in the Partnership shown as beneficially owned by them, subject to community property or similar laws where applicable.
(2) Messrs. Heffernan and Pallotta are Directors of the Trading Advisor.

                           FEDERAL INCOME TAX ASPECTS

  Introduction. The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that, in its opinion, the following summary correctly describes (subject to the uncertainties referred to below) the material United States federal income tax ("federal income tax") consequences to United States taxpayers of acquiring, owning, and disposing of Units. The opinions appearing in this section are the opinions of Cadwalader, Wickersham & Taft, except as otherwise specifically noted herein. The discussion is based upon the Internal Revenue Code of 1986 as amended (the "Code"), rulings thereon, regulations promulgated or proposed thereunder, and existing administrative and judicial interpretations thereof, any of which could be changed at any time and which changes could be retroactive. This discussion in general relates only to the tax implications of owning an interest in the Partnership by individuals who are citizens or residents of the United States or its states, territories, possessions, or areas subject to its jurisdiction. Except as indicated below or under "PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS," this discussion does not address the tax implications of owning an interest in the Partnership by corporations, partnerships, trusts, and other non-individuals. Moreover, this discussion is not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of owning an interest in the Partnership may not be the same for all taxpayers, such as non-individuals or foreign persons, or in light of an investor's personal investment circumstances. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD SATISFY HIMSELF AS TO THE INCOME TAX AND OTHER TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP WITH SPECIFIC REFERENCE TO HIS OWN TAX SITUATION BY OBTAINING ADVICE FROM HIS OWN TAX COUNSEL BEFORE PURCHASING ANY UNITS.

  Partnership Status. The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that, in its opinion under current federal income tax law, the Partnership will be classified as a partnership and not as an association taxable as a corporation. No ruling has been requested from the Internal Revenue Service (the "IRS") with respect to the classification of the Partnership, and the General Partner does not intend to request such a ruling.

  The advice of counsel described above is based upon the facts set forth herein, including that: (i) for the period prior to January 1, 1997, the General Partner maintained a net worth equal to the sum of at least 10% of the total contributions to the Partnership by all Partners; (ii) the General Partner's interest in each item of the Partnership's income, gain, loss, deduction, or credit will be equal to at least 1% of each such item; and (iii) a principal activity of the Partnership consists of buying and selling of commodities not held as inventory or from futures, options, and forward contracts with respect to such commodities, and at least 90% of the Partnership's gross income consists of gains from such trading and interest income.

  Certain "publicly traded partnerships" are treated as corporations for federal income tax purposes. While this treatment does not affect the Partnership, new legislation governing the taxation of limited partnerships may be enacted at any time and may apply to the Partnership retroactively. If a partnership were classified as an association taxable as a corporation, income or loss of such partnership would not be passed through to its partners, and such partnership would be subject to tax on its income without deduction for any distributions to its partners at the rates applicable to corporations. In addition, all or a portion of any distributions by such partnership to its partners could be taxable to the partners as dividends or capital gains.

 Partnership Taxation.

  PARTNERS, RATHER THAN PARTNERSHIP, SUBJECT TO FEDERAL INCOME TAX. The Partnership, as an entity, is not subject to federal income tax. Except as provided below with respect to certain nonresident aliens, each Limited Partner in computing his federal income tax liability for a taxable year is required to take into account his distributive share of all items of Partnership income, gain, loss, deduction, and credit for the taxable year of the Partnership ending within or with the taxable year of such Partner, regardless of whether such Partner has received any distributions from the Partnership. Thus, a Partner's tax liability may exceed the cash distributed to him in a particular year. The characterization of an item of profit or loss is usually determined at the Partnership level.

  ORGANIZATION AND SYNDICATION COSTS. Neither the Partnership nor any Partner is entitled to any deduction for syndication expenses (i.e., amounts paid or incurred in connection with issuing and marketing Units). The General Partner initially paid the costs incurred in connection with the commencement of operations of the Partnership (the "Organization Costs") and has been reimbursed by the Partnership for such Organization Costs.

  ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES. For federal income tax purposes, a Limited Partner's distributive share of items of Partnership income, gain, loss, deduction, and credit is determined by the Limited Partnership Agreement, annexed hereto as EXHIBIT A, unless an allocation under such Agreement does not have "substantial economic effect", in which case the allocations are made in accordance with the Partners' interests in the Partnership. The allocations provided by the Limited Partnership Agreement are described under "THE LIMITED PARTNERSHIP AGREEMENT--SHARING OF PROFITS AND
LOSSES: FEDERAL TAX ALLOCATIONS." In general, the Limited Partnership Agreement allocates items of ordinary income and expense pro rata among the Partners based upon their respective capital accounts as of the beginning of the month in which such items accrue. Net realized capital gain or loss is generally allocated among all Partners based upon their respective capital accounts. However, net realized capital gain or loss is allocated first to Partners who redeemed Units in the Partnership during a taxable year to the extent of the difference between the amount received on redemption and the allocation account as of the date of redemption attributable to the redeemed Units. Net realized capital gain for each year is allocated next among all Partners whose capital accounts are in excess of their Units' allocation accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses. Net realized capital loss for each year is allocated next among all Partners whose Units' allocation accounts are in excess of their capital accounts to the extent of such excess in the ratio that each such Partner's excess bears to all such Partners' excesses.

  These allocation provisions are designed to reconcile tax allocations to economic allocations. However, no assurance can be given that the IRS will not challenge such allocations (including the allocation upon redemption of Units), especially in light of recently-issued final Treasury Regulations. Although the allocations are generally consistent with recently-issued Treasury Regulations governing a "securities partnership," the Partnership may not technically qualify as a "securities partnership." Moreover, the application of such Regulations to the Partnership's tax allocations in respect of investors that redeem Units during a taxable year is unclear.

  If the allocations provided by the Limited Partnership Agreement are not recognized by the IRS for federal income tax purposes, the amount of income or loss allocated to the Partners for federal income tax purposes under the Limited Partnership Agreement may be increased and/or reduced or the character of such income or loss may be modified.

  Cash Distributions And Redemptions. Because of the special allocation of Partnership gain or loss upon a withdrawal of capital pursuant to a redemption of Units, distributions by the Partnership and amounts received upon the partial or complete redemption of a Limited Partner's Units normally will not be taxable to the Limited Partner. However, if cash distributions by the Partnership or amounts received upon redemption by a Limited Partner exceed such Partner's adjusted tax basis in his Units, the excess will be taxable to him as though it were a gain from a sale of the Units. A loss will be recognized upon a redemption of Units only if, following the redemption of all of a Limited Partner's Units, such Partner has any tax basis in his Units remaining. In such case, the Limited Partner will recognize loss to the extent of such remaining basis. See "PRINCIPAL RISK FACTORS--PARTNER'S TAX LIABILITY MAY EXCEED DISTRIBUTIONS" and "PRINCIPAL RISK FACTORS--REDEMPTION OF UNITS MAY PRODUCE NEGATIVE TAX CONSEQUENCES." Generally, if a Limited Partner is not a "dealer" with respect to his interest in the Partnership and has held his interest in the Partnership for more than one year, such gain or loss would be long-term capital gain or loss. Accordingly, the special allocation of Partnership gain or loss pursuant to a redemption of Units, which retains the same character as in the hands of the Partnership, may alter the character of a redeeming Limited Partner's income (by reducing the amount of long-term capital gain recognized upon receipt of redemption proceeds) and may accelerate the recognition of income by such Limited Partner. See "FEDERAL INCOME TAX ASPECTS--TAXATION OF LIMITED PARTNERS--TAX ON CAPITAL GAINS AND LOSSES."

  Gain Or Loss On Trading Activity. Because the Partnership purchases commodity interest contracts for its own account and not for the account of others and because the Partnership does not maintain an inventory of commodity interest contracts, except as described below with respect to certain foreign currency gain or loss, certain periodic income from notional principal contracts (such as swaps), and certain portions of the gain from "conversion transactions," for federal income tax purposes the profit and loss generated by the Partnership from its trading activities generally is capital gain and loss, which in turn may be either short-term, long-term, or a combination of both. For individuals, estates, and trusts, net long-term capital gains are taxed at a maximum marginal rate of 28%, while other income is taxed at a maximum marginal rate of 39.6%. Corporate taxpayers are subject to a maximum marginal tax rate of 35% on all income. Gain or loss with respect to a "Section 1256 contract" is generally treated as short-term capital gain or loss to the extent of 40% of such gain or loss, and long-term capital gain or loss to the extent of 60% of such gain or loss ("60/40 tax regime"). Accordingly, an individual's gains from a Section 1256 contract are taxed at a maximum rate of 32.64%. Gain or loss with respect to capital assets that are not Section 1256 contracts or Section 988 contracts, such as non-currency forward contracts and swap agreements, generally will be long-term only if such property has been held for more than one year.

  Some of the commodity interest contracts entered into pursuant to the Partnership's trading activities are Section 1256 contracts. A Section 1256 contract includes a "regulated futures contract," a "foreign currency contract," a "nonequity option," and a "dealer equity option." A "regulated futures contract" is a futures contract which is traded on or subject to the rules of a national securities exchange which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade, exchange, or other market designated by the Secretary of the Treasury (a "qualified board or exchange") and which is "marked-to-market" to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of which depends upon the value of, a foreign currency which is a currency in which positions are also traded through regulated futures contracts, which is traded in the interbank market, and which is entered into at arm's length at a price determined by reference to the price in the interbank market. A "nonequity option" is an option which is traded on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless (i) there is in effect a designation by the CFTC of a contract market for a contract based on such group of stocks or stock index, or (ii) such option is a cash-settled option on a stock index that the SEC has determined to be "broad-based." A "dealer equity option" is, with respect to an options dealer, any listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. Each Section 1256 contract held at the end of the Partnership's taxable year will be treated as having been sold for its fair market value on the last day of such taxable year, and gain or loss will be taken into account for such year.

  Currency gain or loss from transactions in physical currencies, debt securities denominated in a foreign currency and certain other financial instruments (other than regulated futures contracts and nonequity options) is generally treated as ordinary income or loss under Section 988 of the Code. With respect to foreign currency futures contracts or option contracts that are not Section 1256 contracts or any foreign currency forward contract, any gain or loss on such contracts will be ordinary unless (i) the contract is a capital asset in the hands of the Partnership and is not part of a straddle transaction, and (ii) the Partnership makes an election (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

  In addition, gain or loss with respect to foreign currency forward and futures contracts that are not traded on United States exchanges or on certain foreign exchanges designated as "qualified boards or exchanges" by the IRS ("foreign currency positions") is treated as capital gain or loss if held by an electing "qualified fund." In general, a "qualified fund" is an electing partnership that: (1) has at least 20 unrelated partners (no one of which owns more than 20% of the capital or profits of the partnership); (2) has as its principal activity the buying and selling of option, futures, or forward contracts with respect to commodities; (3) receives at least 90% of its gross income from interest, dividends, gain from the sale or disposition of capital assets held for the production of interest or dividends, and income and gain from futures, forward, and option contracts with respect to commodities; and
(4) derives no more than a de minimis amount of gross income from the buying and selling of commodities (including foreign currency bonds) for the current taxable year and each preceding taxable year. All such foreign currency positions held by a qualified fund are treated as Section 1256 contracts (i.e., marked-to-market at year-end). Gain or loss with respect to "regulated futures contracts," "foreign currency contracts," and "nonequity options" is treated as 60% long-term gain or loss and 40% short-term gain or loss, and gain or loss with respect to all other foreign currency positions is treated as 100% short-term gain or loss. The Partnership made a "qualified fund" election effective for its 1996 taxable year, which election applies to all subsequent taxable years unless revoked by the IRS. There can be no assurance that the Partnership will continue to qualify for such election. Any net loss realized by the Partnership will be subject to the rules described above whether or not the Partnership is a qualified fund for any year such election is in effect.

  Subject to certain limitations, a Limited Partner, other than a corporation, estate, or trust, may elect to carry back net Section 1256 contract losses to each of the three preceding years. Net Section 1256 contract losses carried back to prior years may only be used to offset net Section 1256 contract gains. Generally, such losses are carried back as 40% short-term capital loss and 60% long-term capital loss.

  During taxable years in which little or no profit is generated from trading activities, a Limited Partner may still have interest income.

  The Partnership may engage in "spread" and "straddle" trading (i.e., holding offsetting positions whereby the risk of loss from holding either or both position(s) is substantially diminished). Realized losses with respect to any position in a spread or straddle are taken into account for federal income tax purposes only to the extent that the losses exceed unrecognized gain (at the end of the taxable year) from offsetting positions, successor positions, or offsetting positions to the successor positions. Thus, spreads or straddles may not be used to defer gain from one taxable year to the next. For purposes of applying the above rules restricting the deductibility of losses with respect to offsetting positions, if a Partner takes into account gain or loss with respect to a position held by the Partnership, the Partner will be treated as holding the Partnership's position, except to the extent provided otherwise in regulations. Accordingly, positions held by the Partnership may limit the deductibility of realized losses sustained by a Limited Partner with respect to positions held for his own account, and positions held by a Limited Partner for his own account may limit his ability to deduct realized losses sustained by the Partnership. Reporting requirements generally require taxpayers to disclose all unrecognized gains with respect to positions held at the end of the taxable year. The above principle, whereby a Limited Partner may be treated as holding Partnership positions, may also apply to require a Limited Partner to capitalize (rather than deduct) interest and carrying charges allocable to property held by him.

  Pursuant to current proposed and temporary United States Treasury regulations, the holding period of any position included in a straddle begins anew when the straddle is terminated unless the position was held for more than the long-term capital gain and loss holding period before the straddle was established. Further, the loss on any position included in a straddle will be treated as a long-term capital loss if, at the time the loss position was acquired, the taxpayer held offsetting positions with respect to such loss position that would give rise only to long-term capital gain or loss if disposed of on the same day. A portion of the gain on a "conversion transaction," including certain spread and straddle trading, may be characterized as ordinary income where substantially all the expected return is attributable to the time value of the net investment in the transaction.

  Where the positions of a straddle are comprised of both Section 1256 and non-
Section 1256 contracts, the Partnership will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on which of the following four alternatives the General Partner elects to pursue in respect of the Partnership. The General Partner may elect to treat
Section 1256 positions as non-Section 1256 positions, and the straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the General Partner may identify the positions of a particular straddle as an "identified mixed straddle" under Section 1092(b)(2) of the Code, and thereby net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the General Partner may place the positions in a "mixed straddle account" which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain and not more than 40% of net capital loss may be short-term capital loss. If the General Partner does not make any of the aforementioned three elections (and, to date, it has not), any net loss attributable to either the Section 1256 or the non-Section 1256 positions generally will be treated as 60% long-term and 40% short-term capital loss.

 Taxation Of Limited Partners.

  LIMITATIONS ON DEDUCTIBILITY OF PARTNERSHIP LOSSES. The amount of Partnership loss, including capital loss, which a Limited Partner is entitled to take into account for federal income tax purposes is limited to the lesser of the tax basis of such Partner's Units or (in the case of certain Limited Partners, including individuals and closely-held C corporations) the amount for which such Partner is "at risk" with respect to such interest as of the end of the Partnership's taxable year in which such loss occurs.

  Generally, a Limited Partner's initial tax basis is the amount paid for each Unit. A Limited Partner's adjusted tax basis is his initial tax basis reduced by his share of Partnership distributions, losses, and expenses, and increased by his share of Partnership income, including gains. The amount for which a Limited Partner is "at risk" with respect to his interest in the Partnership is generally equal to his tax basis for such interest, less (i) any amounts borrowed in connection with his acquisition of such interest for which he is not personally liable and for which he has pledged no property other than his interest, (ii) any amounts borrowed from persons who have a proprietary interest in the Partnership, and (iii) any amounts borrowed for which the Limited Partner is protected against loss through guarantees or similar arrangements.

  Because of the limitations imposed upon the deductibility of capital losses referred to below, a Limited Partner's share of the Partnership's net capital losses, if any, will not materially reduce his federal income tax on his ordinary income. In addition, certain expenses of the Partnership might be deductible by a Partner only as so-called itemized deductions, and therefore will not reduce the federal taxable income of a Partner who does not itemize his deductions. Furthermore, an individual who is subject to the alternative minimum tax for a taxable year will not realize any tax benefit from such itemized deductions.

  LIMITATIONS ON DEDUCTIBILITY OF PASSIVE LOSSES. In general, losses from a passive activity ("passive losses") are disallowed to the extent such losses exceed income from all passive activities ("passive income"). A passive activity is defined as a trade or business in which the taxpayer does not materially participate unless otherwise provided in United States Treasury regulations.

  The General Partner has been advised by its legal counsel that the trading of personal property, such as commodities, is not treated as a passive activity under proposed and temporary United States Treasury regulations. Accordingly, a Limited Partner's distributive share of items of income, gain, deduction, or loss from the Partnership will not be treated as passive income or loss, and Partnership gains allocable to Limited Partners will not be available to offset passive losses from sources outside the Partnership. Partnership gains allocable to Limited Partners will, however, be available to offset losses with respect to "portfolio" investments, such as stocks and bonds. Moreover, any Partnership losses allocable to Limited Partners will be available to offset other income, regardless of source. Final Treasury regulations may modify the proposed and temporary regulations, and such regulations may be retroactive in effect.

  LIMITED DEDUCTION OF CERTAIN EXPENSES. Certain miscellaneous itemized deductions are deductible only to the extent that they exceed 2% of the adjusted gross income of an individual, trust, or estate. The Code also imposes additional limitations on the amount of certain itemized deductions allowable to individuals by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of (i) 3% of the individual's adjusted gross income in excess of certain threshold amounts and (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Based upon the contemplated activities of the Partnership, the General Partner has been advised by its legal counsel that various expenses incurred by the Partnership should not be subject to the 2% "floor" or the 3% "phase out" except to the extent that the IRS promulgates regulations that so provide.

  TAX ON CAPITAL GAINS AND LOSSES. For individuals, trusts, and estates, net long-term capital gains are taxed at a maximum marginal rate of 28%, while other income is taxed at a maximum marginal rate of 39.6%. Corporate taxpayers are subject to a maximum marginal tax rate of 35% on all income.

  The excess of capital losses over capital gains is deductible by an individual against ordinary income on a dollar-for-dollar basis, subject to an annual limitation of $3,000 ($1,500 for married individuals filing a separate return). As such, capital losses can offset gain attributable to Partnership ordinary income only to the extent of such limit. Accordingly, Partners may be required to pay tax on such income even when losses are sustained by the Partnership. Excess capital losses may be carried forward.

  Net losses from Section 1256 contracts are treated as 60% long-term capital loss and 40% short-term capital loss. Such losses may, at the individual taxpayer's election, be carried back to each of the preceding three years and applied against gains from Section 1256 contracts.

  ALTERNATIVE MINIMUM TAX. An alternative minimum tax may be imposed on Limited Partners, depending on their particular circumstances. This tax, with respect to taxpayers other than corporations, will be assessed to the extent that 26% of the first $175,000 ($87,500 for married individuals filing a separate return) of "alternative minimum taxable income" in excess of the exemption amount ($45,000 in the case of married taxpayers filing joint returns or a surviving spouse, $33,750 in the case of an unmarried taxpayer who is not a surviving spouse, or $22,500 in the case of a married individual filing a separate return or an estate or trust) plus 28% of the balance of such excess exceeds the taxpayer's regular federal income tax liability (subject to special modifications) for the year. The alternative minimum tax exemption is phased out for individual taxpayers with alternative minimum taxable income in excess of $112,500 ($150,000 for married taxpayers filing a joint return and surviving spouses, and $75,000 for married taxpayers filing separate returns, estates, and trusts). "Alternative minimum taxable income" is equal to adjusted gross income computed without deducting normal net operating losses, less specified net operating losses, credits, trust distributions, and itemized deductions, and increased by certain tax preferences. Long-term capital gains are taxed at a maximum 28% rate for individuals, estates, and trusts. However, the limitation on the long-term capital gains rate does not give rise to an adjustment or increase in "alternative minimum taxable income." Therefore, transactions in Section 1256 contracts should not directly affect the application of the alternative minimum tax. The extent, if any, to which the alternative minimum tax will be imposed will depend on the overall tax situation of each Limited Partner at the end of each taxable year.

  LIMITATION ON DEDUCTIBILITY OF INTEREST ON INVESTMENT INDEBTEDNESS. Interest paid or accrued on indebtedness properly allocable to property held for investment is investment interest. Such interest is generally deductible by noncorporate taxpayers only to the extent it does not exceed net investment income. A noncorporate Limited Partner's distributive share of net Partnership income and any gain from the disposition of Units is treated as investment income, except that a Limited Partner's net capital gain from the disposition of Units is not investment income unless the Limited Partner waives the benefit of the 28% tax rate on such gain. It is not clear whether a Limited Partner's distributive share of Partnership net capital gain constitutes investment income where such gain is taxed at the maximum 28% rate. Interest expense incurred by a Limited Partner to acquire or carry his Units generally will be investment interest. Any investment interest disallowed as a deduction in a taxable year solely by reason of the limitation above is treated as investment interest paid or accrued in the succeeding taxable year.

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  TAXATION OF FOREIGN LIMITED PARTNERS. A Limited Partner who is a nonresident alien individual, foreign corporation, foreign partnership, foreign trust, or foreign estate (a "Foreign Limited Partner") generally is not subject to taxation by the United States on United States source capital gains from commodity trading for a taxable year, provided that such Foreign Limited Partner does not have certain present or former connections with the United States (e.g., if the Foreign Limited Partner (in the case of an individual) does not spend more than 182 days in the United States during his taxable year, or if the Foreign Limited Partner is not (and has not been) engaged in a trade or business within the United States during the taxable year to which income, gain, or loss from the Partnership is treated as effectively connected). As explained below, an investment in the Partnership should not, by itself, cause a Foreign Limited Partner to be engaged in a trade or business within the United States for the foregoing purposes.

  Pursuant to a "safe harbor" provision of the Code, a Foreign Limited Partner will not be engaged in a trade or business within the United States solely because such Foreign Limited Partner is a limited partner of a partnership which effects transactions in the United States in commodities for the partnership's own account, as long as neither the Foreign Limited Partner nor the partnership is a dealer in commodities, the partnership only trades commodities which are of a kind customarily dealt in on an organized commodity exchange in transactions of a kind customarily consummated on such an exchange, and the principal business of the partnership is not trading in stocks or securities for its own account. It is anticipated that the Partnership will not be trading in stocks or securities for its own account as its principal business. It is anticipated that the Partnership's commodity interest contract transactions should satisfy the safe harbor provision. There is little guidance on whether certain types of transactions, such as certain swap transactions, are properly viewed as transactions in commodities, but the General Partner believes that such transactions should be so classified. Accordingly, owning an interest in the Partnership should not, by itself, cause a Foreign Limited Partner that is not a dealer in commodities to be engaged in a trade or business within the United States. In the event that future Partnership transactions are not covered by the safe harbor, there is a risk that all of a Foreign Limited Partner's distributive share of income of the Partnership will be treated as effectively connected with the conduct of a trade or business in the United States and taxed at regular rates (discussed below) and, in the case of a Foreign Limited Partner which is a foreign corporation, subject to an additional 30% branch profits tax (unless reduced or eliminated by treaty).

  If a Foreign Limited Partner is a dealer in commodities or otherwise is engaged in a United States trade or business and if income, gain, or loss from the Partnership is treated as effectively connected with such trade or business, the Partnership may be required to withhold tax on income allocable to such Foreign Limited Partner and remit to the IRS an amount equal to 39.6% (35% in the case of corporations) of the amount of such effectively connected taxable income allocable to such Foreign Limited Partner. Any amounts remitted will constitute a refundable credit against the Foreign Limited Partner's United States federal income tax liability, which can be claimed on the Foreign Limited Partner's United States federal income tax return. Foreign Limited Partners that are corporations and derive effectively-connected income from the Partnership may also be required to pay a branch profits tax at a 30% rate, unless reduced by an applicable tax treaty.

  A Foreign Limited Partner generally is subject to a 30% withholding tax (unless reduced or exempted by treaty) on certain types of United States source income which are not effectively connected with the conduct of a United States trade or business, such as certain interest-bearing obligations, the income attributable to which is not exempt from tax. This tax must be withheld by the person having control over the payment of such income. Accordingly, the Partnership may be required to withhold tax on items of such income which are included in the distributive share (whether or not actually distributed) of a Foreign Limited Partner. However, 30% withholding is not required in respect of certain interest-bearing obligations, such as United States Treasury securities issued after July 18, 1984 (where procedural requirements are met). If the Partnership is required to withhold tax on the income of a Foreign Limited Partner, the General Partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to, or redemption of, Units by the Foreign Limited Partner.


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  The estate of a deceased Foreign Limited Partner may be liable for United
States estate tax, and may be required to obtain an estate tax release from the IRS in order to transfer the Units of such Foreign Limited Partner.

  FOREIGN PERSONS SHOULD CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST IN THE PARTNERSHIP.

  TAX ELECTIONS. The Code provides for optional adjustments to the basis of Partnership property upon distributions of Partnership property to a Partner (Section 734) and transfers of Units, including transfers by reason of death (Section 743), provided that the Partnership has made an election pursuant to
Section 754. As a result of the complexities and added expense of the tax accounting required to implement such an election, the General Partner does not presently intend to make such an election in respect of the Partnership. Therefore, any benefits which might be available to Partners by reason of such an election will be foreclosed.

  TAX RETURNS AND INFORMATION. The General Partner files the Partnership's information return using the accrual method of accounting. The General Partner endeavors to furnish each Limited Partner (and the assignee of the Units of any Limited Partner), within 75 days after the close of the Partnership's taxable year, copies of (i) the Partnership's Schedule K-1 indicating the Limited Partner's distributive share of tax items and (ii) such additional information as is reasonably necessary to permit the Limited Partners to prepare their own federal and state tax returns.

  PARTNERSHIP'S TAX ACCOUNTING. The Partnership has the calendar year as its taxable year.

  UNRELATED BUSINESS TAXABLE INCOME OF EMPLOYEE BENEFIT PLAN LIMITED PARTNERS AND OTHER TAX-EXEMPT INVESTORS. Income allocated to a Limited Partner which is an employee benefit plan or other tax-exempt entity (including Plan Investor Partners) should not be subject to tax under Section 511 of the Code. See "PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS."

  TAX AUDITS. All Partners are required under the Code to report all Partnership items on their own income tax returns consistent with the treatment by the Partnership, unless they file a statement with the IRS disclosing the inconsistencies. Adjustments in tax liability with respect to Partnership items are made at the Partnership level.

  The General Partner will be the "Tax Matters Partner," and will represent the Partnership during any audit and in any dispute with the IRS. Each Limited Partner will be informed by the General Partner of the commencement of an audit of the Partnership. In general, the Tax Matters Partner has the authority to bind certain Limited Partners (i.e., Limited Partners owning less than a 1% profits interest in the Partnership) to settlement agreements. However, prior to any such settlement, any such Limited Partner may file a statement with the IRS stating that the Tax Matters Partner does not have the authority to settle on behalf of such Limited Partner.

  The period for assessing a deficiency against a partner in a partnership, such as the Partnership, with respect to a partnership item is the later of three years after the partnership files its return or, if the name and address of the partner does not appear on the partnership return, one year after the IRS is furnished with the name and address of the partner. The General Partner may consent on behalf of the Partnership to the extension of the period for assessing a deficiency with respect to a Partnership item. As a result, a Limited Partner's federal income tax return may be subject to examination and adjustment by the IRS for a Partnership item more than three years after it has been filed.

                               ----------------

  All of the foregoing statements are based upon the existing provisions of the Code, the regulations promulgated thereunder, and the existing administrative and judicial interpretations thereof. No assurance can be given that legislative, administrative, or judicial changes will not occur which will modify such statements.

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

  The foregoing statements are not intended as a substitute for careful tax planning, particularly since certain of the federal income tax consequences of an interest in the Partnership may not be the same for all taxpayers. There can be no assurance that the Partnership's tax return will not be audited by the IRS or that no adjustments to the return will be made as a result of such audits. If an audit results in adjustment, Limited Partners may be required to file amended returns and their returns may be audited. Accordingly, prospective investors are urged to consult their own tax advisers with specific reference to their own tax situation under federal law and the provisions of applicable state, local, and foreign laws before subscribing for Units.

                       STATE AND LOCAL INCOME TAX ASPECTS

  In addition to the United States federal income tax consequences described under "FEDERAL INCOME TAX ASPECTS," the Partnership and the Limited Partners may be subject to various state and local taxes. A Limited Partner's distributive share of the realized profits of the Partnership may be required to be included in determining such Partner's reportable income for state or local tax purposes. For example, Delaware, under whose law the Partnership is formed, does not impose an income tax on the Partnership with respect to its income, but does impose an income tax on (i) each Partner who is a resident of Delaware and (ii) each Partner who is not a resident of Delaware based upon such Partner's share of any income derived from the Partnership's activities having sources within Delaware.

  State and local taxation of gains and losses from the Partnership may not reflect recent changes made to federal income tax law, and hence may be inconsistent with the federal income tax treatment of such gains and losses. Furthermore, state and local taxation of gains and losses from Section 1256 contracts may be inconsistent with the treatment of such gains and losses for federal income tax purposes. Accordingly, prospective investors should consult with their own tax advisers concerning the applicability of state and local taxes to an investment in the Partnership (particularly Connecticut and New York State and New York City taxes because certain of the activities of the Partnership may be viewed as taking place in Connecticut and New York.

CONNECTICUT

  The General Partner has been advised by its special Connecticut tax counsel, Day, Berry & Howard, that the Partnership will not be liable for any tax on or measured by net income imposed by the State of Connecticut. Natural person Limited Partners who are nonresidents of Connecticut will not be subject to Connecticut personal income tax on their share of Partnership income, provided that the Partnership's activities consist solely of the purchase or sale of intangible property for its own account and provided that neither the Partnership nor any such natural person Limited Partner is a dealer. Natural person Limited Partners who are residents of Connecticut will be subject to Connecticut personal income tax on their share of Partnership income. Corporate Limited Partners not otherwise subject to Connecticut corporation business tax will not be subject to such tax solely by virtue of their investment in the Partnership, provided that the Partnership qualifies as an "investment partnership" under Connecticut General Statutes Section 12-213(27) as amended by Public Act 96-197. An investment partnership is defined generally as a limited partnership that meets the gross income requirements of Section 851(b)(2) of the Internal Revenue Code of 1986 as amended (the "Code"), except that income and gains from commodities that are not described in Section 1221 of the Code or from futures, forwards, or options with respect to such commodities are included in income which qualifies to meet such gross income requirements. The General Partner expects that the Partnership will meet such requirements. Even if the Partnership were not to qualify as an investment partnership, a corporate Limited Partner not otherwise subject to Connecticut corporation business tax will not be subject to such tax on its share of Partnership income, provided that the Partnership's activities consist solely of the purchase or sale of intangible property for its own account and provided that neither the Partnership nor any such corporate Limited Partner is a dealer. In that case, however, the corporate Limited Partner may be subject to Connecticut corporation business tax on its share of the capital base of the

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Partnership apportioned to Connecticut. Corporate Limited Partners otherwise subject to Connecticut corporation business tax will be taxed on their share of Partnership income, and will include their share of the Partnership's apportionment factors in computing their own apportionment fractions. Corporate Limited Partners that are exempt from United States federal corporate income tax will not be subject to Connecticut corporation business tax solely by virtue of their investment in the Partnership. Although Connecticut imposes the Connecticut Unrelated Business Income of Nonprofit Corporations Tax ("CUBINT") on the unrelated business taxable income (as defined in Section 512 of the Code) ("UBTI") of corporations that are exempt from United States federal income tax, an exempt corporate Limited Partner that does not realize any UBTI from the Partnership for federal income tax purposes will not be subject to CUBINT on the income it receives from the Partnership. See "PURCHASES BY EMPLOYEE BENEFIT PLANS--ERISA CONSIDERATIONS." Unincorporated business entities, such as partnerships or proprietorships, will be treated as pass-through entities, and the owners of such businesses will be taxed with respect to an investment in the Partnership as described above in their capacity as owners. No ruling from the Connecticut Department of Revenue Services has been, or will be, requested regarding these matters.

NEW YORK

  The General Partner has been advised by its legal counsel, Cadwalader, Wickersham & Taft, that the Partnership should not be liable for New York City unincorporated business tax. Limited Partners who are nonresidents of New York State should not be liable for New York State personal income tax on their income from the Partnership, but may be liable for such tax to the extent of such Partners' allocable share of income attributable to Partnership transactions involving tangible personal property. Likewise, Limited Partners who are nonresidents of New York City should not be liable for New York City earnings tax on their income from the Partnership. Limited Partners who are New York City residents may be subject to New York City personal income tax on their income from the Partnership. Because the Partnership conducts, in part, its business in the State and City of New York, corporate Limited Partners generally are subject to the New York State franchise tax and the New York City general corporation tax by reason of their investment in the Partnership, unless certain exceptions apply. However, under recently-issued regulations, the Partnership may qualify as a "portfolio investment partnership" if it meets an annual gross income test, in which case non-New York corporate Limited Partners not otherwise subject to New York State franchise tax might not be subject to such tax solely by reason of their investment in the Partnership. No ruling from the New York State Department of Taxation and Finance or the New York City Department of Finance has been, or will be, requested regarding such matters.

  LIMITED PARTNERS MUST CONSULT THEIR OWN ADVISERS REGARDING THE POSSIBLE APPLICABILITY OF STATE, LOCAL, OR MUNICIPAL TAXES TO AN INVESTMENT IN THE PARTNERSHIP.

            POTENTIAL ADVANTAGES OF AN INVESTMENT IN THE PARTNERSHIP

  An investment in the Partnership is speculative and involves risks. See "PRINCIPAL RISK FACTORS." However, such an investment offers the following potential advantages.

  Market Diversification. An investor who is not prepared to spend substantial time trading various commodity interest contracts individually nevertheless may participate in the commodity markets through an investment in the Partnership, thereby obtaining diversification from investments in stocks, bonds, and real estate. The Trading Advisor believes, on the basis of past experience, that the profit potential of the Partnership does not depend upon favorable general economic conditions, and that the Partnership is as likely to be profitable during periods of declining markets as at any other time; conversely the Partnership may be unprofitable (as well as profitable) during periods of generally favorable economic conditions.

  Commodity Interest Contract Diversification. The Trading Advisor generally trades between 5 and 30 types of commodity interest contracts, but may trade a greater or lesser number of contracts from time to

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

time. The Partnership is designed to afford investors a convenient vehicle for participating in a diverse range of world markets and positions within each market. Each Limited Partner obtains greater diversification in commodity interest contracts traded than would be possible trading individually, unless substantially more than the required minimum investment of $1,000 were committed to the commodities markets. See "THE TRADING ADVISOR."

  Limited Liability. Unlike an individual who invests directly in commodity interest contracts, a Limited Partner cannot be subjected individually to margin calls and cannot lose more than the amount of his unredeemed capital contribution and undistributed profits, if any, and under certain limited circumstances amounts received by such Limited Partner as distributions and redemptions and interest thereon. See "THE COMMODITIES MARKETS," "THE LIMITED PARTNERSHIP AGREEMENT--NATURE OF THE PARTNERSHIP," and "TRANSFERS AND REDEMPTIONS."

  Professional Trading Management. Trading decisions for the Partnership are made by TIC. See "THE TRADING ADVISOR." The Trading Advisor's trading program is not available for investments as small as the required minimum investment in the Partnership. In addition, the rates for management and incentive fees payable by the Partnership are approximately one-half the rates normally charged to other customer accounts managed by the Trading Advisor and its affiliates. The actual performance record of the Partnership is described under "PERFORMANCE RECORD OF THE PARTNERSHIP. No assurance is given that the Partnership will not incur substantial losses in the future.

  Interest Income. A portion of the Partnership's assets is deposited and maintained in cash with the Partnership's Clearing Brokers and with BPL. At the direction of the General Partner, such brokers and dealers invest such assets in United States Treasury bills, or periodically credit all or a portion of the Partnership's assets with interest at a rate approximately equivalent to the prevailing Treasury bill rate, or do a combination of both. The balance of the Partnership's assets normally is held either in United States Treasury bills or notes at a Federal Reserve Bank or Clearing Broker or in other short-term investments, including interest-bearing accounts at banks, certificates of deposit, and commercial paper. The General Partner endeavors to earn interest on all of the Partnership's assets, although balances denominated in certain foreign currencies do not earn interest. See "INVESTMENT PROGRAM AND USE OF PROCEEDS."

  Brokerage Commissions. The Partnership pays to its Clearing Brokers brokerage commissions and other transaction fees at rates which are competitive with rates charged to large funds and other institutional traders. Such rates are generally lower than could be obtained by an individual investor unless substantially more than the minimum investment of $1,000 was deposited with such investor's broker. See "DESCRIPTION OF CHARGES TO THE PARTNERSHIP" and "BROKERAGE ARRANGEMENTS."

  Administrative Convenience. The Partnership is structured to provide Limited Partners with numerous services designed to alleviate the administrative details involved in engaging directly in commodity interest contract trading, and provides monthly and annual financial reports showing, among other things, the Net Asset Value of a Unit, trading profits or losses, and expenses. See "THE LIMITED PARTNERSHIP AGREEMENT."

                                    AUDITOR

  The independent public accounting firm retained by the Partnership and the General Partner is Arthur Andersen LLP, 1345 Avenue of the Americas, New York, New York 10105.

                                 LEGAL MATTERS

  Legal matters in connection with the Units have been passed upon for the Partnership and the General Partner by Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038. Cadwalader, Wickersham & Taft also serves as legal counsel for the General Partner, and advises the General Partner with respect to its responsibilities as general partner of, and with respect to matters pertaining to, the

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

Partnership. Cadwalader, Wickersham & Taft also serves as legal counsel to the Trading Advisor, BPL, and the affiliates of the foregoing. Day, Berry & Howard, CityPlace, Hartford, Connecticut 06103, serves as special Connecticut tax counsel to the Partnership and the General Partner.

                             ADDITIONAL INFORMATION

  This Prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits relating thereto that have been filed with the Securities and Exchange Commission (the "SEC") in Washington, D.C. For further information pertaining to the Partnership and the Units offered hereby, reference is hereby made to the Registration Statement, including the Exhibits filed as part thereof. The Registration Statement and Exhibits as well as all reports, proxy, and information statements and any other information filed by or with respect to the Partnership are on file at the offices of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and may be examined, without charge, at the offices of the SEC and at the regional offices described above, and copies may be obtained of all or part thereof from the SEC upon payment of the prescribed fees.

                                    GLOSSARY

CERTAIN TERMS AND DEFINITIONS

  Knowledge of various terms and concepts relating to commodity interest contract trading and this offering is necessary for a prospective investor to determine whether to invest in the Partnership.

  "affiliate"--an affiliate of a person means (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of such person; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by such person; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, such person; or (iv) any officer, director, or partner of such person.

  "break-even point"--the Trading Profits that the Partnership must realize, in the first year of a participant's investment, to equal all fees and expenses, such that the participant will recoup its initial investment.

  "brokerage commissions"--the fee charged by a broker or dealer for executing a trade in a commodity interest contract trading account of a customer. The Clearing Brokers charge the Partnership brokerage commissions at roundturn rates of between $9 and $15 for futures and option trades on United States exchanges (such rates include all transaction costs in connection with trading activities, including floor brokerage, exchange, clearing, clearinghouse, and NFA fees). For trades effected on exchanges and markets located outside of the United States, the rates charged per transaction are generally higher than the rates for transactions on United States exchanges.

  "call option"--an option which gives the buyer the right, but not the obligation, to take a long position in the underlying futures contract or physical commodity related to such option.

  "churning"--engaging in excessive trading with respect to a commodity interest contract trading account for the purpose of generating brokerage commissions.

  "commodity exchange"--a centralized market facility for trading futures contracts and options thereon relating to specified commodities.

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  "commodity pool operator"--any person engaged in a business which is of the nature of an investment trust, syndicate, or similar form of enterprise and who, in connection therewith, solicits, accepts, or receives from others funds, securities, or property, either directly or through capital contributions, the sale of stock, other forms of securities, or otherwise, for the purpose of trading futures contracts and options thereon on commodity exchanges.

  "commodity trading advisor"--any person who for compensation engages in the business of advising others, either directly or indirectly, as to the value of or the advisability of trading futures contracts or options thereon.

  "daily price fluctuation limits"--limits imposed by commodity exchanges on the amount of fluctuation in futures and option contract prices during a single trading day (or part thereof).

  "forward contract"--a contractual right to purchase or sell a specified quantity and type of a commodity at a specified date and place in the future at a specified price. It is distinguished from a futures contract in that it is not traded on an exchange and it contains terms and conditions specifically negotiated by the parties.

  "futures commission merchant"--a firm engaged in soliciting or accepting orders for the purchase or sale of futures contracts and options thereon on commodity exchanges and that in connection with such solicitation or acceptance of orders accepts any money, securities, or property (or extends credit in lieu thereof) to margin, guarantee, or secure any trades or contracts that result therefrom.

  "futures contract"--a standardized contract made on a commodity exchange which calls for the future delivery of a specified quantity and type of a commodity at a specified price, time, and place.

  "halfturn commission"--with respect to option contracts, a halfturn commission is charged for the establishment of a position and another halfturn commission is charged for the liquidation of such position.

  "limit order"--an order to execute a trade at a specified price or better. As contrasted with a stop order, a limit order does not become a market order when the limit price is reached.

  "long position"--when a trader purchases a commodity interest contract in the relevant market.

  "margin"--good faith deposits with a broker to ensure fulfillment of a purchase or sale of a futures contract or, under certain circumstances, an option contract.

  "market order"--an order to execute a trade at the prevailing price as soon as possible.

  "Net Assets"--the total assets of the Partnership (including but not limited to all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open commodity interest contract positions and all other assets of the Partnership) less the total liabilities of the Partnership (including but not limited to legal, accounting, and auditing fees, organizational and offering expenses, brokerage commissions and fees and other transaction costs, management fees and incentive fees, and extraordinary expenses, whether incurred or accrued), determined in accordance with the principles specified in the Limited Partnership Agreement or, where no principle is specified, in accordance with United States generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity interest contract traded on a United States exchange or market means the settlement price on the exchange or market on which the particular commodity interest contract is traded by the Partnership on the day with respect to which Net Assets is determined; provided, however, that if a commodity interest contract could not have been liquidated on such day due to the operation of daily price fluctuation limits or other rules of the exchange or market upon which that contract was traded or otherwise, the settlement price on the first subsequent day on which the commodity interest contract could have been liquidated is the market value of such contract for such day. The market value of a forward contract, a futures contract traded on a foreign exchange or market, a swap contract, or other off-exchange contract, instrument, or transaction (including but not limited to an over-the-counter commodity option) means its market value as determined by the General Partner on a basis consistently applied.

  "Net Asset Value per Unit"--the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the number of such Units outstanding on the date of calculation.

  "option"--an option on a futures contract or a physical commodity gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the related underlying futures contract or commodity.

  "organizational and offering expenses"--costs incurred in the organization of the Partnership and the offering of Units, including legal, accounting and auditing fees, printing costs, filing fees, escrow agent fees, sales and marketing costs, and other related expenses.

  "principal"--when referring to a person that is a principal of a particular entity, means: (i) any person having the power to exercise a controlling influence over the activities of the entity; (ii) any holder or beneficial owner of ten percent or more of any class of outstanding interest in the entity; and (iii) any person who has contributed ten percent or more of the capital of the entity.

  "put option"--an option which gives the buyer the right, but not the obligation, to take a short position in the underlying futures contract or physical commodity related to such option.

  "pyramiding"--using unrealized profits on existing positions in a given commodity interest contract due to favorable price movements as margin specifically to buy or sell additional positions in the same or a related commodity interest contract.

  "realized profit or loss"--the profit or loss which is recognized after an open position is closed out at the current settlement price.

  "roundturn commission"--commodity brokerage commissions for trades on exchanges which are generally paid on the completion or liquidation of a trade and which cover both the initial purchase (or sale) of a commodity interest contract and the subsequent offsetting sale (or purchase) of such contract.

  "settlement price"--the closing price for futures or option contracts in a particular commodity established by the exchange or clearinghouse after the close of each day's trading.

  "short position"--when a trader sells a commodity interest contract in the relevant market.

  "speculative position limits"--limits established by the CFTC and United States commodity exchanges on the maximum net long or short speculative positions which a person or group of persons may hold, own, or control in certain commodity interest contracts.

  "spot contract"--a cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a specific amount of a commodity, usually with a two-day settlement date.

  "stop order"--an order given to a broker to execute a trade in a commodity interest contract when the contract price reaches the specified stop order price. Stop orders become market orders when the stop price is reached.

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  "Trading Profits"--net trading profits (realized and unrealized) attributable solely to commodity interest contract trading by the Trading Advisor as of the end of a calendar quarter, increased by any decline in Net Asset Value on redeemed Units and decreased by certain expenses allocable to the Partnership's assets, with such profits and items of increase and decrease determined from the end of the last calendar quarter in which an incentive fee was earned by the Trading Advisor to the end of the calendar quarter as of which such incentive fee calculation is being made. Trading Profits do not include any interest income earned by the Partnership on its assets.

  "transaction fees and costs"--brokerage commissions, floor brokerage fees, exchange fees, clearing fees, clearinghouse fees, exchange, regulatory, and self-regulatory (including NFA) fees, give-up fees, transfer fees, dealer fees, mark-ups, custodial fees, delivery, insurance, and storage costs, and other fees, charges, expenses, and costs associated with the trading of commodity interest contracts.

  "unrealized profit or loss"--the profit or loss which could be realized on an open position if it were closed out at the current settlement price or market value.

BLUE SKY GLOSSARY

  Prospective investors should be aware of the following definitions, reprinted verbatim from the "Guidelines for Registration of Commodity Pool Programs" adopted by the North American Securities Administrators Association, Inc., as revised in September 1993 (the "Guidelines"), which Guidelines are applied by certain state securities administrators in reviewing public offerings of "commodity pools" (such as the Partnership). For ease of reference, each of these definitions is followed by the comparable defined terms used in the Limited Partnership Agreement or this Prospectus, in brackets.

  "Affiliate"--an Affiliate of the General Partner means (a) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the General Partner; (b) any natural person, partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the General Partner; (c) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with the General Partner; or (d) any officer or director of the General Partner. ["Affiliate"--Page A-31]

  "Capital Contributions"--the total investment in a Program by a Participant or by all Participants, as the case may be. ["Unit of General Partnership Interest"--Page A-4; "Unit of Limited Partnership Interest"--Pages A-3 and A-5]

  "Commodity Broker"--any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his own account. ["brokers"--Page A-17; "Clearing Broker"--Pages 4 and 48; "BPL"--Pages iii and 64]

  "Commodity Contract"--a contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point. ["commodity interest contracts"--Pages A-2 and 2; "futures contracts"--Page 65; "spot and forward contracts"--Page 65; "swap transaction"--Page 13; "option"--Page 67]

  "Net Assets"--the total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program. ["Net Assets" and "Net Asset Value per Unit"--Pages A-11-A-12]

  "Net Worth"--the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings, and automobiles.

["net worth,"--as regards subscribers' investment requirements, is referenced on Pages 1, B-3 and D-1; as regards the General Partner's net worth requirement, Page A-4]

  "Participant"--the holder of a Program Interest. ["General Partner," "Limited Partners," "Partners"--Page A-1]

  "Person"--any natural Person, partnership, corporation, association, or other legal entity. [No comparable term]

  "Program"--a limited partnership, joint venture, corporation, trust, or other entity formed and operated for the purpose of investing in Commodity Contracts. ["Partnership"--Page A-1]

  "Pyramiding"--a method of using all or part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities. ["Pyramiding"--Page A-18]

  "Sponsor"--any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, the general partner(s), and any other Person who regularly performs or selects the Person who performs services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the Units. The term "Sponsor" shall be deemed to include its Affiliates. ["General Partner"--Page A-1; "Trading Advisor"--Page 43]

  "Valuation Date"--the date as of which the Net Assets of the Program are determined. [No comparable term. For purposes of determining allocations to the capital accounts, Net Assets and Net Asset Value per Unit are determined as of the last day of each calendar month--Page A-8. For purposes of redemptions, Net Assets and Net Asset Value per Unit are determined as of the last day of each calendar quarter--Page A-25. For purposes of subscriptions, Net Assets and Net Asset Value per Unit are determined as of the first day of each calendar quarter--Page A-6]

                                                                      APPENDIX A

                       ADDITIONAL PARTNERSHIP PERFORMANCE

  The complete actual performance record of the Partnership from July 2, 1990 (commencement of trading) through March 31, 1997 is set forth below. The table under "PERFORMANCE RECORD OF THE PARTNERSHIP" sets forth the actual performance record of the Partnership from January 1, 1992 through March 31, 1997. The information set forth below reflects the actual trading performance of the Partnership during the period shown, reflects all additions and withdrawals, and is net of all advisory fees, Trading Profits allocations, transaction costs, and other expenses and costs. The rates of return shown below are representative of the rates of return experienced by each investor holding a Unit of Limited Partnership Interest in the Partnership during the period shown.

  The information set forth below has not been audited. However, the General Partner believes that such information is accurate and fairly presented.

  PROSPECTIVE INVESTORS ARE CAUTIONED THAT THE PERFORMANCE INFORMATION SET FORTH BELOW IS NOT INDICATIVE OF, AND HAS NO BEARING ON, ANY TRADING RESULTS WHICH MAY BE ATTAINED BY THE PARTNERSHIP OR THE GENERAL PARTNER IN THE FUTURE, SINCE PAST RESULTS ARE NOT A GUARANTEE OF FUTURE RESULTS. THERE CAN BE NO ASSURANCE THAT THE PARTNERSHIP WILL MAKE ANY PROFITS AT ALL, OR WILL BE ABLE TO AVOID INCURRING SUBSTANTIAL LOSSES. INVESTORS SHOULD ALSO NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S TOTAL INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED OR UNREALIZED LOSSES FROM COMMODITY INTEREST CONTRACT TRADING.

                                  Appendix A-1

           ACTUAL PERFORMANCE RECORD OF TUDOR FUND FOR EMPLOYEES L.P.
                             RATES OF RETURN (1)(2)

                           1997   1996   1995   1994   1993   1992   1991   1990
                          ------ ------ ------ ------ ------ ------ ------ ------
January.................   2.69%  9.92%  4.12%  4.61% -2.80%  9.61%  3.96%
February................   8.65%  0.69%  3.59% -2.24% -0.83%  6.07% -8.01%
March...................   4.96%  1.70% 12.14% -0.23% -1.45%  8.13%  0.47%
April...................          7.93%  0.53% -1.28% -1.39%  3.02%  5.96%
May.....................         -2.50% -3.96% -1.64% -2.99% -4.03% -0.75%
June....................         -1.42% -3.19%  5.62%  0.98% -6.88%  7.95%
July....................          0.54%  0.18% -4.37%  1.59% -4.30% -4.41% -9.62%
August..................         -0.99%  5.50%  1.04%  0.05%  1.11%  0.10% 13.44%
September...............         -3.67%  1.49%  8.29%  1.23% 13.23%  1.55%  2.46%
October.................         -0.34%  4.73% -3.58%  2.57% 10.13%  5.78% 17.19%
November................         -2.26%  0.50%  2.04%  1.02% -3.10%  9.07% -1.87%
December................          0.42%  2.08% -0.79%  4.12% -0.98% -1.76%  3.83%
                          ------ ------ ------ ------ ------ ------ ------ ------
 Annual (Period)
  Rate of Return........  17.11%  9.52% 30.26%  6.87%  1.88% 34.01% 20.13% 25.44%
                          ====== ====== ====== ====== ====== ====== ====== ======

Name of Fund:                             Tudor Fund For Employees L.P.
Type of Fund:                             Publicly Offered
Inception of Trading:                     July 2, 1990
Aggregate Subscriptions Since Inception:  $14,554,938
Aggregate Redemptions Since Inception:    $10,990,475
Current Net Assets:                       $11,294,985
Largest Monthly Percentage Draw-down(3):  July 1990 (-9.62%)
Worst Peak to Valley Percentage Draw-
 down(4):                                 May 1, 1992 - July 31, 1992 (-14.50%)

         THE ACCOMPANYING FOOTNOTES ARE AN INTEGRAL PART OF THIS TABLE.

                               FOOTNOTES TO TABLE

The performance data presented above has been calculated on an accrual basis of accounting in accordance with United States generally accepted accounting principles.

(1) Monthly rate of return ("Monthly Rate of Return") is calculated by dividing Net Performance by Beginning Net Assets plus Additions (as such terms are defined below). Monthly Rate of Return does not take into account Withdrawals (as such term is defined below). Because Withdrawals occur only at the end of a month, their effect on the calculation of Monthly Rate of Return is not material.

  "Additions" represents all additional capital contributed during a month.

  "Beginning Net Assets" represents the sum of cash and cash equivalents and the equity in the Partnership accounts, less accrued and paid expenses as of the beginning of a month.

  "Net Performance" represents the change in Net Assets, net of Additions and Withdrawals. For a description of the term "Net Assets" see "GLOSSARY."

  "Withdrawals" represents all withdrawals of capital during a month.

(2) Yearly (Period) Rate of Return is calculated by determining the rate of return for each month during the relevant period and compounding such returns by subsequent monthly rates of return achieved during such period.

(3) Largest Monthly Percentage Draw-down represents the greatest cumulative percentage decline in month-end Net Assets due to losses sustained by the Partnership during any one month period shown in the table.

(4) Worst Peak to Valley Percentage Draw-down represents the greatest cumulative percentage decline in month-end Net Assets due to losses sustained by the Partnership during any period shown in the table in which the prior month-end Net Assets were not equaled or exceeded by subsequent Net Assets.

  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                  Appendix A-2

I affirm that, to the best of my knowledge and belief, the information contained in the attached financial statements of Tudor Fund for Employees L.P. for the years ended December 31, 1996 and 1995, is accurate and complete.

                                       \s\ Mark F. Dalton
                                       -------------------------------------
                                       Mark F. Dalton

                                       President and Chief Operating Officer
                                       Second Management LLC, General Partner



                                       \s\ Mark Pickard
                                       -------------------------------------
                                       Mark Pickard
                                       Vice President & Chief Financial Officer
                                       Second Management LLC, General Partner

March 7, 1997

            TUDOR FUND FOR EMPLOYEES L.P.

            FINANCIAL STATEMENTS
            AS OF DECEMBER 31, 1996 AND 1995
            TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of Tudor Fund For Employees L.P.:

We have audited the accompanying statements of financial condition of Tudor Fund For Employees L.P. (a Delaware limited partnership) as of December 31, 1996 and 1995, and the related statements of income and changes in partners' capital for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tudor Fund For Employees L.P. as of December 31, 1996 and 1995, and the results of its operations for the years then ended in conformity with generally accepted accounting principles.

                                                  \s\ Arthur Andersen LLP

New York, New York
March 7, 1997

                         TUDOR FUND FOR EMPLOYEES L.P.
                         -----------------------------

                       STATEMENTS OF FINANCIAL CONDITION
                       ---------------------------------

                          DECEMBER 31, 1996 AND 1995
                          --------------------------

                     ASSETS                                1996          1995
                     ------                           ------------   -----------
CASH                                                  $  2,220,395   $ 2,986,405

EQUITY IN COMMODITY TRADING ACCOUNTS:

                                                         1,005,276     1,349,843

   Due from brokers
   U.S. Government obligations                           8,773,008     4,845,289
   Net unrealized gain on open commodity interests         114,755       142,353
                                                       -----------   -----------
      Total equity in commodity trading accounts         9,893,039     6,337,485
                                                       -----------   -----------

OTHER ASSETS                                                25,272             -
                                                       -----------   -----------
              Total assets                             $12,138,706   $ 9,323,890
                                                       ===========   ===========

                  LIABILITIES AND PARTNERS' CAPITAL
                  ---------------------------------
LIABILITIES:
   Pending partner additions                           $ 1,218,064   $   718,024
   Redemptions payable                                   2,327,305       392,382
   Incentive fee payable                                   -              42,095
   Management fee payable                                   17,014        13,636
   Accrued professional fees and other                      49,957        44,360
                                                       -----------   -----------

              Total liabilities                          3,612,340     1,210,497
                                                       -----------   -----------


PARTNERS' CAPITAL:
   Limited partners, 10,000 units authorized and
     2,521.886 and 2,190.191 units outstanding as
     of December 31, 1996 and 1995, respectively         7,909,798     6,272,162
   General Partner, 196.580 and 642.943 units
      outstanding as of December 31, 1996 and 1995         616,568     1,841,231
                                                       -----------   -----------
              Total partners' capital                    8,526,366     8,113,393
                                                       -----------   -----------

              Total liabilities and partners' capital  $12,138,706   $ 9,323,890
                                                       ===========   ===========

       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.
                         -----------------------------

                             STATEMENTS OF INCOME
                             --------------------

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                ----------------------------------------------
                                                           1996          1995
                                                       -----------   -----------
REVENUES:
   Net realized trading gain                           $   896,840   $ 2,134,865
   Change in net unrealized trading (loss) gain            (25,468)      113,562
   Interest income                                         545,860       409,148
                                                       -----------   -----------
              Total revenues                             1,417,232     2,657,575
                                                       -----------   -----------

EXPENSES:
   Brokerage commissions and fees                          123,399       158,461
   Management fee                                          206,329       155,378
   Incentive fee                                           166,073       194,603
   Professional fees and other                             100,679       100,409
                                                       -----------   -----------
              Total expenses                               596,480       608,851
                                                       -----------   -----------

              Net income                               $   820,752   $ 2,048,724
                                                       ===========   ===========

LIMITED PARTNERS' NET INCOME                           $   645,415   $ 1,621,026

GENERAL PARTNER'S NET INCOME                               175,337       427,698
                                                       -----------   -----------
              Net income                               $   820,752   $ 2,048,724
                                                       ===========   ===========



       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.
                         -----------------------------

                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                  ------------------------------------------

                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
                ----------------------------------------------

                                                      Limited Partners             General Partner                      Net Asset
                                                  -----------------------      -----------------------      Total         Value
                                                    Units       Capital         Units        Capital       Capital       Per Unit
                                                  --------    -----------      -------     -----------   -----------   -----------
PARTNERS' CAPITAL, January 1, 1995               2,409.778    $ 5,297,977      642.943     $ 1,413,533   $ 6,711,510   $ 2,198.53
   Net income                                         -         1,621,026          -           427,698     2,048,724
   TIC 401(k) Plan unit adjustment (Note 3)          0.674             -           -                -             -
   Capital contributions                           489.296      1,197,007          -                -      1,197,007
   Redemptions                                    (709.557)    (1,843,848)         -                -     (1,843,848)
                                               -----------    -----------     --------     -----------   -----------
PARTNERS' CAPITAL, December 31, 1995             2,190.191      6,272,162      642.943       1,841,231     8,113,393     2,863.75
   Net income                                         -           645,415          -           175,337       820,752
   TIC 401(k) Plan unit adjustment (Note 3)          5.462             -           -                -             -
   Capital contributions                           931.637      2,926,549          -                -      2,926,549
   Redemptions                                    (605.404)    (1,934,328)    (446.363)     (1,400,000)   (3,334,328)
                                               -----------    -----------   ----------     -----------   -----------
PARTNERS' CAPITAL, December 31, 1996 (Note 4)    2,521.886    $ 7,909,798      196.580     $   616,568   $ 8,526,366   $ 3,136.46
                                               ===========    ===========   ==========     ===========   ===========


       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.
                         -----------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

                          DECEMBER 31, 1996 AND 1995
                          --------------------------


1. ORGANIZATION AND BUSINESS
   -------------------------

Tudor Fund For Employees L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on November 22, 1989, and commenced trading operations on July 2, 1990. Second Management LLC (the "General Partner"), formerly Second Management Company, Inc., is the general partner of the Partnership. Ownership of limited partnership units is restricted to employees of Tudor Investment Corporation ("TIC") and its affiliates.

The objective of the Partnership is to realize capital appreciation through speculative trading of commodity futures, forward and option contracts and other commodity interests ("commodity interests"). The Partnership will terminate on December 31, 2010 or at an earlier date if certain conditions occur as outlined in the Limited Partnership Agreement.

Duties of the General Partner
-----------------------------

The General Partner acts as the commodity pool operator of the Partnership and is responsible for the selection and monitoring of the commodity trading advisors and the commodity brokers used by the Partnership. The General Partner is also responsible for the performance of all administrative services necessary to the Partnership's operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   ------------------------------------------

Revenue Recognition
-------------------

Commodity interests are recorded on the trade date at the transacted contract price and are valued at market.

Brokerage Commissions and Fees
------------------------------

These expenses represent all brokerage commissions, exchange, National Futures Association and other fees incurred in connection with the execution of commodity interests trades. Commissions and fees associated with open trades at the end of the period are accrued on a round-turn basis.

Incentive Fee
-------------

The Partnership pays TIC, an affiliate of the General Partner, as trading advisor, an incentive fee equal to 12% of the Net Trading Profits (as defined by the Limited Partnership Agreement) earned as of the end of each fiscal quarter of the Partnership. Effective August 1, 1995, TIC has waived its right to receive incentive fees attributable to units held at the beginning of each month by the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan").

Management Fee
--------------

The Partnership also pays TIC, for the performance of its duties, a monthly management fee equal to 1/6 of 1% (2% per annum) of the Partnership's net assets. Effective August 1, 1995, TIC waived its right to receive management fees attributable to units held at the beginning of each month by the TIC 401(k) Plan.

Foreign Currency Translation
----------------------------

Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates. Gains and losses resulting from foreign currency transactions are calculated using daily exchange rates and are included in the accompanying statements of income.

U.S. Government Obligations
---------------------------

The Partnership invests a varying amount of its assets in U.S. Treasury bills. These bills are held in commodity trading accounts and are used to fulfill initial margin requirements. U.S. Treasury bills, with varying maturities through December 1997, are valued in the statements of financial condition at original cost plus accrued discount, which approximates the market value. These bills have a face value of $9,000,000 and $5,000,000 (cost $8,548,403 and $4,782,246) at December 31, 1996 and 1995.

Use of Estimates
----------------

Certain estimates, as determined by the General Partner, were used in the preparation of these financial statements.

Reclassifications
-----------------

Certain reclassifications have been made to prior year balances to conform with current year presentation.

3. CAPITAL ACCOUNTS
-------------------

Each partner, including the General Partner, has a capital account with an initial balance equal to the amount such partner paid for its units. The Partnership's net assets are determined monthly, and any increase or decrease from the end of the preceding month is added to or subtracted from the capital accounts of the partners based on the ratio that the balance of each capital account bears in relation to the balance of all capital accounts as of the beginning of the month. The number of units held by the TIC 401(k) Plan will be restated as necessary for management and incentive fees attributable to units held at the beginning of each month by the TIC 401(k) Plan to equate the per unit value of the TIC 401(k) Plan's capital account with the Partnership's per unit value.

4. REDEMPTION OF UNITS
   -------------------

At each quarter-end, units are redeemable at the discretion of the limited partner. Redemption of units in $1,000 increments and full redemption of all units are made at 100% of the net asset value per unit effective as of the last business day of any quarter as defined in the Limited Partnership Agreement. Partial redemptions of units which would reduce the net asset value of a limited partner's unredeemed units to less than the minimum investment then required of new limited partners or such partner's initial investment, whichever is less, will be honored only to the extent of such limitation.

5. INCOME TAXES
   ------------

No provision for income taxes has been made in the accompanying financial statements. Partners are responsible for reporting income or loss based upon their respective share of revenue and expenses of the Partnership.

6. RELATED PARTY TRANSACTIONS
   --------------------------

The General Partner, due to its relationship with its affiliates and certain other parties, may enter into certain related party transactions.

Bellwether Partners LLC ("BPL"), a Delaware limited liability company, formerly Bellwether Partners Inc., and an affiliate of the General Partner, is the Partnership's primary forward contract counterparty. Effective August 1, 1995, BPL ceased charging commissions for transacting the Partnership's foreign exchange and commodity forward contracts. During 1995, the Partnership paid commissions of $44,921 to BPL. The Partnership typically has on deposit with BPL, as collateral for forward contracts, up to 20% of the Partnership's net assets. During 1996 and 1995, the Partnership received $69,856 and $45,659 in interest income for the amounts on deposit with BPL. At December 31, 1996 and 1995, the amounts on deposit with BPL were $575,437 and $1,251,171 (including $16,352 in unrealized losses as of December 31, 1996 and $29,090 in unrealized gains as of December 31, 1995).

Bellwether Futures LLC ("BFL"), a Delaware limited liability company, formerly Bellwether Futures Corporation, is an affiliate of the General Partner and is qualified to do business in Illinois. Effective January 1, 1996, BFL ceased collecting give-up fees from the Partnership as compensation for managing the execution of treasury bond futures by floor brokers on the Chicago Board of Trade.

TIC, an affiliate of the General Partner, receives incentive and management fees as compensation for acting as trading advisor (Note 2).

7. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET MARKET RISK
   --------------------------------------------------------
   AND CONCENTRATION OF CREDIT RISK
   --------------------------------

The Partnership is a party to financial instruments with elements of off-balance sheet credit and market risk in excess of the amounts recognized in the statements of financial condition through its trading of financial futures, forwards, swaps and exchange traded and negotiated over-the-counter options.

Exchange traded futures and option contracts are marked-to-market daily, with variations in value settled on a daily basis with the exchange upon which they are traded and with the futures commission merchant through which the commodity futures and options are executed. The forwards are generally settled with the counterparty two days after the trade. At December 31, 1996 and 1995, the Partnership held financial instruments with the following approximate aggregate notional values (000's omitted):

                                                                1996     1995
                                                                ----     ----
           Exchange traded contracts:
              Interest rate futures and option contracts-
                 Domestic                                       $   565  $ 2,409
                 Foreign                                         28,977    5,202

              Foreign exchange contracts-
                   Financial futures contracts                    1,673      424
                   Forward currency contracts                     3,399    4,788

              Equity index futures-
                   Domestic                                          -     6,185
                   Foreign                                          505    1,926

           Over-the-counter contracts:
              Forward currency contracts                             -     4,926
                                                               --------  -------
                                                               $ 35,119  $25,860
                                                               ========  =======

As of December 31, 1996 and 1995, there were no swaps outstanding. Notional amounts of these financial instruments are indicative only of the volume of activity and should not be used as a measure of market and credit risk. The various financial instruments held at December 31, 1996 and 1995 mature through the following dates:

                                                        1996             1995
                                                   ------------    -----------
        Exchange traded contracts:
           Interest rate futures and option contracts   March 1997      March 1996
           Foreign exchange contracts                    June 1997      March 1996
           Equity index futures                         March 1997      March 1996
        Over-the-counter contracts:
           Forward currency contracts                          -    January 5, 1996

The following table summarizes the year-end and the average assets and liabilities resulting from unrealized gains and losses on derivative instruments included in the statement of financial condition based on month-end balances (000's omitted):

                                            Assets                Liabilities
                                      ------------------      ------------------
                                      1996       Average      1996       Average
                                      ----       -------      ----       -------
        Exchange traded contracts:
          Interest rate contracts-
            Domestic                  $    2     $   22       $   -     $   3
            Foreign                      126         15           -         5

        Foreign exchange contracts-
          Financial futures contracts      -          8           3         7
          Forward currency contracts       -         28          15         2

        Equity index futures-
          Domestic                         -         14           -         -
          Foreign                          5         59           -         1

        Over-the-counter contracts:
          Forward currency contracts       -         14           -         4
                                      -------    ------   ---------  --------
                                      $   133    $  160      $   18    $   22
                                      =======    ======   =========  ========

Net trading gains and losses from strategies that use a variety of financial instruments are recorded in the statements of income. The following table summarizes the components of trading gains and losses, net of commissions and fees, for the years ended December 31, 1996 and 1995 (000's omitted):

                                                               1996       1995
                                                            ---------  --------
          Exchange traded contracts:
               Interest rate futures and option contracts-
                  Domestic                                  $    726   $   (48)
                  Foreign                                       (450)       18
               Foreign exchange contracts                        591     1,077
               Equity index futures-
                  Domestic                                      (544)     (266)
                  Foreign                                        399       865
          Over-the-counter contracts:
               Forward currency contracts                        131       414
          Non-derivative financial instruments                  (105)       29
                                                            ---------  -------
                                                            $   748    $ 2,089
                                                            =========  =======


In general, exchange traded futures and option contracts possess low credit risk as most exchanges act as principal to a Futures Commission Merchant ("FCM") on all commodity transactions. Furthermore, most global exchanges require FCMs to segregate client funds to insure ample customer protection in the event of an FCM's default. The Partnership monitors the creditworthiness of its FCMs and counterparties and, when deemed necessary, reduces its exposure to these FCMs and counterparties. The Partnership's exposure to credit risk associated with the nonperformance of these FCMs and counterparties in fulfilling contractual obligations can be directly impacted by volatile financial markets. A substantial portion of the Partnership's open financial futures positions were transacted with major international FCMs. BPL is the Partnership's primary forward contract counterparty (Note 6). Notwithstanding the risk monitoring and credit review performed by the Partnership with respect to its FCMs and counterparties, including BPL, there always is a risk of nonperformance.

Generally, financial contracts can be closed out at the discretion of the trading advisor. An illiquid or closed market, however, could prevent the closeout of positions.

                         TUDOR FUND FOR EMPLOYEES L.P.

                       STATEMENTS OF FINANCIAL CONDITION

                                                                        MARCH 31,           DECEMBER 31,
                                                                          1997                  1996
                                                                       (UNAUDITED)           (AUDITED)
                                                                   -----------------    -------------------
                            ASSETS
                            ------
Cash                                                                   $   1,398,324          $   2,220,395
Equity in commodity trading accounts:
  Due from brokers                                                          2,881,153              1,005,276
  U.S. Government obligations                                              7,325,181              8,773,008
  Net unrealized gain on open commodity interests                            879,373                114,755
                                                                   -----------------    -------------------
    Total equity in commodity trading accounts                            11,085,707              9,893,039
  Other assets                                                                     -                 25,272
                                                                   -----------------    -------------------

        Total assets                                                  $   12,484,031         $   12,138,706
                                                                   =================    ===================


               LIABILITIES AND PARTNERS' CAPITAL
               ---------------------------------
LIABILITIES:

Pending partner additions                                              $     844,317        $     1,218,064
Redemptions payable                                                          127,697              2,327,305
Incentive fee payable                                                         85,870                      -
Management fee payable                                                        67,249                 17,014
Accrued professional fees and other                                           63,913                 49,957
                                                                   -----------------    -------------------
        Total liabilities                                                  1,189,046              3,612,340
                                                                   -----------------    -------------------

PARTNERS' CAPITAL:

Limited Partners, 10,000 units authorized and 2,878.400 and
2,521.886 outstanding at March 31, 1997 and December 31, 1996             10,572,907              7,909,798

General Partner, 196.580 units outstanding at March 31, 1997
and December 31, 1996                                                        722,078                616,568
                                                                   -----------------    -------------------
        Total partners' capital                                           11,294,985              8,526,366
                                                                   -----------------    -------------------
        Total liabilities and partners' capital                       $   12,484,031         $   12,138,706
                                                                   =================    ===================

       The accompanying notes are an integral part of these statements.

                         TUDOR FUND FOR EMPLOYEES L.P.
                           STATEMENTS OF OPERATIONS
              FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                  (UNAUDITED)

                                                               MARCH 31,              MARCH 31,
                                                                  1997                  1996
REVENUES:

Net realized trading gains                                       $  996,465          $ 1,116,079
Change in net unrealized trading gains                              765,763              130,428
Interest income                                                     135,818              118,595
                                                         ------------------     ------------------

        Total revenues                                            1,898,046            1,365,102
                                                         ------------------     ------------------

EXPENSES:

Brokerage commissions and fees                                       59,677               40,416
Incentive fees                                                       85,870              131,741
Management fees                                                      50,235               47,961
Professional fees and other                                          24,013               24,730
                                                         ------------------     ------------------
        Total expenses                                              219,795              244,848
                                                         ------------------     ------------------

        Net income                                              $ 1,678,251          $ 1,120,254
                                                         ==================     ==================

        Limited Partners' Net Income                              1,572,741              889,067

        General Partner's Net Income                                105,510              231,187
                                                         ------------------     ------------------

                                                                $ 1,678,251          $ 1,120,254
                                                         ==================     ==================

        Change in Net Asset Value Per Unit                      $    536.73          $    359.58
                                                         ==================     ==================

        Average Net Income Per Unit                             $    539.92          $    358.15
                                                         ==================     ==================

       The accompanying notes are an integral part of these statements.

                          TUDOR FUND FOR EMPLOYEES L.P.

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
    FOR THE PERIOD ENDED MARCH 31, 1997 AND THE YEAR ENDED DECEMBER 31, 1996

                                                LIMITED PARTNERS            GENERAL PARTNER          TOTAL       NET ASSET VALUE
                                              UNITS        CAPITAL        UNITS        CAPITAL      CAPITAL         PER UNIT
                                           -----------   ----------    -----------  -----------     -------      ---------------
Partners' Capital, January 1, 1996          2,190.191   $  6,272,162        642.943 $ 1,841,231   $ 8,113,393       $2,863.75

    Net income                                    ---        645,415       ---          175,337       820,752
    TIC 401(k) Plan unit adjustment (a)         5.462            ---       ---              ---           ---
    Capital Contributions                     931.637      2,926,549       ---              ---     2,926,549
    Redemptions                              (605.404)    (1,934,328)      (446.363) (1,400,000)   (3,334,328)
                                          -----------   ------------    ----------- -----------   -----------

Partners' Capital, December 31, 1996(b)     2,521.886      7,909,798        196.580     616,568     8,526,366        3,136.46
                                          -----------    -----------    ----------- -----------   -----------

    Net income                                    ---      1,572,741          ---       105,510     1,678,251
    TIC 401(k) Plan unit adjustment (a)         2.923            ---          ---           ---           ---
    Capital Contributions                     388.356      1,218,065          ---           ---     1,218,065
    Redemptions                               (34.765)      (127,697)         ---           ---      (127,697)
                                          -----------    -----------    ----------- -----------   -----------

Partners' Capital, March 31, 1997 (b)       2,878.400    $10,572,907        196.580   $ 722,078   $11,294,985       $3,673.19
                                          ===========    ===========    =========== ===========   ===========

(a) (See Note 3 - Capital Accounts)
(b) (See Note 4 - Redemption of Units)

       The accompanying notes are an integral part of these statements.

                         NOTES TO FINANCIAL STATEMENTS
                                MARCH 31, 1997
                                  (UNAUDITED)

(1)     ORGANIZATION
        ------------

        Tudor Fund For Employees L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act (the "Act") on November 22, 1989, and commenced trading operations on July 2, 1990. Second Management LLC, a Delaware limited liability company ("SML" or the "General Partner"), was the general partner for the Partnership during the quarter ended March 31, 1997 and owned approximately 197 units of general partnership interest. Ownership of limited partnership units is restricted to employees of Tudor Investment Corporation ("TIC") and its affiliates and certain employee benefit plans. Prior to April 4, 1996, Second Management Company, Inc., a Delaware Corporation ("SMCI") was the general partner of the Partnership. SML is the successor-in interest to SMCI by virtue of merger with SMCI.

        The objective of the Partnership is to realize capital appreciation through speculative trading of commodity futures, forward, and option contracts and other commodity interests ("commodity interests"). The Partnership will terminate on December 31, 2010 or at an earlier date if certain conditions occur as outlined in its Second Amended and Restated Limited Partnership Agreement.

        DUTIES OF THE GENERAL PARTNER
        -----------------------------

        The General Partner acts as the commodity pool operator for the Partnership and is responsible for the selection and monitoring of the commodity trading advisor and the commodity brokers used by the Partnership. The General Partner is also responsible for the performance of all administrative services necessary to the Partnership's operations.

(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
        ------------------------------------------

        ACCOUNTING POLICY
        -----------------

        The financial statements presented have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") and, in the opinion of management of the General Partner, include all adjustments necessary for a fair statement of each period presented.

        REVENUE RECOGNITION
        -------------------

        Commodity interests are recorded on the trade date at the transacted contract price and valued at market.

        BROKERAGE COMMISSIONS AND FEES
        ------------------------------

        These expenses represent all brokerage commissions, exchange, National Futures Association and other fees incurred in connec tion with the execution of commodity interest trades. Commissions and fees associated with open commodity interests at the end of the period are accrued on a round-turn basis.

        INCENTIVE FEE
        -------------

        The Partnership pays TIC, as trading advisor, an incentive fee equal to 12% of the Trading Profits (as defined by the Limited Partnership Agreement) earned as of the end of each fiscal quarter of the Partnership. Effective August 1, 1995, TIC has waived its right to receive incentive fees attributable to units held at the beginning of each month by the Tudor Investment Corporation 401(k) Savings and Profit Sharing Plan (the "TIC 401(k) Plan").

        MANAGEMENT FEE
        --------------

        The Partnership also pays TIC, for the performance of its duties, a monthly management fee equal to 1/6 of 1% (2% per annum) of the Partnership's net assets. Effective August 1, 1995, TIC has waived its right to receive management fees attributable to units held at the beginning of each month by the TIC 401(k) plan.

        ORGANIZATIONAL AND OFFERING COSTS
        ---------------------------------

        The General Partner paid all of the offering and organizational costs incurred in connection with the start up of the Partnership and the initial offering of units. The General Partner was reimbursed by the Partnership for offering expenses of $106,728 over the first 12 months of its operations and was reimbursed for organizational expenses of $48,200 from commencement of trading operations (July 1990) through June 1995.

        FOREIGN CURRENCY TRANSLATION
        ----------------------------

        Assets and liabilities denominated in foreign currencies are translated at month-end exchange rates. Gains and losses resulting from foreign currency transactions are calculated using daily exchange rates and are included in the accompanying statements of operations.

        U.S. GOVERNMENT OBLIGATIONS
        ---------------------------

        The Partnership invests a varying amount of its assets in U.S. Treasury bills. A portion of such bills is held in commodity trading accounts and used to fulfill initial margin requirements. U.S. Treasury bills, with varying maturities through December 1997, are valued in the statements of financial condition at original cost plus accrued discount which approximates the market value. These bills had a face value of $7,500,000 and $9,000,000 (cost $7,201,142 and $8,548,403) at March 31,
        1997 and December 31, 1996.

(3)     CAPITAL ACCOUNTS
        ----------------

        Each partner, including the General Partner, has a capital account with an initial balance equal to the amount such partner paid for its units. The Partnership's net assets are determined monthly, and any increase or decrease from the end of the preceding month is added to or subtracted from the capital accounts of the partner based on the ratio that each capital account bears to all capital accounts as of the beginning of the month. The number of units held by the TIC 401(k) Plan will be restated as necessary for management and incentive fees attributable to units held at the beginning of each month by the TIC 401(k) Plan to equate the per unit value of the TIC 401(k) Plan's capital account with the Partnership's per unit value.

(4)     REDEMPTION OF UNITS
        -------------------

        At each quarter-end, units are redeemable at the discretion of the limited partner. Redemption of units in $1,000 increments or a full redemption of all units are made at 100% of the net asset value per unit effective as of the last business day of any quarter as defined in the Second Amended and Restated Limited Partnership Agreement. However, monthly redemptions have been required in the case of employee resignations. Partial redemptions of units which would reduce the net asset value of a limited partner's unredeemed units to less than the minimum investment then required of new limited partners or such partner's initial investment, whichever is less, will be honored only to the extent of such limitation.

(5)     INCOME TAXES
        ------------

        No provision for income taxes has been made in the accompanying financial statements. Partners are responsible for reporting income or loss based upon their respective shares of revenue and expenses of the Partnership.

(6)     RELATED PARTY TRANSACTIONS
        --------------------------

        The General Partner, due to its relationship with its affiliates and certain other parties, may enter into certain related party transactions.

        Bellwether Partners LLC ("BPL"), a Delaware limited liability company and an affiliate of the General Partner, is the Partnership's spot and forward contract counterparty and receives commissions on foreign exchange forward and commodity forward contracts. The Partnership typically has on deposit with BPL, as collateral for forward contract transactions, no more than 20% of the Partnership's net assets. Effective August 1, 1995, BPL ceased receiving commissions for transacting the Partnership's foreign exchange forward and commodity contracts.

        Bellwether Futures LLC, a Delaware limited liability company and an affiliate of the General Partner, receives give-up fees as compensation for managing the execution of treasury bond futures by floor brokers on the Chicago Board of Trade.

        TIC, an affiliate of the General Partner, receives incentive and management fees as compensation for acting as the Partnership's trading advisor (see Note 2).

(7)     FINANCIAL INSTRUMENTS WITH OFF BALANCE SHEET RISK AND CONCENTRATION OF
        ----------------------------------------------------------------------
        CREDIT RISK
        -----------

        The Partnership is a party to financial instruments with elements of off-balance sheet credit and market risk in excess of the amount recognized in the statements of financial condition through its trading of financial futures, forwards, swaps and exchange traded and negotiated over-the-counter option contracts.

        Exchange traded futures contracts are marked to market daily, with variations in value settled on a daily basis with the exchange upon which they are traded and with the futures commission merchant through which the commodity futures and options are executed. The Partnership has not taken or made physical delivery on futures contracts. The forward contracts are generally settled with the counterparty at least two business days after the trade.

        At March 31, 1997 and December 31, 1996, the Partnership held financial instruments with the following approximate aggregate notional value (000's omitted):

                                                                    March 31,      December 31,
                                                                      1997            1996
                                                                   ------------    ------------
           Exchange Traded Contracts:                                $   6,512     $       565
           --------------------------
           Interest Rate Futures and Option Contracts                  113,785          28,977
           ------------------------------------------
               Domestic
               Foreign

           Foreign Exchange Contracts
           --------------------------
               Financial Futures Contracts                                 953           1,673
               Forward Currency Contracts                               29,114           3,399

           Equity Index Futures
           --------------------
               Domestic                                                  5,593               -
               Foreign                                                  15,200             505

           Over-the Counter Contracts:
           --------------------------
               Forward Currency Contracts                                1,506               -
               Equity Index Swaps                                        2,395               -
                                                                   ------------    ------------
           Total                                                     $ 175,058      $   35,119
                                                                   ============    ============


       Notional amounts of these financial instruments are indicative only of the volume of activity and should not be used as a measure of market and credit risk. The various financial instruments held at March 31, 1997 and December 31, 1996 mature through, or matured on, the following dates:

                                                          March 31, 1997     December 31, 1996
                                                        -----------------    ------------------
           Interest Rate Futures and Option Contracts     December 1997        March 1997
           Foreign Exchange Contracts                     June 1997            June 1997
           Equity Index Futures                           December 1997        March 1997
           Over-the Counter Contracts                     June 1997                 -

The following table summarizes the quarter-end and the average assets and liabilities resulting from unrealized gains and losses on derivative instruments included in the statement of financial condition based on month-end balances (in thousands):


                                                        Assets                     Liabilities
                                                 March 31,                    March 31,
                                                   1997     Average             1997     Average
                                                   ----     -------             ----     -------
        Exchange Traded Contracts:
        -------------------------
        Interest Rate Contracts
        -----------------------
            Domestic                             $    -     $    42           $   79     $    28
            Foreign                                  35          26               24          67

        Foreign Exchange Contracts                   80          57                8          10
        --------------------------
        Equity Index Futures
        --------------------
            Domestic                                367         122                -          12
            Foreign                                 275         127                -           5

        Over-the-Counter Contracts
        --------------------------
            Forward Currency Contracts                -          25               51          21

                                             ----------- -------------    ------------ ------------
              Total                          $      757  $      399       $      162   $     143
                                             =========== =============    ============ ============


        Net trading gains and losses from strategies that use a variety of derivative financial instruments are recorded in the statements of operations. The following table summarizes the components (in thousands) of trading gains and losses, net of commissions and fees, for the three months ended March 31, 1997 and 1996.

                                                                   Three Months Ended March 31,
                                                                     1997                1996
                                                                     ----                ----
                Interest Rate Futures and Option Contracts
                ------------------------------------------
                    Domestic                                      $   322            $    167
                    Foreign                                          (129)                 93

                Foreign Exchange Contracts                            338                 539
                --------------------------
                Equity Index Futures
                --------------------
                    Domestic                                          178                (117)
                    Foreign                                           279                 602

                Over-the-Counter Contracts
                --------------------------
                    Forward Currency Contracts                        (23)                (72)

                Non-Derivative Financial Instruments                  738                 (6)

                                                           ---------------     ---------------
                      Total                                      $  1,703            $  1,206
                                                           ===============     ===============

       In general, exchange traded futures and option contracts possess low credit risk as most exchanges act as principal to a futures commission merchant ("FCM") on all commodity transactions. Furthermore, most global exchanges require FCM's to segregate client funds to insure ample customer protection in the event of an FCM's default. The Partnership monitors the creditworthiness of its FCM's and counterparties and, when deemed necessary, reduces its exposure to these FCM's and counterparties. The Partnership's exposure to credit risk associated with the non-performance of these FCM's and counterparties in fulfilling contractual obligations can be directly impacted by volatile financial markets. A substantial portion of the Partnership's open financial futures positions were transacted with major international FCM's. BPL is the Partnership's spot and forward contract counterparty (see Note (6) above). Notwithstanding the risk monitoring and credit review performed by the Partnership with respect to its FCM's and counterparties, including BPL, there always is a risk of non-performance.

       The Partnership's exposure to credit risk associated with the non-performance of these counterparties in fulfilling contractual obligations can be directly impacted by volatile financial markets.

       Generally, financial contracts can be closed out at the discretion of the trading advisor. However, an illiquid market could prevent the close-out of positions.

               SECOND MANAGEMENT LLC
               ---------------------

               FINANCIAL STATEMENTS
               --------------------

               AS OF DECEMBER 31, 1996 AND 1995
               --------------------------------

               TOGETHER WITH AUDITORS' REPORT
               ------------------------------

                   Report of Independent Public Accountants

To the Members of Second Management LLC:

We have audited the accompanying statements of financial condition of Second Management LLC (a Delaware limited liability company, formerly Second Management Company, Inc.), as of December 31, 1996 and 1995, and the related statements of operations, changes in shareholders' equity and members' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Second Management LLC as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

New York, New York
March 7, 1997

                              SECOND MANAGEMENT LLC
                        STATEMENTS OF FINANCIAL CONDITION
                           DECEMBER 31, 1996 AND 1995

                                                               1996                 1995
                                                         -----------------    ----------------
                        ASSETS
                        ------
Cash                                                            $    3,825          $   20,223
Redemption receivable from limited partnership                   1,400,000           --
Investment in limited partnership                                  616,568           1,841,229
Receivable from affiliates                                       2,325,705           2,283,000
Other assets                                                        51,242               5,425
                                                         -----------------    ----------------
        Total assets                                            $4,397,340          $4,149,877
                                                         =================    ================


          LIABILITIES, SHAREHOLDERS' EQUITY
          ---------------------------------
                 AND MEMBERS' CAPITAL
                 --------------------
LIABILITIES:
Payable to affiliates                                           $   60,064          $    4,182
                                                         -----------------    ----------------
        Total liabilities                                           60,064               4,182
                                                         -----------------    ----------------

SHAREHOLDERS' EQUITY AND MEMBERS' CAPITAL:
Common stock - $0.01 par value, 1,000,000 shares
    authorized and issued                                       --                      10,000
Retained earnings                                               --                   4,412,111
Less: Treasury stock, at cost (71,588 shares)                   --                   (276,416)
Members' capital                                                 4,337,276           --
                                                         -----------------    ----------------

        Total shareholders' equity and members'
           capital                                               4,337,276           4,145,695
                                                         -----------------    ----------------

        Total liabilities, shareholders' equity and
           members' capital                                     $4,397,340          $4,149,877
                                                         =================    ================

       The accompanying notes are an integral part of these statements.

                              SECOND MANAGEMENT LLC
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                               1996                  1995
                                                         -----------------    ------------------
REVENUES:

Increase in fair value of limited partnership                     $175,339              $427,699
Interest income from affiliate                                     194,935               208,543
                                                         -----------------    ------------------

        Total revenues                                             370,274               636,242
                                                         -----------------    ------------------

EXPENSES:

Professional fees                                                  128,449                82,874
Other expenses                                                      50,244                11,459
                                                         -----------------    ------------------

        Total expenses                                             178,693                94,333
                                                         -----------------    ------------------

        Net income                                                $191,581              $541,909
                                                         =================    ==================

       The accompanying notes are an integral part of these statements.

                             SECOND MANAGEMENT LLC
      STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND MEMBERS' CAPITAL
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                                                                    TOTAL
                                                                                                                SHAREHOLDERS'
                                        COMMON STOCK                          TREASURY STOCK                     EQUITY AND
                                    -------------------      RETAINED      -------------------       MEMBERS'      MEMBERS'
                                     SHARES      AMOUNT      EARNINGS      SHARES       AMOUNT       CAPITAL       CAPITAL
                                    ---------  ---------   ------------   --------   -----------    ---------  -------------
Balance, January 1, 1995            1,000,000  $  10,000    $ 3,870,966     10,000   $  (37,390)     $   --    $ 3,843,576
   Net income                             --          --        541,909        --           --           --        541,909
   Treasury stock acquired                --          --            --      64,886     (251,758)         --       (251,758)
   Treasury stock reissued                --          --             21       (714)       2,757          --          2,778
   Options exercised                      --          --           (785)    (2,584)       9,975          --          9,190
                                   ----------  ----------  ------------ ---------- -----------  -----------    -----------
Balance, December 31, 1995          1,000,000      10,000     4,412,111     71,588     (276,416)         --      4,145,695
   Net income (loss)                      --          --        317,050        --           --      (125,469)      191,581
   Effect of reorganization
    (Note 4)                       (1,000,000)   (10,000)    (4,729,161)   (71,588)     276,416    4,462,745            --
                                   ----------  ----------  ------------ ----------  -----------  -----------   -----------
Balance, December 31, 1996                --   $       --   $       --          --   $       --  $ 4,337,276   $ 4,337,276
                                   ==========  ===========  =========== =========== ===========  ===========  ============

       The accompanying notes are an integral part of these statements.

                              SECOND MANAGEMENT LLC
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995


                                                                  1996                   1995
                                                           ------------------     ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                       $  191,581             $  541,909

Non-cash item included in net income:
  Increase in fair value of limited partnership                    (175,339)              (427,699)

(Increase) decrease in operating assets:
  Receivable from affiliates                                        (35,000)               139,000
  Other assets                                                      (53,522)                   405
                                                           ------------------     ------------------
        Net (increase) decrease in operating assets                (88,522)                139,405
                                                           ------------------     ------------------

Increase (decrease) in operating liabilities:
  Payable to affiliates                                               55,882                (3,386)
                                                           ------------------     ------------------
        Net increase (decrease) in operating
        liabilities                                                   55,882                (3,386)
                                                           ------------------     ------------------
        Net cash (used in) provided by operating
        activities                                                   (16,398)              250,229
                                                           ------------------     ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Acquisition of treasury stock                                          --               (251,758)
  Reissuance of treasury stock                                           --                  2,778
  Exercise of options                                                    --                  9,190
                                                           ------------------     ------------------
        Net cash used in financing activities                            --               (239,790)
                                                           ------------------     ------------------
        Net (decrease) increase in cash                             (16,398)                10,439

Cash, beginning of the year                                          20,223                  9,784
                                                           ------------------     ------------------
Cash, end of the year                                                 3,825                 20,223
                                                           ==================     ==================

SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INFORMATION:
Redemption receivable from limited partnership                   $1,400,000                     --

       The accompanying notes are an integral part of these statements.

                             SECOND MANAGEMENT LLC
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1996 AND 1995

(1)     ORGANIZATION AND BUSINESS:
        --------------------------

        Second Management LLC (the "Company"), a Delaware limited liability company, formerly Second Management Company, Inc. ("SMCI"), commenced operations on April 4, 1996, pursuant to the reorganization discussed in
        Note 4. Prior to that date, the Company was organized as a subchapter "S" corporation and commenced operations in June 1986 in the state of Delaware. The Company is majority-owned by Tudor Group Holdings LLC, a Delaware limited liability company that commenced operations on January 1, 1996 (the "Parent"). The Company is registered as a Commodity Pool Operator. The Company serves as the general partner of the Tudor Fund For Employees L.P. ("Employee Fund"). The Employee Fund was formed to engage in speculative trading of commodity interests, including futures and forward contracts and options on futures and forward contracts. Another affiliate of the Company, Tudor Investment Corporation ("TIC"), functions as the Commodity Trading Advisor for the Employee Fund.

(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
        -------------------------------------------

        Investment In Limited Partnership
        ---------------------------------

        The investment in the Employee Fund is carried in the accompanying statements of financial condition at fair value based upon the net asset value of the Employee Fund as determined by the Company in its role as general partner.

        Use of Estimates
        ----------------

        Certain estimates, as determined by management, were used in the preparation of these financial statements.

(3)     INVESTMENT IN LIMITED PARTNERSHIP:
        ----------------------------------

        As of December 31, 1996 and 1995, the Company owned 197 and 643 general partnership units valued at $616,568 and $1,841,229 which represents approximately 7% and 23% of the total net assets of the Employee Fund, respectively.

        The Company participates in the profits and losses of the Employee Fund on a pro-rata (unit for unit) basis with all limited partners. TIC, as the Commodity Trading Advisor for the Employee Fund, receives a 12% incentive fee on new trading profits, as defined, determined quarterly and a 2% management fee per annum.

        The Employee Fund is a party to financial instruments with elements of off-balance sheet credit and market risk in excess of the amounts recognized in the statements of financial condition through its trading of financial futures, forwards and options contracts. Risk to the Employee Fund arises from the possible adverse changes in the market value of such interests and the potential inability of counterparties to perform under the terms of their respective contracts. The risk to the Company, with reference to its general partnership interest in the Employee Fund, may exceed its investment in this partnership. In management's opinion, the settlement of these transactions will not have a material adverse effect on the financial condition of the Company.

(4)     REORGANIZATION:
        ---------------

        Upon the commencement of business in 1996, certain affiliates of the Company were reorganized. Certain affiliates were converted from "S" corporations to newly-formed limited liability companies whose membership interests were contributed to the Parent. On April 4, 1996, in conjunction with the reorganization, the shareholders of the Company's predecessor, SMCI, changed the legal form of organization of SMCI from an "S" corporation to a limited liability company. The membership interests in the Parent are held by the shareholders of the Company in substantially the same proportions that such shareholders held shares of SMCI at December 31, 1995. Following the reorganization, the Parent holds a 99% membership interest in each of the newly-formed limited liability companies, including the Company, the successor to SMCI.

        The reorganization did not materially affect the conduct of the Company's business or the Company's financial condition. Net income for the period January 1, 1996 to April 3, 1996 (the "S" corporation period) has been reflected as part of retained earnings. All shareholders' equity accounts at April 4, 1996, when the Company was formed, have been reclassified as "Members' Capital" at that date. The individual controlling persons, principals, officers, and employees of the Company have remained substantially the same.

(5)     RELATED PARTY TRANSACTIONS:
        ---------------------------

        From time to time, the Company has advanced funds to Tudor Global Trading LLC (formerly Tudor Global Trading, Inc.) in varying amounts and for various periods at market rates of interest. During the years ended December 31, 1996 and 1995, the Company earned $194,935 and $208,543, respectively, of interest income from this affiliate.

(6)     PROFESSIONAL FEES:
        ------------------

        These expenses represent ongoing operational and administrative expenses such as legal, audit and accounting fees.

(7)     STOCK OPTION PLAN:
        ------------------

        The Company granted 5,625 options, 10,000 options and 51,743 options, on January 1, 1993, August 1, 1993, and January 1, 1995, respectively. These options were granted to certain officers and key employees to purchase identical percentage interests of shares and partnership units of the Company and certain of its affiliates (the "Tudor Group Entities"). These options were exercisable at the fair value of the stock and partnership units at the date of grant. The difference between fair value at grant date and exercise date has been recorded as compensation expense by the Tudor Group Entities to which the participants primarily devote their services.

        In connection with the reorganization of the Tudor Group Entities which took effect with the commencement of business in 1996 (see Note 4), all outstanding options as of December 13, 1995 (11,228 granted during 1993 and 51,743 granted during 1995) were canceled and the holders of such options received an amount equal to the difference between the current fair value of the stock or partnership units and the value of such stock or units at the date of grant. That amount has been recorded as compensation expense in 1995 by the respective Tudor Group Entities to which the participants primarily devote their services.

(8)     INCOME TAXES:
        -------------

        The Company has not made any provisions for U.S. income tax in 1996 since it is structured as a limited liability company. A properly structured limited liability company is taxed as a partnership. Accordingly, the members of the Company are responsible for reporting income or loss based upon their respective shares of the revenue and expenses of the Company.

        Prior to April 4, 1996, the Company was an "S" corporation pursuant to
        Section 1362 of the Internal Revenue Code of 1986, as amended. Accordingly, the Company was not liable for federal income tax. The Company was liable for state and local income taxes in certain jurisdictions. Such taxes are included as other expenses in the accompanying statement of operations for 1995.

                             SECOND MANAGEMENT LLC
                       STATEMENT OF FINANCIAL CONDITION
                                MARCH 31, 1997
                                  (UNAUDITED)

                        ASSETS
                        ------
Cash                                                  $                 -
Investment in limited partnership                                 720,345
Receivable from affiliate                                       3,754,864
Other assets                                                          954
                                                      -------------------

        Total assets                                  $         4,476,163
                                                      ===================


         LIABILITIES AND SHAREHOLDERS' EQUITY
         ------------------------------------
LIABILITIES:
Accounts payable                                      $             1,991
                                                      -------------------

        Total liabilities                                           1,991
                                                      -------------------

MEMBERS' CAPITAL:                                               4,474,172

                                                      -------------------

        Total liabilities and members' capital        $         4,476,163
                                                      ===================

                             SECOND MANAGEMENT LLC
                    NOTES TO STATEMENT OF FINANCIAL CONDITION
                                MARCH 31, 1997
                                  (UNAUDITED)

(1)     ORGANIZATION AND BUSINESS:
        --------------------------

        Second Management LLC (the "Company"), a Delaware limited liability company, formerly Second Management Company, Inc. ("SMCI"), commenced operations on April 4, 1996, pursuant to the reorganization discussed in
        Note 4. Prior to that date, the Company was organized as a subchapter "S" corporation and commenced operations in June 1986 in the state of Delaware. The Company is majority-owned by Tudor Group Holdings LLC, a Delaware limited liability company that commenced operations on January 1, 1996 (the "Parent"). The Company is registered as a Commodity Pool Operator. The Company serves as the general partner of the Tudor Fund For Employees L.P. ("Employee Fund"). The Employee Fund was formed to engage in speculative trading of commodity interests, including futures and forward contracts and options on futures and forward contracts. Another affiliate of the Company, Tudor Investment Corporation ("TIC"), functions as the Commodity Trading Advisor for the Employee Fund.

(2)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
        -------------------------------------------

        Investment In Limited Partnership
        ---------------------------------

        The investment in the Employee Fund is carried in the accompanying statements of financial condition at fair value based upon the net asset value of the Employee Fund as determined by the Company in its role as general partner.

        Use of Estimates
        ----------------

        Certain estimates, as determined by management, were used in the preparation of these financial statements.

(3)     INVESTMENT IN LIMITED PARTNERSHIP:
        ----------------------------------

        As of March 31, 1997, the Company owned 197 general partnership units valued at $720,345 which represents approximately 6% of the total net assets of the Employee Fund, respectively.

        The Company participates in the profits and losses of the Employee Fund on a pro-rata (unit for unit) basis with all limited partners. TIC, as the Commodity Trading Advisor for the Employee Fund, receives a 12% incentive fee on new trading profits determined quarterly and a 2% management fee per annum.

        The Employee Fund is a party to financial instruments with elements of off-balance sheet credit and market risk in excess of the amounts recognized in the statements of financial condition through its trading of financial futures, forwards and options contracts. Risk to the Employee Fund arises from the possible adverse changes in the market value of such interests and the potential inability of counterparties to perform under the terms of their respective contracts. The risk to the Company, with reference to its general partnership interest in the Employee Fund, may exceed its investment in this partnership. In management's opinion, the settlement of these transactions will not have a material adverse effect on the financial condition of the Company.

(4)     REORGANIZATION:
        ---------------

        Upon the commencement of business in 1996, certain affiliates of the Company were reorganized. Certain affiliates were converted from "S" corporations to newly-formed limited liability companies whose membership interests were contributed to the Parent. On April 4, 1996, in conjunction with the reorganization, the shareholders of the Company's predecessor, SMCI, changed the legal form of organization of SMCI from an "S" corporation to a limited liability company. The membership interests in the Parent are held by the shareholders of the Company in substantially the same proportions that such shareholders held shares of SMCI at December 31, 1995. Following the reorganization, the Parent holds a 99% membership interest in each of the newly-formed limited liability companies, including the Company, the successor to SMCI.

        The reorganization did not materially affect the conduct of the Company's business or the Company's financial condition. The individual controlling persons, principals, officers, and employees of the Company have remained substantially the same.

                                                                       EXHIBIT A

                         TUDOR FUND FOR EMPLOYEES L.P.





                       SECOND AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT




                     DATED AS OF MAY 22, 1996

                               TABLE OF CONTENTS


                                                                                             PAGE
1.             Name; Formation..........................................................      A-1
2.             Offices..................................................................      A-2
3.             Business.................................................................      A-2
4.             Term; Dissolution........................................................      A-3
               (a)   Term...............................................................      A-3
               (b)   Dissolution........................................................      A-3
5.             Fiscal Year..............................................................      A-3
6.             General Partner's Net Worth..............................................      A-4
7.             Capital Contributions....................................................      A-4
8.             Allocation of Profits and Losses; Accounting; Related Matters............      A-8
               (a)   Capital Accounts...................................................      A-8
               (b)   Monthly Allocations................................................      A-8
               (c)   Allocation of Profit and Loss for Federal Income Tax Purposes......      A-9
               (d)   Definitions; Accounting............................................     A-11
               (e)   Expenses and Limitations Thereof...................................     A-12
               (f)   Limited Liability of Limited Partners..............................     A-13
               (g)   Lender as Partner..................................................     A-15
               (h)   Return of Limited Partners' Capital Contributions..................     A-15
               (i)   Distributions......................................................     A-15
               (j)   General Partner as Limited Partner.................................     A-15
9.             Management...............................................................     A-15
               (a)   Management of Partnership..........................................     A-15
               (b)   Trading Policies...................................................     A-18
               (c)   Additional Obligations and Responsibilities of General Partner.....     A-19
10.            Audits; Reports to Limited Partners......................................     A-22
11.            Transfer and Redemption of Units.........................................     A-23
               (a)   Transfer...........................................................     A-23
               (b)   Redemption.........................................................     A-25
12.            Mandatory Redemption.....................................................     A-26
13.            Admission of Additional Partners.........................................     A-27
14.            Special Power of Attorney................................................     A-27
15.            Withdrawal of Partners...................................................     A-28
               (a)   Withdrawal of General Partner......................................     A-28
               (b)   Withdrawal of Limited Partners.....................................     A-28
16.            No Personal Liability for Return of Capital..............................     A-29



17.            Standard of Liability; Indemnification...................................     A-29
               (a)       Standard of Liability..........................................     A-29
               (b)       Indemnification by Partnership.................................     A-29
               (c)       Affiliate......................................................     A-31
               (d)       Indemnification by Partners....................................     A-31
18.            Amendments; Meetings; Voting.............................................     A-31
               (a)       Amendments and Actions With Consent of General Partner.........     A-31
               (b)       List of Partners; Meetings.....................................     A-32
               (c)       Amendments and Actions Without Consent of General Partner......     A-32
               (d)       Actions Without Meeting........................................     A-33
               (e)       Amendments to Certificate of Limited Partnership...............     A-33
19.            Governing Law............................................................     A-33
20.            Miscellaneous............................................................     A-34
               (a)       Priority Among Limited Partners................................     A-34
               (b)       Notices........................................................     A-34
               (c)       Binding Effect.................................................     A-34
               (d)       Captions.......................................................     A-34
Annex A  --    Request for Redemption...................................................     A-36

                         TUDOR FUND FOR EMPLOYEES L.P.

        SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

          This Second Amended and Restated Limited Partnership Agreement (this "Agreement") of TUDOR FUND FOR EMPLOYEES L.P. (the "Partnership") made as of May 22, 1996 by and among Second Management LLC, a Delaware limited liability company (the "General Partner"), and the other parties who have heretofore executed or who shall hereafter execute this Agreement (whether in counterpart, by separate instrument, or otherwise) and who have heretofore been admitted or who shall be hereafter admitted to the Partnership as limited partners in accordance with the provisions hereof, and whose names and addresses have heretofore or shall hereafter, upon such admission, be added to the books and records of the Partnership (collectively, including any Plan Investor Partners (as defined in Section 7), the "Limited Partners"; the General Partner and the Limited Partners may be referred to herein individually as a "Partner", and collectively as the "Partners");


                              W I T N E S S E T H:


          WHEREAS, the Partnership has heretofore been formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") for the purpose of speculative trading in commodity interest contracts (as defined in Section 3) pursuant to a Limited Partnership Agreement dated as of November 22, 1989 as amended and restated as of July 1, 1995 (the "Prior Limited Partnership Agreement");

          WHEREAS, the General Partner continues to desire to make an investment vehicle available to (i) persons who are employees of the General Partner, any of its present or future affiliated entities, or their successors or assigns,
(ii) such entities themselves, and (iii) such other individuals and entities as the General Partner in its sole discretion may determine; and

          WHEREAS, the Partners desire to amend and restate the Prior Limited Partnership Agreement in its entirety as set forth herein;

          NOW, THEREFORE, the parties hereto do hereby agree as follows.

1.   NAME; FORMATION.

          The parties heretofore formed and have operated, and hereby agree to continue, the Partnership as a limited partnership under and pursuant to the Partnership Act. The name of the Partnership shall remain TUDOR FUND FOR EMPLOYEES L.P. or such other name, to the extent permitted by the Partnership Act, as the General Partner shall hereafter designate in writing to the Limited Partners. The General Partner heretofore executed and filed in the Office of the Secretary of State of the State of Delaware a Certificate of Limited Partnership (the "Certificate of Limited Partnership") in accordance with the Partnership Act, and shall execute, file, record, and publish as appropriate such amendments to this Agreement, the Certificate of Limited Partnership, assumed name certificates, and other documents as shall be necessary or advisable as determined by the General Partner to comply with the law of any jurisdiction. Each Limited Partner shall furnish to the General Partner a power of attorney and such additional information as is required from such Partner to complete such documents, and shall execute and cooperate in the filing, recording, or publishing of such documents at the request of the General Partner.

2.   OFFICES.

          The principal office of the Partnership is One Liberty Plaza, 51st Floor, New York, New York 10006, or such other place as the General Partner may in its sole discretion designate from time to time.

          The address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other registered office or agent or address as the General Partner may in its sole discretion designate from time to time.

3.   BUSINESS.

          The Partnership's business and purpose is to engage in any lawful act or activity for which a limited partnership may be organized under the Partnership Act, including without limitation primarily to trade, buy, sell (including to sell short), spread, swap, acquire, hold, dispose of, and deal in, commodities, currencies, futures contracts, forward contracts, foreign exchange commitments, currency exchanges, money market instruments, debt obligations and other instruments issued or guaranteed by sovereigns, governments, and supranationals and their bodies, agencies, instrumentalities, authorities, and similar issuers, bonds, debentures, notes, bills, commercial paper, repurchase and reverse repurchase agreements, standby purchase and sale agreements, financial instruments, investment contracts, investment agreements, certificates of interest, securities interests, securities of and interests in other corporations, companies, partnerships, trusts, and other entities and vehicles, swaps, swaptions, caps, floors, straddles, and collars, derivative and hybrid transactions and instruments (however designated), options on and in respect of any of the foregoing, and rights and interests in respect of, pertaining to, and in connection with, any of the foregoing, on or off exchanges and markets, in publicly offered and private placement transactions, on spot, current, future, forward, and when-issued start, delivery, settlement, and optional commitment bases, on secured and unsecured bases, and on margin, collateral, and partial and full payment bases (herein referred to collectively as "commodity interest contracts"). The objective of the

Partnership's business is and shall be appreciation of its assets through speculative trading of commodity interest contracts.

4.   TERM; DISSOLUTION.

          (a) TERM. The term of the Partnership commenced on November 22, 1989 upon the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware pursuant to the Partnership Act, and shall end upon the first to occur of the following: (i) December 31, 2010; (ii) the receipt by the General Partner of a notice setting forth an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest in the Partnership ("Units of Limited Partnership Interest" or "Units") then owned by Limited Partners, which notice shall be delivered to the General Partner at least 90 days prior to the effective date of such dissolution; (iii) the withdrawal, insolvency, termination, dissolution, or liquidation of the General Partner and of any successor entity thereof, unless the business of the Partnership shall be continued by any new, remaining, or successor general partner(s) in accordance with Sections 15(a) and 18; (iv) the Partners terminate the Partnership in accordance with Section 18; (v) a decline in the Net Asset Value of a Unit (as defined in Section 8(d)(ii)) as of the end of any calendar month to less than $500; (vi) a decline in the Partnership's aggregate Net Assets (as defined in Section 8(d)(i)) as of the end of any calendar month to less than $125,000;
(vii) a determination by the General Partner in its sole discretion either that the Partnership's assets in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Partnership, or that the General Partner no longer desires to make available the Partnership to, or to operate the Partnership for, the persons permitted to become Limited Partners pursuant to this Agreement; (viii) upon the enactment of any law or the adoption of any rule, regulation, policy, or guideline by any regulatory authority having jurisdiction over the Partnership which shall make it unlawful, unreasonable, or imprudent in the sole discretion of the General Partner for the principal business of the Partnership to be continued; or (ix) the occurrence of any event requiring termination of the Partnership.

          (b) DISSOLUTION. Upon the occurrence of an event causing the termination of the Partnership, the Partnership shall terminate and be dissolved. Dissolution, payment of creditors, and distribution of the Partnership's Net Assets shall be effected as soon as practicable in accordance with the Partnership Act, except that the General Partner and each Limited Partner (and any assignee) shall share in the Net Assets of the Partnership pro rata in accordance with such Partner's respective capital account less any amount owing by such Partner (or assignee) to the Partnership.

          Nothing contained in this Agreement shall impair, restrict, or limit the rights and powers of the Partners under the Partnership Act or the law of any other jurisdiction in which the Partnership shall be conducting business to reform and reconstitute themselves as a limited partnership either under terms identical to those set forth herein or any other terms which they shall deem appropriate following the dissolution of the Partnership.

5.   FISCAL YEAR.

          The fiscal year of the Partnership begins on January 1st of each year and ends on the following December 31st of such year.

6.   GENERAL PARTNER'S NET WORTH.

          So long as it shall remain the sole general partner of the Partnership, the General Partner shall maintain at all times its "Net Worth" at an amount not less than 10% of the total contributions to the Partnership by all Partners. For the purposes of this Section 6, Net Worth shall be calculated in accordance with United States generally accepted accounting principles applied on a consistent basis, except as specified otherwise in this Section 6, with all current assets based on their then current market values. Interests owned by the General Partner in the Partnership, notes and accounts receivable from and payable to any partnership in which the General Partner has an interest, interests owned by the General Partner in any other partnership, secured or unsecured notes of creditworthy obligors (including notes receivable from the General Partner's "affiliates", as such term is defined in Regulation S-X of the rules and regulations of the Securities and Exchange Commission (the "SEC")), and letters of credit shall be included as assets in calculating Net Worth, and liabilities subordinated to the claims of general creditors shall be included in calculating Net Worth.

          The General Partner shall not be a general partner of any limited partnership other than the Partnership unless, at all times when it shall be the sole general partner of the Partnership and the general partner of any such other limited partnership, its Net Worth shall be at least equal to the Net Worth required by the preceding paragraph.

          The requirements of the preceding two paragraphs may be modified by the General Partner at its sole option and without notice to or consent of the Limited Partners, provided that the General Partner shall first obtain a written opinion of legal counsel that such proposed modification shall not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, shall not adversely affect the status of the Limited Partners as limited partners under the Partnership Act, and shall not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder.

7.   CAPITAL CONTRIBUTIONS.

          The General Partner heretofore contributed $1,000 in cash to the capital of the Partnership, and the Partnership issued to the General Partner one Unit of General Partnership Interest in the Partnership ("Unit of General Partnership Interest"). The net asset value of a Unit of General Partnership Interest has at all times been and shall at all times be equivalent to the Net Asset Value of a Unit of Limited Partnership Interest. At the Initial Closing (as defined below in this Section 7), the General Partner contributed to the Partnership such additional amount of cash as was necessary to make the General Partner's aggregate capital contribution equal to the greater of (a) $200,000 or
(b) the sum of (i) the lesser of $100,000 or 3% of the first $10,000,000 in aggregate capital contributions to the Partnership by all

Partners and (ii) 1% of the aggregate capital contributions to the Partnership by all Partners in excess of $10,000,000. In return for such additional capital contribution, the Partnership issued to the General Partner additional Units of General Partnership Interest, each of which had an initial net asset value equivalent to the initial Net Asset Value of a Unit of Limited Partnership Interest. As may be required as additional Limited Partners are admitted to the Partnership at Periodic Closings (as defined below in this Section 7) or otherwise, the General Partner shall at all times maintain its interest in the Partnership at no less than the amount required above. However, the General Partner may maintain its interest in the Partnership at less than the amount required above so long as it shall first obtain a written opinion of legal counsel that such proposed action shall not adversely affect the classification of the Partnership as a partnership for federal income tax purposes, shall not adversely affect the status of the Limited Partners as limited partners under the Partnership Act, and shall not violate any applicable state securities or Blue Sky law or any rules, regulations, guidelines, or statements of policy promulgated or applied thereunder. Notwithstanding the foregoing, the General Partner, in its sole discretion, may withdraw any excess above its required interest in the Partnership without notice to or approval by the Limited Partners. In addition, the General Partner, in its sole discretion, may contribute any greater amounts to the Partnership for which the Partnership shall issue to the General Partner additional Units of General Partnership Interest based upon the Net Asset Value of a Unit of Limited Partnership Interest at the time of such contribution.

          Interests in the Partnership, other than the Units of General Partnership Interest issuable to the General Partner, are Units of Limited Partnership Interest, or Units. The initial Limited Partner heretofore contributed $1,000 in cash to the capital of the Partnership, and the Partnership issued to the initial Limited Partner one Unit. At the Initial Closing, the initial Limited Partner redeemed his one Unit and received $1,000 therefor (without interest), withdrew from the Partnership, and had no further rights or obligations as a Limited Partner except to the extent he has otherwise subscribed for Units. The remaining Partners consented to the withdrawal of the initial Limited Partner.

          The General Partner, on behalf of the Partnership, has heretofore entered and may in the future enter into a selling agreement (a "Selling Agreement") with one or more brokers, dealers, or banks, whether or not affiliated with the General Partner or any of its Affiliates (as defined in Section 17(c)) (each a "Selling Agent"), as described in the Prospectus (as defined below in this Section 7). Pursuant to a Selling Agreement, a Selling Agent may select such additional selling agents ("Additional Selling Agents") as the Selling Agent in its sole discretion may determine. In accordance with the terms of a Selling Agreement and the Prospectus, the Partnership, through a Selling Agent and any Additional Selling Agents, shall offer Units and fractions of Units (to the fourth decimal place) for sale solely and exclusively to (i) persons who are employees of the General Partner, Tudor Investment Corporation, a Delaware corporation and an Affiliate of the General Partner ("TIC"), any of their present and future affiliated entities, and their successors and assigns,
(ii) the General Partner, TIC, any of their present and future affiliated entities, and their successors and assigns, and (iii) such other individuals and entities as the General Partner in its sole discretion may determine, all as provided in this Agreement and in the Prospectus.

          At an initial closing held on July 2, 1990 (the "Initial Closing"), the Partnership issued and sold 421 Units at a price equal to $1,000 per Unit to each subscriber whose subscription was accepted by the General Partner ($421,000 in the aggregate).

          The Partnership, through the Selling Agents and any Additional Selling Agents, continues (in the sole discretion of the General Partner) to offer for sale Units and fractions of Units (to the fourth decimal place) at prices per Unit, in such minimum amounts, for such periods of time, and on such terms and conditions as the General Partner determines in its sole discretion. The continuing offering of Units shall continue until the maximum number of registered Units (including any newly-registered Units or any Units offered and sold pursuant to exemptions from the registration or qualification requirements of applicable securities laws) shall have been sold, unless the General Partner in its sole discretion shall sooner withdraw or otherwise discontinue the continuing offering. The Partnership generally issues and sells Units at closings ("Periodic Closings") held as of the first day of each calendar quarter. Notwithstanding the foregoing, the General Partner may hold Periodic Closings at such other times as it shall determine in its sole discretion. The initial Periodic Closing during the continuing offering was held as of August 1, 1990. At each Periodic Closing, the Partnership issues and sells Units to each subscriber whose subscription is accepted by the General Partner at a price per Unit determined by the General Partner in its sole discretion; provided, however, that the sale price per Unit shall not at any time be less than 100% of the Net Asset Value of a Unit as of the date of the applicable Periodic Closing at which such Unit is sold.

          At any time and from time to time, Units may be subscribed for, in the sole discretion of the General Partner, by corporate pension and profit sharing plans, 401(k) plans, Keogh plans for self-employed individuals (including partners), simplified employee pension plans, individual retirement accounts, and other employee benefit plans, whether or not maintained in the United States and whether or not subject to the Internal Revenue Code of 1986 as amended (the "Code") or the Employee Retirement Income Security Act of 1974 as amended ("Plan Investors"), including without limitation Plan Investors owned, sponsored by, or affiliated with the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns. The General Partner shall only accept subscriptions for Units from Plan Investors to the extent that the value of each such subscription, when aggregated with the capital accounts and subscriptions for Units of all other Plan Investors, shall be less than 25% of the aggregate value of all outstanding Units after giving effect to such subscriptions, and if such subscriptions shall be otherwise timely submitted with good funds and in the proper form as described in this Agreement, the Prospectus, and any subscription documentation. Plan Investors whose subscriptions are accepted by the General Partner shall become Limited Partners and "Plan Investor Partners" upon their admission to the Partnership.

          At any time and from time to time, Units may be subscribed for by the General Partner, its present and future affiliated entities, and its successors and assigns. Subscriptions for Units by such persons or any other person shall not preclude them from receiving compensation from the Partnership for services rendered by them in their respective capacities as other than Limited Partners.

          All subscriptions for Units shall be irrevocable. The General Partner may in its sole discretion reject any subscription in whole or in part at any time prior to the acceptance thereof. No subscriber for Units shall become a Limited Partner until the General Partner shall accept such subscriber's subscription at a Periodic Closing, shall execute this Agreement on behalf of such subscriber pursuant to the power of attorney in Section 14, and shall make an entry in the books and records of the Partnership reflecting that such subscriber has been admitted as a Limited Partner. Accepted subscribers shall be deemed Limited Partners at such time as their admission shall be reflected in the books and records of the Partnership.

          In connection with the Partnership's offering of Units as described in the "Prospectus" (which term shall mean the Partnership's prospectus and disclosure document and amendments and supplements thereto, including those constituting a part of the Partnership's registration statements under the Securities Act of 1933 as amended (the "Securities Act"), relating to the offering of Units or any other or subsequent prospectus and disclosure document used from time to time in the offering of Units, the General Partner, on behalf of the Partnership, shall: (a) cause to be filed (i) one or more registration statements and such amendments thereto as the General Partner shall deem advisable or as may be required by applicable law, rules, or regulations with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD") for the registration and public offering of Units in the United States of America and other jurisdictions, and
(ii) one or more Prospectuses included in such registration statements and amendments and supplements thereto with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association (the "NFA"); (b) qualify Units for sale under the securities or Blue Sky laws of such states of the United States of America or other jurisdictions as the General Partner shall in its sole discretion deem advisable; (c) make other arrangements for the offering and sale of Units as the General Partner shall in its sole discretion deem necessary or appropriate, including but not limited to engaging Selling Agents and Additional Selling Agents for Units on such terms as the General Partner may determine in its sole discretion and agree upon with such agents, and effecting the offering and sale of Units pursuant to exemptions from the registration or qualification requirements of applicable securities laws; and (d) take such action with respect to the matters described in clauses (a), (b), and (c) of this paragraph as the General Partner shall deem advisable or necessary.

          All Units subscribed for shall be issued subject to the collection of good funds. If at any time good funds representing payment for Units shall not be made available to the Partnership because a subscriber shall have provided a bad check or draft, other uncollectible item, or otherwise, the General Partner shall cancel the Units issued to such subscriber represented by such item, and the subscriber's name shall be removed as a Limited Partner from the books and records of the Partnership. Any losses or profits sustained by the Partnership in connection with the Partnership's business allocable to such canceled Units shall be deemed an increase or decrease in Net Assets and allocated among the remaining Partners as described in Section 8. Each Limited Partner shall reimburse the Partnership for any expense and loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to such Partner.

          Capital contributions to the Partnership shall be made upon execution, acknowledgment, and delivery of documents in form and substance satisfactory to the General Partner in its sole discretion.

          No additional contributions of capital shall be required of any Limited Partner during the term of the Partnership. The aggregate of all capital contributions shall be available to the Partnership to carry on its business, and no interest shall be paid by the Partnership on any such contribution.

          The General Partner is authorized, in its sole discretion at any time and from time to time, to terminate and discontinue any offering of Units, in whole or in part or in respect of any particular jurisdiction.

8.   ALLOCATION OF PROFITS AND LOSSES; ACCOUNTING; RELATED MATTERS.

          (a) CAPITAL ACCOUNTS. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

          (b) MONTHLY ALLOCATIONS. As of the close of business (as determined by the General Partner in its sole discretion) on the last day of each calendar month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

                (i) the Partnership's Net Assets, before accrual of management fees and incentive fees payable to any Affiliate of the General Partner since the next previous determination of Net Assets, shall be determined ("Adjusted Net Assets");

                (ii) any increase or decrease in Adjusted Net Assets as compared to the next previous determination of Net Assets shall then be credited or charged to the capital accounts of the Partners in the ratio that the balance of each Partner's capital account bears to the balance of all Partners' capital accounts;

                (iii) any accrued management fees payable to any Affiliate of the General Partner and any accrued incentive fees payable to any Affiliate of the General Partner shall then be charged to the capital accounts of the Partners other than Plan Investor Partners in the ratio that the balance of each such Partner's capital account bears to the balance of all Partners' capital accounts other than Plan Investor Partners' capital accounts;

                (iv) the number of Units held by each Plan Investor Partner shall then be restated to equate the per Unit value of a Plan Investor Partner's capital account with the per Unit value of the non-Plan Investor Partners' capital accounts, by increasing the number of Units held by a Plan Investor Partner by a number of Units equal to (aa) the product of (1) the number of Units held by all Partners other than the Plan Investor Partners and (2) the ratio of the balance of such Plan Investor Partner's capital account to the aggregate balance of all non-

Plan Investor Partners' capital accounts, divided by (bb) the number of Units then held by such Plan Investor Partner; and

             (v) the amount of any distribution to a Partner, any amount paid to a Partner on redemption of Units, and any amount paid to the General Partner upon withdrawal of its interest in the Partnership shall then be charged to that Partner's capital account.

          (c) ALLOCATION OF PROFIT AND LOSS FOR FEDERAL INCOME TAX PURPOSES. As of the end of each calendar month of the Partnership, the Partnership's recognized profit and loss shall be allocated among the Partners pursuant to the following sub-paragraphs for United States federal income tax purposes (with any allocation of recognized gains or recognized losses consisting of pro rata shares of each item of capital or ordinary gain or loss).

             (i) Any management fees payable to any Affiliate of the General Partner and any incentive fees payable to any Affiliate of the General Partner shall be allocated pro rata among the Units of Partners other than the Plan Investor Partners based on such Units outstanding as of the beginning of the month in which such items accrued.

             (ii) With the exception of items allocated pursuant to subparagraph
(i) above, items of ordinary income (such as interest) and ordinary expense shall be allocated pro rata among the Units of Partners based on such Units outstanding as of the beginning of the month in which the items of ordinary income and ordinary expense accrued.

             (iii) Net recognized capital gain or loss from the Partnership's trading activities shall be allocated as follows.

                    (aa) For the purpose of allocating the Partnership's net
               realized capital gain and loss among the Partners, there shall be established an allocation account with respect to each outstanding Unit. The initial balance of each allocation account shall be the amount paid by the Partner for the Unit. The initial balance of the allocation account of any Unit created pursuant to the Unit restatement provision in Section 8(b)(iv) shall be equal to a pro rata portion of the aggregate allocation accounts of the other Units owned by the relevant Plan Investor Partner immediately prior to such Unit restatement, and the allocation accounts of such pre-existing Units held by such Plan Investor Partner shall be correspondingly reduced pro rata. Allocation accounts shall be adjusted as of the end of each month as follows:

                         (1) each allocation account shall be increased by the
                    amount of income and gain which shall have been allocated to the Partner who holds the Unit pursuant to subparagraph
                    (c)(ii) above and subparagraph (bb) below;

                         (2) each allocation account shall be decreased by the
                    amount of expense and loss which shall have been allocated to the Partner who holds the Unit pursuant to subparagraphs
                    (c)(i) and (c)(ii) above and subparagraph (dd) below and by the amount of any distribution which shall have been received by the Partner with respect to the Unit (other than on redemption of the Unit); and

                         (3) when a Unit shall be redeemed, the allocation
                    account with respect to such Unit shall be eliminated.

                    (bb) Net recognized capital gain realized on or prior to the date a Partner redeems a Unit shall be allocated to such redeeming Partner up to the excess, if any, of the amount received upon redemption of the Unit over the allocation account attributable to the redeemed Unit. In the event the aggregate amount of net capital gain available to be allocated pursuant to this subparagraph (bb) shall be less than the aggregate amount of capital gain required to be so allocated, (1) the aggregate amount of available capital gain shall be allocated among all such Partners in the ratio which each such Partner's excess bears to the aggregate excess of all such Partners, and (2) each Partner who has not been allocated the full amount of net recognized capital gain required to be allocated pursuant to the first sentence of this subparagraph (bb) shall be allocated, after any allocations required by the first sentence of this subparagraph (bb) in respect of Partners who redeem Units on subsequent redemption dates, net capital gain realized after such Partner's date of redemption up to the amount of any such deficiency.

                    (cc) Net recognized capital gain remaining after the
               allocation thereof pursuant to subparagraph (bb) above shall be allocated next among all Partners whose capital accounts shall be in excess of their Units' allocation accounts (after the adjustments in subparagraph (bb) above) in the ratio that each such Partner's excess shall bear to all such Partners' excesses. In the event that gain to be allocated pursuant to this subparagraph (cc) shall be greater than the excess of all such Partners' capital accounts over all such allocation accounts, the excess gain shall be allocated among all Partners in the ratio that each Partner's capital account shall bear to all Partners' capital accounts.

                    (dd) Net recognized capital loss realized on or prior to the date a Partner redeems a Unit shall be allocated to such redeeming Partner up to the excess, if any, of the allocation account attributable to the redeemed Unit over the amount which shall have been received upon redemption of the Unit. In the event the aggregate amount of net capital loss available to be allocated pursuant to this subparagraph (dd) shall be less than the aggregate amount of net capital loss required to be so allocated, (1) the aggregate amount of available capital loss shall be allocated among all such Partners in the ratio which each such Partner's excess bears to all such Partners' excesses, and (2) each Partner who has not previously been allocated the full amount of net recognized capital loss required to be allocated pursuant to the first sentence of this subparagraph
               (dd) shall be allocated, after any allocations required by the first sentence of this subparagraph (dd) in respect of Partners who redeem Units on subsequent redemption dates, net capital loss realized after such Partner's date of redemption up to the amount of any such deficiency.

                    (ee) Net recognized capital loss remaining after the
               allocation thereof pursuant to subparagraph (dd) above shall be allocated next among all Partners whose Units' allocation accounts shall be in excess of their capital accounts (after the adjustments in subparagraph (dd) above) in the ratio that each such Partner's excess shall bear to all such Partners' excesses. In the event that loss to be allocated pursuant to this subparagraph (ee) shall be greater than the excess of all such allocation accounts over all such Partners' capital accounts, the excess loss shall be allocated among all Partners in the ratio that each Partner's capital account shall bear to all Partners' capital accounts.

          (iv) The tax allocations prescribed by this Section 8(c) shall be made to each holder of a Unit, whether or not the holder is a substituted Limited Partner. In the event that a Unit shall have been transferred pursuant to
Section 11(a), the allocations prescribed by this Section 8(c) shall be made with respect to such Unit without regard to the transfer, except that in the month of transfer the allocations prescribed by this Section 8(c) shall be divided between the transferor and the transferee based on the number of calendar days each held the transferred Unit during such month. For purposes of this Section 8(c), tax allocations shall be made to the General Partner's Units of General Partnership Interest on a Unit of Limited Partnership Interest-equivalent basis.

          (v) The allocation of profit and loss for federal income tax purposes set forth in this Section 8(c) is intended to allocate taxable profits and losses among Partners generally in the ratio and to the extent that net profit and net loss shall be allocated to such Partners under Section 8(b), so as to eliminate to the extent possible any disparity between a Partner's capital account and his allocation account, consistent with the principles set forth in
Section 704 of the Code and the regulations promulgated thereunder.

          (d)  DEFINITIONS; ACCOUNTING.

               (i) The Partnership's "Net Assets" shall mean the total assets of the Partnership (including but not limited to all cash and cash equivalents (valued at cost), accrued interest and amortization of original issue discount, and the market value of all open commodity interest contract positions and all other assets of the Partnership) less the total liabilities of the Partnership (including but not limited to legal, accounting, and auditing fees, organizational and offering expenses, brokerage commissions and fees and other transaction costs, management fees and incentive fees payable to trading advisors, and extraordinary expenses, whether incurred or accrued), determined in accordance with the principles specified in this Section 8(d)(i) or, where no principle is specified, in accordance with United States generally accepted accounting principles consistently applied under the accrual basis of accounting. The market value of a commodity interest contract traded on a United States exchange or market shall mean the settlement price on the exchange or market on which such contract is traded by the Partnership on the day with respect to which Net Assets shall be determined; provided, however, that if a commodity interest contract could not have been liquidated on such day due to the operation of daily limits or other rules of the exchange or market upon which such contract was traded or otherwise, the settlement price on the first subsequent day on which such contract could have been liquidated shall be the market value of such contract for such day. The market value of a forward contract, a futures contract traded on a foreign exchange or market, a swap contract, or other off-exchange contract, instrument, or transaction shall mean its market value as determined by the General Partner in its sole discretion on a basis consistently applied.

               (ii) The "Net Asset Value" of a Unit shall mean the Net Assets allocated to capital accounts represented by Units of Limited Partnership Interest divided by the number of such Units outstanding on the date of calculation; and the "Net Asset Value" of a Unit of General Partnership Interest shall mean the Net Assets allocated to capital accounts represented by Units of General Partnership Interest divided by the number of such Units of General Partnership Interest outstanding at the time of calculation.

          (e) EXPENSES AND LIMITATIONS THEREOF. The General Partner, out of its own funds, heretofore paid all of the costs incurred in connection with the organization of the Partnership and the initial offering of Units. Such costs included all expenses incurred during the initial offering in connection with and directly and indirectly relating to the formation, qualification, and registration of the Partnership and the Units, the preparation of any registration statements and Prospectuses relating to the Partnership and the Units, and the offering, distribution, and processing of the Units under applicable federal, state, and foreign law, including but not limited to legal, accounting, and auditing fees, printing costs, filing fees, escrow fees, sales and marketing expenses, and other related expenses. The General Partner also heretofore paid and shall continue to pay the costs of printing and mailing registration statements, Prospectuses, and reports for solicitation purposes, and the costs of preparing such registration statements and Prospectuses.

          The Partnership heretofore paid and shall continue to pay its ordinary operating expenses, including expenses for services provided by third parties (whether or not affiliated with the General Partner or any of its Affiliates) selected by the General Partner. Such expenses shall include without limitation management fees and incentive fees, legal, accounting, auditing, escrow, recordkeeping, administration, computer, research, and clerical fees and expenses, expenses incurred in preparing reports and tax information to Limited Partners and regulatory authorities, expenses of printing and mailing registration statements, Prospectuses, and reports to Limited Partners (but not for solicitation purposes), expenses for specialized administrative services, other printing and duplication expenses, other mailing costs, and filing fees. The Partnership shall also be obligated to pay any extraordinary expenses it may incur. The General Partner shall not be reimbursed by the Partnership for any costs incurred by it relating to office space, equipment, and staff necessary for the Partnership's operations and administration of the sale and redemption of Units.

          The Partnership shall also pay any taxes and all expenses incurred in connection with its trading activities, including but not limited to all margins, option premiums, brokerage, floor, exchange, clearing, clearinghouse, principal, and NFA commissions and fees, other transaction costs and expenses, delivery, insurance, and storage expenses, costs of transmission equipment for trading activities, and related expenses.

          Appropriate reserves may, in the sole discretion of the General Partner, be created, accrued, and charged against the Partnership's assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner.

          If the Partnership shall be deemed to be an entity separately subject to federal, state, local, or foreign income tax (whether or not such tax shall be payable or shall have been paid by the Partnership or the General Partner, although the General Partner shall not be obligated to do so), each Limited Partner (or assignee, if any) shall be liable for and shall pay to the Partnership or the General Partner any income taxes due and payable or paid to such jurisdiction, within ten days after the General Partner's request therefor, in an amount equal to the ratio by which the number of Units held by each Limited Partner (or assignee) shall bear to the number of Units held by all Limited Partners as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the period for which such tax shall have been assessed. Alternatively, if the Partnership and/or the General Partner shall have paid any such tax out of its/their own funds (although the General Partner shall not be obligated to do so), upon a distribution of funds to a Limited Partner (or assignee) or a redemption of Units by a Limited Partner (or assignee), all amounts of such taxes may be deducted from the proceeds from such distribution or redemption and reimbursed to the Partnership and/or the General Partner.

          (f) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when issued to a Partner, shall be fully paid and nonassessable. A Limited Partner's capital contribution shall be subject to the risks of the Partnership's business. However, except as provided otherwise in this Agreement, the General Partner shall be liable for all debts, losses, and other obligations of the Partnership to the extent that the Partnership's assets (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them together with interest thereon, but shall not include any right of contribution from the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge such debts, losses, and other obligations.

          Except as provided otherwise in this Agreement, no Limited Partner shall be liable for the Partnership's debts, losses, or other obligations in excess of his unredeemed capital contribution and undistributed profits, if any; provided, however, that if the Partnership shall be unable to pay its debts, losses, and other obligations, a Limited Partner may be required to repay to the Partnership amounts which shall have been paid to him in compliance with the Partnership Act, other applicable laws, rules, and regulations, and this Agreement and amounts which shall have been paid to him in violation of the Partnership Act, other applicable law, rule, or regulation, or this Agreement by way of redemption, distribution, or otherwise, together with interest thereon which shall represent a return of capital and which shall be necessary to discharge the Partnership's liability to creditors who shall have extended credit to the Partnership during the period in which the capital contribution shall have been held by the Partnership. The Partnership shall make a claim against a Limited Partner with respect to amounts of his capital distributed to him, received by him upon redemption of Units, or otherwise paid to him in compliance with the Partnership Act, other applicable laws, rules, and regulations, and this Agreement only within one year following the date that such payments shall have been made to him or on his behalf (or to the extent provided otherwise under the Partnership Act or other applicable law, rule, or regulation) and only if the assets of the Partnership (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them together with interest thereon, but shall not include any right of contribution from the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts. The Partnership shall make a claim against a Limited Partner with respect to amounts of his capital distributed to him, received by him upon redemption of Units, or otherwise paid to him in violation of the Partnership Act, other applicable law, rule, or regulation, or this Agreement only within six years following the date that such payments shall have been made to him (or to the extent provided otherwise under the Partnership Act or other applicable law, rule, or regulation) and only if the assets of the Partnership (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise to them together with interest thereon, but shall not include any right of contribution of the General Partner except to the extent previously made by it in accordance with this Agreement) shall be insufficient to discharge the liabilities of the Partnership which shall have arisen prior to the payment of such amounts.

          In addition to the foregoing, Limited Partners may incur liability, for which there shall be no limitation thereon: (i) if a Limited Partner fails to provide good funds as payment for his Units and such Partner's Units shall be canceled by the Partnership and losses or expenses shall be incurred as a result thereof as provided in Section 7; (ii) if the Partnership shall be deemed an entity separately subject to federal, state, local, or foreign taxes, with Partners bearing such tax liability pro rata in accordance with the respective capital accounts of the Partners as provided in Section 8(e); (iii) if the Partnership shall be required to withhold tax on certain income of the Partnership allocable to a Partner (or assignee thereof) or the Partnership as provided in Section 9(c); (iv) if a Limited Partner is required to indemnify the Partnership in accordance with Section 17(d); or (v) if the subscription documentation delivered by a Limited Partner in connection with his purchase of Units shall contain any misstatements or omissions.

          (g) LENDER AS PARTNER. No creditor who shall make a loan to the Partnership may have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital, or property of the Partnership, other than as a secured creditor or other than as a result of the exercise of the rights thereof.

          (h) RETURN OF LIMITED PARTNERS' CAPITAL CONTRIBUTIONS. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units in accordance with Section 11(b), no Limited Partner shall have any right to demand the return of his capital contribution and any profits added thereto except upon termination and dissolution of the Partnership. No Partner shall be paid interest on any capital contribution to the Partnership or on such Partner's capital account. In no event shall a Limited Partner be entitled to demand or receive from the Partnership property other than cash. No Partner shall have the right to bring an action for partition against the Partnership.

          (i) DISTRIBUTIONS. The General Partner shall have sole discretion in determining the amount and frequency of distributions (other than on voluntary redemption of Units), if any, the Partnership shall make to its Partners; provided, however, that no Partner shall receive a distribution to the extent that, after giving effect to such distribution, all liabilities of the Partnership (other than liabilities to Partners on account of their Partnership interests) shall exceed the fair market value of the Partnership's assets. All distributions shall be pro rata in accordance with the respective capital accounts of the Partners.

          If, pursuant to applicable law, the Partnership shall have been required to pay or withhold tax on certain income of the Partnership allocable to a Limited Partner (or assignee thereof) and the Partnership and/or the General Partner shall have paid out of its/their own funds such tax in accordance with Sections 8(e) or 9(c) (although the General Partner shall not be obligated to do so), upon a distribution to such Limited Partner (or assignee) all amounts of such taxes may be deducted from the amount of such distribution and reimbursed to the Partnership and/or the General Partner.

          (j) GENERAL PARTNER AS LIMITED PARTNER. The General Partner shall also be a Limited Partner to the extent that the General Partner purchases Units of Limited Partnership Interest or purchases or becomes a transferee of all or any part of the Units held by a Limited Partner, and to such extent shall be treated in all respects as a Limited Partner and the consent of the Limited Partners to such transfer to a General Partner shall not be required.

9.   MANAGEMENT.

          (a) MANAGEMENT OF PARTNERSHIP. Except as provided otherwise in this Agreement, the General Partner, to the exclusion of the Limited Partners, shall conduct and manage the business of the Partnership, including without limitation the investment of the Partnership's assets and the negotiation, execution, delivery, and performance of agreements necessary or desirable to carry out the purposes, business, and objectives of the Partnership and otherwise effectuate the provisions of this Agreement. No Limited Partner, in its/his capacity as such, shall have the power to transact business for, represent, act for, sign for, or bind the General Partner or the Partnership. Except as provided otherwise in this Agreement, no Limited Partner, in its/his capacity as such, shall be entitled to any salary, draw, or other compensation from the Partnership on account of any investment in the Partnership. Each Limited Partner shall furnish to the General Partner such information as may be determined by the General Partner to be required or appropriate for the Partnership to open and maintain accounts with brokerage firms for the purpose of the Partnership's trading activities.

          In addition to and not in limitation of any rights and powers conferred by law or by this Agreement and except as limited, restricted, or prohibited by this Agreement, the General Partner shall have and may exercise, for and on behalf of the Partnership, and the Limited Partners, all powers and rights necessary, proper, convenient, and advisable to effectuate and carry out the purposes, business, and objectives of the Partnership, and shall have and possess the same rights and powers as a general partner in a partnership without limited partners formed under the law of the State of Delaware.

          The General Partner shall have fiduciary responsibility for the safekeeping of all of the funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control. Except as provided otherwise in this Agreement, the General Partner shall neither employ nor permit another person to employ the Partnership's funds or assets in any manner other than for the benefit of the Partnership.

          The General Partner, for and on behalf of the Partnership, may retain one or more trading advisors (which may include officers, employees, and Affiliates of the General Partner or of its Affiliates, or the General Partner itself) to make trading decisions for the Partnership, and may delegate complete trading discretion to such advisor or advisors; provided, however, that the General Partner may override any trading instructions which it in its sole discretion shall determine to be in violation of any trading policy of the Partnership or as or to the extent necessary to fund distributions or redemptions, to effect the allocation or reallocation of the Partnership's assets among trading advisors if more than one trading advisor shall be retained by the General Partner, or to pay the Partnership's expenses; and provided further that the General Partner may make trading decisions at any time at which a trading advisor for the Partnership shall become incapacitated or unavailable or some other emergency shall arise as a result of which such advisor shall be unable or unwilling to act or no trading advisor shall then be retained by the Partnership and the General Partner shall not have yet retained a successor trading advisor. Notwithstanding the foregoing, the General Partner may consult with and receive recommendations from its Affiliates and their employees regarding the allocation and reallocation of assets among and the retention and termination of trading advisors for the Partnership; provided, however, that the General Partner in its sole discretion and judgment shall be responsible for making all final determinations regarding such matters.

          The General Partner, on behalf of the Partnership, shall be authorized and directed: (i) to enter into the advisory agreement with TIC described in the Prospectus and to cause the Partnership to pay TIC the fees described in the Prospectus and in such advisory agreement; (ii) to modify (including changing the form and amount of compensation and other arrangements and terms) or terminate such advisory agreement in its sole discretion in accordance with the terms of such agreement, and to employ from time to time other trading advisors for the Partnership (which may include officers, employees, and Affiliates of the General Partner or of its Affiliates, or the General Partner itself) pursuant to advisory agreements having such terms and conditions and providing for such form and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership and consistent with applicable laws, rules, and regulations, which terms may include provision for the payment of a fixed management fee and/or an incentive fee to new or replacement trading advisors, and any such incentive fee may be based upon trading profits which shall be earned by such trading advisors irrespective of whether such profits shall exceed trading losses which shall have been previously incurred or shall be concurrently incurred by other trading advisors or by the Partnership as a whole; (iii) to enter into a customer agreement with Bellwether Partners LLC, a Delaware limited liability company and an Affiliate of the General Partner ("BPL"), as described in the Prospectus; (iv) to enter into customer agreements with such futures commission merchants, introducing brokers, clearing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms as described in the Prospectus; (v) to cause the Partnership to pay BPL and such other brokers, dealers, and firms the commissions, fees, charges, mark-ups, and other transaction costs as described in the Prospectus and in the agreements with such persons or as agreed upon from time to time between the General Partner and BPL and such other brokers, dealers, and firms; (vi) to modify (including changing the form and amount of compensation and other arrangements and terms) and terminate such customer agreements in the sole discretion of the General Partner in accordance with the terms of such agreements; (vii) to employ from time to time other futures commission merchants, clearing brokers, introducing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms (which may include Affiliates of the General Partner or of its Affiliates, or the General Partner itself) pursuant to agreements having such terms and conditions and providing for such term and amount of compensation as the General Partner in its sole discretion shall deem to be in the best interests of the Partnership; and (viii) in furtherance of the Partnership's trading activities, purposes, business, and objectives, to provide guarantees, indemnities, margin, collateral, undertakings, credit support and enhancement, and similar assurances to banks, financial institutions, counterparties, brokers, dealers, customers, and other persons (including but not limited to BPL, other Affiliates of the General Partner, principals, stockholders, directors, officers, or employees of the General Partner or any of its Affiliates, or partnerships, corporations, companies, trusts, or other entities for which the General Partner or any of its Affiliates acts as general partner, operator, sponsor, or advisor or otherwise manages or controls ("Interested Persons")) with regard to obligations incurred by futures commission merchants, clearing brokers, introducing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms employed by the Partnership or its counterparties or agents or employed by other persons (including but not limited to Interested Persons), and to enter into related agreements

(including but not limited to contribution, indemnity, margin, collateral, credit support and enhancement, and other similar agreements with Interested Persons), it being understood and agreed that, pursuant to such guarantees, arrangements, and agreements, the Partnership may make and take actual physical delivery of the items underlying commodity interest contracts, may be subject to risks of defaults and failures and other risks, and may be liable (primarily, secondarily, or contingently) for the obligations of other persons (including but not limited to Interested Persons), provided in each such case that the General Partner shall first determine in its sole discretion that such guarantees, arrangements, and agreements may result in better trade execution or pricing or increased confidentiality with respect to the Partnership's trading activities or is otherwise beneficial to the Partnership.

          The General Partner shall review from time to time, and at least once a year, the commission rates and other transaction fees charged to the Partnership. Based upon such review, comparisons to the commission rates and fees charged by other major futures commission merchants, introducing brokers, clearing brokers, floor brokers, foreign exchange brokers and dealers, broker-dealers, and brokerage firms for similar services rendered to accounts the size and type of the partnership's account, the General Partner's knowledge of the reasonableness of commission rates generally, the trading volume of the Partnership, and the circumstances of the Partnership, the General Partner shall ensure that the rates and fees being charged to the Partnership are reasonable and competitive in relation to rates and fees charged by other brokers and dealers for similar services to entities comparable in size and trading activity to the Partnership.

          (b) TRADING POLICIES. The General Partner shall require the Partnership's trading advisors to follow, and shall monitor their compliance with, such trading policies as the General Partner may determine in its sole discretion from time to time, as well as the following trading policies.

               (i) The Partnership shall not borrow or lend money to any Partner or other person, except that the foregoing shall not prohibit: (aa) depositing margin and collateral with respect to the initiation and maintenance of commodity interest contract positions; (bb) obtaining and utilizing lines of credit and settlement and delivery lines for the trading of forward contracts, currency contracts, swaps, and related contracts and entering into guarantees, arrangements, and agreements in connection therewith; or (cc) guaranteeing obligations of any person or entering into any other arrangement or agreement contemplated by clause (viii) of the fifth paragraph of Section 9(a).

               (ii) The Partnership shall not permit "churning" of its assets.

               (iii) The Partnership shall not employ the trading technique commonly known as "pyramiding", in which the speculator uses unrealized profits on existing positions in a given commodity interest contract due to favorable price movement as margin specifically to buy or sell additional positions in the same or a related commodity interest contract. However, open trade equity may be taken into account when determining the size of positions to be taken in all commodity interest contracts, and the Partnership may add to existing commodity interest contract positions in its portfolio provided that such action shall be consistent with the foregoing restriction.

          The General Partner shall not approve any material change in the foregoing three trading policies without obtaining prior written approval of Limited Partners owning more than 50% of the Units then owned by Limited Partners.

          (c) ADDITIONAL OBLIGATIONS AND RESPONSIBILITIES OF GENERAL PARTNER. The General Partner shall take such other actions as it may deem necessary or desirable in its sole discretion to manage the business of the Partnership, including but not limited to: (i) entering into, executing, delivering, and maintaining contracts and agreements, including without limitation account opening agreements and documents, applications, subscriptions, investment letters, investment agreements, management agreements, advisory agreements, powers of attorney, trading and investment authorizations, appointments of agents, purchase agreements, sale agreements, brokerage and clearing agreements, margin agreements, escrow agreements, custody agreements, solicitation agreements, swap agreements, collateral, pledge, and security agreements, financing statements, assignments, guarantees, indemnities, contribution agreements, keep-well agreements, credit support and enhancement agreements, incumbency certificates, confirmations, underwriting and selling agreements, consulting agreements, letters of liquidation, arbitration agreements, hedging certifications and agreements, risk disclosure statements, give-up agreements, disclosure documents, settlement agreements, court, arbitration, and regulatory authority agreements, applications, certifications, documents, and instruments, authorizations to close accounts, authorizations to transfer funds, securities, commodities, currencies, and other property, and any and all other instruments;
(ii) doing and performing all such things as shall be in furtherance of the Partnership's purposes or necessary or appropriate for the conduct of the Partnership's business, including without limitation opening, maintaining, and closing brokerage accounts, clearing accounts, mutual fund accounts, bank accounts, margin, collateral, and security accounts, escrow accounts, custodial accounts, and other accounts; (iii) transferring the care and custody of securities, commodities, currencies, and funds to banks, brokers, dealers, clearing agencies, custodians, and other depositories and agents pursuant to bank, brokerage, clearing, safekeeping, custody, escrow, and other arrangements;
(iv) making withdrawals, transfers, payments, and additions of funds, securities, commodities, currencies, and other property and instruments from and to said accounts; (v) collecting and receiving confirmation statements, statements of account, reports, and other communications from brokers, dealers, counterparties, banks, agents, mutual funds, custodians, and agents; (vi) making, executing, certifying, signing, endorsing, pledging, hypothecating, and delivering checks, drafts, notes, acceptances, bills of exchange, deposits, bills of lading, warehouse receipts, letters of credit, lines of credit, and negotiable instruments; (vii) depositing, withdrawing, paying, retaining, and distributing the Partnership's assets in any manner consistent with this Agreement; (viii) investing and directing the investment and reinvestment of assets of the Partnership; (ix) paying and authorizing the payment of distributions to Partners and expenses of the Partnership; and (x) preparing and filing in a timely manner all reports, filings, and registrations which shall be required from time to time by applicable legal, governmental, and regulatory authorities.

          The Partnership's assets are and shall be deposited with such banks, futures commission merchants, clearing brokers, foreign exchange brokers and dealers, broker-dealers, brokerage firms, custodians, and/or other depositories as the General Partner in its sole discretion may determine from time to time, and such assets shall be used for the Partnership's trading. The General Partner shall endeavor to place as much of the Partnership's assets as is practicable in governmental debt securities and other interest-bearing securities, investments, and accounts for the account of the Partnership or otherwise arrange for interest and other amounts to be credited to such assets. The Partnership shall receive all interest income and other amounts earned on such securities, investments, and accounts.

          The General Partner shall make any and all elections on behalf of the Partnership under the Code and any other applicable federal, state, local, or foreign tax law as the General Partner shall determine to be in the best interests of the Partnership. The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state, local, or foreign tax returns which shall be required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall in good faith and by appropriate legal proceedings be contesting the validity, applicability, or amount of such tax without materially endangering any rights or interests of the Partnership.

          The General Partner shall be authorized to perform all duties imposed by Sections 6221 through 6232 of the Code on the General Partner as "tax matters partner" of the Partnership, including but not limited to: (i) conducting all audits and other administrative proceedings with respect to Partnership tax items; (ii) extending the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) filing petitions with appropriate federal courts for review of final Partnership administrative adjustments; and
(iv) entering into a settlement with the Internal Revenue Service on behalf of and binding upon those Limited Partners having less than a 1% interest in the Partnership, unless a Limited Partner shall have notified the Internal Revenue Service and the General Partner that the General Partner shall not act on such Partner's behalf. The General Partner shall be authorized to retain and compensate attorneys, accountants, and auditors to assist the General Partner in carrying out its obligations as tax matters partner.

          If, pursuant to applicable law, the Partnership shall be required to withhold tax on certain income of the Partnership allocable to a Partner (or assignee thereof), whether or not such tax shall be payable or shall have been paid by the Partnership or the General Partner (although the General Partner shall not be obligated to do so), each Limited Partner (or assignee, if any) shall be liable for and shall pay to the Partnership or the General Partner such amount of tax, within ten days after the General Partner's request therefor. Alternatively, if the Partnership and/or the General Partner shall have paid any such tax out of its/their own funds (although the General Partner shall not be obligated to do so), upon a distribution of funds to such Partner (or assignee) or a redemption of Units by such Partner (or assignee), all amounts of such taxes may be deducted from the proceeds from such distribution or redemption and reimbursed to the Partnership and/or the General Partner.

          The General Partner shall keep at the principal office of the Partnership such books and records relating to the business of the Partnership (including subscription documentation and records necessary to substantiate that Units were sold to subscribers for whom such securities were suitable at the time of purchase) as the General Partner deems necessary or advisable in its sole discretion or as shall be required by applicable regulatory authorities.
To the extent required by CFTC regulations and for any purpose related to a Limited Partner's interest as a limited partner in the Partnership, such books and records shall be available to a Limited Partner or his authorized attorney or agent for inspection and copying during normal business hours of the Partnership, and upon request the General Partner shall send copies of the same to any Limited Partner upon payment by him of reasonable reproduction and distribution costs. A Limited Partner shall give the General Partner at least 24 hours' prior written notice for such inspection and copying by such Partner or his authorized attorney or agent. Any subscription documentation shall be retained by the Partnership for not less than six years.

          The General Partner shall submit to any state securities or Blue Sky authority any information required to be filed with such authority, including without limitation reports and statements required to be distributed to Limited Partners.

          Except as provided or permitted otherwise in this Agreement or with the approval of the General Partner and in accordance with applicable laws, rules, and regulations, no person shall receive, directly or indirectly, any advisory, management, or incentive fee for investment advice furnished to the Partnership who shall also share or participate in brokerage, floor, exchange, clearing, clearinghouse, or principal commissions or fees paid by the Partnership, and no broker or dealer for the Partnership shall pay, directly or indirectly, rebates or give-ups to the General Partner or any other trading advisor for the Partnership. Such prohibitions shall not be circumvented by any reciprocal business arrangements. Assets of the Partnership shall not be commingled with assets of any other person. The Partnership's deposit of margin, collateral, and assets with banks, futures commission merchants, clearing brokers, foreign exchange brokers or dealers, broker-dealers, brokerage firms, custodians, escrow agents, or other depositories and the segregation of any such amounts by such persons in accordance with CFTC regulations, and the Partnership's entry into, and performance under, any guarantee, arrangement, or other agreement contemplated by clause (viii) of the fifth paragraph of Section 9(a) shall not constitute commingling.

          The General Partner shall devote such time and resources to the Partnership's business and affairs as it in its sole discretion shall deem necessary or advisable to effectively manage the Partnership. Subject to
Section 6, any Partner or affiliate of any Partner may engage in or possess any interest in other business ventures of any kind, nature, or description, independently or with others, whether such ventures are competitive with the Partnership or otherwise. Neither the Partnership nor any Partners shall have any rights or obligations by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper, and no Partner shall be required to refrain from any other venture or disgorge any profits derived from any other venture.

          The General Partner may, consistent with applicable laws, rules, and regulations, engage and compensate, on behalf of the Partnership and from the Partnership's funds, such persons and entities (including attorneys, accountants, and auditors, persons and entities affiliated with the General Partner, and officers, employees, and Affiliates of the General Partner) as the General Partner in its sole discretion shall deem necessary or advisable for the conduct and operation of the business of the Partnership.

          The General Partner in its sole discretion shall prosecute, defend, settle, or compromise actions or claims at law or in equity at the Partnership's expense as may be necessary or proper to enforce or protect the Partnership's interests. The General Partner shall satisfy any judgment, decree, or decision of any court or governmental or regulatory authority or any settlement of any suit or claim prior to judgment or final decision thereon, first out of any insurance proceeds available therefor, next out of the Partnership's assets, and thereafter out of the General Partner's assets.

          Persons dealing with the General Partner shall not be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstances bearing upon the existence of its authority.

10.  AUDITS; REPORTS TO LIMITED PARTNERS.

          The Partnership's books shall be audited annually by an independent public accounting firm selected by the General Partner in its sole discretion. The General Partner shall use its best efforts to cause each Partner to receive:
(a) within 90 days after the close of each fiscal year of the Partnership a certified annual report containing audited financial statements (including a statement of income and a statement of financial condition) of the Partnership for the fiscal year last ended, prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by a report of the accounting firm which audited such statements, and such other information as the CFTC and the NFA from time to time shall require in annual reports; (b) within 90 days after the close of each fiscal year of the Partnership such tax information relating to the Partnership as shall be necessary for such Partner to complete such Partner's federal income tax return; (c) within 30 days after the close of each calendar month, such financial and other information with respect to the Partnership as the CFTC and the NFA from time to time shall require in monthly reports (including without limitation a statement showing the individual and aggregate amounts of fees, compensation, brokerage commissions and fees, and other expenses and costs paid by the Partnership); and (d) at such times as shall be necessary or advisable in the General Partner's sole discretion, such other information as the CFTC and the NFA from time to time shall require under the Commodity Exchange Act as amended to be given to participants in commodity pools.

          If any of the following events occurs, notice of such event shall be mailed to each Limited Partner within seven business days after the occurrence of such event: (i) any amendment to this Agreement which shall have been made in accordance with
Section 18; (ii) a decrease in the Net Asset Value of a Unit to or below 50% of the Net Asset Value for the fiscal year-end most recently reported to Limited Partners; (iii) any change in general partners; or (iv) any change in the Partnership's fiscal year. Such notice shall describe any voting rights of the Limited Partners as set forth in Section 18.

          The approximate Net Asset Value of a Unit shall be determined daily by the General Partner, and the most recent approximate Net Asset Value shall be promptly supplied in writing to any Limited Partner after the General Partner shall have received a written request therefor from such Partner.

11.  TRANSFER AND REDEMPTION OF UNITS.

          (a) TRANSFER. A Limited Partner may transfer, assign, pledge, or encumber his Units only as provided in this Section 11(a). A Limited Partner may transfer, assign, pledge, or encumber his Units solely and exclusively to or for the benefit of (i) another person who is an employee of the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns, (ii) the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns, or (iii) such other person or entity as the General Partner in its sole discretion may determine. A Limited Partner may not make a partial transfer, assignment, pledge, or encumbrance of his Units which would reduce the Net Asset Value of the Units retained by such Partner (after giving effect to such transfer, assignment, pledge, or encumbrance) to less than the amount of the minimum investment required by the Partnership of new Limited Partners at the time of such transfer, assignment, pledge, or encumbrance, and any proposed partial transfer, assignment, pledge, or encumbrance, if permitted under this Agreement, shall be honored only to the extent it complies with such limitation. No transferee, assignee, pledgee, or secured creditor of Units may become a substituted Limited Partner unless the General Partner first consents to such substitution in writing, which consent the General Partner may withhold in its sole discretion. Notwithstanding the foregoing, the General Partner may in its sole discretion waive any of the foregoing restrictions and limitations.

          Any transfer, assignment, pledge, or encumbrance of Units which shall be permitted hereunder shall be effective as of the close of business (as determined by the General Partner its sole discretion) on the last day of the calendar month in which such transaction shall have occurred; provided, however, that the Partnership need not recognize any transfer, assignment, pledge, or encumbrance until the General Partner shall have received at its principal office at least 30 days' prior written notice of such proposed transaction from the transferring Limited Partner. Such notice shall be signed by the transferring Limited Partner and shall set forth the name, residence address, and social security or taxpayer identification number of the proposed transferee, assignee, pledgee, or secured creditor, the number of Units that shall be proposed to be transferred, assigned, pledged, or encumbered, and a certification that the proposed transferee, assignee, pledgee, or secured creditor is a person permitted to own and hold Units as provided in the first paragraph of this Section 11(a). The transferring Limited Partner's signature shall be guaranteed by a commercial bank which is a member of the Federal Deposit Insurance Corporation, a trust company, or a member of either a United States registered national securities exchange or the NASD, other than a sole proprietor. The guarantees shall be signed by an authorized signatory of the bank, trust company, or member firm, and "Signature Guaranteed" shall appear with the signature. Signature guarantees by savings banks, savings and loan associations, and notaries public shall not be accepted. Signature guarantees may be waived by the General Partner in its sole discretion. The General Partner may request further documentation from entities, executors, administrators, trustees, or guardians. Prior to the General Partner's actual receipt at its principal office of the foregoing notice from a Limited Partner, the General Partner shall be entitled to recognize the exclusive right of the person registered in the Partnership's books and records as the owner of Units, and shall not be liable for any actions taken by it in reliance upon the Partnership's books and records (including transmitting reports, tax information, and notices as provided under Section 10, reporting tax information to governmental and regulatory authorities, and making distributions).

          No transfer, assignment, pledge or encumbrance of Units shall be permitted unless the General Partner shall be satisfied that such transaction:
(i) shall not involve a transfer, assignment, pledge, or encumbrance to or for the benefit of a minor or incompetent, or a person who shall be insolvent after such transaction, or a person who is not permitted to own and hold Units as provided in the first paragraph of this Section 11(a); (ii) shall not violate this Section 11(a); (iii) shall not violate the Partnership Act; (iv) shall not violate the Securities Act, any applicable state securities or Blue Sky laws, or any applicable foreign laws; (v) shall not adversely affect the classification of the Partnership as a partnership for federal income tax purposes; or (vi) shall not adversely affect the status of Limited Partners as limited partners under the Partnership Act. Any such purported or attempted transfer, assignment, pledge, or encumbrance in violation of the preceding provisions shall be null, void, and ineffectual, and need not be recognized by the Partnership.

          A Limited Partner who shall transfer, assign, pledge, or encumber his Units shall remain liable to the Partnership as provided under the Partnership Act, regardless of whether his transferee, assignee, pledgee, or creditor shall become a substituted Limited Partner. Any transferee, assignee, pledgee, or creditor of Units who shall not have been admitted to the Partnership as a substituted Limited Partner shall not have any of the rights of a Limited Partner, except that such person shall receive that share of capital and profits and shall have that right of redemption to which his transferor, assignor, pledgor, or debtor shall have been entitled, and shall remain subject to the other terms of this Agreement binding upon Limited Partners. A Limited Partner shall bear all costs (including attorneys', accountants', and other fees) related to a transfer, assignment, pledge, or encumbrance of his Units.

          If a transferee, assignee, pledgee, or creditor shall become a substituted Limited Partner in accordance with this Section 11(a), the General Partner shall be authorized to execute, file, record, and publish, for and on behalf of the Partnership and each Partner, such amendments to this Agreement and the Certificate of Limited Partnership as may be necessary or desirable to reflect such substitution. No transferee, assignee, pledgee, or creditor shall become a Limited Partner until the General Partner shall execute this Agreement on behalf of such person pursuant to the power of attorney in Section 14 and shall make an entry in the books and records of the Partnership reflecting that such person has been admitted as a Limited Partner. Such person shall be deemed a Limited Partner at such time as such admission shall be reflected in the books and records of the Partnership.

          (b) REDEMPTION. Except as provided otherwise below in this Section 11(b), a Limited Partner (or any assignee thereof) may withdraw, effective as of the last day of any calendar quarter, all or a portion of such Partner's unredeemed capital contribution and undistributed profits, if any, by requiring the Partnership to redeem all or a portion of such Partner's Units at 100% of the Net Asset Value thereof, reduced as hereinafter described (such withdrawal being herein referred to as "Redemption"); provided, however, that (i) a Limited Partner may only redeem Units (or fractions thereof) in $1,000 increments, except that other amounts of Units may be redeemed if a Limited Partner is redeeming his entire interest in the Partnership, and (ii) a Limited Partner may not make a partial Redemption of his Units which would reduce the Net Asset Value of the Units retained by such Partner (after giving effect to such Redemption) to less than the amount of the minimum investment required of new Limited Partners by the Partnership at the time of such Redemption, and any request for partial redemption shall be honored only to the extent it complies with such limitation. Notwithstanding the foregoing, the General Partner may in its sole discretion waive any of the foregoing restrictions and limitations.

          Redemption of a Limited Partner's Units shall be effective as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the calendar quarter ending after a Request for Redemption in proper form has been received by the General Partner ("Redemption Date"), provided that all liabilities (contingent or otherwise) of the Partnership, except any liability to Partners on account of their capital contributions, shall have been paid or there shall remain assets of the Partnership sufficient to pay them. As used herein, a "Request for Redemption" shall mean a letter in the form specified by the General Partner, sent by a Limited Partner (or any assignee thereof) and received by the General Partner at least five business days prior to the date on which Redemption is to be effective. If the General Partner shall receive a Request for Redemption on a date less than five business days prior to the date on which Redemption is to be effective, unless the General Partner in its sole discretion shall waive the untimeliness of such Request, such Redemption shall be effective as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the calendar quarter that immediately follows the calendar quarter in which the General Partner received such untimely Request. A Request for Redemption is annexed hereto as ANNEX A. Additional Requests for Redemption may be obtained by written request to the General Partner. A Request for Redemption shall be endorsed by each Partner requesting such redemption, or by such Partner's assignee.

          Upon Redemption, a Limited Partner (or any assignee thereof) shall receive for each Unit redeemed an amount equal to 100% of the Net Asset Value of a Unit as of the Redemption Date, less any amount which shall be owed by such Partner (and his assignee, if any) to the Partnership or the General Partner as provided below in this paragraph or any amount which shall be owed by such Partner (and his assignee, if any) to the Partnership in accordance with Section 17(d). If, pursuant to applicable law, the Partnership shall have been required to pay or withhold tax on certain income of the Partnership allocable to a redeeming Limited Partner (or any assignee thereof), and the Partnership and/or the General Partner shall have paid out of its/their own funds such tax in accordance with Sections 8(e) or 9(c) (although the General Partner shall not be obligated to do so), upon Redemption of Units by such Limited Partner (or assignee), all amounts of such taxes may be deducted from the Net Asset Value of such Units and reimbursed to the Partnership and/or the General Partner.

          The right to obtain Redemption shall be contingent upon (i) the Partnership having assets sufficient to discharge its liabilities on the Redemption Date, (ii) the timely receipt by the General Partner of a Request for Redemption as described herein, and (iii) the other terms and conditions set forth in this Section 11(b). The General Partner shall endeavor to pay Redemptions within 20 business days after the Redemption Date, except that under certain circumstances (including but not limited to the inability on the part of the Partnership to liquidate commodity interest contract positions or the default or delay in payments which shall be due the Partnership from banks, brokers, dealers, or other persons), the Partnership may delay payment to Partners requesting Redemption of Units of the proportionate part of the Net Asset Value of the Units represented by the sums which shall be the subject of such default or delay.

          The General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and the Certificate of Limited Partnership as may be necessary to reflect any Redemption.

12.  MANDATORY REDEMPTION.

          The General Partner may, in its sole discretion at any time and from time to time, require a Limited Partner (or his assignee if any) to withdraw entirely from the Partnership or to withdraw a portion of such Limited Partner's unredeemed capital contribution and undistributed profits, if any, by giving notice in writing to the Limited Partner (or assignee) thus designated. The Limited Partner (or assignee) thus designated shall redeem all or a portion of his Units from the Partnership as specified in such notice as of the last day of the calendar month specified in such notice, which notice shall be delivered to the Limited Partner (or assignee) thus designated at least five business days prior to such month-end. Such Limited Partner (or assignee) shall be deemed to have redeemed all or a portion of his Units, as the case may be, as of the end of such month without further action on the part of the Limited Partner (or assignee). The General Partner is authorized to cancel the appropriate number of Units issued to the Limited Partner (or assignee) in respect of such redemption and pay to the Limited Partner (or assignee) an amount equal to the Net Asset Value of such Units less any amounts specified in Section 11(b).

          Without limiting the foregoing or the circumstances under which the General Partner may require withdrawal of a Limited Partner, the General Partner intends generally to require the withdrawal of a Limited Partner: (a) who ceases to be an employee or Affiliate of the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns; (b) if the value of Units held by Plan Investor Partners equals or exceeds 25% of the aggregate value of all Units then outstanding; or (c) if Units may be deemed to constitute assets of Plan Investor Partners.

          The General Partner is authorized to execute, file, record, and publish, for and on behalf of the Partnership and each Partner, such amendments to this Agreement and the Certificate of Limited Partnership as may be necessary to reflect any required withdrawal of a Limited Partner.

13.  ADMISSION OF ADDITIONAL PARTNERS.

          At any time and from time to time in its sole discretion, the General Partner may admit additional Limited Partners, each of which newly-admitted Limited Partners shall contribute cash to the capital of the Partnership for each Unit acquired in the amount determined in accordance with Section 7 (which amount shall not be less than 100% of the Net Asset Value of the Unit acquired). At any time and from time to time in its sole discretion, the General Partner may admit any transferee, assignee, pledgee, or secured creditor of Units as a substituted Limited Partner in accordance with Section 11(a). Additional general partners shall not be admitted to the Partnership except as provided in
Section 18; provided, however, that at any time and from time to time in its sole discretion, the General Partner may admit additional general partners that are affiliated with the General Partner, TIC, any of their present or future affiliated entities, or their successors or assigns. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance of any additional Units.

          The General Partner is authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to this Agreement and to the Certificate of Limited Partnership as may be necessary to reflect the admission or substitution of a Partner.

14.  SPECIAL POWER OF ATTORNEY.

          Each Limited Partner, by the execution of this Agreement, hereby irrevocably constitutes and appoints the General Partner and any successor general partner, with full power of substitution, as such Partner's true and lawful agent and attorney-in-fact, in his name, place, and stead, to do all things necessary: (a) to admit a person as a Limited Partner and to admit other persons as additional or substituted Limited Partners so long as such admission or substitution shall be in accordance with this Agreement; (b) to file, prosecute, defend, settle, or compromise any and all actions at law or in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership; and (c) to execute, acknowledge, swear to, deliver, file, record, and publish: (i) this Agreement, the Certificate of Limited Partnership, and amendments thereto; (ii) instruments which the General Partner shall deem necessary or appropriate to reflect any amendment, change, or modification of this Agreement or the Certificate of Limited Partnership made in accordance with this Agreement; (iii) certificates of assumed name; and (d) instruments which the General Partner shall deem necessary or appropriate to qualify or maintain the qualifications of the Partnership to do business as a foreign limited partnership in other jurisdictions.

          This Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest, and shall survive the incapacity, insolvency, disability, legal incompetency, death, dissolution, liquidation, or termination of a Limited Partner.

          Each Limited Partner shall be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to this Power of Attorney. Each Limited Partner hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under this Power of Attorney.

          Each Limited Partner shall execute a special power of attorney on a document separate from this Agreement, generally contained in subscription documentation. In the event of any conflict between this Agreement and any instruments executed, delivered, or filed by the General Partner and any successor thereto pursuant to this Power of Attorney, this Agreement shall control.

          The General Partner may exercise this Power of Attorney by listing all of the Limited Partners executing any agreement, certificate, instrument, or document with the single signature of the General Partner as attorney-in-fact for all such Limited Partners.

15.  WITHDRAWAL OF PARTNERS.

          (a) WITHDRAWAL OF GENERAL PARTNER. The General Partner shall not withdraw from the Partnership unless it shall have given the Limited Partners at least 90 days' prior written notice of its intention to withdraw. Subject to Sections 4 and 18, upon the withdrawal, insolvency, dissolution, liquidation, or termination of the General Partner, the Partnership shall terminate and dissolve unless a remaining or new general partner or partners shall have been elected to continue the business of the Partnership, which any remaining or new general partner(s) shall have the right to do.

          (b) WITHDRAWAL OF LIMITED PARTNERS. The withdrawal, insolvency, disability, legal incompetency, death, liquidation, termination, or dissolution of a Limited Partner shall not terminate or dissolve the Partnership, and such Limited Partner and his estate, custodian, or legal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Section 11. Each Limited Partner (and any assignee or representative thereof) agrees that, in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books and records of the Partnership.

16.  NO PERSONAL LIABILITY FOR RETURN OF CAPITAL.

          Except as provided otherwise in this Agreement, the General Partner shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being agreed by all Partners that any such return or repayment of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Partnership (which shall include amounts contributed by Limited Partners and paid out in distributions, redemptions, or otherwise together with interest thereon, but shall not include any right of contribution from the General Partner except to the extent previously made by it pursuant to this Agreement).

17.  STANDARD OF LIABILITY; INDEMNIFICATION.

          (a) STANDARD OF LIABILITY. Neither the General Partner nor any of its Affiliates (as defined in Section 17(c)) shall be liable, responsible, or accountable in damages or otherwise to the Partnership or any Partner for any loss, liability, damage, cost, or expense incurred by the Partnership or such Partner by reason of any act, omission, activity, or conduct by the General Partner or any of its Affiliates (either on behalf of the Partnership or in the furtherance of the interests of the Partnership) in good faith, in a manner reasonably believed by such person to be within the scope of the authority granted to such person by this Agreement or by law or by the consent of the Limited Partners, and in the best interests of the Partnership, provided that the General Partner's or such Affiliate's act, omission, activity, or conduct did not constitute negligence, misconduct, or breach of fiduciary duty.

          (b) INDEMNIFICATION BY PARTNERSHIP. The Partnership, out of its assets to the fullest extent permitted by applicable law, shall indemnify, defend, and hold harmless the General Partner and its Affiliates from and against any loss, liability, damage, cost, and expense (including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims and lawsuits) actually and reasonably incurred by the General Partner or Affiliate arising from acts, omissions, activities, or conduct concerning the business or activities undertaken by or on behalf of the Partnership, including without limitation any demands, claims, or lawsuits initiated by a Limited Partner or assignee thereof, provided that a court of competent jurisdiction upon entry of final judgment shall find (or, if no final judgment shall be entered, independent legal counsel, who shall be other than counsel to the Partnership or the General Partner or Affiliate, shall in writing opine) that such loss, liability, damage, cost, or expense did not arise out of an act, omission, activity, or conduct of the General Partner or Affiliate which constituted misconduct, negligence, or breach of fiduciary duty and such act, omission, activity, or conduct was done in good faith, in the reasonable belief that it was within the scope of the authority granted to the General Partner or Affiliate by this Agreement or by law or by the consent of the Limited Partners, and was in the best interests of the Partnership. Notwithstanding the foregoing, no indemnification of the General Partner or its Affiliates by the Partnership shall be permitted for any loss, liability, damage, cost, or expense resulting from liabilities incurred for violation of federal or state securities laws. The General Partner and its Affiliates shall be indemnified for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits, provided that a court, after having been apprised as to the current position of the SEC and any other applicable state securities or Blue Sky regulatory authority regarding indemnification for violations of securities laws, either (i) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (ii) approves indemnification of litigation costs if a successful defense is made. Notwithstanding the foregoing, in any action or proceeding brought by a Limited Partner in the right of the Partnership to which the General Partner or any of its Affiliates is a party defendant, any such person or entity shall be indemnified only to the extent and subject to the conditions specified in the Partnership Act.

          Expenses incurred in connection with the preparation and presentation of a defense to any claim, action, suit, or proceeding of the character described above shall be paid by the Partnership from time to time in advance prior to final disposition thereof upon receipt of an undertaking by or on behalf of the General Partner or Affiliate thereof, as applicable, that such amount shall be repaid by the General Partner or Affiliate to the Partnership if it shall be ultimately determined that the General Partner or Affiliate shall not be entitled to indemnification under this Section 17(b), provided that either (i) the General Partner or Affiliate provides appropriate security for such undertaking, (ii) the General Partner or Affiliate is insured against losses arising out of any such advance payments, or (iii) independent legal counsel, who shall be other than counsel to the Partnership or the General Partner or Affiliate, shall in writing opine that, based upon a review of readily available facts (as opposed to a full trial-type inquiry), there is reason to believe that the General Partner or Affiliate shall be found entitled to indemnification hereunder. Notwithstanding the foregoing, no such advances shall be made to the General Partner or its Affiliates when an action shall have been initiated by a Limited Partner.

          Nothing contained in this Section 17(b) shall increase the liability of any Limited Partner to the Partnership beyond the amount of his unredeemed capital contribution, undistributed profits if any, and any distributions and amounts received upon redemption of Units together with interest thereon, as provided in Section 8(f). All rights to indemnification and payment of attorneys' and accountants' fees and expenses shall not be affected by the termination of the Partnership or the withdrawal, insolvency, dissolution, liquidation, or termination of the General Partner.

          The Partnership shall not incur the cost of that portion of any liability insurance which insures the General Partner and its Affiliates for any liability as to which the General Partner and its Affiliates are prohibited from being indemnified hereunder; provided, however, that nothing contained herein shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in similar business, or from naming the General Partner and its Affiliates as additional named insured parties thereunder, provided that such addition does not add to the amount of the premiums payable by the Partnership.

          Nothing contained herein shall constitute a waiver by any Limited Partner of any right which he may have against any party under federal or state securities laws.

          (c) AFFILIATE. As used in this Agreement, except as provided otherwise herein, the term "Affiliate" of the General Partner shall mean: (i) any natural person, partnership, corporation, company, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the General Partner;
(ii) any natural person, partnership, corporation, company, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the General Partner; (iii) any natural person, partnership, corporation, company, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with the General Partner; or (iv) any officer or director of the General Partner. Notwithstanding the foregoing, "Affiliate" for the purpose of this Section 17 shall include only those persons acting on behalf of the General Partner within the scope of the authority of the General Partner as provided in this Agreement.

          (d) INDEMNIFICATION BY PARTNERS. In the event that the Partnership shall be made a party to any claim, demand, dispute, or litigation or otherwise shall incur any loss, liability, damage, cost, or expense as a result of or in connection with any Partner's (or assignee's) obligations or liabilities unrelated to the Partnership's business, such Partner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Partnership for such loss, liability, damage, cost, and expense to which the Partnership shall become subject (including attorneys' and accountants' fees).

18.  AMENDMENTS; MEETINGS; VOTING.

          (a) AMENDMENTS AND ACTIONS WITH CONSENT OF GENERAL PARTNER. If, at any time during the term of the Partnership, the General Partner shall deem it necessary or desirable to amend this Agreement, such amendment shall be effective only if such amendment shall be approved (in person or by proxy and embodied in an instrument signed personally or by an attorney-in-fact) by the General Partner and by Limited Partners owning more than 50% of the Units then owned by Limited Partners, and only if such amendment shall be made in accordance with and to the extent permissible under the Partnership Act. Approval by Limited Partners may be obtained by the General Partner after written notice to Limited Partners requiring them to respond in the negative within a specified time or be deemed to have provided their approval. Any amendment to this Agreement which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Partners and all outstanding Units of Limited Partnership Interest and Units of General Partnership Interest.

          Notwithstanding the foregoing, the General Partner shall be authorized to amend this Agreement, without the consent of any Limited Partner, in order:
(i) to change the name of the Partnership; (ii) to clarify any ambiguity; (iii) to supplement or clarify any inconsistent provisions; (iv) to effect the intent of the allocation provisions to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (v) to attempt to ensure that the Partnership is not taxed as an association taxable as a corporation for federal income tax purposes; (vi) to attempt to ensure that the Partnership is not classified as a "publicly traded partnership" for federal income tax purposes;
(vii) to make any other amendment that is not adverse to the Limited Partners; or (viii) to make any amendment that the General Partner deems advisable or considers necessary to comply with any applicable law, rule, regulation, policy, guideline or interpretation, provided that such amendment is not adverse to the Limited Partners. Any amendment to this Agreement shall be adhered to and have the same force and effect from and after its effective date as if the same shall have been originally embodied in and formed a part of this Agreement. Notwithstanding the foregoing, without the consent of all Partners, no such amendment to this Agreement shall change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner is entitled.

          (b) LIST OF PARTNERS; MEETINGS. Any Limited Partner, upon written request addressed to the General Partner and at such Limited Partner's expense, shall be entitled to obtain from the General Partner a list of the names and addresses of record of all Limited Partners and the number of Units owned by each, provided that such request shall be made in order to allow such Limited Partner to communicate with other Limited Partners concerning the business of the Partnership. The General Partner in its discretion may require a Limited Partner requesting a list of Limited Partners to furnish to the General Partner an affidavit that the Limited Partner's request shall not be desired for a purpose which is in the interest of a business or object other than the business of the Partnership.

          Upon the General Partner's receipt of a written request that a meeting of the Partnership be called to vote upon any matter upon which the Limited Partners may vote pursuant to this Agreement (which request shall be signed by Limited Partners owning at least 10% of the Units then owned by Limited Partners), the General Partner, by written notice to each Limited Partner of record mailed within 15 days after receipt of such request, shall call a meeting of the Partnership. Such meeting shall be held at least 30, but not more than 60, days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

          (c) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF GENERAL PARTNER. Upon the affirmative vote (in person or by proxy) of Limited Partners owning more than 50% of the Units then owned by Limited Partners (excluding any Units owned by the General Partner), the following actions may be taken by the Partnership:
(i) this Agreement may be amended in accordance with and to the extent permissible under the Partnership Act, provided, however, that, without the consent of all Partners, no such amendment shall change or alter the provisions of this proviso, reduce the capital account of any Partner, or modify the percentage of profits, losses, or distributions to which any Partner shall be entitled; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner or partners may be elected to replace the General Partner; (iv) a new general partner or partners may be elected prior to the withdrawal of the General

Partner from the Partnership; (v) any contracts with the General Partner or any of its Affiliates may be terminated without penalty on 60 days' prior written notice; and (vi) the sale of all or substantially all of the assets of the Partnership may be approved; provided, however, that none of the foregoing actions shall be taken unless legal counsel approved by Limited Partners owning more than 50% of the Units then owned by Limited Partners shall render a written opinion to the effect that the action to be taken shall not adversely affect the status of the Limited Partners as limited partners under the Partnership Act or the classification of the Partnership as a "partnership" under the federal income tax laws and is permitted under the Partnership Act (or, in lieu of such an opinion, a court of competent jurisdiction shall render a final order to such effects). The term "final order" shall mean an order that is not subject to any further court proceedings for appeal, review, or modification. Any action which shall have been approved by the percentage of outstanding Units prescribed above shall be deemed to have been approved by all Partners and all outstanding Units of Limited Partnership Interests and Units of General Partnership Interest. Any amendment to this Agreement shall be adhered to and have the same force and effect from and after its effective date as if the same shall have been originally embodied in and formed a part of this Agreement.

          (d) ACTIONS WITHOUT MEETING. Notwithstanding contrary provisions of this Section 18 covering notices to, meetings of, and voting by Limited Partners, any action required or permitted to be taken by Limited Partners at a meeting or otherwise may be taken by Limited Partners without a meeting, without prior notice, and without a vote if a consent in writing setting forth the action so taken shall be signed by Limited Partners owning Units having not fewer than the minimum number of votes that would be necessary to authorize or take such action at a meeting of Limited Partners at which all outstanding Units shall have been present and voted. Notice of the taking of action by Limited Partners without a meeting by less than unanimous written consent of Limited Partners shall be given to those Limited Partners who shall not have consented in writing without seven business days after the occurrence thereof.

          (e) AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP. If an amendment to this Agreement shall be made pursuant to this Section 18, the General Partner shall be authorized to execute, file, record, and publish, on behalf of the Partnership and each Partner, such amendments to the Certificate of Limited Partnership as shall be necessary or desirable to reflect such amendment.

19.  GOVERNING LAW.

          THE VALIDITY, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND IN ACCORDANCE WITH THE SUBSTANTIVE LAW OF THE STATE OF DELAWARE (EXCLUDING THE LAW THEREOF WHICH REQUIRES THE APPLICATION OF OR REFERENCE TO THE LAW OF ANY OTHER JURISDICTION).

20.  MISCELLANEOUS.

          (a) PRIORITY AMONG LIMITED PARTNERS. Except as provided otherwise in this Agreement, no Limited Partner shall be entitled to any priority or preference over any other Limited Partner in regard to the affairs of the Partnership.

          (b) NOTICES. All notices under this Agreement (other than Requests for Redemption of Units, notices of assignment, transfer, pledge, or encumbrance of Units, and reports and notices by the General Partner to the Limited Partners) shall be in writing and shall be effective upon personal delivery or (if sent by mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given) upon the deposit of such notice in the United States mail. Requests for Redemption of Units and notices of assignment, transfer, pledge, or encumbrance of Units shall be effective upon timely receipt by the General Partner at its principal office. Reports and notices by the General Partner to the Limited Partners shall be in writing and shall be sent by first-class United States mail to the last known address of each Limited Partner.

          (c) BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, all of the Partners, their successors, assigns as permitted herein, custodians, estates, heirs, and legal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the General Partner may rely upon the Partnership's books and records as to whom are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby, including but not limited to all rights which they may have under Section 18.

          (d) CAPTIONS. Captions in no way define, limit, extend, or describe the scope of this Agreement nor the effect of any of its provisions.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                         General Partner:

                         SECOND MANAGEMENT LLC

                         By:  /s/ Mark F. Dalton
                              __________________________________
                              Mark F. Dalton
                              President and Chief Operating Officer

                         Existing Limited Partners:

                         By:  SECOND MANAGEMENT LLC

                              General Partner, as Authorized Agent and
                              Attorney-in-Fact

                              By: /s/ Mark F. Dalton
                                  __________________________________
                                  Mark F. Dalton
                                  President and Chief Operating Officer

                         Additional Limited Partners:

                         By:  SECOND MANAGEMENT LLC

                              General Partner, as Authorized Agent and
                              Attorney-in-Fact

                              By:  _______________________________
                                    Mark F. Dalton
                                    President and Chief Operating Officer

                                                                         ANNEX A

                         TUDOR FUND FOR EMPLOYEES L.P.

                             REQUEST FOR REDEMPTION


________________, 19__
(Today's date)

Submitted for Redemption Effective the Calendar Quarter Ending __________, 19__

TUDOR FUND FOR EMPLOYEES L.P.

c/o  Second Management LLC,
 General Partner
One Liberty Plaza, 51st Floor
New York, New York  10006

Ladies and Gentlemen:

          I hereby request Redemption (as defined in and subject to the terms and conditions of the First Amended and Restated Limited Partnership Agreement of Tudor Fund For Employees L.P. (the "Partnership")) of (i) if a partial redemption, the equivalent number of Units of Limited Partnership Interest in the Partnership representing $____________ [insert dollar amount in $1,000 increments], or (2) if a full redemption, __________ Units [insert number of Units held] of Limited Partnership Interest in the Partnership, less any amounts specified below and in Section 11(b) of the First Amended and Restated Limited Partnership Agreement of the Partnership.

          Redemption will be effective as of the close of business (as determined by the General Partner in its sole discretion) on the last day of the calendar quarter ending after this Request for Redemption has been received by the General Partner, provided that this request for Redemption is received by the General Partner at its principal office at least five business days prior to the date on which this Redemption is to be effective. I understand that: (i) I may redeem Units only in $1,000 increments, except that other amounts of Units may be redeemed if I am redeeming my entire interest in the Partnership; and
(ii) I may not make a partial Redemption of Units which would reduce the Net Asset Value of the Units retained by me (after giving effect to this Redemption) to less than $1,000, and any request for partial redemption will be honored only to the extent it complies with such limitation.

          I (either in my individual capacity or as an authorized representative of an entity if applicable) hereby represent and warrant that I am the true, lawful, and beneficial owner of the Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request Redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

Please remit Redemption proceeds as follows (Check one):

_____  By check payable to the Limited Partner mailed to the following address:

       _____________________________________________________________________
       _____________________________________________________________________
OR

_____  By wire transfer* to the Limited Partner's bank account as follows:

            * It is the General Partner's policy to transfer Redemption proceeds by wire only for amounts of $3,000 or more.

               Bank Name:

               City and State:
               ABA Number:
               For the Account of:
               Account Number:

Early payment based on the estimated quarter-end Net Asset Value per Unit (check one):

_____  Is required by the Limited Partner

_____  Is not required by the Limited Partner
          ---
SIGNATURE MUST BE IDENTICAL TO NAME IN WHICH UNITS

   OF LIMITED PARTNERSHIP INTEREST ARE REGISTERED

Name of Partner: ______________________________

Account Number:  ______________________________

For execution by an individual partner        For execution by an entity

X                                             X
______________________________                _________________________________
Signature of Limited Partner                  Signature of authorized officer,
                                              partner, trustee, or custodian

THIS REQUEST FOR REDEMPTION MUST BE EXECUTED BEFORE A NOTARY PUBLIC AND RECEIVED BY THE GENERAL PARTNER AT ITS PRINCIPAL OFFICE AT LEAST FIVE FULL BUSINESS DAYS PRIOR TO THE DATE ON WHICH REDEMPTION IS TO BE EFFECTIVE.

           THIS DOCUMENT MUST BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC
                             FOR USE BY INDIVIDUAL

STATE OF               )

                       :ss.:
COUNTY OF              )

          On the _______ day of ______________, 19__, before me personally appeared _________________________________________________________________, to
me known, who, being by me duly sworn, did depose and say that he/she resides at
______________________________________________________________________________
[Full residence address]; that he/she is the person described in and who executed the foregoing instrument; and he/she duly acknowledged to me that he/she executed the same.


                                    -------------------------------------------
                                                 Notary Public

                                    My commission expires on ___________________


                               FOR USE BY TRUSTEE

STATE OF            )

                    :ss.:
COUNTY OF           )

          On the _______ day of ______________, 19__, before me personally appeared _____________________________________________________________, to me
known, who, being by me duly sworn, did depose and say that he/she resides at
______________________________________________________________________________
[Full residence address]; that he/she is the person described in and who executed the foregoing instrument, and he/she duly acknowledged to me that he/she executed the same as trustee on behalf of __________________________________________________________________ [Name of
individual or entity].


                                    -------------------------------------------
                                                   Notary Public

                                    My commission expires on ___________________

                                                                       EXHIBIT B

                         TUDOR FUND FOR EMPLOYEES L.P.
                            SUBSCRIPTION AGREEMENT
                                      AND
                               POWER OF ATTORNEY

                         (FOR USE ONLY BY INDIVIDUALS)


These securities may only be purchased and held by persons who are employees of Second Management LLC (the "General Partner"), any of its present or future affiliated entities, or their successors or assigns, or by the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan").

INSTRUCTIONS - PLEASE READ CAREFULLY

1. Carefully read this document to make sure that you understand it thoroughly and that it is the appropriate Subscription Agreement for you to use.

2. Using a typewriter or printing in ink, fill in the blanks as directed under the captions "Subscriber" and "Subscription", and include the appropriate signature and date under the caption "Signature".

3. Reread this document to make sure that you understand it and that all necessary blanks are filled in, and return it to Cargill Investor Services, Inc. (the "Selling Agent"), at One World Financial Center, Tower A, 200 Liberty Street, 22nd Floor, New York, New York 10281, Attention: John D. Carlin, Vice President.

________________________________________________________________________________

SUBSCRIBER (MUST BE COMPLETED IN FULL)

     (a)  Full Name (Do Not Use Initials):


          ----------------------------------------------------------------------
          First          Middle          Last

     (b)  Social Security Number:_______________________________


     (c)  Residence Address (P.O. Box Alone Not Acceptable):

          ----------------------------------------------------------------------
                              Street

          ----------------------------------------------------------------------
               City           State                Zip Code

     (d)  Home Telephone Number (____) __________________________


     (e) Have you previously subscribed for Units? Yes___  No___

________________________________________________________________________________

SUBSCRIPTION (MUST BE COMPLETED IN FULL)

          Pursuant to the accompanying Prospectus dated May 27, 1997 (the "Prospectus"), subscriptions are solicited for Units of Limited Partnership Interest ("Units") in Tudor Fund For Employees L.P. (the "Partnership"), including fractions of Units (to the fourth decimal place), on a continuing basis (the "Continuing Offering") for sale at periodic closings held as of January 1, April 1, July 1, and October 1 of each year or at such other times as the General Partner determines in its sole discretion ("Periodic Closings"), at an offering price per Unit equal to 100% of the Net Asset Value (as defined in the Prospectus) of a Unit as of the opening of business on the date of the Periodic Closing at which such Unit is sold.

          The minimum subscription is $1,000, and whole Units and fractions of Units (to the fourth decimal place) may be subscribed for. A subscriber may subscribe for amounts in excess of the foregoing minimum in increments of $1,000. All subscriptions for Units are irrevocable. The General Partner in its sole discretion may reject any subscription in whole or in part at any time prior to acceptance.

          In order to subscribe for Units, a subscriber must deliver to the Selling Agent: (1) a fully completed, dated, and signed Subscription Agreement and Power of Attorney; and (2) either (a) a check payable to "UNITED STATES TRUST COMPANY OF NEW YORK, AS ESCROW AGENT FOR TUDOR FUND FOR EMPLOYEES L.P.", or (b) a wire transfer of Federal Funds to "CHASE MANHATTAN BANK, NEW YORK, NEW YORK, ABA NO. 021000021, FOR CREDIT TO UNITED STATES TRUST COMPANY OF NEW YORK, ACCOUNT NO. 920-1-073195, TUDOR FUND FOR EMPLOYEES L.P., ACCOUNT NO. 098-791-00
REFERENCE: [SUBSCRIBER'S NAME], ATTN: CYNTHIA CHANEY", in either case representing the full purchase price for such subscription. The Escrow Agent requires 2 full business days to clear checks drawn on New York City banks, 5 full business days to clear checks drawn on all other banks, and 1 full business day to clear wire transfers of funds.

          The undersigned subscriber hereby irrevocably subscribes for $_______________ of Units for the Periodic Closing to be held as of the first day of _____________, 199__ (insert date).

________________________________________________________________________________

REPRESENTATIONS AND WARRANTIES

          The undersigned subscriber hereby represents and warrants to, and agrees with, the General Partner and the Partnership as follows.

          (1) The address as set forth above under the caption "Subscriber" is the subscriber's true, correct, and complete residence address, and the subscriber has no present intention of becoming a resident of any other state or country. The information provided above under that caption is true, correct, and complete as of the date of this Subscription Agreement, and if there should be any change in such information prior to the acceptance of the subscriber's subscription for Units at a Periodic Closing, the subscriber will immediately furnish such revised or corrected information to the General Partner.

          (2) The subscriber is over 21 years old, is legally competent, and is permitted by applicable law to execute and deliver this Subscription Agreement and to purchase Units.

          (3) As of the date of this Subscription Agreement, the amount of the subscriber's subscription for Units, made directly by the subscriber in his/her individual capacity and/or indirectly by the subscriber through the TIC 401(k) Plan, when added to the amount of all other subscriptions made by the subscriber (directly or indirectly) for Units, is and will be 25% or less of the subscriber's net worth or, if married, the subscriber's joint net worth with spouse (exclusive of home, furnishings, and automobiles).

          (4) The subscriber understands that, during the Continuing Offering, the number of whole Units and fractions of Units which will be issued to a subscriber will be determined by dividing the subscription amount tendered by the subscriber by the Net Asset Value of a Unit as of the date of the applicable Periodic Closing at which the subscription is accepted. The subscriber understands that the Net Asset Value of a Unit may increase or decrease substantially between the date of a subscription and the date of the Periodic Closing at which the subscription is accepted; consequently, the subscriber may receive at a Periodic Closing more or fewer Units and/or fractions of Units than would be received if the Periodic Closing were held on the date of the subscription.

          (5) The subscriber can afford to bear the risks of an investment in the Partnership, including the risk of losing the entire investment.

          (6) The subscriber's subscription is made with the subscriber's own funds for the subscriber's own account, and not as trustee, custodian, nominee, or agent for, or partner with, any other person.

          (7) The subscriber understands that there exist significant actual and potential conflicts of interest in the structure and operation of the Partnership, all as described in the Prospectus.

          (8) The subscriber understands that Tudor Investment Corporation ("TIC"), an affiliate of the General Partner, serves as the trading advisor for the Partnership and, except as described otherwise in the Prospectus, receives management and incentive fees for such services, and that Bellwether Partners LLC, an affiliate of the General Partner and TIC, serves as counterparty to and agent for the Partnership in the trading of spot and forward contracts and over-the-counter options, all as described in the Prospectus.

          (9) The subscriber understands that neither the Partnership nor any investor will pay any selling commissions to the Selling Agent in connection with subscriptions for Units. However, the General Partner (out of its own funds) will reimburse the Selling Agent for certain of its out-of-pocket administrative expenses and may otherwise compensate the Selling Agent for its selling efforts, to the extent permitted by applicable law.

          (10) The subscriber understands that the performance and financial information included in the Prospectus and in any supplement to the Prospectus referred to below under the caption "Receipt of Documentation" should be read only in conjunction with the notes and accompanying text, and that such information should not be interpreted to mean that the Partnership, the General Partner, or TIC will have similar results in the future or will realize any profits whatsoever.

          (11) The subscriber understands that Units cannot be redeemed or transferred, assigned, pledged, or encumbered except as set forth in the Second Amended and Restated Limited Partnership Agreement of the Partnership as amended to date, annexed as EXHIBIT A to the Prospectus (the "Limited Partnership Agreement").

          (12) The subscriber is currently an employee of the General Partner or of an entity affiliated with the General Partner. Upon the termination of the subscriber's employment for any reason whatsoever (including voluntary termination) with the General Partner, or any of its affiliated entities, or their successors or assigns, the subscriber's Units purchased hereby will be subject to mandatory redemption upon 5 business days' written notice from the General Partner, all as described in the Prospectus and the Limited Partnership Agreement.

BY MAKING THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, SUBSCRIBERS SHOULD BE AWARE THAT THEY HAVE NOT WAIVED ANY RIGHTS OF

ACTION WHICH THEY MAY HAVE UNDER APPLICABLE FEDERAL SECURITIES LAW. FEDERAL SECURITIES LAW PROVIDES THAT ANY SUCH WAIVER WOULD BE UNENFORCEABLE. SUBSCRIBERS SHOULD BE AWARE, HOWEVER, THAT THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN MAY BE ASSERTED IN THE DEFENSE OF THE PARTNERSHIP OR OTHERS IN ANY SUBSEQUENT LITIGATION OR OTHER PROCEEDING.

________________________________________________________________________________

ACCEPTANCE OF LIMITED PARTNERSHIP AGREEMENT

          The undersigned subscriber hereby agrees that, as of the date that the subscriber is admitted to the Partnership as a Limited Partner, the subscriber will be bound by the terms of the Limited Partnership Agreement, as amended to date and from time to time hereafter in accordance with the terms thereof, as if the subscriber's signature was actually subscribed thereto.

________________________________________________________________________________

POWER OF ATTORNEY

          The undersigned subscriber irrevocably constitutes and appoints the General Partner and any successor general partner, with the power of substitution, as the subscriber's true and lawful agent and attorney-in-fact, in the subscriber's name, place, and stead, to do all things necessary: (1) to admit the subscriber as a limited partner of the Partnership and to admit others as additional or substituted limited partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto; (2) to file, prosecute, defend, settle, or compromise any and all actions at law or in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership; and (3) to execute, acknowledge, swear to, deliver, file, record, and publish on the subscriber's behalf (a) the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership, as amended to date and from time to time hereafter (the "Certificate of Limited Partnership"), (b) instruments which the General Partner shall deem necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement, (c) certificates of assumed name, and (d) instruments which the General Partner shall deem necessary or appropriate to qualify or maintain the qualifications of the Partnership to conduct business as a foreign limited partnership in other jurisdictions.

          This Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest, and shall survive the incapacity, insolvency, disability, legal incompetency, death, dissolution, liquidation, or termination of the subscriber.

          The subscriber shall be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to this Power of Attorney. The subscriber hereby waives any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under this Power of Attorney.

          The General Partner may exercise this Power of Attorney by listing all of the Limited Partners executing any agreement, certificate, instrument, or document with the single signature of the General Partner as attorney-in-fact for all such Limited Partners.

________________________________________________________________________________

RECEIPT OF DOCUMENTATION

          The regulations of the Commodity Futures Trading Commission require that the undersigned subscriber be given a copy of the Partnership's Prospectus as well as certain additional documentation if available. Such additional documentation includes: (1) a supplement to the Prospectus, which may be given to the subscriber at any time that additional information is being provided to subscribers, and which must be given to the subscriber if the Prospectus or any supplement thereto is dated more than six months prior to the date that the subscriber first receives the Prospectus or supplement; (2) the most current monthly account statement for the Partnership, which must be distributed within 30 calendar days after the end of each calendar month; and (3) the most current annual report for the Partnership, which must be distributed within 90 calendar days after the end of the Partnership's fiscal year (December 31st). The subscriber hereby acknowledges receipt of the Partnership's Prospectus and the additional documentation referred to above, if any.

________________________________________________________________________________

SIGNATURE


X
-----------------------------------------               ------------------------
(Signature of Subscriber)                               Date

________________________________________________________________________________

                       NON-UNITED STATES INVESTORS ONLY

Under penalties of perjury, by signature above the subscriber hereby certifies that the subscriber is not a citizen or resident of the United States.
                       ---

________________________________________________________________________________

Account Executive Use Only (Must Be Completed In Full And, Except For Signature, Must Be Typed Or Printed In Ink By Account Executive)

The undersigned AE hereby certifies that: (1) the AE has informed the person named above under the caption "Subscriber" of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and
(2) the AE has reasonable grounds to believe (on the basis of information obtained from the person named above under the caption "Subscriber" concerning such person's investment objectives, other investments, financial situation and needs, and any other information known by the AE) that (a) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, (b) such person has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for such person.

   (a)  AE's Signature:________________________________________

   (b)  Full Name of AE:_______________________________________

   (c)  Full Name of AE's Firm:  Cargill Investor Services, Inc.

   (d)  Account Code of Subscriber:____________________________


THE AE MUST ENSURE THAT THE DOCUMENTATION REFERRED TO ABOVE UNDER THE CAPTION "RECEIPT OR DOCUMENTATION" HAS BEEN FURNISHED TO THE PERSON NAMED ABOVE UNDER THE CAPTION "SUBSCRIBER".

THE AE ALSO MUST ENSURE THAT ALL INFORMATION REQUIRED TO BE PROVIDED UNDER THIS CAPTION AND UNDER THE CAPTIONS "SUBSCRIBER", "SUBSCRIPTION", AND "SIGNATURE" HAS BEEN COMPLETED IN FULL AND IS LEGIBLE. AN INCOMPLETE OR ILLEGIBLE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY WILL BE REJECTED AND THE SUBSCRIBER WILL NOT BE ALLOWED TO BECOME A LIMITED PARTNER.

           THIS DOCUMENT MUST BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC

                          FOR USE ONLY BY INDIVIDUALS


STATE OF                )
                        )  ss.:
COUNTY OF               )

          On this _____ day of _______________, 19__, before me personally appeared __________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _____________________________ __________________________ [include full residence address]; that he/she is the person described in and who executed the foregoing instrument; and he/she duly acknowledged to me that he/she executed the same.



                                             -----------------------------------
                                                        Notary Public

                                             My commission expires on __________

                                                                       EXHIBIT C


                         TUDOR FUND FOR EMPLOYEES L.P.

                            SUBSCRIPTION AGREEMENT

                                      AND

                               POWER OF ATTORNEY

                     (FOR USE ONLY BY THE TUDOR INVESTMENT
              CORPORATION 401(k) SAVINGS AND PROFIT-SHARING PLAN)



This Subscription Agreement and Power of Attorney shall only be used by, and must be executed by, one of the trustees (each a "Trustee") of the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan"). In addition, each plan participant of the TIC 401(k) Plan on whose behalf this Subscription Agreement and Power of Attorney is being submitted (each a "Plan Participant") must execute the form of Representations and Agreements by Plan Participants annexed to the Prospectus as Exhibit D. All other subscribers must use the form of Subscription Agreement and Power of Attorney for individuals annexed to the Prospectus as Exhibit B.

INSTRUCTIONS - PLEASE READ CAREFULLY

1. Carefully read this document to make sure that you understand it thoroughly and that it is the appropriate Subscription Agreement for you to use.

2. Using a typewriter or printing in ink, fill in the blanks as directed under the caption "Subscription", and include the appropriate signature and date under the caption "Signature".

3. Reread this document to make sure that you understand it and that all necessary blanks are filled in, and return it to Cargill Investor Services, Inc. (the "Selling Agent"), at One World Financial Center, Tower A, 200 Liberty Street, 22nd Floor, New York, New York 10281, Attention: John D. Carlin, Vice President.

"Subscriber" means the trust under the TIC 401(k) Plan acting through one or more of its Trustees.

________________________________________________________________________________

SUBSCRIBER (MUST BE COMPLETED IN FULL)

1.   (a)  Full Name of Trust: Tudor Investment Corporation 401(k)
                              -----------------------------------
          Savings and Profit-Sharing Plan.
          -------------------------------------------------------

     (b)  Taxpayer I.D. Number: 13-3841088
                                ---------------------------------

2.   (a)  Full Names of Trustees:  Filomena Di Sisto and
                                   ------------------------------
          Patrick A. Keenan.
          -------------------------------------------------------

     (b)  Principal Business Address (P.O. Box Alone Not Acceptable):

          One Liberty Plaza, 51st Floor
          _______________________________________________________
                                    Street

          New York                  New York            10006
          _______________________________________________________
          City                       State           Zip Code

_______________________________________________________________________________

SUBSCRIPTION (MUST BE COMPLETED IN FULL)

          Pursuant to the accompanying Prospectus dated May 27, 1997 (the "Prospectus"), subscriptions are solicited for Units of Limited Partnership Interest ("Units") in Tudor Fund For Employees L.P. (the "Partnership"), including fractions of Units (to the fourth decimal place), on a continuing basis (the "Continuing Offering") for sale at periodic closings held as of January 1, April 1, July 1, and October 1 of each year or at such other times as Second Management LLC (the "General Partner") determines in its sole discretion (the "Periodic Closings"), at an offering price per Unit equal to 100% of the Net Asset Value (as defined in the Prospectus) of a Unit as of the opening of business on the date of the Periodic Closing at which such Unit is sold.

          The minimum subscription is $1,000, and whole Units and fractions of Units (to the fourth decimal place) may be subscribed for. A subscriber may subscribe for amounts in excess of the foregoing minimum in increments of $1,000. All subscriptions for Units are irrevocable. The General Partner in its sole discretion may reject any subscription in whole or in part at any time prior to acceptance.

          In order to subscribe for Units, a subscriber must deliver to the Selling Agent: (1) a fully completed, dated, and signed Subscription Agreement and Power of Attorney; and (2) either (a) a check payable to "UNITED STATES TRUST COMPANY OF NEW YORK, AS

ESCROW AGENT FOR TUDOR FUND FOR EMPLOYEES L.P.", or (b) a wire transfer of Federal Funds to "CHASE MANHATTAN BANK, NEW YORK, NEW YORK, ABA NO. 021000021, FOR CREDIT TO UNITED STATES TRUST COMPANY OF NEW YORK, ACCOUNT NO. 920-1-073195, TUDOR FUND FOR EMPLOYEES L.P., ACCOUNT NO. 098-791-00, REFERENCE: TUDOR INVESTMENT CORPORATION 401(K) SAVINGS AND PROFIT-SHARING PLAN, ATTN: CYNTHIA CHANEY", in either case representing the full purchase price for such subscription. The Escrow Agent requires 2 full business days to clear checks drawn on New York City banks, 5 full business days to clear checks drawn on all other banks, and 1 full business day to clear wire transfers of funds.

          Acceptance of a subscription by the TIC 401(k) Plan is in no respect a representation by the Partnership or the General Partner that this investment meets all relevant legal requirements with respect to investments by the TIC 401(k) Plan, or that this investment is appropriate for the TIC 401(k) Plan or any Plan Participant.

          The undersigned subscriber hereby irrevocably subscribes for $_______________ of Units for the Periodic Closing to be held as of the first day of _____________, 199__ (insert date).

________________________________________________________________________________

REPRESENTATIONS AND WARRANTIES

          The undersigned Trustee on behalf of the TIC 401(k) Plan hereby represents and warrants to, and agrees with, the General Partner and the Partnership as follows.

          (1) The undersigned Trustee understands that, during the Continuing Offering, the number of whole Units and fractions of Units which will be issued to the TIC 401(k) Plan will be determined by dividing the subscription amount tendered by the subscriber by the Net Asset Value of a Unit as of the date of the applicable Periodic Closing at which the subscription is accepted. The undersigned Trustee understands that the Net Asset Value of a Unit may increase or decrease substantially between the date of a subscription and the date of the Periodic Closing at which the subscription is accepted; consequently, the TIC 401(k) Plan may receive at a Periodic Closing more or fewer Units and/or fractions of Units than would be received if the Periodic Closing were held on the date of the subscription.

          (2) The undersigned Trustee understands that there exist significant actual and potential conflicts of interest in the structure and operation of the Partnership, all as described in the Prospectus.

          (3) The undersigned Trustee understands that Tudor Investment Corporation ("TIC"), an affiliate of the General Partner, acts as the trading advisor for the Partnership and, except as described otherwise in the Prospectus, receives management and incentive fees for such services, and that Bellwether Partners LLC, an affiliate of the General Partner and TIC, acts as a counterparty to and agent for the Partnership in the trading of spot and forward contracts and over-the-counter options, all as described in the Prospectus.

          (4) The undersigned Trustee understands that neither the Partnership nor any investor will pay any selling commissions to the Selling Agent in connection with subscriptions for Units. However, the General Partner (out of its own funds) will reimburse the Selling Agent for certain of its out-of-pocket administrative expenses and may otherwise compensate the Selling Agent for its selling efforts, to the extent permitted by applicable law.

          (5) The undersigned Trustee understands that the performance and financial information included in the Prospectus and in any supplement to the Prospectus referred to below under the caption "Receipt of Documentation" should be read only in conjunction with the notes and accompanying text, and that such information should not be interpreted to mean that the Partnership, the General Partner, or TIC will have similar results in the future or will realize any profits whatsoever.

          (6) The undersigned Trustee understands that Units cannot be redeemed or transferred, assigned, pledged, or encumbered except as set forth in the Second Amended and Restated Limited Partnership Agreement of the Partnership as amended to date, annexed as EXHIBIT A to the Prospectus (the "Limited Partnership Agreement").

BY MAKING THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, THE UNDERSIGNED TRUSTEE SHOULD BE AWARE THAT NEITHER HE/SHE NOR THE TIC 401(K) PLAN HAS WAIVED ANY RIGHTS OF ACTION WHICH EITHER MAY HAVE UNDER APPLICABLE FEDERAL SECURITIES LAW. FEDERAL SECURITIES LAW PROVIDES THAT ANY SUCH WAIVER WOULD BE UNENFORCEABLE. THE UNDERSIGNED TRUSTEE SHOULD BE AWARE, HOWEVER, THAT THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN MAY BE ASSERTED IN THE DEFENSE OF THE PARTNERSHIP OR OTHERS IN ANY SUBSEQUENT LITIGATION OR OTHER PROCEEDING.

________________________________________________________________________________

ACCEPTANCE OF LIMITED PARTNERSHIP AGREEMENT

          The undersigned Trustee hereby agrees that, as of the date that the trust account is admitted to the Partnership as a Limited Partner, the Trustees and the TIC 401(k) Plan will be bound by the terms of the Limited Partnership Agreement, as amended to date and from time to time hereafter in accordance with the terms thereof, as if a Trustee's signature was actually subscribed thereto.

________________________________________________________________________________

POWER OF ATTORNEY

          The undersigned Trustee irrevocably constitutes and appoints the General Partner and any successor general partner, with the power of substitution, as its true and lawful agent and attorney-in-fact, in each of the undersigned's name, place, and stead, to do all things necessary: (1) to admit the TIC 401(k) Plan as a limited partner of the Partnership and to admit others as additional or substituted limited partners to the Partnership so long as such admission is in accordance with the terms of the Limited Partnership Agreement or any amendment thereto; (2) to file, prosecute, defend, settle, or compromise any and all actions at law or in equity for or on behalf of the Partnership in connection with any claim, demand, or liability asserted or threatened by or against the Partnership; and (3) and to execute, acknowledge, swear to, deliver, file, record, and publish on the subscriber's behalf (a) the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership, as amended to date and from time to time hereafter (the "Certificate of Limited Partnership"), (b) instruments which the General Partner shall deem necessary or appropriate to reflect any amendment, change, or modification of the Limited Partnership Agreement or the Certificate of Limited Partnership made in accordance with the terms of the Limited Partnership Agreement, (c) certificates of assumed name, and (d) instruments which the General Partner shall deem necessary or appropriate to qualify or maintain the qualification of the Partnership to conduct business as a foreign limited partnership in other jurisdictions.

          This Power of Attorney shall be irrevocable and deemed to be a power coupled with an interest, and shall survive the incapacity, disability, legal incompetency, or death of a Trustee or the insolvency, dissolution, liquidation, or termination of the TIC 401(k) Plan.

          The Trustees and the TIC 401(k) Plan shall be bound by any representation made by the General Partner and by any successor thereto acting in good faith pursuant to this Power of Attorney.

          The Trustees and the TIC 401(k) Plan hereby waive any and all defenses which may be available to contest, negate, or disaffirm the action of the General Partner and any successor thereto taken in good faith under this Power of Attorney.

          The General Partner may exercise this Power of Attorney by listing all of the Limited Partners executing any agreement, certificate, instrument, or document with the single signature of the General Partner as attorney-in-fact for all such Limited Partners.

________________________________________________________________________________

RECEIPT OF DOCUMENTATION

          The regulations of the Commodity Futures Trading Commission require that the undersigned be given a copy of the Partnership's Prospectus as well as certain additional documentation if available. Such additional documentation includes: (1) a supplement to the Prospectus, which may be given to the undersigned at any time that additional information is being provided to subscribers, and which must be given to the undersigned if the Prospectus or any supplement thereto is dated more than six months prior to the date that the undersigned first receives the Prospectus or supplement; (2) the most current monthly account statement for the Partnership, which must be distributed within 30 calendar days after the end of each calendar month; and (3) the most current annual report for the Partnership, which must be distributed within 90 calendar days after the end of the Partnership's fiscal year (December 31st). The undersigned Trustee hereby acknowledges receipt of the Partnership's Prospectus and the additional documentation referred to above, if any.

________________________________________________________________________________

SIGNATURE

          The undersigned Trustee hereby certifies and warrants the he/she has full power and authority from and on behalf of the TIC 401(k) Plan to complete, execute, and deliver this Subscription Agreement and Power of Attorney on its behalf, and to make the statements, representations, and warranties made herein, and that an investment in the Partnership is not prohibited by law or by the governing documents of the TIC 401(k) Plan, and is legally permissible.

Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan
-------------------------------------------------------------------
(Type or Print Name of Trust Account)


By:    ____________________________________________________________
       (Type or Print Name of Trustee)


       ____________________________________________________________
       (Signature of Trustee)                   Date

ACCOUNT EXECUTIVE USE ONLY (MUST BE COMPLETED IN FULL AND, EXCEPT FOR SIGNATURE, MUST BE TYPED OR PRINTED IN INK BY ACCOUNT EXECUTIVE)

The undersigned AE hereby certifies that: (1) the AE has informed the person named above under the caption "Subscriber" of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus; and
(2) the AE has reasonable grounds to believe (on the basis of information obtained from the person named above under the caption "Subscriber" concerning such person's investment objectives, other investments, financial situation and needs, and any other information known by the AE) that (a) such person is or will be in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, (b) such person has a fair market net worth sufficient to sustain the risks inherent in the Partnership (including loss of investment and lack of liquidity), and (c) the Partnership is otherwise a suitable investment for such person.

     (a)  AE's Signature: _______________________________________

     (b)  Full Name of AE: ______________________________________

     (c)  Full Name of AE's Firm:  Cargill Investor Services, Inc.

     (d)  Account Code of Subscriber: ___________________________

THE AE MUST ENSURE THAT THE DOCUMENTATION REFERRED TO ABOVE UNDER THE CAPTION "RECEIPT OR DOCUMENTATION" HAS BEEN FURNISHED TO THE PERSON NAMED ABOVE UNDER THE CAPTION "SUBSCRIBER".

THE AE ALSO MUST ENSURE THAT ALL INFORMATION REQUIRED TO BE PROVIDED UNDER THIS CAPTION AND UNDER THE CAPTIONS "SUBSCRIBER", "SUBSCRIPTION", AND "SIGNATURE" HAS BEEN COMPLETED IN FULL AND IS LEGIBLE. AN INCOMPLETE OR ILLEGIBLE SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY WILL BE REJECTED AND THE SUBSCRIBER WILL NOT BE ALLOWED TO BECOME A LIMITED PARTNER.

           THIS DOCUMENT MUST BE ACKNOWLEDGED BEFORE A NOTARY PUBLIC

                              FOR USE BY TRUSTEES


STATE OF NEW YORK               )
                                )  ss.:
COUNTY OF NEW YORK              )

          On this _____ day of _______________, 19__, before me personally appeared __________________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at _____________________________ __________________________ [include full residence address]; that he/she is the Trustee described in and who executed the foregoing instrument for and on behalf of the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan; he/she duly acknowledged to me that he/she executed the same; and he/she executed the same by order of and pursuant to authority in the trust instrument of such trust account.



                                             -----------------------------------
                                                           Notary Public

                                             My commission expires

                                                                       EXHIBIT D

              REPRESENTATIONS AND AGREEMENTS BY PLAN PARTICIPANTS



          In connection with the election by the undersigned plan participant ("Plan Participant") of the Tudor Investment Corporation 401(k) Savings and Profit-Sharing Plan (the "TIC 401(k) Plan") to make an investment of contributions by the TIC 401(k) Plan on behalf of the Plan Participant in Tudor Fund For Employees L.P. (the "Partnership"), the Plan Participant hereby represents and warrants to, and agrees with, the trustees of the TIC 401(k) Plan (the "Trustees"), the Partnership, and Second Management LLC (the "General Partner") as follows.

          (1) As of the date hereof and at all times during the calendar year to which the current Plan Participant's investment election form applies, the amount of the Plan's investment on behalf of the Plan Participant in Units of Limited Partnership Interest in the Partnership ("Units"), taking into account all investments in Units that will be made by the Plan on behalf of the Plan Participant during such calendar year, when added to the amount of all other investments in Units made by the Plan on behalf of the Plan Participant or by the Plan Participant directly and in his/her individual capacity, is and will be 25% or less of the Plan Participant's net worth or, if married, the Plan Participant's joint net worth with spouse (exclusive of home, furnishings, and automobiles). The Plan Participant can afford to bear the risks of an investment in the Partnership, including the risk of losing the entire investment.

          (2) The Plan Participant has received and thoroughly read the Prospectus dated May 27, 1997 (the "Prospectus") relating to the Partnership and Units.

          (3) The Plan Participant understands that there exist significant actual and potential conflicts of interest in the structure and operation of the Partnership, all as described in the Prospectus.

          (4) The Plan Participant understands that the performance and financial information included in the Prospectus and in any supplement to the Prospectus provided to the Plan Participant should be read only in conjunction with the notes and accompanying text, and that such information should not be interpreted to mean that the Partnership, the General Partner, or Tudor Investment Corporation, the trading advisor for the Partnership, will have similar results in the future or will realize any profits whatsoever.

          (5) The Plan Participant understands that, upon termination of the Plan Participant's employment for any reason whatsoever (including voluntary termination) with the General Partner, or any of its affiliated entities, or their successors or assigns, any investment in the Partnership of the Plan Participant under the TIC 401(k) Plan will be subject to mandatory reallocation to other investment elections under the TIC 401(k) Plan (as specified by the Plan Participant) or, if no other investment election is specified, the Merrill Lynch Retirement Preservation Trust.



X
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(Signature of Plan Participant)                        Date














                                      D-2